As filed with the Securities and Exchange Commission on July 26, 2010

Registration Statement No. 333-166563

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Wynn Las Vegas, LLC

(Exact name of registrant as specified in its charter)

Nevada	7990	88-0494875
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Wynn Las Vegas Capital Corp.

(Exact name of registrant as specified in its charter)

Nevada	7990	46-0484992
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number) *See Table of Additional Registrants below	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matt Maddox

Chief Financial Officer and Treasurer

c/o Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Casey T. Fleck, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

(213) 687-5000

(213) 687-5600 (facsimile)

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Las Vegas Jet, LLC	Nevada	7990	88-0460935
World Travel, LLC	Nevada	7990	47-0846667
Wynn Golf, LLC	Nevada	7990	20-1267401
Wynn Show Performers, LLC	Nevada	7990	20-0475541
Wynn Sunrise, LLC	Nevada	7990	20-1366675
Kevyn, LLC	Nevada	7990	88-0464939

*

Address and telephone number of principal executive offices are the same as Wynn Las Vegas, LLC. The 7 7/8% First Mortgage Notes due 2017 and the 7 7/8% First Mortgage Notes due 2020 were issued by Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. The additional registrants are guarantors.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 26, 2010

PROSPECTUS

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

Offer to Exchange $500,000,000 of their outstanding

7  7/8% First Mortgage Notes due 2017

(CUSIPs 983130 AL9 and U98347 AE4)

for

7  7/8% First Mortgage Notes due 2017

(CUSIP 983130 AN5)

And

$382,010,000 of their outstanding

7  7/8% First Mortgage Notes due 2020

(CUSIPs 983130 AM7 and U98347 AF1)

for

7  7/8% First Mortgage Notes due 2020

(CUSIP 983130 AP0)

that have been registered under the Securities Act of 1933, as amended

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2010, unless we extend the exchange offer.

We refer to the registered notes offered in this exchange offer as the “new 2017 notes” and the “new 2020 notes” (collectively, the “new notes”). We refer to all outstanding $500,000,000 aggregate principal amount of our 7 7/8% first mortgage notes due 2017 issued on October 19, 2009 as the “old 2017 notes” and all outstanding $382,010,000 aggregate principal amount of our 7 7/8% first mortgage notes due 2020 issued on April 28, 2010 as the “old 2020 notes” (collectively, the “old notes”). The old 2017 notes were issued under the indenture, dated as of October 19, 2009, and the old 2020 notes were issued under the indenture, dated as of April 28, 2010.

The old notes are, and, upon consummation of the exchange offer, the new notes will be, pari passu with our outstanding 6 5/8% first mortgage notes due 2014 (the “2014 notes”) and our obligations under our credit facilities.

Terms of the exchange offer:

•

We will exchange the new 2017 notes for all outstanding old 2017 notes that are validly tendered pursuant to the exchange offer and not properly withdrawn prior to the expiration of the exchange offer.

•

We will also exchange the new 2020 notes for all outstanding old 2020 notes that are validly tendered pursuant to the exchange offer and not properly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•

The terms of the new 2017 notes are substantially identical to those of the old 2017 notes, except that the transfer restrictions, registration rights and liquidated damages provisions relating to the old 2017 notes will not apply to the new 2017 notes.

•

The terms of the new 2020 notes are substantially identical to those of the old 2020 notes, except that the transfer restrictions, registration rights and liquidated damages provisions relating to the old 2020 notes will not apply to the new 2020 notes.

•

The exchange of old notes for new notes will not be a taxable transaction for United States federal income tax purposes, but you should see the discussion under the heading “Material United States Federal Income Tax Considerations” for more information.

•	We will not receive any cash proceeds from the exchange offer.

•

We issued the old notes in transactions not requiring registration under the Securities Act of 1933, as amended (the “Securities Act”), and as a result, transfer of the old notes is restricted. We are making the exchange offer to satisfy your registration rights as a holder of old notes.

There is no established trading market for the new notes.

Each broker-dealer that receives new notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. If the broker-dealer acquired old notes as a result of market making or other trading activities, such broker-dealer may use the prospectus for the exchange offer, as supplemented or amended, in connection with resales of the new notes. Broker-dealers who acquired old notes directly from the issuers in the initial offerings of the old notes must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resales and cannot rely on the position of the staff enunciated in Exxon Capital Holdings Corp., SEC no-action letter (publicly available May 13, 1988).

See “Risk Factors” beginning on page 19 for a discussion of risks you should consider prior to tendering your old notes for exchange.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Neither the Nevada Gaming Commission, the Nevada State Gaming Control Board nor any other state gaming commission or gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the new notes being offered by this prospectus. Any representation to the contrary is unlawful.

The date of this prospectus is                     , 2010

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to exchange the new notes in any jurisdiction where it is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of the material terms of certain documents. Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to us. Requests for documents or other additional information should be directed to Wynn Las Vegas, LLC, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Legal Department, Telephone (702) 770-7000. To obtain timely delivery of documents or information, we must receive your request no later than five (5) business days before the expiration date of the exchange offer.

INDUSTRY DATA

Industry data used throughout this prospectus are based on surveys and studies conducted by third parties and industry and general publications. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that are “forward-looking” statements within the meaning of the federal securities laws, including, but not limited to, statements relating to our business strategy and development activities as well as other capital spending, financing sources, the effects of regulation (including gaming and tax regulations), expectations concerning future operations, profitability and competition.

Any statements contained in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, in some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “could,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “continue” or the negative of these terms or other comparable terminology. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us. These risks and uncertainties include, but are not limited to, those relating to:

•	adverse tourism and consumer spending trends given the current domestic and international economic conditions;

•	volatility and weakness in world-wide credit and financial markets;

•	general global macroeconomic conditions;

•	further decreases in levels of travel, leisure and consumer spending;

•	fluctuations in occupancy rates and average daily room rates;

•	conditions precedent to funding under the agreements governing the disbursement of the proceeds of borrowings under our credit facilities;

•	continued compliance with all provisions in our credit agreements;

•	competition in the casino/hotel and resort industries and action taken by our competitors in reaction to adverse economic conditions;

•	new development and construction activities of competitors;

•	our dependence on Stephen A. Wynn and existing management;

•	our dependence on Wynn Las Vegas and Encore for all of our cash flow;

•	leverage and debt service (including sensitivity to fluctuations in interest rates);

•	changes in federal or state tax laws or the administration of such laws;

•	changes in state law regarding water rights;

•	changes in U.S. laws regarding healthcare;

•	changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions);

•	applications for licenses and approvals under applicable jurisdictional laws and regulations (including gaming laws and regulations);

•	the impact that an outbreak of an infectious disease such as avian flu or the impact a natural disaster may have on the travel and leisure industry;

•	the consequences of the wars in Iraq and Afghanistan, and other military conflicts in the Middle East and any future security alerts and/or terrorist attacks; and

•	pending or future legal proceedings.

For a more detailed discussion of these and other risk factors, please read carefully the information under the caption “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us. We undertake no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus.

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SUMMARY

This summary highlights certain material information contained in this prospectus and does not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the financial data and related notes and the “Risk Factors” section beginning on page 19 before making an investment decision. You should read this summary together with the more detailed information contained elsewhere in this prospectus and in our financial statements and accompanying notes.

The new notes will be jointly issued by Wynn Las Vegas, LLC, a Nevada limited liability company, and its wholly owned subsidiary, Wynn Las Vegas Capital Corp., a Nevada corporation (“Wynn Capital”). Wynn Las Vegas, LLC and Wynn Capital together are hereinafter referred to as the “Issuers.” The new notes will be guaranteed by all of our subsidiaries other than Wynn Capital and Wynn Completion Guarantor, LLC (the “guarantors”). Unless the context otherwise requires, all references in this prospectus to the “Company,” “we,” “us” or “our,” or similar terms, refer to Wynn Las Vegas, LLC and its consolidated subsidiaries (other than Wynn Completion Guarantor, LLC). The 7 7 /8% first mortgage notes due 2017 are sometimes referred to herein as the “2017 notes,” which term, except with respect to discussions of original issue discount and other income tax consequences and unless the context otherwise requires, includes the new 2017 notes and the old 2017 notes. The 7 7/8% first mortgage notes due 2020 are sometimes referred to herein as the “2020 notes,” which term, except with respect to discussions of original issue discount and other income tax consequences and unless the context otherwise requires, includes the new 2020 notes and the old 2020 notes. The sole member of Wynn Las Vegas, LLC is Wynn Resorts Holdings, LLC (“Wynn Holdings”), and the sole member of Wynn Holdings is Wynn Resorts, Limited (“Wynn Resorts”).

Overview

Wynn Las Vegas, LLC owns and operates “Wynn Las Vegas,” a destination casino resort on the “Strip” in Las Vegas, Nevada, and “Encore at Wynn Las Vegas,” or “Encore,” which is located adjacent to and is connected with Wynn Las Vegas. We commenced operations with the opening of Wynn Las Vegas on April 28, 2005. We opened Encore on December 22, 2008. Prior to April 28, 2005, we were solely a development stage company.

We believe that Wynn Las Vegas offers exceptional accommodations, amenities and service with 2,716 rooms and suites, including 36 fairway villas and 6 private-entry villas for our premium guests. The Tower Suites at Wynn Las Vegas has received the Forbes five-star and AAA five-diamond distinctions for 2010. The Spa at Wynn Las Vegas earned five-star recognition from Forbes for the second year in a row. The Spa at Wynn Las Vegas and the Spa at Encore are the only spas in Las Vegas to be recognized with the Forbes five-star award.

Wynn Las Vegas’s approximately 110,000 square foot casino features approximately 140 table games, a baccarat salon, private VIP gaming rooms, a poker room, approximately 1,875 slot machines, and a race and sports book. The resort’s 22 food and beverage outlets feature six fine dining restaurants, including restaurants helmed by award winning chefs. Wynn Las Vegas also offers two nightclubs, a spa and salon, a Ferrari and Maserati automobile dealership, wedding chapels, an 18-hole golf course, approximately 223,000 square feet of meeting space and an approximately 74,000 square foot retail promenade featuring boutiques from Alexander McQueen, Brioni, Cartier, Chanel, Dior, Graff, Louis Vuitton, Manolo Blahnik, Oscar de la Renta and Vertu. Wynn Las Vegas also has a showroom which features “Le Rêve”, a water-based theatrical production. We believe that the unique experience of Wynn Las Vegas drives the significant visitation experienced since opening.

Encore features a 2,034 all-suite hotel as well as an approximately 76,000 square foot casino with approximately 80 table games, a baccarat salon, private VIP gaming rooms, approximately 800 slot machines and a sports book. In its first full year of operations, the Encore Tower Suites has received both the Forbes five-star and AAA five-diamond awards. The Spa at Encore also earned five-star recognition from Forbes. The resort’s 12 food and beverage outlets include five restaurants, many of which feature award winning chefs. Encore also offers a night club, a spa and salon, approximately 60,000 square feet of meeting space and approximately 27,000 square feet of upscale retail outlets featuring boutiques from Hermes, Chanel and others. The Encore Theater featured several headliner entertainment acts during 2009, including the return of Garth Brooks. Our agreement with Garth Brooks provides for the performance of 300 shows in the Encore Theater before 2014, but is cancelable by either party under certain conditions.

Our principal executive offices are located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and our telephone number is (702) 770-7000.

Business Strategy

We believe that Steve Wynn is the preeminent designer, developer and operator of destination casino resorts and has developed brand name status. Mr. Wynn’s involvement with our casino resorts provides a distinct advantage over other gaming enterprises. We integrate luxurious surroundings, distinctive entertainment and superior amenities, including fine dining and premium retail offerings, to create resorts that appeal to a variety of customers.

Our properties were designed and built to provide a premium experience. Wynn Las Vegas and Encore are positioned as full-service luxury resorts and casinos in the leisure, convention and tour and travel industries. We market these resorts directly to gaming customers using database marketing techniques, as well as traditional incentives, including reduced room rates and complimentary meals and suites. Our rewards system offers discounted and complimentary meals, lodging and entertainment for our guests. We also create general market awareness for our properties through various media channels, including television, radio, newspapers, magazines, the internet, direct mail and billboards.

Mr. Wynn and his team bring significant experience in designing, developing and operating casino resorts. The senior executive team has an average of approximately 25 years of experience in the hotel and gaming industries. We also have an approximately 70-person design, development and construction affiliate, the senior management of which has significant experience in all major construction disciplines.

Recent Developments

Exchange Offer

On March 26, 2010, the Issuers commenced an offer to exchange their outstanding 2014 notes for the old 2020 notes, upon the terms and subject to the conditions set forth in a confidential offering memorandum and a related letter of transmittal (the “2014/2020 exchange offer”). The 2014/2020 exchange offer was conditioned upon, among other things, the tender of at least $250 million aggregate principal amount of 2014 notes. The old 2020 notes were only offered to qualified institutional buyers and outside the United States in accordance with Rule 144A and Regulation S, respectively, under the Securities Act of 1933, as amended.

For each $1,000 aggregate principal amout of 2014 notes tendered in the 2014/2020 exchange offer, the tendering holders of 2014 notes received $1,000 aggregate principal amount of old 2020 notes. Noteholders who validly tendered 2014 notes prior to 7:00 a.m., New York City time, on April 9, 2010 received an early delivery payment of $10 in cash in exchange for each $1,000 principal amount of 2014 notes tendered. The Issuers paid a total early delivery payment of $3,797,530 in cash.

At the expiration of the 2014/2020 exchange offer on April 23, 2010, $382,010,000 aggregate prinicipal amount of 2014 notes had been tendered in exchange for old 2020 notes. On April 28, 2010, the Issuers accepted all such tendered notes for exchange and consummated the 2014/2020 exchange offer.

Cash Tender Offer for 2014 Notes

On July 21, 2010, Wynn Las Vegas commenced an offer to purchase for cash any and all of the outstanding 2014 notes, and a solicitation of consents to amend the indenture and the intercreditor agreement related to the 2014 notes. Pursuant to the tender offer, we are offering $1,004.38 for each $1,000 principal amount of 2014 notes validly tendered and not validly withdrawn on or before the expiration date, plus an additional $30.00 to holders who tender their 2014 notes prior to the consent deadline, in each case, including accrued and unpaid interest up to, but not including, the applicable payment date. The proposed amendments to the 2014 notes indenture would eliminate substantially all of the restrictive covenants and certain events of default contained in the indenture. The proposed intercreditor agreement amendments would grant the trustees and holders of the new series 2020 notes (as defined below), the old notes and, upon consummation of the exchange offer, the new notes rights equal to those of the trustee and holders of 2014 notes to enforce remedies against shared collateral. The consummation of the private offering of the new series 2020 notes described below is a condition to our obligation to accept for purchase and pay for the 2014 notes pursuant to our offer to purchase and consent solicitation and to redeem any 2014 notes not tendered.

Private Offering of 7¾% First Mortgage Notes due 2020

On July 21, 2010, the Issuers commenced and successfully priced an offering of $1,320,000,000 aggregate principal amount of 7¾% First Mortgage Notes due 2020 (the “new series 2020 notes”). The new series 2020 notes will be issued at par. The new series 2020 notes will be offered only to qualified institutional buyers and outside the U.S. in accordance with Rule 144A and Regulation S, respectively, under the Securities Act. Wynn Las Vegas plans to use the net proceeds of the offering along with the proceeds of a capital contribution from Wynn Resorts to purchase, and pay consent payments for, any and all of the 2014 notes that are validly tendered and accepted for payment pursuant to Wynn Las Vegas’ concurrent offer to purchase and consent solicitation with respect to the 2014 notes and to redeem any 2014 notes not tendered.

The new series 2020 notes will rank pari passu in right of payment with borrowings under Wynn Las Vegas’ credit facilities, the 2014 notes, the old notes and, upon consummation of the exchange offer, the new notes.

The new series 2020 notes will be senior secured obligations of the Issuers, will be guaranteed by certain of Wynn Las Vegas’ subsidiaries and will be secured on an equal and ratable basis (with certain exceptions) by a first priority lien on substantially all of the existing and future assets of the Issuers and guarantors, and, subject to prior approval from the Nevada gaming authorities, a first priority lien on the equity interests of Wynn Las Vegas, all of which is the same collateral that secures borrowings under Wynn Las Vegas’ credit facilities, the 2014 notes, the old notes and, upon consummation of the exchange offer, the new notes.

The new series 2020 notes have not been registered under the Securities Act or under any state securities laws. Therefore, the Issuers may not offer or sell the new series 2020 notes within the United States to, or for the account or benefit of, any United States person unless the offer or sale would qualify for a registration exemption from the Securities Act and applicable state securities laws.

The Exchange Offer

Old 2017 Notes	7 7/8% First Mortgage Notes due 2017, which we issued on October 19, 2009. The old 2017 notes were issued under the indenture, dated as of October 19, 2009. The old 2017 notes are, and, upon consummation of the exchange offer, the new 2017 notes will be, pari passu with the 2014 notes, the 2020 notes and our obligations under our credit facilities.

Old 2020 Notes	7 7/8% First Mortgage Notes due 2020, which we issued on April 28, 2010. The old 2020 notes were issued under the indenture, dated as of April 28, 2010. The old 2020 notes are, and, upon consummation of the exchange offer, the new 2020 notes will be, pari passu with the 2014 notes, the 2017 notes and our obligations under our credit facilities.

New 2017 Notes	7 7/8% First Mortgage Notes due 2017, the issuance of which has been registered under the Securities Act. The form and the terms of the new 2017 notes are substantially identical to those of the old 2017 notes, except that the transfer restrictions, registration rights and liquidated damages provisions relating to the old 2017 notes do not apply to the new 2017 notes.

New 2020 Notes	7 7/8% First Mortgage Notes due 2020, the issuance of which has been registered under the Securities Act. The form and the terms of the new notes are substantially identical to those of the old 2020 notes, except that the transfer restrictions, registration rights and liquidated damages provisions relating to the old 2020 notes do not apply to the new 2020 notes.

Exchange Offer for 2017 Notes	We are offering to issue up to $500,000,000 aggregate principal amount of new 2017 notes in exchange for a like principal amount of old 2017 notes to satisfy our obligations under the registration rights agreement that we entered into when the old 2017 notes were issued in transactions consummated in reliance upon the exemptions from registration provided by Rule 144A and Regulation S under the Securities Act.

Exchange Offer for 2020 Notes	We are offering to issue up to $382,010,000 aggregate principal amount of new 2020 notes in exchange for a like principal amount of old 2020 notes to satisfy our obligations under the registration rights agreement that we entered into when the old 2020 notes were issued in transactions consummated in reliance upon the exemptions from registration provided by Rule 144A and Regulation S under the Securities Act.

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless we extend the exchange offer. By tendering your old notes, you represent to us that:

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act;

•	any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

•

at the time of the commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes in violation of the Securities Act;

•

if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you receive; for further information regarding resales of the new notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution”; and

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes, as defined in the Securities Act.

Withdrawal; Non-Acceptance	You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2010, which date we may extend if we extend the exchange offer. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”), any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered old notes, see “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes” and “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer	We are not required to accept for exchange or to issue new notes in exchange for any old notes, and we may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:

•	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

•

an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our or the guarantors’ ability to proceed with the exchange offer;

•	we do not receive all the governmental approvals that we believe are necessary to consummate the exchange offer; or

•	there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

We may waive any of the above conditions in our reasonable discretion. See the discussion below under the caption “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes	Unless you comply with the procedure described below under the caption “The Exchange Offer—Guaranteed Delivery Procedures,” you must do one of the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

•

tender your old notes by sending (i) the certificates for your old notes (in proper form for transfer), (ii) a properly completed and duly executed letter of transmittal and (iii) all other documents required by the letter of transmittal to U.S. Bank National Association, as exchange agent, at one of the addresses listed below under the caption “The Exchange Offer—Exchange Agent”; or

•

tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, or an agent’s message instead of the letter of transmittal, to the exchange agent. For a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, U.S. Bank National Association, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer—Book-Entry Transfers.” As used in this prospectus, the term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

Guaranteed Delivery Procedures	If you are a registered holder of old notes and wish to tender your old notes in the exchange offer, but:

•	the old notes are not immediately available;

•	time will not permit your old notes or other required documents to reach the exchange agent before the expiration or termination of the exchange offer; or

•	the procedure for book-entry transfer cannot be completed prior to the expiration or termination of the exchange offer;

then you may tender old notes by following the procedures described below under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender them on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name, or obtain a properly completed bond power from the person in whose name the old notes are registered.

Material United States Federal Income Tax Considerations	The exchange of old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion below under the caption “Material United States Federal Income Tax Considerations” for more information regarding the United States federal income tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Exchange Agent	U.S. Bank National Association is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption, “The Exchange Offer—Exchange Agent.”

Resales	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the new notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the new notes; and

•	you are not an affiliate of ours.

If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in, the distribution of new notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you will not be entitled to tender your old notes in the exchange offer; and

•	you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker or dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of the new notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes.

Furthermore, any broker-dealer that acquired any of its old notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (publicly available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC no-action letter (publicly available June 5, 1991) and Shearman & Sterling, SEC no-action letter (publicly available July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Broker-Dealers	Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by the broker-dealer as a result of market-making or other trading activities. Under the registration rights agreements, we have agreed that for a period of up to the later of (i) 180 days following the 30th business day after the registration statement containing this prospectus is declared effective, and (ii) 180 days following the 10th business day after the exchange offer expires, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” beginning on page 261 for more information.

Registration Rights Agreement for the old 2017 notes	When we issued the old 2017 notes on October 19, 2009, we entered into a registration rights agreement with the initial purchasers of the old notes. Under the terms of the registration rights agreement, we agreed to:

•	file the exchange offer registration statement with the SEC on or prior to May 17, 2010;

•	use all commercially reasonable efforts to cause the exchange offer registration statement to be declared effective no later than August 15, 2010;

•

use all commercially reasonable efforts to consummate the exchange offer within 30 business days after the date on which the exchange offer registration statement is declared effective, or, if later, within 10 business days after the exchange offer expires;

•

use all commercially reasonable efforts to file a shelf registration statement for the resale of the old 2017 notes if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances; and

•

if we fail to meet our registration obligations, we will pay liquidated damages in an amount equal to $0.05 per week per $1,000 of the principal amount of old 2017 notes held by a holder for each day that we default on our registration obligations, increasing by an additional $0.05 per week per $1,000 of the principal amount of old 2017 notes for each subsequent 90-day period our registration obligations are not met, up to a maximum of liquidated damages equal to $0.50 per week per $1,000 of the principal amount of old 2017 notes.

Registration Rights Agreement for the old 2020 notes	When we issued the old 2020 notes on April 28, 2010, we entered into a registration rights agreement with the dealer managers in the private placement exchange offer pursuant to which the old 2020 notes were issued. Under the terms of the registration rights agreement, we agreed to:

•	file the exchange offer registration statement with the SEC on or prior to November 24, 2010;

•	use all commercially reasonable efforts to cause the exchange offer registration statement to be declared effective no later than February 22, 2011;

•

use all commercially reasonable efforts to consummate the exchange offer within 30 business days after the date on which the exchange offer registration statement is declared effective, or, if later, within 10 business days after the exchange offer expires;

•

use all commercially reasonable efforts to file a shelf registration statement for the resale of the old 2020 notes if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances; and

•

if we fail to meet our registration obligations, we will pay liquidated damages in an amount equal to $0.05 per week per $1,000 of the principal amount of old 2020 notes held by a holder for each day that we default on our registration obligations, increasing by an additional $0.05 per week per $1,000 of the principal amount of old 2020 notes for each subsequent 90-day period our registration obligations are not met, up to a maximum of liquidated damages equal to $0.50 per week per $1,000 of the principal amount of old 2020 notes.

Consequences of Not Exchanging Old Notes

If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the old notes by such holders. For more information regarding the consequences of not tendering your old notes and our obligations to file a shelf registration statement, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

Summary Description of the New 2017 Notes

The terms of the new 2017 notes and those of the outstanding old 2017 notes are substantially identical, except that the transfer restrictions, registration rights and liquidated damages provisions relating to the old 2017 notes do not apply to the new 2017 notes. For a more complete understanding of the new 2017 notes, see “Description of the New 2017 Notes” in this prospectus.

Issuers	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.

Securities Offered	$500,000,000 aggregate principal amount of 7 7/8% First Mortgage Notes due 2017.

Maturity	November 1, 2017.

Subsidiary Guarantees	The new 2017 notes will be unconditionally guaranteed by all of our subsidiaries (except Wynn Capital, which is a co-issuer of the new 2017 notes, and Wynn Completion Guarantor, LLC) on an equal and ratable basis with the guarantees by such guarantors of our credit facilities, the 2014 notes, the old 2017 notes and the 2020 notes. The guarantees may be released if the lenders under our credit facilities release the corresponding guarantees provided by such guarantors in respect of our credit facilities and certain other conditions set forth in the indenture governing the 2017 notes are satisfied.

Interest rate	7 7/8% per year.

Interest Payment Dates	May 1 and November 1 of each year.

Ranking	The new 2017 notes will be senior obligations of the issuers and will rank pari passu in right of payment with all other senior indebtedness of the Issuers, including our obligations under our credit facilities, the 2014 notes, the old 2017 notes and the 2020 notes.

The guarantees of the new 2017 notes will be senior obligations of the guarantors and will rank pari passu in right of payment with all other senior obligations of the guarantors, including the guarantors’ obligations under our credit facilities, the 2014 notes, the old 2017 notes and the 2020 notes.

Security	To the extent permitted by gaming and other applicable laws and subject to certain permitted liens, the new 2017 notes will be secured on an equal and ratable basis (with certain exceptions) with our obligations under our credit facilities, the 2014 notes, the old 2017 notes and the 2020 notes, by:

•	a perfected first priority lien on substantially all of our existing and future assets, including Wynn Las Vegas and Encore; and

•

a perfected first priority pledge of the equity interests in Wynn Las Vegas, LLC, Wynn Capital, and the guarantors (which pledge, in the case of equity interests in Wynn Las Vegas, LLC, is subject to the prior approval of the Nevada Gaming Authorities).

To the extent permitted by gaming and other applicable laws and subject to certain permitted liens, the subsidiary guarantors’ obligations under the guarantees of the new 2017 notes will be secured, on an equal and ratable basis (with certain exceptions) with such guarantors’ obligations under the guarantees of our credit facilities, the 2014 notes, the old 2017 notes and the 2020 notes, by a perfected first priority lien on substantially all of the existing and future assets of the subsidiary guarantors.

The new 2017 notes will not be secured by World Travel, LLC’s aircraft.

Release of Collateral	The security interests in all of the collateral securing our obligations under the new 2017 notes and the obligations of the subsidiary guarantors under the subsidiary guarantees, including the golf course land, may be released if:

•	the lenders under our existing credit facilities release their security interest in such collateral (other than in connection with a refinancing);

•	no default or event of default has occurred and is continuing; and

•	the lenders under any other outstanding secured debt (other than capital lease obligations and purchase money indebtedness) have released their security interest in such collateral.

The security interests in the golf course land may also be released under certain circumstances if:

•	no default or event of default has occurred and is continuing;

•	the lenders under our existing credit facilities concurrently release their security interests in the golf course land (other than in connection with a refinancing); and

•	our total debt does not exceed 6.5 times our Consolidated EBITDA (as defined in the indenture governing the 2017 notes) for the most recent four full fiscal quarters.

However, if we incur or guarantee debt to finance costs related to the development of the golf course parcel into a mixed use hotel, casino and residence resort complex pursuant to the debt incurrence baskets described below under the caption “Description of the New 2017 Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” then the security interest in the golf course land may not be released without obtaining the consent of holders of at least 90% of the outstanding principal amount of the 2017 notes.

The security interest in approximately 20 acres of the golf course land granted by one of our subsidiaries may be released if the lenders under our credit facilities concurrently release their lien on such land (other than pursuant to a refinancing) and no default or event of default exists or is continuing.

In addition, the indenture governing the 2017 notes provides for releases of the security interests in certain collateral under specified circumstances and also provides that security interests in the collateral can be released in connection with asset sales, permitted investments and other permitted dispositions.

Optional redemption after qualified equity offerings	At any time prior to November 1, 2012, we may, on one or more occasions, redeem up to 35% of the outstanding new 2017 notes at a redemption price of 107.875% of the principal amount, plus accrued and unpaid interest, with the net cash proceeds of one or more qualified equity offerings by Wynn Resorts which are contributed to us; provided that:

•	at least 65% of the aggregate principal amount of 2017 notes issued under the indenture governing the 2017 notes remains outstanding immediately after the occurrence of such redemption; and

•	the redemption occurs within 60 days of the closing of the qualified equity offering.

Optional Redemption	Except pursuant to a qualified equity offering, we cannot redeem the new 2017 notes prior to November 1, 2013. On or after November 1, 2013, we may redeem some or all of the new 2017 notes at a premium declining ratably to zero, plus accrued and unpaid interest.

Gaming Redemption	The new 2017 notes will be subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in Nevada or other jurisdictions.

Change of Control Offer	If a change of control occurs, we must offer to repurchase the new 2017 notes at 101% of their principal amount, plus accrued and unpaid interest.

Asset Sales and Events of Loss	If we or any of our restricted subsidiaries sell certain assets or experience certain events of loss, we may be required to offer to repurchase the 2020 notes, the 2017 notes and the 2014 notes and repay indebtedness under our credit facilities on a pro rata basis.

Certain Indenture Provisions	The indenture governing the 2017 notes contains covenants restricting our and our restricted subsidiaries’ ability to:

•	pay dividends or distributions or repurchase equity;

•	incur additional debt;

•	make investments;

•	create liens on assets to secure debt;

•	enter into transactions with affiliates;

•	issue stock of, or member’s interests in, subsidiaries;

•	enter into sale-leaseback transactions;

•	engage in other businesses;

•	merge or consolidate with another company;

•	transfer and sell assets;

•	issue disqualified stock;

•	create dividend and other payment restrictions affecting subsidiaries; and

•	designate restricted and unrestricted subsidiaries.

Intercreditor Agreement	The trustee under the indenture governing the 2020 notes, the trustee under the indenture governing the 2017 notes, the trustee under the indenture governing the 2014 notes, and the agent for the lenders under our credit facilities have entered into an intercreditor agreement that governs the relationship among the holders of the 2020 notes, the holders of the 2017 notes, the holders of the 2014 notes, the lenders under our credit facilities and holders of permitted senior and junior indebtedness. Under the intercreditor agreement, the trustee on behalf of the holders of the 2020 notes, the trustee on behalf of the holders of the 2017 notes, the trustee on behalf of the holders of the 2014 notes and the agent for the lenders under our credit facilities have appointed a collateral agent with respect to the collateral granted in favor of the holders of the 2020 notes, the holders of the 2017 notes, the holders of the 2014 notes, and the lenders under our credit facilities. The liens on the collateral that secure the 2017 notes rank pari passu with the liens on such collateral that secure our credit facilities, the 2020 notes, the 2014 notes and any other permitted senior debt, and rank prior to the liens on such collateral that secure any permitted junior debt. Pursuant to the intercreditor agreement, as long as our credit facilities remain outstanding or any amounts are outstanding under the 2014 notes, the trustee under the indenture governing the 2017 notes does not have the right to instruct the collateral agent with respect to the exercise of remedies under the collateral documents.

Trading	New 2017 notes issued in book-entry form will be issued to Cede & Co. as nominee of DTC.

Governing Law	The laws of the State of New York.

Risk Factors	You should refer to the section entitled “Risk Factors,” beginning on page 19, for a discussion of certain risks involved in investing in the new 2017 notes.

Summary Description of the New 2020 Notes

The terms of the new 2020 notes and those of the outstanding old 2020 notes are substantially identical, except that the transfer restrictions, registration rights and liquidated damages provisions relating to the old 2020 notes do not apply to the new 2020 notes. For a more complete understanding of the new 2020 notes, see “Description of the New 2020 Notes” in this prospectus.

Issuers	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.

Securities Offered	$382,010,000 aggregate principal amount of 7 7/8% First Mortgage Notes due 2020.

Maturity	May 1, 2020.

Subsidiary Guarantees	The new 2020 notes will be unconditionally guaranteed by all of our subsidiaries (except Wynn Capital, which is a co-issuer of the new 2020 notes, and Wynn Completion Guarantor, LLC) on an equal and ratable basis with the guarantees by such guarantors of our credit facilities, the 2014 notes, the old 2020 notes and the 2017 notes. The guarantees may be released if the lenders under our credit facilities release the corresponding guarantees provided by such guarantors in respect of our credit facilities and certain other conditions set forth in the indenture governing the 2020 notes are satisfied.

Interest rate	7 7/8% per year.

Interest Payment Dates	May 1 and November 1 of each year.

Ranking	The new 2020 notes will be senior obligations of the issuers and will rank pari passu in right of payment with all other senior indebtedness of the Issuers, including our obligations under our credit facilities, the 2014 notes, the old 2020 notes and the 2017 notes.

The guarantees of the new 2020 notes will be senior obligations of the guarantors and will rank pari passu in right of payment with all other senior obligations of the guarantors, including the guarantors’ obligations under our credit facilities, the 2014 notes, the old 2020 notes and the 2017 notes.

Security	To the extent permitted by gaming and other applicable laws and subject to certain permitted liens, the new 2020 notes will be secured on an equal and ratable basis (with certain exceptions) with our obligations under our credit facilities, the 2014 notes, the old 2020 notes and the 2017 notes, by:

•	a perfected first priority lien on substantially all of our existing and future assets, including Wynn Las Vegas and Encore; and

•

a perfected first priority pledge of the equity interests in Wynn Las Vegas, LLC, Wynn Capital, and the guarantors (which pledge, in the case of equity interests in Wynn Las Vegas, LLC, is subject to the prior approval of the Nevada Gaming Authorities).

To the extent permitted by gaming and other applicable laws and subject to certain permitted liens, the subsidiary guarantors’ obligations under the guarantees of the new 2020 notes will be secured, on an equal and ratable basis (with certain exceptions) with such guarantors’ obligations under the guarantees of our credit facilities, the 2014 notes, the old 2020 notes and the 2017 notes, by a perfected first priority lien on substantially all of the existing and future assets of the subsidiary guarantors.

The new 2020 notes will not be secured by World Travel, LLC’s aircraft.

Release of Collateral	The security interests in all of the collateral securing our obligations under the new 2020 notes and the obligations of the subsidiary guarantors under the subsidiary guarantees, including the golf course land, may be released if:

•	the lenders under our existing credit facilities release their security interest in such collateral (other than in connection with a refinancing);

•	no default or event of default has occurred and is continuing; and

•

the lenders under each other outstanding secured debt (other than capital lease obligations, mortgage financings and purchase money indebtedness) have released their security interest in such collateral.

The security interests in the golf course land may also be released under certain circumstances if:

•	no default or event of default has occurred and is continuing;

•	the lenders under our existing credit facilities concurrently release their security interests in the golf course land (other than in connection with a refinancing); and

•	our total debt does not exceed 6.5 times our Consolidated EBITDA (as defined in the indenture governing the 2020 notes) for the most recent four full fiscal quarters.

However, if we incur or guarantee debt to finance costs related to the development of the golf course parcel into a mixed use hotel, casino and residence resort complex pursuant to the debt incurrence baskets described below under the caption “Description of the New 2020 Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” then the security interest in the golf course land may not be released without obtaining the consent of holders of at least 90% of the outstanding principal amount of the 2020 notes.

The security interest in approximately 20 acres of the golf course land granted by one of our subsidiaries may be released if the lenders under our credit facilities concurrently release their lien on such land

(other than pursuant to a refinancing) and no default or event of default exists or is continuing.

In addition, the indenture governing the 2020 notes provides for releases of the security interests in certain collateral under specified circumstances and also provides that security interests in the collateral can be released in connection with asset sales, permitted investments and other permitted dispositions.

Optional redemption after qualified equity offerings	At any time prior to May 1, 2013, we may, on one or more occasions, redeem up to 35% of the outstanding new 2020 notes at a redemption price of 107.875% of the principal amount, plus accrued and unpaid interest, with the net cash proceeds of one or more qualified equity offerings by Wynn Resorts which are contributed to us; provided that:

•	at least 65% of the aggregate principal amount of 2020 notes issued under the indenture governing the 2020 notes remains outstanding immediately after the occurrence of such redemption; and

•	the redemption occurs within 60 days of the closing of the qualified equity offering.

Optional Redemption	Except pursuant to a qualified equity offering, we cannot redeem the new 2020 notes until May 1, 2015. On or after May 1, 2015, we may redeem some or all of the new 2020 notes at a premium declining ratably to zero, plus accrued and unpaid interest.

Gaming Redemption	The new 2020 notes will be subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in Nevada or other jurisdictions.

Change of Control Offer	If a change of control occurs, we must offer to repurchase the new 2020 notes at 101% of their principal amount, plus accrued and unpaid interest.

Asset Sales and Events of Loss	If we or any of our restricted subsidiaries sell certain assets or experience certain events of loss, we may be required to offer to repurchase the 2020 notes, the 2017 notes and the 2014 notes and repay indebtedness under our credit facilities on a pro rata basis.

Certain Indenture Provisions	The indenture governing the 2020 notes contains covenants restricting our and our restricted subsidiaries’ ability to:

•	pay dividends or distributions or repurchase equity;

•	incur additional debt;

•	make investments;

•	create liens on assets to secure debt;

•	enter into transactions with affiliates;

•	issue stock of, or member’s interests in, subsidiaries;

•	enter into sale-leaseback transactions;

•	engage in other businesses;

•	merge or consolidate with another company;

•	transfer and sell assets;

•	issue disqualified stock;

•	create dividend and other payment restrictions affecting subsidiaries; and

•	designate restricted and unrestricted subsidiaries.

Intercreditor Agreement	The trustee under the indenture for the 2020 notes, the trustee under the indenture for the 2017 notes, the trustee under the indenture for the 2014 notes, and the agent for the lenders under our credit facilities have entered into an intercreditor agreement that governs the relationship among the holders of the 2020 notes, the holders of the 2017 notes, the holders of the 2014 notes, the lenders under our credit facilities and holders of permitted senior and junior indebtedness. Under the intercreditor agreement, the trustee on behalf of the holders of the 2020 notes, the trustee on behalf of the holders of the 2017 notes, the trustee on behalf of the holders of the 2014 notes and the agent for the lenders under our credit facilities have appointed a collateral agent with respect to the collateral granted in favor of the holders of the 2020 notes, the holders of the 2017 notes, the holders of the 2014 notes, and the lenders under our credit facilities. The liens on the collateral that secure the 2020 notes rank pari passu with the liens on such collateral that secure our credit facilities, the 2014 notes, the 2017 notes and any other permitted senior debt, and rank prior to the liens on such collateral that secure any permitted junior debt. Pursuant to the intercreditor agreement, as long as our credit facilities remain outstanding or any amounts are outstanding under the 2014 notes, the trustee under the indenture for the 2020 notes does not have the right to instruct the collateral agent with respect to the exercise of remedies under the collateral documents.

Trading	New 2020 notes issued in book-entry form will be issued to Cede & Co. as nominee of DTC.

Governing Law	The laws of the State of New York.

Risk Factors	You should refer to the section entitled “Risk Factors,” beginning on page 19, for a discussion of certain risks involved in investing in the new 2020 notes.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially adversely affected. In that case, the value of the new notes could decline substantially, and you may lose part or all of your investment.

Risks Related to our Substantial Indebtedness

We are highly leveraged and future cash flow may not be sufficient for us to meet our obligations, and we might have difficulty obtaining more financing.

We have a substantial amount of consolidated debt in relation to our equity. As of March 31, 2010, we had total outstanding debt of approximately $2.6 billion. In addition, our credit agreement and indentures permit us to incur additional indebtedness in the future. Our substantial indebtedness could have important consequences. For example:

•

if we fail to meet our payment obligations or otherwise default under the agreements governing our indebtedness, the lenders under those agreements will have the right to accelerate the indebtedness and exercise other rights and remedies against us. These rights and remedies include rights to:

•	repossess and foreclose upon the assets that serve as collateral;

•	initiate judicial foreclosure against us; and

•	petition a court to appoint a receiver for us or for substantially all of our assets.

•

we are required to use a substantial portion of our cash flow from the operations of Wynn Las Vegas and Encore to service and amortize our Wynn Las Vegas indebtedness, which will reduce the amount of available cash, if any, to fund working capital, other capital expenditures and other general corporate purposes, and may give us greater exposure to the current adverse economic and industry condition;

•

we may experience decreased revenues from our operations attributable to decreases in consumer spending levels due to the current adverse economic and industry conditions, and could fail to generate sufficient cash to fund our liquidity needs and/or fail to satisfy the financial and other restrictive covenants to which we are subject to under our existing indebtedness. We cannot provide assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs;

•	we may have a limited ability to respond to changing business and economic conditions and to withstand competitive pressures, which may affect our financial condition;

•	we may not be able to obtain additional financing if needed, to satisfy working capital requirements, or pay for other capital expenditures, debt service or other obligations;

•

while we do hedge a certain amount of our debt under our credit facilities, rates with respect to a portion of interest we pay will fluctuate with market rates and, accordingly, our interest expense will increase if market interest rates increase; and

•

if we fail to pay our debts generally as they become due, unsecured creditors that we fail to pay may initiate involuntary bankruptcy proceedings against us, subject to the requirements of the United States Bankruptcy Code, and such bankruptcy proceedings will delay or impair the repayment of our credit facilities, the 2014 notes, the 2017 notes and the 2020 notes.

Under the terms of the documents governing our debt facilities, we may, subject to certain limitations, be permitted to incur additional indebtedness, including secured senior and subordinated indebtedness. If we incur additional indebtedness, the risks described above will be exacerbated.

The agreements governing our debt facilities contain certain financial covenants and other covenants that restrict our ability to engage in certain transactions and may impair our ability to respond to changing business and economic conditions.

Our debt facilities require us to satisfy various financial covenants, which include requirements for a minimum interest coverage ratio and a ratio pertaining to total debt to earnings before interest, tax, depreciation and amortization. If our operations fail to generate adequate cash flow, we may violate those covenants causing a default in our agreements. Future indebtedness or other contracts could contain covenants more restrictive than those contained in our existing debt facilities.

Our ability to comply with the terms of our outstanding facilities may be affected by general economic conditions, industry conditions and other events some of which may be beyond our control. As a result, we may not be able to maintain compliance with these covenants. Our failure to comply with the terms of our debt facilities, including failure as a result of events beyond our control, could result in an event of default, which could materially and adversely affect our operating results and our financial condition or result in our lenders taking action to enforce their security interests in our various assets.

The agreements governing our debt facilities also contain restrictions on our ability to engage in certain transactions and may limit our ability to respond to changing business and economic conditions. The debt facilities impose operating and financial restrictions on us and our restricted subsidiaries, including, among other things, limitations on the ability to:

•	pay dividends or distributions or repurchase equity;

•	incur additional debt;

•	make investments;

•	create liens on assets to secure debt;

•	enter into transactions with affiliates;

•	issue stock of, or member’s interests in, subsidiaries;

•	enter into sale-leaseback transactions;

•	engage in other businesses;

•	merge or consolidate with another company;

•	transfer and sell assets;

•	issue disqualified stock;

•	create dividend and other payment restrictions affecting subsidiaries; and

•	designate restricted and unrestricted subsidiaries.

If there were an event of default under one of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default, or that we would be able to repay, refinance or restructure the payments on those debt securities.

Our indebtedness is secured by a substantial portion of our assets.

Subject to applicable laws, including gaming laws, and certain agreed upon exceptions, our debt is secured by liens on substantially all of our assets. In the event of a default under our financing documents, or if we experience insolvency, liquidation, dissolution or reorganization, the holders of our secured debt instruments would first be entitled to payment from their collateral security, and only then would holders of our unsecured debt be entitled to payment from our remaining assets.

Risks Related to our Business

Continued weakness and further weakening in global economic conditions may adversely affect consumer and corporate spending and tourism trends, resulting in additional deterioration in our business.

Discretionary consumer spending has been adversely affected by the current economic crisis. Worldwide, consumers are traveling less and spending less when they do travel. Likewise, corporate spending on conventions and business development is being significantly curtailed as businesses cut their budgets. Since our business model relies on significant expenditures on luxury and discretionary items, continuation or deepening of the crisis will further adversely affect our operations.

The current conditions in the world’s financial and credit markets adversely affect prospects of debt refinancing, availability of credit to us and to our customers and the profitability of our business.

There was continued instability in financial and credit markets worldwide in 2009. There can be no assurance that the decline is over and there can be no assurance that government response to these conditions will successfully address the fundamental weakness, restore consumer confidence or lead to improvement or increase liquidity in the markets. Customer demand for luxury amenities and leisure activities that we offer may be depressed or continue to decline.

There may be excess room supply particularly in the luxury segment.

There have been and will continue to be large additions to the room supply in Las Vegas. Even after the global economy begins to recover, there may be excess supply particularly in the luxury segment.

We are entirely dependent on Wynn Las Vegas and Encore for all of our cash flow, which subjects us to greater risks than a gaming company with more operating properties.

We do not expect to have material assets or operations other than Wynn Las Vegas and Encore. We are entirely dependent upon Wynn Las Vegas and Encore for all of our cash flow. As a result, we are subject to a greater degree of risk than a gaming company with more operating properties. The risks to which we have a greater degree of exposure include the following:

•	local economic and competitive conditions;

•	changes in local and state governmental laws and regulations, including gaming laws and regulations;

•	natural and other disasters;

•

an increase in the cost of utilities for our properties as a result of, among other things, power shortages in California or other western states with which Nevada shares a single regional power grid or a shortage of natural resources such as water;

•	a decline in the number of visitors to Las Vegas;

•	a decrease in gaming and non-gaming activities at Wynn Las Vegas and Encore; and

•	the outbreak of an infectious disease such as H1N1 or the avian flu.

Any of the factors outlined above could negatively affect our ability to generate sufficient cash flow to make payments or maintain our covenants with respect to our debt.

Our casino, hotel, convention and other facilities face intense competition.

The casino/hotel industry is highly competitive and additional developments have recently opened or are currently underway. Resorts located on or near the Las Vegas Strip compete with other Las Vegas Strip hotels and with other hotel casinos in Las Vegas on the basis of overall atmosphere, range of amenities, level of service, price, location, entertainment, theme and size, among other factors. Wynn Las Vegas and Encore may also compete with one another.

Wynn Las Vegas and Encore also compete, to some extent, with other hotel/casino facilities in Nevada and Atlantic City, riverboat gaming facilities in other states, casino facilities on Native American lands and elsewhere in the world, as well as state lotteries and other forms of gaming. In addition, the legalization of casino gaming in or near metropolitan areas from which we attract customers could have a negative effect on our business. New or renovated casinos in Asia, including our property in Macau, could draw Asian gaming customers away from Las Vegas.

Our business relies on high-end, international customers to whom we often extend credit, and we may not be able to collect gaming receivables from our credit players or credit play may decrease.

A significant portion of our table game revenue at Wynn Las Vegas and Encore is attributable to the play of a limited number of international customers. The loss or a reduction in the play of the most significant of these customers could have a substantial negative effect on our future operating results. A continued downturn in economic conditions in the countries in which these customers reside could cause a further reduction in the frequency of visits by and revenue generated from these customers.

We conduct our gaming activities on a credit as well as a cash basis. This credit is unsecured. Table games players typically are extended more credit than slot players, and high-stakes players typically are extended more credit than patrons who tend to wager lower amounts. The collectibility of receivables from international customers could be negatively affected by future business or economic trends or by significant events in the countries in which these customers reside. We will extend credit to those customers whose level of play and financial resources, in the opinion of management, warrant such an extension.

In addition, high-end gaming is more volatile than other forms of gaming, and variances in win-loss results attributable to high-end gaming may have a positive or negative impact on cash flow and earnings in a particular quarter.

While gaming debts evidenced by a credit instrument, including what is commonly referred to as a “marker,” are enforceable under the current laws of Nevada, and judgments on gaming debts are enforceable in all states under the Full Faith and Credit Clause of the United States Constitution, other jurisdictions may determine that direct or indirect enforcement of gaming debts is against public policy. Although courts of some foreign nations will enforce gaming debts directly and the assets in the United States of foreign debtors may be used to satisfy a judgment, judgments on gaming debts from U.S. courts are not binding on the courts of many foreign nations. We cannot assure you that we will be able to collect the full amount of gaming debts owed to us, even in jurisdictions that enforce them. Recent dramatic changes in the economic conditions may make it more difficult to assess creditworthiness and more difficult to collect the full amount of any gaming debt owed to us. Our inability to collect gaming debts could have a significant negative impact on our operating results.

Our business is particularly sensitive to reductions in discretionary consumer spending as a result of downturns in the economy.

Consumer demand for hotel/casino resorts, trade shows and conventions and for the type of luxury amenities that we offer is particularly sensitive to downturns in the economy which adversely impact discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences brought about by the factors such as perceived or actual general economic conditions, the current housing crisis, the current credit crisis, bank failures and the potential for additional bank failures, perceived or actual changes in disposable consumer income and wealth, the current global economic recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism could reduce customer demand for the luxury amenities and leisure activities we offer, and may have a significant negative impact on our operating results.

The current recession and economic crisis have resulted in a significant decline in the amount of tourism and spending in Las Vegas. In 2009, the occupancy rates across Las Vegas have declined by approximately 4.5%, average daily room rates have declined by approximately 22% and Las Vegas Strip gaming revenue has declined approximately 9.4%, compared to 2008. We also experienced increased levels of attrition and cancellation in the group business segment during 2009. If these trends continue, our financial condition, results of operations and cash flows will be adversely affected.

We are subject to extensive state and local regulation, and licensing and gaming authorities have significant control over our operations, which could have a negative effect on our business.

The operations of Wynn Las Vegas and Encore are contingent upon maintaining all necessary regulatory licenses, permits, approvals, registrations, findings of suitability, orders and authorizations. The laws, regulations and ordinances requiring these licenses, permits and other approvals generally relate to the responsibility, financial stability and character of the owners and managers of gaming operations, as well as persons financially interested or involved in gaming operations. The scope of the approvals required to open and operate a facility is extensive. We received all approvals for the opening of Wynn Las Vegas on April 28, 2005 and Encore on December 22, 2008; however, we are subject to ongoing regulation to maintain these operations.

The Nevada Gaming Commission may, in its discretion, require the holder of any debt or securities that we or Wynn Resorts issue to file applications, be investigated and be found suitable to own our or Wynn Resorts’ securities if it has reason to believe that the security ownership would be inconsistent with the declared policies of the State of Nevada.

Nevada regulatory authorities have broad powers to request detailed financial and other information, to limit, condition, suspend or revoke a registration, gaming license or related approval and to approve changes in our operations. Substantial fines or forfeiture of assets for violations of gaming laws or regulations may be levied. The suspension or revocation of any license which may be granted to us or the levy of substantial fines or forfeiture of assets could significantly harm our business, financial condition and results of operations. Furthermore, compliance costs associated with gaming laws, regulations and licenses are significant. Any change in the laws, regulations or licenses applicable to our business or a violation of any current or future laws or regulations applicable to our business or gaming licenses could require us to make substantial expenditures or could otherwise negatively affect our gaming operations.

We are subject to taxation by various governments and agencies. The rate of taxation could change.

We are subject to taxation in the United States at the federal, state and local level. Specific rates of taxation can be changed by legislative action. Increases in taxation could adversely affect our results.

Terrorism and the uncertainty of military conflicts, natural disasters and contagious diseases, as well as other factors affecting discretionary consumer spending, may harm our operating results.

The strength and profitability of our business depends on consumer demand for hotel casino resorts in general and for the type of luxury amenities our properties offer. Changes in consumer preferences or discretionary consumer spending could harm our business. The terrorist attacks of September 11, 2001, other terrorist activities in the United States and elsewhere, military conflicts in Iraq, Afghanistan and in the Middle East, outbreaks of infectious disease and pandemics, and natural disasters such as hurricanes, tsunamis and earthquakes, among other things, have had negative impacts on travel and leisure expenditures. We cannot predict the extent to which similar events and conditions may continue to affect us in the future. An extended period of reduced discretionary spending and/or disruptions or declines in airline travel and business conventions could significantly harm our operations. In particular, because our business relies heavily upon high-end customers, particularly international customers, factors resulting in a decreased propensity to travel internationally could have a negative impact on our operations.

In addition, other factors affecting travel and discretionary consumer spending, including general economic conditions, disposable consumer income, fears of recession and reduced consumer confidence in the economy, may negatively impact our business. Negative changes in any factors affecting discretionary spending could reduce customer demand for the products and services we offer, thus imposing practical limits on pricing and harming our operations.

Our insurance coverage may not be adequate to cover all possible losses that we could suffer, and our insurance costs may increase.

The terrorist attacks of September 11, 2001 have substantially affected the availability of insurance coverage for certain types of damages or occurrences. We currently have insurance coverage for occurrences of terrorist acts with respect to our properties for up to $800 million of losses that could result from these acts. However, these types of acts could expose us to losses that exceed our coverage and could have a significant negative impact on our operations.

In addition, insurance premiums have increased and we may not have sufficient insurance coverage in the event of a catastrophic property or casualty loss. We may also suffer disruption of our business in the event of a terrorist attack or other catastrophic property or casualty loss or be subject to claims by third parties injured or harmed. While we currently carry general liability insurance and business interruption insurance, such insurance may not be adequate to cover all losses in such event. In the event that insurance premiums continue to increase, we may not be able to maintain the insurance coverages we currently have or otherwise be able to maintain adequate insurance protection.

If a third party successfully challenges Wynn Holdings’ ownership of, or right to use, the Wynn-related service marks, our business or results of operations could be harmed.

We have sublicensed certain Wynn-related trademarks and services from Wynn Holdings. Wynn Holdings has filed applications with the United States Patent and Trademark Office (“PTO”), to register a variety of WYNN-related trademarks and service marks in connection with a variety of goods and services. These marks include “WYNN LAS VEGAS” and “ENCORE.” Some of the applications are based upon ongoing use and others are based upon a bona fide intent to use the marks in the future.

A common element of most of these marks is the use of the surname, “WYNN.” As a general rule, a surname (or a mark primarily constituting a surname) cannot be registered unless the surname has acquired “secondary meaning.” To date, Wynn Holdings has been successful in demonstrating to the PTO such secondary meaning for the Wynn name, in certain of the applications, based upon Mr. Wynn’s prominence as a resort developer, but we cannot assure you that we will be successful with the other pending applications.

Even if Wynn Holdings is able to obtain registration of the WYNN-related marks, such federal registrations are not completely dispositive of the right to such marks. Third parties who claim prior rights with respect to similar marks may nonetheless challenge our right to obtain registrations or our use of the marks and seek to overcome the presumptions afforded by such registrations.

We have also filed applications with various foreign patent and trademark registries including registries in Macau, China, Hong Kong, Taiwan, Japan, certain European countries and various other jurisdictions throughout the world to register a variety of WYNN-related trademarks and service marks in connection with a variety of goods and services. These marks include many of the same marks filed with the PTO and include “WYNN LAS VEGAS” and “ENCORE.” Some of the applications are based upon ongoing use and others are based upon a bona fide intent to use the marks in the future.

We recognize that our intellectual property assets, especially the logo version of “Wynn”, are among our most valuable assets. As a result, and in connection with expansion of our resort and gaming activities outside the United States, we have undertaken a program to register our trademarks and other intellectual property rights in all relevant jurisdictions, some of which may pose a risk of unauthorized use or counterfeiting. We have retained counsel and will take all steps necessary to not only acquire, but protect our intellectual property rights against such unauthorized use throughout the world.

If a third party asserts other forms of intellectual property claims against us, our business or results of operations could be adversely affected.

Historically, trademarks and service marks have been the principal form of intellectual property rights relevant to the gaming industry. However, due to the increased use of technology in computerized gaming machines and in business operations generally, other forms of intellectual property rights (such as patents and copyrights) are becoming of increased relevance. It is possible that, in the future, third parties might assert superior intellectual property rights or allege that their intellectual property rights cover some aspect of our operations. The defense of such allegations may result in substantial expenses, and, if such claims are successfully prosecuted, may have a material impact on our business.

The loss of Stephen A. Wynn could significantly harm our business.

Our ability to maintain our competitive position is dependent to a large degree on the efforts and skills of Stephen A. Wynn, the Chairman of the Board, Chief Executive Officer and one of the principal stockholders of Wynn Resorts. In 2008, Wynn Resorts extended the term of Mr. Wynn’s employment agreement until October 2020. However, we cannot assure you that Mr. Wynn will remain with Wynn Resorts. If Wynn Resorts loses the services of Mr. Wynn, or if he is unable to devote sufficient attention to our operations for any other reason, our business may be significantly impaired. In addition, if Mr. Wynn is no longer either employed by Wynn Resorts as Chief Executive Officer or serving as Chairman of the Board, other than as a result of death or disability or other limited circumstances, it would constitute a change of control that would require us to offer to repay the 2020 notes, the 2017 notes and the 2014 notes and would constitute an event of default under our credit facilities.

Wynn Resorts’ officers, directors and substantial stockholders are able to exert significant control over our operations and future direction.

Our ultimate parent company is Wynn Resorts. Mr. Wynn, Elaine P. Wynn, and Aruze USA, Inc., a company controlled by one of our directors, together own approximately 37.9% of Wynn Resorts’ outstanding common stock. As a result, Mr. Wynn, Elaine P. Wynn, and Aruze USA, Inc., to the extent they vote their shares in a similar manner, may be able to control all matters requiring our stockholders’ approval, including the approval of significant corporate transactions.

In November 2006, Mr. Wynn, and Aruze USA, Inc., entered into a stockholders’ agreement. On January 6, 2010, the agreement was amended and restated to, among other things, recognize Mr. Wynn’s transfer of 11,076,709 shares to Elaine P. Wynn. Pursuant to the amended and restated stockholders’ agreement, Elaine P. Wynn became party to the agreement in connection with her ownership of 11,076,709 shares of the Wynn Resorts’ common stock. Under the amended and restated stockholders’ agreement, Mr. Wynn, Elaine P. Wynn, and Aruze USA, Inc., have agreed to vote their shares of Wynn Resorts’ common stock for a slate of directors supported by Mr. Wynn, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remaining members of which will be designated by Aruze USA, Inc. As a result of this voting arrangement, Mr. Wynn, as a practical matter, controls the slate of directors to be elected to our board of directors. In addition, with stated exceptions, the agreement requires the written consent of Mr. Wynn, Elaine P. Wynn, and Aruze USA, Inc. prior to any party selling any shares of Wynn Resorts that it owns.

In November 2006, the Board of Wynn Resorts approved an amendment of its bylaws that exempts future acquisitions of shares of Wynn Resorts’ common stock by either Mr. Wynn or Aruze USA, Inc. from Nevada’s acquisition of controlling interest statutes. The Nevada acquisition of controlling interest statutes require stockholder approval in order to exercise voting rights in connection with any acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by certain acquiring persons provide that these statutes do not apply to the corporation or to the acquisition specifically by types of existing or future stockholders. These statutes define a “controlling interest” as (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more, of the voting power in the election of directors. As a result of the bylaw amendment, either Mr. Wynn or Aruze USA, Inc. or their respective affiliates may acquire ownership of outstanding voting shares of Wynn Resorts permitting them to exercise more than one-third but less than a majority, or a majority or more, of all of the voting power of the corporation in the election of directors, without requiring a resolution of the stockholders of the corporation granting voting rights in the control shares acquired.

Because we own real property, we are subject to extensive environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities.

We have incurred costs to comply with environmental requirements, such as those relating to discharges into the air, water and land, the handling and disposal of solid and hazardous waste and the cleanup of properties affected by hazardous substances. Under these and other environmental requirements we may be required to investigate and clean up hazardous or toxic substances or chemical releases at our property. As an owner or operator, we could also be held responsible to a governmental entity or third parties for property damage, personal injury and investigation and cleanup costs incurred by them in connection with any contamination.

These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. The liability under those laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of the responsibility. The costs of investigation, remediation or removal of those substances may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use our property.

Any violation of the Foreign Corrupt Practices Act or applicable Anti-Money Laundering Regulation could have a negative impact on us.

We are subject to regulations imposed by the Foreign Corrupt Practices Act (the “FCPA”), which generally prohibits U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. Any determination that we have violated the FCPA could have a material adverse effect on our financial condition. We also deal with significant amounts of cash in our operations and are subject to various reporting and anti-money laundering regulations. Any violation of anti-money laundering laws or regulations by any of our properties could have a negative effect on our results of operations.

Risks Related to the 2020 Notes and the 2017 Notes

If a default occurs with respect to the 2020 notes and the 2017 notes, the value of the collateral may not be sufficient to repay the holders of 2020 notes and 2017 notes.

As of March 31, 2010, we had approximately $80.4 million outstanding under our senior secured term loan credit facility and approximately $252.7 million outstanding under our revolving credit facility. As of the same date, we had $1.7 billion of 2014 notes outstanding, which included $65.8 million of 2014 notes payable to an affiliate. Currently, as a result of the 2014/2020 exchange offer, we have approximately $1.32 billion of 2014 notes outstanding, which includes $35.8 million of 2014 notes payable to an affiliate. Under the indentures governing the 2020 notes and the 2017 notes, we may be permitted to incur additional indebtedness that could be secured by first priority liens on the collateral, which liens would, pursuant to the intercreditor agreement, be pari passu with the liens securing the 2020 notes, the 2014 notes, the 2017 notes and our credit facilities. We are also permitted to incur additional indebtedness subject to compliance with certain covenants in the indentures governing the 2020 notes, the 2014 notes and the 2017 notes and in our existing credit facilities.

The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. We cannot assure you that the proceeds from the sale or sales of all of such collateral would be sufficient to satisfy any borrowings from creditors with liens that have a priority to the liens securing the 2014 notes, the 2017 notes, the 2020 notes and the amounts outstanding under our credit facilities. If these proceeds were not sufficient to repay amounts outstanding under the 2020 notes and the 2017 notes, after paying any higher priority creditors and sharing pari passu with obligations under the 2014 notes and our credit facilities, then holders of the 2020 notes and the 2017 notes, to the extent not repaid from the proceeds of the sale of the collateral, would only have unsecured claims against our remaining assets, which claims would rank equally with all of our general unsecured indebtedness and obligations, including trade payables.

No appraisals of any of the collateral have been prepared by us or on behalf of us in connection with the exchange offer. The fair market value of this collateral is subject to fluctuations based on factors that include, among others, our ability to implement our business strategy, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors.

The 2020 note holders’ and the 2017 note holders’ liens on all or part of the collateral will be released without their consent if the lenders under our credit facilities release their liens and certain other conditions are met.

The liens on all of the collateral securing the 2014 notes, the 2017 notes and the 2020 notes, including the golf course land, will be released if the lenders under our credit facilities release their liens on such collateral (other than in connection with a refinancing) and (i) no default or event of default has occurred and (ii) the lenders under any other outstanding secured debt (other than capital lease obligations, mortgage financings and purchase money indebtedness) have released their security interest in such collateral. As of March 31, 2010, the total indebtedness outstanding under our credit facilities was $333.2 million and the total principal amount of 2014 notes and 2017 notes was $2.2 billion.

In addition, the liens on the golf course land and related water rights may be released if (i) no default or event of default has occurred and is continuing immediately prior to or after giving effect to such release, (ii) the lenders under our credit facilities concurrently release their first priority liens on the golf course land (other than in connection with a refinancing) and (iii) both immediately prior to the release of the lien and after giving pro forma effect to such release our and our restricted subsidiaries’ total debt does not exceed 6.5 times Consolidated EBITDA (as defined in the indentures for the 2020 notes and the 2017 notes) for the last four full fiscal quarters.

In the event that the security interests on all of the collateral are released, the 2020 notes and the 2017 notes will become our unsecured obligations. As our senior unsecured obligations, the 2020 notes and the 2017 notes would be effectively subordinated to any secured indebtedness of the Issuers and the guarantors up to the value of the collateral securing such indebtedness, would rank senior in right of payment to any subordinated indebtedness of the Issuers and the guarantors, and would rank equal in right of payment to any existing and future unsecured senior indebtedness of the Issuers and the guarantors. In the event that only the security interests in the golf course land and the related water rights are released, the holders of 2020 notes and the holders of 2017 notes will have a first priority lien on the assets comprising the hotel and casino, and subject to gaming approval, the equity interest of Wynn Las Vegas and the equity interest in our restricted subsidiaries.

In addition, the indentures governing the 2020 notes and 2017 notes provide for releases of the security interests in certain collateral under specified circumstances and also provide that security interests in the collateral can be released in connection with asset sales, permitted investments and other permitted dispositions.

The intercreditor agreement permits the agent under our credit facilities to amend the terms of, and waive defaults under, the security documents and to amend certain provisions of the intercreditor agreement without the consent of the holders of the 2020 notes and the holders of the 2017 notes.

The security documents create liens on the collateral in favor of a collateral agent to secure our obligations under the credit facilities, the indentures, the 2014 notes, the 2017 notes and the 2020 notes. However, the intercreditor agreement grants the agent under our credit facilities certain rights that may adversely affect the interest of the holders of the 2020 notes and the holders of the 2017 notes under the security documents. The intercreditor agreement permits the agent under our credit facilities, without the consent of the holders of the 2020 notes or the holders of the 2017 notes, to direct the collateral agent to amend various terms of, and waive defaults under, the security documents. The agent under our credit facilities is entitled to exercise this right even at a time when no amounts are outstanding under our credit facilities. If the agent under our credit facilities exercises such rights, the holders of the 2020 notes and the holders of the 2017 notes may not be able to enforce the terms of the security documents and exercise their rights thereunder. The intercreditor agreement will release the agent for the lenders from all liability to the extent permitted by law, except for fraud or willful misconduct.

In addition, the agent under our credit facilities is entitled, at any time when the amount outstanding under our credit facilities equals or exceeds $100 million and without the consent of the 2014 notes trustee or the holders of the 2014 notes, the 2017 notes trustee or holders of the 2017 notes, the 2020 notes trustee or holders of the 2020 notes, to amend the subordination provisions of the intercreditor agreement that apply to any permitted junior secured debt that we may incur provided that such amendment does not affect the provisions governing the relationship between the lenders under our credit facilities, the holders of the 2020 notes, the holders of the 2014 notes and the holders of the 2017 notes. Any such amendment could increase, perhaps significantly, the rights of any holders of junior debt under the intercreditor agreement to the detriment of the holders of the notes. Any such amendment could also adversely affect the ability of the 2020 notes trustee or the holders of the 2020 notes and the 2017 notes trustee or the holders of the 2017 notes to enforce remedies against the collateral and recover the proceeds thereof.

Under the intercreditor agreement, the holders of the 2020 notes and the holders of the 2017 notes will not be able to control decisions regarding the collateral and to take enforcement actions.

The intercreditor agreement provides that, except under very limited circumstances, none of the 2020 notes trustee, the holders of the 2020 notes, the 2017 notes trustee or the holders of the 2017 notes will have the right to direct the collateral agent to enforce remedies against the collateral. As long as any indebtedness is outstanding under our credit facilities and as long as any of our 2014 notes remain outstanding, the holders of a majority of the aggregate amount of loans under our credit facilities and the 2014 notes may instruct the collateral agent to commence the exercise of remedies against the collateral. However, following any event of default under the credit facilities, the agent for the lenders may direct the collateral agent to commence enforcement actions against the collateral without the consent or direction of the 2020 notes trustee or holders of the 2020 notes, the 2014 notes trustee or holders of the 2014 notes or the 2017 notes trustee or holders of the 2017 notes. Given that the amount of loans advanced by the lenders under our credit facilities and the outstanding amount of the 2014 notes, each may, from time to time, be substantially different than the outstanding amount of the 2020 notes and the 2017 notes, the lenders’ interests and the interests of the holders of the 2014 notes may not be aligned with those of 2020 noteholders and the 2017 noteholders and the lenders and holders of the 2014 notes may have different motives or strategies to protect their investment. As such, the lenders under our credit facilities or the holders of the 2014 notes may choose to instruct the collateral agent to enforce the various security interests or may initiate the exercise of other remedies against the collateral at any given time even though allowing us additional time to resolve any issues or take any other actions could increase the likelihood of repayment of the 2020 notes and the 2017 notes. In addition, the intercreditor agreement includes certain provisions, such as waivers of certain rights or consents to certain proceedings in bankruptcy, that may not be enforceable in bankruptcy.

We may institute bankruptcy proceedings to prevent foreclosure of the collateral.

In connection with an exercise of remedies, the lenders under our credit facilities, and subject to the terms of the intercreditor agreement, the holders of 2014 notes, the holders of 2017 notes or the holders of 2020 notes may institute foreclosure proceedings against the collateral. To prevent foreclosure, we may be motivated to commence voluntary bankruptcy proceedings, or certain creditors may be motivated to institute involuntary bankruptcy proceedings against us under the United States Bankruptcy Code. The commencement of any such bankruptcy proceedings would expose the holders of the 2020 notes and the holders of the 2017 notes to additional risks, including, without limitation, additional restrictions on exercising rights against collateral and on otherwise pursuing or obtaining repayment of the 2020 notes and the 2017 notes. See “—Bankruptcy laws may significantly impair your rights to repossess and dispose of collateral securing the 2020 notes and the 2017 notes, and otherwise collect on any amounts due thereunder.”

Gaming laws will impose additional restrictions on foreclosure.

As a result of gaming restrictions, in any foreclosure sale of Wynn Las Vegas or Encore, the purchaser or the operator of the facility would need to be licensed to operate the resort’s casino under the Nevada gaming laws and regulations. If the 2014 notes trustee, the 2017 notes trustee or the 2020 notes trustee or the lenders under our credit facilities purchased Wynn Las Vegas or Encore at a foreclosure sale, the 2020 notes trustee, the 2017 notes trustee, the 2014 notes trustee or such lenders would not be permitted to continue gaming operations at either casino unless they retained an entity licensed under the Nevada gaming laws to conduct gaming operations at the facility. The holders of the 2020 notes and the holders of the 2017 notes may have to be licensed or found suitable in any event.

In addition, the 2020 notes trustee and the 2017 notes trustee must obtain prior approval from, and may be required to be licensed by, the Nevada gaming authorities before the 2020 notes trustee and the 2017 notes trustee can foreclose on the pledged equity interests in our restricted subsidiaries.

Because potential bidders who wish to operate the casino must satisfy these gaming regulatory requirements, the number of potential bidders in a foreclosure sale could be less than in foreclosures of other types of facilities, and this requirement may delay the sale of, and may reduce the sales price for, the collateral. The ability to take possession and dispose of the collateral securing the 2020 notes and/or the 2017 notes upon acceleration of the 2020 notes and/or the 2017 notes, and to otherwise pursue or obtain repayment of the 2020 notes and/or the 2017 notes, is likely to be significantly impaired or delayed by applicable bankruptcy law if a bankruptcy case is commenced by or against us prior to a taking of possession or disposition of the collateral securing the 2020 notes and/or the 2017 notes by the 2020 notes trustee for the benefit of the holders of the 2020 notes and/or the 2017 notes trustee for the benefit of the holders of the 2017 notes.

Parties who have provided services or supplies in connection with Wynn Las Vegas and Encore may have a lien on the property senior to the security interests securing the 2020 notes and the 2017 notes and the related guarantees.

Nevada law provides contractors, subcontractors and material suppliers with a lien on the property improved by their services or supplies in order to secure their right to be paid. If these parties are not paid in full, they may seek foreclosure of their liens. In Nevada, the priority of all mechanics’ liens related to a particular construction project relate back to the date on which any contractor first commenced work. Accordingly, contractors, subcontractors and suppliers providing goods and services in connection with the expansion project who after recordation of the deed of trust securing the 2020 notes and the 2017 notes otherwise comply with the applicable requirements of Nevada law may have a lien on the property senior in priority to the lien securing the 2020 notes and the 2017 notes until they are paid in full. In the event of a liquidation, proceeds from the sale of collateral will be used to pay the holders of any mechanics’ liens then in existence before holders of the 2020 notes and holders of the 2017 notes.

Bankruptcy laws may significantly impair your rights to repossess and dispose of collateral securing the 2020 notes and the 2017 notes and to otherwise collect on any amounts due thereunder.

If a bankruptcy case were to be commenced by or against us prior to the repossession and disposition of 2020 note collateral and/or 2017 note collateral, the right of the 2020 notes trustee and/or the 2017 notes trustee to repossess and dispose of the 2020 note collateral and/or the 2017 note collateral upon the occurrence of an event of default under the applicable indenture is likely to be significantly impaired by applicable bankruptcy law. A bankruptcy case may be commenced by us or by certain unsecured creditors as provided in the United States Bankruptcy Code.

The “automatic stay” under applicable bankruptcy law prohibits secured creditors, such as the holders of the 2020 notes, the 2017 notes, the 2014 notes and the lenders under our credit facilities, from repossessing their security from a debtor in a bankruptcy case, or from disposing of collateral in their possession, without bankruptcy court approval. Moreover, applicable bankruptcy law and/or the bankruptcy court may permit the debtor to continue to retain and use the collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection” of its interest in the collateral.

The meaning of the term “adequate protection” may vary according to circumstances, but it is generally intended to protect the value of the secured creditor’s interest in the collateral from diminution as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. “Adequate protection” may include cash payments or the granting of additional security, of such type, at such time and in such amount as the bankruptcy court may determine. The bankruptcy court has broad discretionary powers in all these matters, including the valuation of the collateral and the nature, accessibility or value of any other collateral that may be substituted for it. Also, since the enforcement of the trustee’s security interest in the collateral consisting of cash, deposit accounts and cash equivalents may be limited in a bankruptcy proceeding, 2020 note holders and/or 2017 note holders may not have any consent rights with respect to the use of those funds by us during the pendency of a bankruptcy proceeding. In view of the lack of a precise definition of the term “adequate protection,” the broad discretionary powers of a bankruptcy court and the possible complexity of valuation issues, it is impossible to predict how long payments under the 2020 notes and/or the 2017 notes could be delayed following commencement of a bankruptcy case, whether or when the 2020 notes trustee and/or the 2017 notes trustee could repossess or dispose of the collateral or whether or to what extent, through the requirement of “adequate protection,” the holders of the 2020 notes and/or the 2017 notes would be compensated for any delay in payment or loss of value of the collateral.

Under the United States Bankruptcy Code, a claim is a secured claim up to the value of the collateral that secures it. In most cases, interest stops accruing on the date of commencement of the bankruptcy case, but if the collateral’s value exceeds the amount of the claim, interest may continue to accrue on the claim up to the collateral’s value. On the other hand, if the amount of the claim exceeds the collateral’s value, the excess constitutes an unsecured claim. Generally, the United States Bankruptcy Code contemplates that secured creditors will be paid in full. If a bankruptcy proceeding is commenced by or against us, we cannot assure you that the Bankruptcy Court would find that your collateral’s value exceeds the amount outstanding under the 2020 notes and/or the 2017 notes.

Factors that might bear on the recovery by the holders of the 2020 notes and/or 2017 notes in these circumstances, among others, would include:

•

a debtor in a bankruptcy case does not have the ability to compel performance of a “financial accommodation,” including the funding of various undrawn loans contemplated to fund construction of Encore;

•	lenders with higher priority liens or other secured creditors may seek, and perhaps receive, relief from the automatic stay to foreclose their respective liens; and

•	the cost and delay of developing a confirmed chapter 11 plan could reduce the present value of revenues.

Moreover, in a bankruptcy proceeding, the bankruptcy court would have broad discretion to approve transactions that could disadvantage the holders of the 2020 notes and/or 2017 notes. For example, under certain circumstances, a bankruptcy court could approve our or third parties’ motions for sales of collateral on terms favorable to us, require you to accept subordinated or other securities in exchange for the 2020 notes and/or 2017 notes, or order substantive consolidation of us with Wynn Resorts in a bankruptcy in which Wynn Resorts was debtor.

Accordingly, regardless of the ultimate disposition of any of these or other motions or claims, there can be no assurances, pending or following the completion of the bankruptcy proceeding, with respect to the following: whether and when any payments under the 2020 notes and/or 2017 notes would be made; whether or when the trustee could foreclose upon or sell the collateral; whether the terms and conditions of the 2020 notes and/or 2017 notes or any rights of the holders of 2020 notes and/or 2017 notes could be altered in a bankruptcy case without the trustee’s or your consent; whether the trustee or you would be able to enforce your rights against the subsidiary guarantors under their guarantees; and whether and to what extent holders of 2020 notes and/or 2017 notes would be compensated for any delay in payment or decline in the collateral’s value.

The 2020 notes and the 2017 notes will not have the benefit of a first priority pledge on any equity interests of Wynn Las Vegas until we receive approval from the Nevada Gaming Commission.

The borrowings under our credit facilities, the 2014 notes, the 2017 notes and the 2020 notes are secured by a first priority pledge of the equity interests of Wynn Las Vegas by its parent, Wynn Holdings. Wynn Holdings has agreed to secure the 2020 notes and the 2017 notes by a first priority lien on the equity interests of Wynn Las Vegas. However, such lien with respect to the equity interests of Wynn Las Vegas cannot be effective to secure the 2020 notes and the 2017 notes without the prior approval from the Nevada Gaming Commission, upon a recommendation from the Nevada State Gaming Control Board. This lien will not be effective unless and until we receive such approvals. While we have agreed to seek such approval, we cannot give any assurance that such approvals will be granted within any particular time period or at all. The delay between the issuance of the 2020 notes and the 2017 notes and the granting of any regulatory approvals necessary to establish the lien on the equity interests may result in rendering the lien subject to avoidance by a bankruptcy trustee if (i) the obligations with respect to the 2020 notes and the 2017 notes constitute “antecedent debt” for purposes of the Bankruptcy Code, (ii) the pledge occurs at a time when Wynn Holdings and its subsidiaries, on a consolidated basis, are insolvent, (iii) the pledge is deemed to occur within 90 days of the commencement of a bankruptcy proceeding of Wynn Holdings and (iv) as a result of such pledge the holders of the 2020 notes and the 2017 notes (or any insider-creditor for whose benefit the transfer is made) would receive more, in light of the pledge, than they would have received in liquidation under chapter 7 of the Bankruptcy Code, if the pledge had not been granted.

Holders of the 2020 notes and 2017 notes have no liens on certain assets.

The holders of the 2020 notes and 2017 notes do not have a lien on our gaming or liquor licenses, because under the Nevada gaming laws they may not be pledged as collateral. In addition, the 2020 notes, the 2017 notes, the 2014 notes and our credit facilities are not secured by any assets related to Wynn Macau, and the holders of the 2020 notes and the 2017 notes have no claim against those assets. The 2020 notes and the 2017 notes also are not secured by, among other things, World Travel, LLC’s aircraft. Accordingly, such assets are not available to the holders upon an exercise of remedies under the collateral documents.

Any additional liens on collateral provided after the 2020 notes and 2017 notes are issued could also be avoided as preferential transfers.

The 2020 notes indenture and the 2017 notes indenture provide that certain future restricted subsidiaries will guarantee the 2020 notes and the 2017 notes and secure their guarantees with liens on their assets. The indentures also require us to grant liens on certain assets that we and the existing guarantors acquire after the 2020 notes and the 2017 notes are issued. If the entity granting an additional lien were insolvent at the time of the grant and if such grant was made within 90 days before that entity commenced a bankruptcy case (or one year before commencement of a bankruptcy case if the creditor that benefited from the lien is an “insider” under the United States Bankruptcy Code), the additional lien could be avoided as a preferential transfer.

Federal and state statutes allow courts, under specific circumstances, to avoid the 2020 notes, 2017 notes, guarantees, and liens, and to require holders of 2020 notes and 2017 notes to return payments received from us or the guarantors.

Our creditors or the creditors of the guarantors could challenge the issuance of the 2020 notes and/or the 2017 notes or the guarantors’ issuance of their guarantees, and the liens on the assets that secure the 2020 notes and/or the 2017 notes and guarantees, respectively, as fraudulent conveyances or on other grounds. Under the federal bankruptcy law and similar provisions of state fraudulent transfer laws, the issuance of 2020 notes and/or the 2017 notes, the delivery of the guarantees, and the granting of liens could be avoided (that is, cancelled) as fraudulent transfers, or claims in respect of a note or guarantee could be subordinated to all of our other debts or all of the other debts of the applicable guarantor, if a court determined that the issuer, at the time it issued the 2020 notes and/or the 2017 notes or granted the liens, or the guarantor, at the time it issued the guarantee or granted the liens (or, in some jurisdictions, when payment became due under the guarantee):

•	issued the 2020 notes and/or the 2017 notes or guarantees, as the case may be, or granted the liens with the intent to hinder, delay or defraud its existing or future creditors; or

•

received less than reasonably equivalent value or did not receive fair consideration for the delivery of the 2020 notes and/or the 2017 notes or guarantees, as the case may be, or granting of the liens, and if the issuer or guarantor:

•	was insolvent or rendered insolvent at the time it issued the 2020 notes and/or the 2017 notes, issued the guarantee, or granted the liens;

•	was engaged in a business or transaction for which the issuer’s or guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts generally as they mature.

A court likely would find that a guarantor did not receive reasonably equivalent value or fair consideration for its guaranty or pledge of assets unless it benefited directly or indirectly from the 2020 notes and/or the 2017 notes issuance. If the guarantees were avoided or limited under fraudulent transfer or other laws, any claim you may make against the guarantors for amounts payable on the 2020 notes and/or the 2017 notes would be unenforceable to the extent of such avoidance or limitation.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the sum of its property, at a fair valuation;

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be sure what standard a bankruptcy court would apply in making these determinations or, regardless of the standard, that a bankruptcy court would not avoid the guarantees.

The collateral securing the 2020 notes and the 2017 notes includes real property and, as a result, holders of the 2020 notes and/or 2017 notes may be subject to certain environmental risks.

Real property pledged as security may be subject to known and unknown environmental risks or liabilities that can adversely affect the property’s value or result in investigative or remedial costs or liabilities that could be material. In addition, under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended (“CERCLA”), a secured lender may be held liable, in certain limited circumstances, for the costs of remediating a release of, or preventing a threatened release of, hazardous substances at a mortgaged property or at an owned property after foreclosure. There may be similar risks under state laws or common law theories.

Under CERCLA, a person “who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest” is not a property owner, and thus not a responsible person under CERCLA. Lenders seldom have been held liable under CERCLA. The lenders who have been found liable generally have been found to have been sufficiently involved in the mortgagor’s operations so that they have “participated in the management of the borrower.” CERCLA does not specify the level of actual participation in management. CERCLA was amended in 1996 to provide certain “safe harbors” for foreclosing lenders. However, the courts have not yet issued any definitive interpretations of the extent of these safe harbors. There currently is no controlling authority on this matter.

The holders of the 2020 notes and the 2017 notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the 2020 notes and the 2017 notes may not be perfected with respect to the claims of 2020 notes and the 2017 notes if the collateral agent is not able to take the actions necessary to perfect any of these liens on or prior to the date of the indenture governing the 2020 notes and the indenture governing the 2017 notes. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, can only be perfected at the time such property and rights are acquired and identified and additional steps to perfect in such property and rights are taken. The Issuers and the guarantors will have limited obligations to perfect the security interest of the holders of 2020 notes and the 2017 notes in specified collateral. There can be no assurance that the trustees or the collateral agents for the 2020 notes and the 2017 notes will monitor, or that the Issuers will inform such trustees or collateral agents of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agents for the 2020 notes and the 2017 notes have no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of 2020 notes and/or the 2017 notes against third parties. Circumstances may exist that cause liens to lose perfection or priority, such as, among other things, the passage of time, movement of collateral, changes in name or entity type.

In addition, the security interest of the collateral agent will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

We may not be able to fulfill our repurchase obligations with respect to the 2020 notes and the 2017 notes upon a change of control.

If we experience certain specific change of control events, we will be required to offer to repurchase all outstanding 2020 notes and 2017 notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. We cannot assure you that we will have available funds sufficient to pay the change of control purchase price for any or all of the 2020 notes and 2017 notes that might be delivered by holders of the 2020 notes and 2017 notes seeking to accept the change of control offer. Moreover, under the indentures governing the 2020 notes and the 2017 notes, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “change of control” and thus would not give rise to any repurchase rights. See “Description of the New 2017 Notes—Repurchase at the Option of Holders—Change of Control” and “Description of the New 2020 Notes—Repurchase at the Option of Holders—Change of Control.”

In addition, our credit facilities contain, and any future credit agreement likely will contain, restrictions or prohibitions on our ability to repurchase the 2020 notes and the 2017 notes under certain circumstances. If these change of control events or similar events occur at a time when we are prohibited from repurchasing the 2020 notes and the 2017 notes, we may seek the consent of our lenders to purchase the 2020 notes and the 2017 notes or could attempt to refinance the obligations that contain these prohibitions or restrictions. If we do not obtain our lenders’ consent or refinance these obligations, we will not be able to repurchase the 2020 notes and the 2017 notes. Accordingly, the holders of the 2020 notes and the 2017 notes may not receive the change of control purchase price for their 2020 notes and 2017 notes in the event of a sale or other change of control, which will give the trustees for the 2020 notes and the 2017 notes and the holders of the 2020 notes and the 2017 notes the right to declare an event of default and accelerate the repayment of the 2020 notes and 2017 notes. See “Description of the New 2017 Notes—Events of Default and Remedies” and “Description of the New 2020 Notes—Events of Default and Remedies.”

In the event that a bankruptcy court orders the substantive consolidation of us with certain affiliated parties, payments on the 2020 notes and the 2017 notes could be delayed or reduced.

We believe that we have observed and will observe certain formalities and operating procedures that are generally recognized requirements for maintaining our separate existence and that our assets and liabilities can be readily identified as distinct from those of Wynn Resorts and its other subsidiaries. However, we cannot assure you that a bankruptcy court would agree in the event that any of Wynn Resorts or any of its other subsidiaries becomes a debtor under the United States Bankruptcy Code. If a bankruptcy court concludes that substantive consolidation of us with any affiliated party referred to in this paragraph is warranted, holders of 2020 notes and 2017 notes should expect payments on the 2020 notes and 2017 notes to be delayed and/or reduced.

The guarantors of the 2020 notes and the 2017 notes likely will not be able to contribute to any payments with respect to the 2020 notes and the 2017 notes.

Although the assets of the subsidiary guarantors are important to our operations, they are not expected to generate significant cash flows. As such, you should not expect any of the guarantors to contribute to any payments of principal, interest or other amounts required to be made on the 2020 notes and the 2017 notes.

Wynn Resorts will not be required to contribute to payments of principal, interest or other amounts required to be made on the 2020 notes and the 2017 notes regardless of whether it has unrestricted funds from other sources. In addition, certain subsidiaries of Wynn Resorts, including the entities involved in the development of Wynn Macau, are parties to financing or other agreements that restrict their ability to make any payments or distributions to Wynn Resorts.

We are permitted to create unrestricted subsidiaries, which generally will not be subject to any of the covenants in the indenture, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

Unrestricted subsidiaries will generally not be subject to the covenants under the 2020 notes indenture and the 2017 notes indenture. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans, dividends or other payments to us. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the 2020 notes and the 2017 notes.

We may redeem your 2020 notes and 2017 notes due to regulatory considerations, either as required by gaming authorities or in our discretion.

The 2020 notes indenture and the 2017 notes indenture grant us the power to redeem the 2020 notes and the 2017 notes that you own or control if any gaming authority requires you, or a beneficial owner of the 2020 notes and the 2017 notes, to be licensed, qualified or found suitable under any applicable gaming law and:

•

you or such beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the relevant gaming authority); or

•	you or such beneficial owner is determined by a gaming authority to be unsuitable to own or control the 2020 notes or the 2017 notes.

Under the foregoing circumstances, under the 2020 notes indenture and the 2017 notes indeture, we may redeem, and if required by the applicable gaming authority, we must redeem, your 2020 notes and 2017 notes to the extent required by the gaming authority or deemed necessary or advisable by us. The redemption price will be equal to:

•	the price required by applicable law or by order of any gaming authority; or

•

the lesser of (1) the principal amount of the 2020 notes or the 2017 notes, as applicable, and (2) the price that you or the beneficial owner paid for the 2020 notes or the 2017 notes, as applicable, in either case, together with accrued and unpaid interest on the 2020 notes or the 2017 notes, as applicable.

As a holder of the 2020 notes and/or 2017 notes, you may be required to comply with registration, licensing, qualification or other requirements under gaming laws or dispose of your securities.

The gaming authority of any jurisdiction in which we currently or in the future conduct or propose to conduct gaming may require that a holder of the 2020 notes and/or 2017 notes be registered, licensed, qualified or found suitable, or comply with other requirements under applicable gaming laws. If you purchase, acquire or otherwise accept an interest in the 2020 notes and/or the 2017 notes, by the terms of the indentures governing the

2020 notes and the 2017 notes, you will agree to comply with all of these requirements, including your agreement to register or apply for a license, qualification or a finding of suitability, or comply with any other requirement, within the required time period, as provided by the relevant gaming authority. If you fail to apply to be, or fail to become, registered, licensed or qualified, or are found unsuitable or fail to comply with any other requirement of a gaming authority, then we will have the right, at our option, to:

•

require you to sell your 2020 notes and 2017 notes or beneficial interest in the 2020 notes and 2017 notes within 30 days after you receive notice of our election, or any earlier date that the relevant gaming authority may request or prescribe; or

•	redeem your 2020 notes and/or 2017 notes (possibly within less than 30 days following the notice of redemption if requested or prescribed by the gaming authority) at a price equal to:

•	the price required by applicable law or by order of any gaming authority; or

•

the lesser of (1) the principal amount of the 2020 notes and/or the 2017 notes, and (2) the price that you or the beneficial owner paid for the 2020 notes and/or the 2017 notes, in either case, together with accrued and unpaid interest on the 2020 notes and/or the 2017 notes.

We will notify the 2020 notes trustee and the 2017 notes trustee in writing of any redemption as soon as practicable. We will not be responsible for any costs or expenses you may incur in connection with your registration, application for a license, qualification or a finding of suitability, or your compliance with any other requirement of a gaming authority. The indentures governing the 2020 notes and the 2017 notes also provide that as soon as you are required to sell your 2020 notes and/or 2017 notes as a result of a gaming authority action, you will, to the extent required by applicable gaming laws, have no further right:

•	to exercise, directly or indirectly, any right conferred by the 2020 notes and/or 2017 notes; or

•	to receive from us any interest or any other distributions or payments, or any remuneration in any form, relating to the 2020 notes and/or 2017 notes, except the redemption price we refer to above.

See “Description of the New 2017 Notes—Gaming Redemption” and “Description of the New 2020 Notes—Gaming Redemption.”

The amount of our existing title insurance may not be sufficient to cover all of our secured obligations.

In connection with the issuance of the 2020 notes, we obtained title insurance in an amount equal to the aggregate principal amount of 2020 notes. The 2020 notes indenture does not require us to obtain, modify or increase the coverage of any title insurance policy we may have from time to time, and the amount of our secured debt, including obligations under our existing or additional hedging agreements, may from time to time be greater than the amount of our title insurance. In addition, certain transactions that we may enter into may have an adverse effect on the coverage provided by any such title insurance policy. Accordingly, the coverage afforded by the title policy previously obtained or any additional title policies we may obtain at any time may not be adequate to cover losses or damages incurred by the holders of the 2020 notes as a result of the lack of lien or priority of the mortgages. We did not obtain a survey of the real property collateral in connection with the issuance of the 2020 notes. A current survey of the real property collateral may reveal issues that could materially affect the use or value of such real property. Furthermore, we may from time to time obtain or maintain title insurance policies that benefit the lenders under our credit facilities, the holders of the 2014 notes, 2017 notes or other indebtedness, but not the 2020 notes. In addition, under certain circumstances, the holders of the 2020 notes may be required to share certain proceeds of title insurance that benefit such holders with the lenders under our credit facilities, the holders of the 2014 notes, 2017 notes or other indebtedness. See “Intercreditor Agreement—Application of Proceeds.”

In connection with the issuance of the 2017 notes, we obtained title insurance in an amount equal to the outstanding principal amount of our loans and commitments under the credit facilities, the 2014 notes and the 2017 notes as of October 19, 2009. However, the 2017 notes indenture does not require us to modify or increase the coverage of the title insurance policy in the future, and the amount of our secured debt, including obligations under our existing or additional hedging agreements, may from time to time be greater than the amount of our title insurance obtained in connection with the 2017 notes. In addition, certain transactions that we may have entered into after the issuance of the 2017 notes or that we may enter into after the date hereof, may have an adverse effect on the coverage provided by such title insurance policy. Accordingly, the coverage afforded by the title policy obtained in connection with the 2017 notes issuance may not be adequate to cover losses or damages incurred by the note holders as a result of the lack of lien or priority of the mortgages.

An active trading market may not develop for the new notes.

The new 2020 notes and the new 2017 notes are new issues of securities for which there is currently no public market. An active market may not develop for the new notes offered hereby, and there can be no assurance as to the liquidity of any market that may develop for the new notes. If an active market does not develop, the market price and liquidity of the new notes may be adversely affected. If any of the new notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the new notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Historically, the market for high-yield debt has been subject to disruptions that have caused substantial fluctuations in the prices of these securities. In addition, securities of gaming companies historically have been more volatile than securities of other companies. The market for the new notes may be subject to such disruptions, and there can be no assurance that the new notes will not be subject to such volatility, either of which could have an adverse effect on the price and liquidity of the new notes. We do not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes in any automated dealer quotation system.

You may be required to recognize taxable income on the 2017 notes in a taxable year in excess of cash payments made to you on the 2017 notes.

The old 2017 notes were issued with “original issue discount” for U.S. federal income tax purposes. As a result, in addition to the stated interest on the new 2017 notes, you may be required to include a portion of such original issue discount in your income as it accrues for federal income tax purposes in advance of receipt of any payment on the new 2017 notes to which the income is attributable. Each prospective investor is urged to consult its tax advisor regarding an investment in the new 2017 notes.

In the event of a bankruptcy, holders may not have a claim with respect to original issue discount on the 2017 notes constituting “unmatured interest” under the U.S. Bankruptcy Code.

Under the U.S. bankruptcy code, the principal amount of each 2017 note in excess of its issue price is treated as unmatured interest. The claim of a holder of a 2017 note in a bankruptcy proceeding in respect of the 2017 notes with respect to this original issue discount would be limited to the portion thereof that had accreted prior to the date of the commencement of the bankruptcy case. Holders of 2017 notes would not be entitled to receive any additional portion of the original issue discount that accreted during the commencement of a bankruptcy proceeding except to the extent the notes are oversecured by their security interest in the collateral.

Risks Related to the Exchange Offer

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the exchange offer.

If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act.

Furthermore, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of old notes. As old notes are tendered and accepted in the exchange offer, the principal amount of remaining outstanding old notes will decrease. This decrease could reduce the liquidity of the trading market for the old notes. We cannot assure you of the liquidity, or even the continuation, of the trading market for the outstanding old notes following the exchange offer.

For further information regarding the consequences of not tendering your old notes in the exchange offer, see the discussions below under the captions “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes” and “Material United States Federal Income Tax Considerations.”

You must comply with the exchange offer procedures to receive new notes.

Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•

certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent’s account at DTC, New York, New York as a depository, including an agent’s message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

•

a complete and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message in place of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the necessary documents to be timely received by the exchange agent. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the registration rights agreements. See “The Exchange Offer—Procedures for Tendering Old Notes” and “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

Some holders who exchange their old notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

USE OF PROCEEDS

We will not receive any cash proceeds from the exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the three months ended March 31, 2010 and for the years ended December 31, 2009, 2008, 2007, 2006 and 2005, respectively:

	For the Three Months Ended March 31,	For the Year Ended December 31,
	2010	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges(1)	—	—	—	1.87	1.12	—
Deficiency of earnings to cover fixed charges	(75,715)	$(284,944)	$(195,762)	—	—	$(73,381)

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income from equity investments plus fixed charges. Fixed charges consist of interest, whether capitalized or expensed, amortization of issuance costs and the estimated interest component of rent expense.

CAPITALIZATION

The table below sets forth our capitalization, on a consolidated basis, as of March 31, 2010:

•	on an actual basis; and

•	on an as adjusted basis after giving effect to the issuance of the old 2020 notes.

The data in the table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto.

	As of March 31, 2010
	Actual	As Adjusted
	(in thousands)
Long-term debt:
7 7/8 % First Mortgage Notes due 2020 net of original issue discount of $2,642	$—	$349,368
7 7/8 % First Mortgage Notes due 2017 net of original issue discount of $10,449	489,551	489,551
6 5/8 % First Mortgage Notes due 2014 net of original issue discount of $5,220	1,626,368	1,277,000
Credit facilities (1)	333,163	333,163
Aircraft financing	37,800	37,800
Payable to affiliate (2)	65,770	65,770

Total long-term debt	2,552,652	2,552,652
Total members’ equity	1,306,809	1,306,809

Total capitalization	$3,859,461	$3,859,461

(1)	As of March 31, 2010, the available undrawn commitments under the revolving credit facility are approximately $185.3 million.

(2)	During the year ended December 31, 2009, Wynn Resorts purchased $65.8 million face amount of the 2014 notes through open market purchases at a discount. The purchase of the notes by Wynn Resorts has not been contributed to Wynn Las Vegas and the notes have not been retired. Wynn Resorts tendered $30 million of these 2014 notes for 2020 notes. Accordingly, $35.8 million of the 2014 notes and $30 million of the 2020 notes held by Wynn Resorts remain on Wynn Las Vegas’ balance sheet as a payable to affiliate within Long-term Debt.

SELECTED CONSOLIDATED FINANCIAL DATA

The selected data presented below as of and for the three months ended March 31, 2010 and 2009 is derived from our unaudited consolidated financial statements. The selected data presented below as of and for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 is derived from our audited consolidated financial statements.

This data should be read together with our consolidated financial statements and notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other information contained in this prospectus.

	Three Months Ended March 31,		Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
			(in thousands)
Consolidated Statement of Operations Data:
Net revenues(1)	$318,607	$291,522	$1,230,120	$1,099,891	$1,295,851	$1,139,348	$722,292
Pre-opening costs	379	—	346	72,373	6,457	2,020	67,454
Operating income (loss)	(34,485)	(58,384)	(144,279)	(58,616)	199,825	115,047	12,446
Net income (loss)	(81,692)	(95,464)	(309,870)	(129,794)	124,219	9,808	(45,274)

	As of March 31, 2010	As of December 31,
		2009	2008	2007	2006	2005
		(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$46,506	$66,354	$123,315	$146,521	$93,820	$87,777
Restricted cash and investments(2)	—	—	—	31,052	197,517	394,757
Construction in progress	39,564	23,973	4,579	865,130	214,574	30,996
Total assets	4,185,632	4,254,324	4,584,271	3,647,256	3,119,888	3,195,828
Total long-term obligations(3)	2,645,217	2,638,083	2,897,328	2,034,603	1,678,597	1,749,267
Members equity	1,306,809	1,385,553	1,257,563	1,375,020	1,242,770	1,224,829

(1)	Wynn Las Vegas opened on April 28, 2005 and Encore opened on December 22, 2008.
(2)	Restricted cash and investments primarily reflect the proceeds of our debt and equity financings that were restricted for the construction of Encore and prior to December 31, 2005, for Wynn Las Vegas.
(3)	Includes long-term debt, long-term amounts due to affiliates, and an interest rate swap.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

Overview

We are a developer, owner and operator of destination casino resorts. We currently own and operate Wynn Las Vegas, a destination casino resort in Las Vegas, Nevada, which opened on April 28, 2005, and Encore, a destination casino resort located adjacent to and connected to Wynn Las Vegas, which opened on December 22, 2008. Until the opening of Wynn Las Vegas in 2005, we were solely a development stage company.

Our Resorts

The following table sets forth information about our operating properties as of April 2010:

	Hotel Rooms & Suites	Approximate Casino Square Footage	Approximate Number of Table Games	Approximate Number of Slots
Wynn Las Vegas	2,716	110,000	140	1,875
Encore	2,034	76,000	80	800

Wynn Las Vegas

Wynn Las Vegas is located at the intersection of the Las Vegas Strip and Sands Avenue, occupies approximately 217 acres of land fronting the Las Vegas Strip and utilizes approximately 18 additional acres across Sands Avenue, a portion of which is improved with an employee parking garage.

We believe Wynn Las Vegas is the preeminent destination casino resort on the Strip in Las Vegas. Wynn Las Vegas features:

•	An approximately 110,000 square foot casino offering 24-hour gaming and a full range of games, including private baccarat salons, a poker room, and a sports book;

•	Luxury hotel accommodations in 2,716 spacious hotel rooms, suites and villas;

•	22 food and beverage outlets including the AAA five-diamond and Forbes five-star award-winning restaurant, Alex;

•	A Ferrari and Maserati automobile dealership;

•

Approximately 74,000 square feet of high-end, brand-name retail shopping, including stores and boutiques featuring Alexander McQueen, Brioni, Cartier, Chanel, Dior, Graff, Louis Vuitton, Manolo Blahnik, Oscar de la Renta, Vertu and others;

•	Recreation and leisure facilities, including an 18-hole golf course, five swimming pools, private cabanas and full service spa and salon; and

•	A showroom, two nightclubs and a lounge.

Encore

We opened Encore on December 22, 2008. This resort is located immediately adjacent to and connected with Wynn Las Vegas. Encore features:

•	An approximately 76,000 square foot casino offering 24-hour gaming and a full range of games, including private baccarat salons and a sports book;

•	Luxury hotel accommodations in 2,034 all-suite rooms;

•	Twelve food and beverage outlets;

•	Approximately 27,000 square feet of high-end brand name retail shopping, including stores and boutiques featuring Hermes, Chanel and others;

•	Recreation and leisure facilities including swimming pools, private cabanas and a full service spa and salon; and

•	A showroom, nightclub and lounges.

Construction and Future Development

In response to our evaluation of our properties and the reactions of our guests, we have and expect to continue to remodel and make enhancements and refinements at both Wynn Las Vegas and Encore.

Construction is currently underway to replace Encore’s porte-cochere on Las Vegas Boulevard with the Encore Beach Club that will feature pools, food and beverage, and nightlife offerings. The total project budget for the Encore Beach Club is approximately $68 million. The Beach Club opened on May 28, 2010.

Approximately 142 acres of land immediately adjacent to both Wynn Las Vegas and Encore is currently improved with a golf course. While we may develop this property in the future, due to the current economic environment and certain restrictions in our credit facilities, we have no immediate plans to do so.

Current Economic and Operating Environment

Due to a number of factors affecting consumers, including a slowdown in global economies, contracting credit markets, reduced consumer and corporate spending, and new U.S. political leadership, the outlook for the gaming, travel, and entertainment industries both domestically and abroad remains highly uncertain. Auto traffic into Las Vegas, airline capacity and air travel to McCarran International airport have continued to declined year over year, resulting in lower casino volumes and a reduced demand for hotel rooms. This slow down was particularly significant in the fourth quarter of 2008 and has continued throughout 2009 and the first quarter of 2010. Based on our experience over this past year and current market conditions, we believe that Wynn Las Vegas and Encore have, and are likely to continue to experience lower than historical hotel occupancy rates, room rates, casino volumes and accordingly lower departmental profitability. In addition, significant new supply in Las Vegas will put additional pressure on occupancy and room rates during 2010.

As a result of the current economic and market conditions, we have increasingly focused on efficiency initiatives that we began implementing at Wynn Las Vegas in early 2009. These initiatives include reductions in pay for salaried employees in Las Vegas, reduced work weeks for full-time hourly employees, the substantial reduction of 2009 bonus accruals and a suspension of the employer match to the 401(k) contributions.

Results of Operations

Our results of operations for the periods presented are not comparable as the year ended December 31, 2009 includes a full year of operations for Encore, whereas in 2008, Encore was open for only 10 days. Encore did not significantly impact our results of operations for the year ended December 31, 2008. We also believe that our operating results at both properties for the three months ended March 31, 2010, were adversely impacted by the weakened economy and significant new supply that was added to the Las Vegas market in late 2009. In addition, we believe that our operating results at both properties for the three months ended March 31, 2010 and 2009 and for the years ended December 31, 2009 and 2008, were adversely impacted by the weakened global economy. Disruptions in the global financial and stock markets and reduced levels of consumer spending have and are likely to continue to adversely impact our financial results.

We offer gaming, hotel accommodations, dining, entertainment, retail shopping, convention services and other amenities at Wynn Las Vegas and Encore. We currently rely solely upon the operations of Wynn Las Vegas and Encore for our operating cash flow. Concentration of our cash flows to Wynn Las Vegas and Encore exposes us to certain risks that competitors, whose operations are more diversified, may be better able to control. In addition to the concentration of operations to Wynn Las Vegas and Encore, many of our customers are high-end gaming customers who wager on credit, thus exposing us to increased credit risk. High-end gaming also increases the potential for variability in our results.

We recorded a net loss for the quarter ended March 31, 2010 of $81.7 million compared to a net loss of $95.5 million recorded during the quarter ended March 31, 2009. This improvement was primarily a result of increased departmental profits, especially in the casino department, and a decrease in property charges and other, offset by increased interest expense associated with the old 2017 notes issued in October 2009.

We recorded a net loss for the year ended December 31, 2009 of $309.9 million, which represents a $180.1 million increase from the net loss of $129.8 million recorded during the year ended December 31, 2008. This decrease is primarily due to an increase in depreciation and amortization expense of $144.1 million associated with the assets placed in service for Encore and an increase in interest expense of $81.4 million as we no longer capitalized interest during 2009 with the opening of Encore in December 2008.

Operating Measures

Certain key operating statistics specific to the gaming industry are included in our discussion of our operational performance for the periods for which a Consolidated Statement of Operations is presented. Below are definitions of the gaming statistics discussed:

•	“Table games win” is the amount of drop that is retained and recorded as casino revenue.

•	“Drop” is the amount of cash and net markers issued that are deposited in a gaming table’s drop box.

•	“Slot win” is the amount of “handle” (represents the total amount wagered) that is retained and recorded as casino revenue.

•	“Average Daily Rate” (“ADR”) is calculated by dividing total room revenue by total rooms occupied.

•	“Revenue per Available Room” (“REVPAR”) is calculated by dividing total room revenue by total rooms available.

Financial results for the three months ended March 31, 2010 compared to the three months ended March 31, 2009.

Revenues

Net revenues for the three months ended March 31, 2010 are comprised of $139.5 million in casino revenues (43.8% of total net revenues) and $179.1 million of net non-casino revenues (56.2% of total net revenues). Net revenues for the three months ended March 31, 2009 were comprised of $117.5 million in casino revenues (40.3% of total net revenues) and $174 million of net non-casino revenues (59.7% of total net revenues).

Casino revenues are comprised of the net win from our table games and slot machine operations. We experienced an increase in casino revenues of approximately $22 million (or 18.8%) to $139.5 million for the three months ended March 31, 2010, compared to $117.5 million for the three months ended March 31, 2009. During the three months ended March 31, 2010, we experienced a 7.1% increase in drop and an increase in the average table games win percentage compared to the prior year quarter. Our average table games win percentage (before discounts) of 23.2% was within the expected range of 21% to 24% for the three months ended March 31, 2010. For the three months ended March 31, 2009, our average table games win percentage (before discounts)

was 17.7%. Slot handle decreased 26.6% during the three months ended March 31, 2010 as compared to 2009, and the slot win percentage was within the expected range of 4.5% to 5.5%. This decrease in slot play is due to high volumes of slot play experienced when Encore opened last year and new supply added to the Las Vegas market in late 2009.

For the three months ended March 31, 2010, room revenues were approximately $77.6 million, which represents a $7.5 million (or 8.8%) decrease over the $85.1 million generated in the three months ended March 31, 2009. We continued to experience a decrease in occupancy and room rates during the three months ended March 31, 2010, compared to the three months ended March 31, 2009. We believe this is due to the current economic conditions in which we operate in the U.S. and increased capacity in the Las Vegas market with the opening of a new large scale casino hotel in December 2009. See the table below for key operating measures related to our room revenue.

	Three Months Ended March 31,
	2010	2009
Average Daily Rate	$203	$222
Occupancy	89.4%	89.5%
REVPAR	$181	$199

Other non-casino revenues for the three months ended March 31, 2010 include: food and beverage revenues of approximately $95.9 million, retail revenues of approximately $18.9 million, entertainment revenues of approximately $18.2 million, and other revenues from outlets such as the spa and salon, of approximately $14.5 million. Other non-gaming revenues for the three months ended March 31, 2009 included food and beverage revenues of approximately $96.9 million, retail revenues of approximately $19.6 million, entertainment revenues of approximately $12.8 million, and other revenues from outlets, including the spa and salon, of approximately $14 million. Entertainment revenues increased over the prior year quarter primarily due to performances by Garth Brooks in the Encore Theater which started in December 2009, as well as increased revenue from our Le Reve show.

Departmental, Administrative and Other Expenses

During the three months ended March 31, 2010, departmental expenses included casino expense of $76.8 million, room expense of $30.6 million, food and beverage expense of $58.0 million, and entertainment, retail and other expense of $35.9 million. Also included are general and administrative expenses of approximately $59.8 million and approximately $6.6 million charged as a provision for doubtful accounts receivable. During the three months ended March 31, 2009, departmental expenses included casino expenses of $76.0 million, room expense of $26.3 million, food and beverage expenses of $57.1 million, and entertainment, retail and other expenses of $29.5 million. Also included are general and administrative expenses of approximately $64.7 million and approximately $0.6 million charged as a provision for doubtful accounts receivable. The increase in room expenses was attributable to additional customer acquisition and marketing costs.

Entertainment, retail and other expense increased primarily as a result of performances by Garth Brooks in the Encore Theater at Wynn Las Vegas as noted above. General and administrative expenses decreased as a result of lower advertising expenses and our cost savings initiatives. Our provision for doubtful accounts receivable increased during the three months ended March 31, 2010, compared to the prior year’s quarter. This increase is primarily due to a reduction in the bad debt reserve taken in the prior year quarter as a result of strong collection trends as well as a higher casino revenue base for the three months ended March 31, 2010 compared to March 31, 2009.

Management fees

Since opening Wynn Las Vegas, management fees payable to Wynn Resorts for certain corporate management services have been charged and accrued at a rate equal to 1.5% of net revenues. These fees will be paid upon meeting certain leverage ratios and satisfying certain other criteria set forth in our credit facilities and the indenture governing the 2014 notes. Management fees were $4.8 million for the quarter ended March 31, 2010, compared to $4.4 million for the quarter ended March 31, 2009.

Pre-opening costs

During the three months ended March 31, 2010, we incurred $0.4 million of pre-opening costs. We incurred no pre-opening costs for the three months ended March 31, 2009. Pre-opening costs incurred during the three months ended March 31, 2010, were related the Encore Beach Club which opened on May 28, 2010.

Depreciation and amortization

Depreciation and amortization for the three months ended March 31, 2010 was $78.9 million compared to $77.4 million for the three months ended March 31, 2009. This increase was due to miscellaneous capital improvements made during 2009.

Property charges and other

Property charges and other for the three months ended March 31, 2010, were $1.3 million compared to approximately $13.9 million for the three months ended March 31, 2009. Property charges and other for the three months ended March 31, 2010 related to miscellaneous renovations and abandonments at Wynn Las Vegas and Encore.

Property charges and other for the three months ended March 31, 2009, include the write-off of $13.4 million of aircraft purchase deposits. On February 19, 2009, we cancelled the agreement to purchase an aircraft. The deposit was refundable to the extent another buyer was found. Due to the uncertainty as to the recoverability of this deposit, we wrote off the deposit in the first quarter of 2009. In the second quarter of 2009 another buyer was found and we recovered $8.1 million of our deposit. The remaining property charges were related to miscellaneous renovations and abandonments at Wynn Las Vegas.

In response to our evaluation of our resort complex and the reactions of our guests, we continue to make enhancements. The costs relating to assets retired as a result of these enhancement and remodel efforts will be expensed as property charges.

Other non-operating costs and expenses

Interest expense was $45.1 million, net of capitalized interest of $0.2 million, for the three months ended March 31, 2010, compared to $36.8 million for the three months ended March 31, 2009. There was no interest capitalized during the three months ended March 31, 2009. Interest expense increased approximately $8.3 million primarily due to increased interest related to the old 2017 notes, offset by lower average borrowings outstanding on the Wynn Las Vegas credit facilities.

Changes in the fair value of our interest rate swaps are recorded as an increase (or decrease) in swap fair value in each period. We recorded an expense of approximately $2.3 million for the three months ended March 31, 2010, resulting from the decrease in the fair value of our interest rate swap from December 31, 2009 to March 31, 2010. We had no interest rate swaps during the prior year quarter.

Financial results for the year ended December 31, 2009 compared to the year ended December 31, 2008.

As noted earlier, our financial results for the year ended December 31, 2009 are not comparable to the year ended December 31, 2008, as the year ended December 31, 2009 includes a full year of operations for Encore, whereas the prior year includes only 10 days of operations for Encore.

Revenues

Net revenues for the year ended December 31, 2009 are comprised of $505.8 million in casino revenues (41.1% of total net revenues) and $724.3 million of net non-casino revenues (58.9% of total net revenues). Net revenues for the year ended December 31, 2008 were comprised of $479.7 million in casino revenues (43.6% of total net revenues) and $620.2 million of net non-casino revenues (56.4% of total net revenues).

Casino revenues are comprised of the net win from our table games and slot machine operations. We expanded Wynn Las Vegas with the opening of Encore in December 2008, which added approximately 90 table games and approximately 800 slot machines to our casino operations. Even with these additions in capacity, we experienced only a modest increase in casino revenues of approximately $26.1 million to $505.8 million for the year ended December 31, 2009, compared to $479.7 million for the year ended December 31, 2008. During the year ended December 31, 2009, we experienced a 1.2% increase in drop and a slight increase in the average table games win percentage compared to the prior year. Our average table games win percentage (before discounts) of 20.2% for the year ended December 31, 2009, was below the expected range of 21% to 24%. For the year ended December 31, 2008, our average table games win percentage (before discounts) was 20.0%. Slot handle decreased 2.5% during the year ended December 31, 2009, as compared to 2008, and the slot win percentage was within the expected range of 4.5% to 5.5%.

For the year ended December 31, 2009, room revenues were approximately $321.2 million, which represents a $52.6 million (or 19.6%) increase over the $268.5 million generated in the year ended December 31, 2008. This increase is a result of the addition of 2,034 suites at Encore which opened in December 2008. We continued to experience a decrease in occupancy and room rates during the year ended December 31, 2009, compared to the year ended December 31, 2008. See the table below for key operating measures related to our room revenue.

	Year Ended December 31,
	2009	2008
Average Daily Rate	$217	$288
Occupancy	85.2%	91.8%
REVPAR	$185	$265

Other non-casino revenues for the year ended December 31, 2009 include: food and beverage revenues of approximately $385.8 million, retail revenues of approximately $85.8 million, entertainment revenues of approximately $57.1 million, and other revenues from outlets such as the spa and salon, of approximately $60.5 million. Other non-gaming revenues for the year ended December 31, 2008 included food and beverage revenues of approximately $305.7 million, retail revenues of approximately $86.1 million, entertainment revenues of approximately $66.2 million, and other revenues from outlets, including the spa and salon, of approximately $49.8 million. On a comparable basis, excluding the Encore expansion, which opened in December 2008, all of our revenues have declined when compared to the prior year due to the current economic environment in which we are operating. Food and beverage revenues increased during the year ended December 31, 2009 as a result of the additional 12 food and beverage outlets located in the Encore expansion. Although we added new retail outlets at Encore, retail revenues have declined due to reduced consumer spending as a result of the current economic environment. Entertainment revenues decreased over the prior year primarily due to the closure of the Spamalot production show in July 2008. This decrease was offset in part by revenue from headliner acts that performed during 2009, including Garth Brooks, who began performing in the Encore Theater in December 2009.

Departmental, Administrative and Other Expenses

During the year ended December 31, 2009, departmental expenses included casino expense of $277.6 million, rooms expense of $106.8 million, food and beverage expense of $238.3 million, and entertainment, retail and other expense of $133.8 million. Also included are general and administrative expenses of approximately

$248.5 million and approximately $12.4 million charged as a provision for doubtful accounts receivable. During the year ended December 31, 2008, departmental expenses included casino expenses of $258 million, room expenses of $73.8 million, food and beverage expenses of $188.5 million, and entertainment, retail and other expenses of $132.9 million. Also included are general and administrative expenses of approximately $199.5 million and approximately $24.9 million charged as a provision for doubtful accounts receivable. Expenses for the year ended December 31, 2009, increased compared to December 31, 2008 as a result of the Encore expansion which opened in December 2008. Our provision for doubtful accounts receivable declined during the year ended December 31, 2009 compared to the prior year. In the prior year we increased our reserves in light of the economic uncertainty that existed at that time. Due to continued strong collection experience we have reduced the additional reserves we recorded in the third quarter of 2008.

Management fees

Since opening Wynn Las Vegas, management fees payable to Wynn Resorts for certain corporate management services have been charged and accrued at a rate equal to 1.5% of net revenues. These fees will be paid upon meeting certain leverage ratios and satisfying certain other criteria set forth in our credit facilities and our indentures. Management fees were $18.4 million for the year ended December 31, 2009, compared to $16.5 million for the year ended December 31, 2008.

Pre-opening costs

During the year ended December 31, 2009, we incurred $0.3 million pre-opening costs compared to $72.4 million for the year ended December 31, 2008. Pre-opening costs incurred during the year ended December 31, 2008 were related to Encore which opened in December 2008.

Depreciation and amortization

Depreciation and amortization for the year ended December 31, 2009 was $313.8 million compared to $169.6 million for the year ended December 31, 2008. This increase is primarily due to depreciation on the assets of Encore, which were placed into service in December 2008.

Property charges and other

Property charges and other for the year ended December 31, 2009, were $24.5 million compared to $22.4 million for the year ended December 31, 2008. In response to the evaluation of our properties and the reactions of our guests, we make enhancements and refinements to the properties. Costs relating to assets retired as a result of these enhancement and remodel efforts have been expensed as property charges. Property charges and other for the year ended December 31, 2009 include the following: (a) a $16.7 million charge for the abandonment of the front porte-cochere at Encore at Wynn Las Vegas to make way for an addition to that property; (b) a $5.3 million charge for the write-off of two aircraft deposits; and (c) $2.5 million related to miscellaneous remodels, abandonments and loss on sale of equipment.

Property charges and other for the year ended December 31, 2008, include $17.8 million of costs associated with Spamalot at Wynn Las Vegas which closed in July 2008. The costs included the production rights that were included in intangible assets, show production costs that were included in other assets and certain other property and equipment. The remaining property charges were related to miscellaneous renovations and abandonments at Wynn Las Vegas.

In response to our evaluation of Wynn Las Vegas and Encore and the reactions of our guests, we continue to make enhancements to the property. The costs relating to assets retired as a result of these enhancement and remodel efforts will be expensed as property charges.

Other non-operating costs and expenses

Interest income decreased by $4.8 million for the year ended December 31, 2009 compared to the year ended December 31, 2008. This decrease is due to the repayment of an $80 million note receivable from Wynn Resorts in July 2008, that resulted in $3.3 million of interest income in the prior year, as well as a decrease in the average interest rate earned on our invested cash balances and reduced average invested cash balances during the year ended December 31, 2009, compared to the prior year.

Interest expense was $157.2 million, net of capitalized interest of $0, for the year ended December 31, 2009, compared to $75.9 million, net of capitalized interest of $80.4 million during the year ended December 31, 2008. Interest expense increased primarily due to an $80.4 million decrease in capitalized interest with the opening of Encore. Also increasing interest expense was approximately $8.4 million of interest related to the old 2017 notes issued in October 2009. These increases were offset by lower interest rates on our variable rate debt and lower average balances outstanding during 2009 compared to the prior year.

Changes in the fair value of our interest rate swap are recorded as increase (or decrease) in swap fair value in each year. We recorded an expense of approximately $4.2 million for the year ended December 31, 2009, resulting from the decrease in the fair value of our interest rate swap from August 2009 (the date we entered into the agreement) to December 31, 2009. We recorded an expense of approximately $0.4 million for the year ended December 31, 2008 resulting from the decrease in the fair value of our interest rate swap from December 31, 2007 to December 31, 2008.

We recorded a loss on early extinguishment of debt of $3.8 million during the year ended December 31, 2009. Through an offer to purchase loans outstanding under the Wynn Las Vegas credit agreement, we purchased loans with a face-value of $87.6 million for $84.4 million, reflecting a discounted price of 96.37%. In connection with this transaction, we recognized a gain of approximately $2.1 million on early retirement of debt in the fourth quarter of 2009. Offsetting this gain was the write-off of deferred financing costs totaling $5.7 million in connection with the permanent reduction in the availability under our credit facility.

Financial results for the year ended December 31, 2008 compared to financial results for the year ended December 31, 2007.

Revenues

Net revenues for the year ended December 31, 2008 were comprised of $479.7 million in net casino revenues (43.6% of total net revenues) and $620.2 million of net non-casino revenues (56.4% of total net revenues). Net revenues for the year ended December 31, 2007 were comprised of $642.3 million in net casino revenues (49.6% of total net revenues) and $653.5 million of net non-casino revenues (50.4% of total net revenues). Our results for 2008 include the 10 days of operations at Encore which opened December 22, 2008.

Casino revenues are comprised of the net win from our table games and slot machine operations. Casino revenues for the year ended December 31, 2008 of approximately $479.7 million represents a decrease of approximately $162.6 million (or 25.3%) from casino revenues of $642.3 million for the year ended December 31, 2007. For the year ended December 31, 2008, we experienced a 7.1% decrease in drop and our average table games win percentage (before discounts) of 20.0% was below the expected range of 21% to 24%. During the year ended December 31, 2007, our average table games win percentage (before discounts) was 25.3%. Slot handle decreased 12.9% during the year ended December 31, 2008 as compared to 2007, and our slot win percentage for the years ended December 31, 2008 and 2007 were within the expected range of 4.5% and 5.5%. As noted above, we believe the decrease in casino volumes reflect the overall slowdown in the global economy. In the fourth quarter of 2008, casino revenue at Wynn Las Vegas, including Encore, declined 43.3% compared to the fourth quarter of 2007 as a result of a decrease in table games drop of 20.2% and a decline in our average table games win percentage to 15.3% compared to 23.5% in the prior year fourth quarter. Slot handle at Wynn Las Vegas, including Encore, decreased 22.7% during the fourth quarter of 2008 compared to the fourth quarter of 2007.

For the year ended December 31, 2008, room revenues were approximately $268.5 million, which represents a $17.2 million (or 6%) decrease from the $285.7 million generated for the year ended December 31, 2007. The decrease is primarily driven by decreased occupancy and rates at Wynn Las Vegas, offset by revenues generated from the 10 days of operations at Encore. In the fourth quarter of 2008, room revenue at Wynn Las Vegas, including Encore, declined by 14% as our occupancy percentage declined 14.6% and the average daily rate declined 6%, all compared to the fourth quarter of 2007. Room rates have continued to decline as the economic slow down reduces demand for our product.

The table below sets forth key operating measures related to room revenue for Wynn Las Vegas, including Encore.

	For the Year Ended December 31,
	2008	2007
Average Daily Rate	$288	$300
Occupancy	91.8%	96.0%
REVPAR	$265	$288

Other non-casino revenues for the year ended December 31, 2008 included food and beverage revenues of approximately $305.7 million, retail revenues of approximately $86.1 million, entertainment revenues of approximately $66.2 million, and other revenues from outlets, including the spa and salon, of approximately $49.8 million. Other non-casino revenues for the year ended December 31, 2007 included food and beverage revenues of approximately $311 million, retail revenues of approximately $94.8 million, entertainment revenues of approximately $64.5 million, and other revenues from outlets, including the spa and salon, of approximately $50.2 million. Food and beverage revenues and retail revenues declined in 2008 as compared to 2007 as a result of fewer customers and customers spending less due to current economic conditions. Entertainment revenues increased approximately $10.9 million from Le Rêve at Wynn Las Vegas, offset by a decrease of $9.2 million due to the close of Spamalot in mid-July 2008. Together with the producers, we elected to end Spamalot’s run at Wynn Las Vegas in July 2008 pursuant to the terms of our contract.

Departmental, Administrative and Other Expenses

During the year ended December 31, 2008, departmental expenses included casino expenses of $258 million, rooms expenses of $73.8 million, food and beverage expenses of $188.5 million, and entertainment, retail and other expenses of $132.9 million. General and administrative expenses of approximately $199.5 million and approximately $24.9 million charged as a provision for doubtful accounts receivable. During the year ended December 31, 2007, departmental expenses included casino expenses of $276.5 million, room expenses of $75.8 million, food and beverage expenses of $192.5 million, and entertainment, retail and other expenses of $145.5 million. Also included are general and administrative expenses of approximately $199.8 million and approximately $21.1 million charged as a provision for doubtful accounts receivable. Departmental expenses decreased commensurate with the decrease in revenues. General and administrative expenses increased with the opening of Encore, offset by a reduction in employee bonuses for the year ended December 31, 2008. Our provision for doubtful accounts receivable increased compared to the prior year primarily due to an additional provision in light of global economic uncertainties.

Management fees

Since opening Wynn Las Vegas, management fees payable to Wynn Resorts for certain corporate management services have been charged and accrued at a rate equal to 1.5% of net revenues. These fees will be paid upon meeting certain leverage ratios and satisfying certain other criteria set forth in our credit facilities. Management fees were $16.5 million for the year ended December 31, 2008 compared to $19.5 million for the prior year as a result of decreased revenues.

Pre-opening costs

Pre-opening costs for the year ended December 31, 2008 of $72.4 million increased by $65.9 million compared to the $6.5 million incurred during the year ended December 31, 2007. Pre-opening costs for the year ended December 31, 2008 relate to Encore. Pre-opening costs related to Encore ceased once it opened on December 22, 2008.

Depreciation and amortization

Depreciation and amortization expense for the year ended December 31, 2008 was $169.6 million, an increase of $16.8 million compared to the $152.8 million incurred in the year ended December 31, 2007. This increase related primarily to shortened estimated lives, beginning in March 2008, of certain hotel room furniture, fixtures and equipment at Wynn Las Vegas based on a planned room renovation and the opening of Encore.

During the construction of Wynn Las Vegas and Encore, costs incurred in the construction of the buildings, improvements to land and the purchases of assets for use in operations were capitalized. Once Wynn Las Vegas and Encore opened on April 28, 2005 and December 22, 2008, respectively, these assets were placed into service and we began recognizing the associated depreciation expense. Depreciation expense will continue throughout the estimated useful lives of these assets. In addition, we continually evaluate the useful life of our property and equipment, intangibles and other assets. When circumstances require a revision to those estimates of useful life, we adjust them accordingly.

Property charges and other

Property charges and other for the year ended December 31, 2008 of $22.4 million increased by $16.4 million compared to the $6 million incurred for the year ended December 31, 2007.

Based upon our evaluation of Wynn Las Vegas and the reactions of our guests, we continue to make enhancements and refinements to Wynn Las Vegas. Costs relating to assets retired as a result of these enhancement and remodel efforts have been expensed as property charges. During the year ended December 31, 2008, property charges included $17.8 million of costs associated with Spamalot at Wynn Las Vegas which closed in mid-July 2008. Together with the producers, we elected to end the show’s run at Wynn Las Vegas pursuant to the contract. The charge includes production rights that were included in intangible assets, show production costs that were included in other assets and certain other property and equipment. The remaining property charges were related to miscellaneous renovations and abandonments at Wynn Las Vegas.

Property charges for the year ended December 31, 2007 were related to renovations to portions of the Le Rêve Theater, the abandonment of a marquee sign, the conversion of two retail outlets and a nightclub at Wynn Las Vegas.

We expect to continue to remodel and make enhancements at our properties.

Other non-operating costs and expenses

Interest income was $4.8 million for the year ended December 31, 2008, a decrease of $9.4 million compared to $14.2 million for the year ended December 31, 2007. This decrease was primarily due to reduced interest income earned on invested cash balances during the year ended December 31, 2008 compared to 2007 as our cash was used to fund costs related to the development and construction of Encore, along with a decrease in interest rates on our invested cash balance.

Interest expense was $75.9 million, net of capitalized interest of $80.4 million for the year ended December 31, 2008 compared to $86.1 million, net of capitalized interest of $33.6 million, for the year ended December 31, 2007. Interest expense increased approximately $24.1 million related to the additional $400 million of 2014 notes issued in November 2007 and approximately $12.5 million net related to borrowings under our credit facilities and other. This increase was offset by an approximate $46.8 million increase in capitalized interest due to the construction costs of Encore. In future periods, interest expense will increase significantly as we no longer capitalize such costs with the opening of Encore.

Changes in the fair value of our interest rate swap are recorded as an increase (decrease) in swap fair value. We recorded a decrease in swap fair value of approximately $0.4 million for the year ended December 31, 2008 and a decrease in swap fair value of approximately $4.4 million for the year ended December 31, 2007 resulting from a decrease in the fair value of our interest rate swap from December 31, 2007 to December 31, 2008 and a decrease in the fair value of our interest rate swap from December 31, 2006 to December 31, 2007, respectively.

Loss on extinguishment of debt for the year ended December 31, 2007 was $157,000. In March 2007, World Travel, LLC, a subsidiary of Wynn Las Vegas, LLC, refinanced a $44.75 million note payable. The new loan had an original principal balance of $42 million and is due April 1, 2017. In connection with this transaction, we incurred a net loss from extinguishment of debt of $157,000 related to the write-off of unamortized debt issue costs associated with the original loan during the year ended December 31, 2007.

Liquidity and Capital Resources

Cash Flow from Operations

Net cash provided by operations for the three months ended March 31, 2010 was $9.9 million compared to $4.7 million used in operations for the three months ended March 31, 2009. Operating cash flows were positively impacted by an improvement in operating income and benefits from ordinary working capital changes.

Net cash provided by operations for the year ended December 31, 2009 was $80.4 million compared to $135.1 million provided by operations for the year ended December 31, 2008. Operating cash flows were negatively impacted by increased interest as we no longer capitalized such cost with the opening of Encore in 2008, a decrease in departmental profit due to current economic conditions and the opening of Encore, and decreased benefits from ordinary working capital changes, offset by decreases in pre-opening costs that were incurred during 2008 related to Encore.

Capital Resources

At March 31, 2010, we had approximately $46.5 million of cash and cash equivalents available for use without restriction, including for operations, debt service and retirement, new development activities, enhancements to Wynn Las Vegas and Encore and general corporate purposes. We require a certain amount of cash on hand for operations. We anticipate such funds, together with any other cash needs during 2010 in excess of what we generate from operations or additional borrowings, will be provided with capital contributions from Wynn Resorts. As of March 31, 2010, we had approximately $185.3 million available to draw under our Wynn Las Vegas credit facilities.

At December 31, 2009, we had approximately $66.4 million of cash and cash equivalents available for use without restriction, including for operations, debt service and retirement, new development activities, enhancements to Wynn Las Vegas and Encore and general corporate purposes. We require a certain amount of cash on hand for operations. As of December 31, 2009, we had $185 million of availability under our senior revolving credit facility. We anticipate such funds, together with any other cash needs during 2010 in excess of what we generate from operations or additional borrowings, will be provided with capital contributions from Wynn Resorts.

Except for scheduled quarterly payments on one note payable, we have no debt maturities until September 2012.

Investing Activities

Capital expenditures were approximately $35.5 million for the three months ended March 31, 2010, and related primarily to the Encore Beach Club. Capital expenditures were approximately $245 million for the year ended December 31, 2009, and were related primarily to cash payments on construction and retention payables for Encore. Capital expenditures were approximately $1.1 billion for the year ended December 31, 2008 and were almost entirely related to the construction of Encore.

Note Receivable from Wynn Resorts

On August 15, 2005, Wynn Las Vegas, LLC loaned $80 million to Wynn Resorts. In July 2008, Wynn Resorts repaid the $80 million.

Financing Activities

As of March 31, 2010, our Wynn Las Vegas Amended and Restated Credit Agreement (the “Credit Agreement”), consisted of a $457.9 million revolving credit facility (the “Wynn Las Vegas Revolver”) and an $80.4 million term loan facility (the “Wynn Las Vegas Term Loan”) (together the “Wynn Las Vegas Credit Facilities”). As of March 31, 2010, we had borrowed $252.7 million under the Wynn Las Vegas Revolver. We also had $19.9 million of outstanding letters of credit that reduce our availability under the Wynn Las Vegas Revolver. Consequently, we have availability of $185.3 million under the Wynn Las Vegas Revolver as of March 31, 2010.

During the year ended December 31, 2009, Wynn Resorts made capital contributions to us in the amount of $413 million. The proceeds from these contributions were used to fund construction costs of Encore paid during the year, to fund the paydown on the Wynn Las Vegas Revolver pursuant to the fourth amendment to our credit facilities, and to fund the offer to purchase loans outstanding under the Credit Agreement described below.

On March 26, 2010, the Issuers commenced an offer to exchange their outstanding 2014 notes for the old 2020 notes, upon the terms and subject to the conditions set forth in an offering memorandum (the “offering memorandum”), and a related letter of transmittal (the “exchange offer”). The exchange offer was conditioned upon, among other things, the tender of at least $250 million aggregate principal amount of 2014 notes. The old 2020 notes were offered only to qualified institutional buyers and outside the United States in accordance with Rule 144A and Regulation S, respectively, under the Securities Act. As of April 23, 2010, the exchange offer expiration date, approximately $382 million of the 2014 notes were validly tendered for exchange for old 2020 notes. This includes $30 million of the 2014 notes that were purchased by Wynn Resorts in 2009. The exchange offer closed on April 28, 2010.

The 2020 notes rank pari passu in right of payment with borrowings under the Wynn Las Vegas Credit Facilities, the 2014 notes and the Issuers’ 2017 notes. The 2020 notes are senior secured obligations of the Issuers, are guaranteed by certain of Wynn Las Vegas, LLC’s subsidiaries and are secured by a first priority lien on substantially all of the existing and future assets of the Issuers and guarantors and, subject to approval from the Nevada Gaming Commission, a first priority lien on the equity interests of Wynn Las Vegas, LLC, all of which is the same collateral that secures borrowings under the Wynn Las Vegas Credit Facilities, the 2014 notes and the 2017 notes.

As further described in the offering memorandum, noteholders who validly tendered 2014 notes prior to the early delivery time received an early delivery payment of 1% of the amount tendered in cash which totaled approximately $3.8 million. In accordance with accounting standards, this will be included as deferred financing costs and amortized over the life of the 2020 notes.

As described below, during the year ended December 31, 2009, we (a) extended the maturity of the Wynn Las Vegas Revolver, (b) received relief from certain financial covenants, (c) increased the Wynn Las Vegas

Revolver by $65 million, (d) repurchased $87.6 million of Wynn Las Vegas Revolver loans at a discount, and (e) used the net proceeds received from the issuance of the old 2017 notes to repay amounts outstanding, including a permanent reduction in the Wynn Las Vegas Credit Facilities of $360 million.

In April 2009, we entered into a fourth amendment to our Credit Agreement. This amendment, among other things, (i) provides a waiver of the Consolidated Leverage Ratio, as defined in the Credit Agreement, until the quarter ending June 30, 2011, and increases such thresholds thereafter; (ii) provides additional flexibility with our Consolidated Interest Coverage Ratio, as defined in the Credit Agreement, by reducing such ratio from 1.75 : 1 to 1.25 : 1 beginning June 30, 2009 through March 31, 2011; and (iii) removes the dollar limit on the equity cure provisions for the purpose of the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio over the life of the loan. In exchange for the amendments, we (i) repaid 30% of the outstanding revolver loans of lenders consenting to the extension of their commitment (approximately $238 million) and permanently reduced such lender commitments by 25%; and (ii) agreed to an increase in the interest rate spread on the Wynn Las Vegas Revolver from LIBOR plus 1.625% to LIBOR plus 3.0%.

In August 2009, pursuant to the terms of the Credit Agreement, we expanded the availability of the Wynn Las Vegas Revolver by $65 million.

In September 2009, we entered into a fifth amendment to our Credit Agreement. This amendment, among other things, permitted the issuance of the old 2017 notes and required that 75% of the net cash proceeds from such issuance be applied to prepay loans and reduce commitments under the Credit Agreement.

In October 2009, pursuant to an offer to purchase loans outstanding under the Credit Agreement, we purchased loans with a face value of $87.6 million for $84.4 million, reflecting a discounted price of 96.37%. As a result of this transaction, the Wynn Las Vegas Revolver was permanently reduced by $43.8 million and the Wynn Las Vegas Term Loan was permanently reduced by $44.8 million.

In October 2009, the Issuers issued, in a private offering, $500 million aggregate principal amount of old 2017 notes at a price of 97.823% of the principal amount. The old 2017 notes rank pari passu with the borrowing under the Wynn Las Vegas Credit Facilities, the outstanding 2020 notes and the outstanding 2014 notes issued by the Issuers. The old 2017 notes are senior secured obligations of the Issuers, are guaranteed by Wynn Las Vegas, LLC’s subsidiaries (subject to some exceptions), and are secured on an equal and ratable basis by a first priority lien on substantially all the existing and future assets of the Issuers and guarantors. In accordance with the fifth amendment to the Wynn Las Vegas Credit Agreement described above, we used the proceeds of this offering to repay amounts outstanding under the Wynn Las Vegas Revolver and Wynn Las Vegas Term Loan.

The Wynn Las Vegas Term Loan will be payable in two installments of $40.2 million each on September 30, 2012 and August 15, 2013. The Wynn Las Vegas Revolver matures on July 15, 2013.

For borrowings under the Wynn Las Vegas Revolver we have historically elected Eurodollar loans, which bear interest at 1-month LIBOR and currently include a margin of 3.0% on the outstanding balance. We also incur a fee of 1.0% on the daily average of unborrowed amounts. For borrowings under the Wynn Las Vegas Term Loan we have historically elected Eurodollar loans, which bear interest at 1-month LIBOR and currently include a margin of 1.875% on the outstanding balance.

The Wynn Las Vegas Credit Facilities are an obligation of Wynn Las Vegas, LLC and are guaranteed by and secured by substantially all of the assets (except the corporate aircraft) of each of its subsidiaries (other than Wynn Completion Guarantor, LLC). The obligations of Wynn Las Vegas, LLC and the guarantors under the Wynn Las Vegas Credit Agreement rank pari passu in right of payment with their existing and future senior indebtedness, including indebtedness with respect to the 2014 notes and the old notes and senior in right of payment to all of their existing and future subordinated indebtedness.

The Wynn Las Vegas Credit Agreement contains a requirement that we must make mandatory repayments of indebtedness from specified percentages of excess cash flow. If Wynn Las Vegas meets a Consolidated Leverage Ratio, as defined in the Credit Agreement, of greater than 3.5:1, such repayment is defined as 50% of Excess Cash Flow, as defined in the Credit Agreement. If the Consolidated Leverage Ratio is equal to or less than 3.5:1, then no repayment is required. Based on the current economic conditions in which we are operating, we do not believe that Wynn Las Vegas will have excess cash flow for mandatory repayment pursuant to this provision of the Credit Agreement during the fiscal year ending December 31, 2010, and therefore we do not expect to make any mandatory repayments pursuant to this requirement during 2010.

The Wynn Las Vegas Credit Agreement contains customary covenants restricting our activities including, but not limited to: the ability to sell assets, make capital expenditures, enter into capital leases, make loans or other investments and incur additional indebtedness. In addition, we were required by the financial covenants to maintain a Consolidated Interest Coverage Ratio, as defined, not less than 1.25 : 1 as of March 31, 2010. Management believes that we were in compliance with all covenants at March 31, 2010. We will be required to maintain a Consolidated Leverage Ratio, as defined, of 6.50 : 1 for the quarterly reporting date ending June 30, 2011, 6.25 : 1 for the quarterly reporting date ending September 30, 2011 and 6.00 : 1 for each quarterly reporting date thereafter to maturity. The Consolidated Interest Coverage Ratio remains at 1.25 : 1 for the quarterly reporting dates through March 31, 2011, and then increases to 1.75 : 1 for the quarterly reporting dates June 30, 2011 to maturity.

Off-Balance Sheet Arrangements

We have not entered into any transactions with special purpose entities nor do we engage in any derivatives except for previously discussed interest rate swaps. We do not have any retained or contingent interest in assets transferred to an unconsolidated entity. At March 31, 2010, we had $19.9 million of outstanding letters of credit.

Contractual Obligations and Commitments

The following table summarizes our scheduled contractual commitments at December 31, 2009 (amounts in millions):

	Payments Due By Period
	Less Than 1 Year	1 to 3 Years	4 to 5 Years	After 5 Years	Total
Long-term debt obligations	$1.1	$43.0	$1,995.7	$531.5	$2,571.3
Fixed interest payments	152.0	304.0	294.6	111.6	862.2
Estimated variable interest payments(1)	16.1	31.9	9.0	1.1	58.1
Operating leases	3.0	2.1	.3	2.9	8.3
Construction contracts and commitments	45.8	—	—	—	45.8
Employment agreements	21.1	17.8	1.6	—	40.5
Other(2)	27.7	31.6	31.6	—	90.9

Total commitments	$266.8	$430.4	$2,332.8	$647.1	$3,677.1

(1)	Amounts for all periods represent our estimated future interest payments on our debt facilities based upon amounts outstanding and LIBOR rates at December 31, 2009. Such rates are at historical lows as of December 31, 2009. Actual rates will vary.
(2)	Other includes open purchase orders and other contracts.

Other Liquidity Matters

We are restricted under the indentures governing the 2014 notes, the 2017 notes and the 2020 notes from making certain “restricted payments” as defined in the indentures. These restricted payments include the payment of dividends or distributions to any direct or indirect holders of equity interests of Wynn Las Vegas, LLC. The restricted payments may not be made until certain other financial and non-financial criteria have been satisfied. In addition, the Credit Facilities contain similar restrictions.

Wynn Las Vegas and Encore will fund their operations and capital requirements from operating cash flow, availability under our Credit Facilities, and to the extent required and available, from capital contributions from Wynn Resorts. We cannot be sure that Wynn Las Vegas and Encore will generate sufficient cash flow from operations or that future borrowings or contributions from Wynn Resorts that are available to us, if any, will be sufficient to enable us to service and repay Wynn Las Vegas, LLC’s indebtedness and to fund its other liquidity needs. We cannot be sure that we will be able to refinance any of our indebtedness on acceptable terms or at all.

On a continuing basis, we, our subsidiaries, and/or Wynn Resorts will evaluate, depending on market conditions, purchasing, refinancing, exchanging, tendering for or retiring certain of our outstanding debt in privately negotiated transactions, open market transactions or by other direct or indirect means.

New business developments or other unforeseen events may occur, resulting in the need to raise additional funds. We continue to explore opportunities to develop additional gaming or related businesses in Las Vegas, as well as other domestic or international markets. There can be no assurances regarding the business prospects with respect to any other opportunity. Any future development would require us to obtain additional financing.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of our results of operations and liquidity and capital resources are based on our consolidated financial statements. Our consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America. Certain of our accounting policies require that management apply significant judgment in defining the appropriate assumptions integral to financial estimates. On an ongoing basis, management evaluates those estimates, including those relating to the estimated lives of depreciable assets, asset impairment, allowances for doubtful accounts, accruals for customer loyalty rewards, self insurance, contingencies, litigation and other items. Judgments are based on historical experience, terms of existing contracts, industry trends and information available from outside sources, as appropriate. However, by their nature, judgments are subject to an inherent degree of uncertainty, and therefore actual results could differ from our estimates.

Development, Construction and Property and Equipment Estimates

During the construction and development of a resort, pre-opening or start-up costs are expensed when incurred. In connection with the construction and development of our properties, significant start-up costs are incurred and charged to pre-opening costs through their respective openings. Once our properties open, expenses associated with the opening of the resorts are no longer charged as pre-opening costs.

During the construction and development stage, direct costs such as those incurred for the design and construction of our properties, including applicable portions of interest, are capitalized. Accordingly, the recorded amounts of property and equipment increase significantly during construction periods. Depreciation expense related to capitalized construction costs is recognized when the related assets are placed in service. Upon the opening of our properties, we begin recognizing depreciation expense on the resort’s fixed assets.

The remaining estimated useful lives of assets are periodically reviewed and adjusted as necessary.

Costs of repairs and maintenance are charged to expense when incurred. The cost and accumulated depreciation of property and equipment retired or otherwise disposed of are eliminated from the respective accounts and any resulting gain or loss is included in operating income or loss.

We also evaluate our property and equipment and other long-lived assets for impairment in accordance with accounting standards for the impairment or disposal of long-lived assets. For assets to be disposed of, we recognize the asset at the lower of carrying value or fair market value less costs of disposal, as estimated based on comparable asset sales, solicited offers, or a discounted cash flow model. For assets to be held and used, we review for impairment whenever indicators of impairment exist. In reviewing for impairment we compare the estimated future cash flows of the asset, on an undiscounted basis, to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then an impairment is recorded based on the fair value of the asset, typically measured using a discounted cash flow model. If an asset is still under development, future cash flows include remaining construction costs. All recognized impairment losses, whether for assets to be disposed of or assets to be held and used, are recorded as operating expenses.

Allowance for Estimated Doubtful Accounts Receivable

A substantial portion of our outstanding receivables relate to casino credit play. Credit play, through the issuance of markers, represents a significant portion of the table games volume at Wynn Las Vegas and Encore. We maintain strict controls over the issuance of markers and aggressively pursue collection from those customers who fail to pay their balances in a timely fashion. These collection efforts may include the mailing of statements and delinquency notices, personal contacts, the use of outside collection agencies, and litigation. Markers are generally legally enforceable instruments in the United States. Markers are not legally enforceable instruments in some foreign countries, but the United States assets of foreign customers may be used to satisfy judgments entered in the United States. At March 31, 2010, December 31, 2009 and December 31, 2008, approximately 71%, 68% and 69%, respectively, of our casino accounts receivable were owed by customers from foreign countries, primarily in Asia. The collectability of markers given by foreign customers is affected by a number of factors including changes in currency exchange rates, business or economic conditions or other significant events in the customers’ home countries.

We regularly evaluate our reserve for bad debts based on a specific review of customer accounts as well as management’s prior experience with collection trends in the casino industry and current economic and business conditions. The following table presents key statistics related to our casino accounts receivables (amounts in thousands):

	March 31, 2010	December 31, 2009	December 31, 2008
Casino accounts receivable	$162,427	$149,786	$142,515
Allowance for doubtful casino accounts receivable	$71,448	$66,328	$64,530
Allowance as a percentage of casino accounts receivable	44.0%	44.3%	45.3%
Percentage of casino accounts receivable outstanding over 180 days	35.3%	37.9%	31.0%

Our reserve for doubtful casino accounts receivable is based on our estimates of amounts collectible and depends on the risk assessments and judgments by our employees regarding realizability, the state of the economy and our credit policy.

At March 31, 2010, a 100 basis-point change in the allowance for doubtful accounts as a percentage of casino accounts receivable would change the provision for doubtful accounts by approximately $1.6 million.

As our customer payment experience evolves, we will continue to refine our estimated reserve for bad debts. Accordingly, the associated provision for doubtful accounts charge may fluctuate. Because individual customer account balances can be significant, the reserve and the provision can change significantly between periods, as we become aware of additional information about a customer or changes in a region’s economy or legal system.

Derivative Financial Instruments

We seek to manage our market risk, including interest rate risk associated with variable rate borrowings, through balancing fixed-rate and variable-rate borrowings and the use of derivative financial instruments. We account for derivative financial instruments in accordance with applicable accounting standards. Derivative financial instruments are recognized as assets or liabilities, with changes in fair value affecting net income or comprehensive income, as applicable. As of March 31, 2010, changes in the swap fair values are being recorded in our Consolidated Statements of Operations, as the swaps do not qualify for hedge accounting.

We measure the fair value of our interest rate swaps on a recurring basis. Accounting standards establish a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. We categorize these swap contracts as Level 2. The fair value approximates the amount we would receive (pay) if these contracts were settled at the respective valuation dates. Fair value is estimated based upon current, and predictions of future, interest rate levels along a yield curve, the remaining duration of the instruments and other market conditions, and therefore is subject to significant estimation and a high degree of variability of fluctuation between periods. We adjust this amount by applying a non-performance valuation, considering our creditworthiness or the creditworthiness of our counterparties at each settlement date, as applicable.

Share-Based Compensation

Accounting standards for share-based payments establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services or incurs a liability in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. It requires an entity to measure the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and recognize that cost over the service period. We use the Black-Scholes valuation model to value the equity instruments issued by Wynn Resorts. The Black-Scholes valuation model uses assumptions of expected volatility, risk-free interest rates, the expected term of options granted, and expected rates of dividends. Management determines these assumptions by reviewing current market rates, making industry comparisons and reviewing conditions relevant to our Company.

The expected volatility and expected term assumptions can significantly impact the fair value of stock options. We believe that the valuation techniques and the approach utilized to develop our assumptions are appropriate in calculating the fair value of the options granted by Wynn Resorts. We estimate the expected stock price volatility using a combination of implied and historical factors related to Wynn Resorts’ stock price in accordance with applicable accounting standards. As Wynn Resorts’ stock price fluctuates, this estimate will change. For example, a 10% change in the volatility assumption for 2009 would have resulted in an approximate $1.8 million change in fair value. Expected term represents the estimated average time between the option’s grant date and its exercise date. Because of Wynn Resorts’ limited trading history as a public company we have elected to use the simplified method prescribed by applicable accounting standards, for companies with a limited trading history to estimate the expected term. Once Wynn Resorts has sufficient trading history, we will estimate the expected term using historical experience for options that have been granted to employees within Wynn Resorts’ stock option plan. A 10% change in the expected term assumption for 2009 would have resulted in an approximate $1.0 million change in fair value. These assumed changes in fair value would have been recognized over the vesting schedule of such awards.

Accounting standards also require the classification of stock compensation expense in the same financial statement line items as cash compensation, and therefore impacts our departmental expenses (and related operating margins), pre-opening costs and construction in progress for our development projects, and our general and administrative expenses (including corporate expenses).

For the three months ended March 31, 2010 and 2009, the Company recorded $2.9 million and $2.2 million, respectively, in share-based compensation with a corresponding credit to contributed capital.

Significant Judgmental Accruals

We estimate liabilities for certain self-insurance, customer loyalty program reward redemptions, contingencies, claims and litigation and other items, as appropriate. Management determines the adequacy of these estimates by reviewing the expected trends and from industry experience and adjusts the assumptions utilized as necessary.

Recently Issued Accounting Standards

In June 2009, the Financial Accounting Standards Board (the “FASB”) issued new accounting standards regarding the consolidation of variable interest entities. These new accounting standards address the effects of elimination of the qualifying special-purpose entity concept from previous standards. These new accounting standards amend previous guidance in determining whether an enterprise has a controlling financial interest in a variable interest entity. This determination identifies the primary beneficiary of a variable interest entity as the enterprise that has both the power to direct the activities of a variable interest entity that most significantly impacts the entity’s economic performance and the ability to absorb losses or the right to receive benefits of the entity that could potentially be significant to the variable interest entity. These new accounting standards are effective January 1, 2010. The adoption of these new accounting standards did not have a material effect on our consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices.

Interest Rate Risks

Our primary exposure to market risk is interest rate risk associated with our debt facilities that bear interest based on floating rates. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing Activities.” We attempt to manage interest rate risk by managing the mix of long-term fixed rate borrowings and variable rate borrowings supplemented by hedging activities as believed by us to be appropriate. We cannot be sure that these risk management strategies have had the desired effect, and interest rate fluctuations could have a negative impact on our results of operations.

The following table provides estimated future cash flow information derived from our best estimates of repayments at December 31, 2009 on our expected long-term indebtedness. However, we cannot predict the LIBOR rate that will be in effect in the future. As of December 31, 2009, such rates were at historic lows. Actual rates will vary. The one-month LIBOR rate at December 31, 2009 of 0.23% was used for all variable rate calculations in the table below.

	As of December 31,
	2010	2011	2012	2013	2014	Thereafter	Total
	(in millions)
Long-term debt:
Fixed rate	—	—	—	—	$1,700.0	$500.0	$2,200.0
Average interest rate	—	—	—	—	6.6%	7.9%	6.9%
Variable rate	$1.1	$1.4	$41.6	$294.3	$1.4	$31.5	$371.3
Average interest rate	1.5%	1.5%	2.1%	3.1%	1.5%	1.5%	2.8%

Interest Rate Swaps

As of March 31, 2010, we have one interest rate swap agreement to hedge a portion of the underlying interest rate risk on borrowings under the Wynn Las Vegas Credit Agreement. Under this swap agreement, we pay a fixed interest rate of 2.485% on borrowings of $250 million incurred under the Wynn Las Vegas Credit Agreement in exchange for receipts on the same amount at a variable interest rate based on the applicable LIBOR at the time of payment. This interest rate swap fixes the interest rate on $250 million of borrowings under the Wynn Las Vegas Credit Agreement at approximately 5.485%. This interest rate swap agreement matures in November 2012. Changes in the fair value of this interest rate swap have and will continue to be recorded as an increase/ (decrease) in swap fair value in our Consolidated Statements of Operations as the swap does not qualify for hedge accounting.

As of March 31, 2010, our interest rate swap had an approximate liability fair value of $6.5 million and is included in long-term liabilities in the accompanying Consolidated Balance Sheets. The fair value approximates the amount we would have paid if this contract had settled at the valuation date. Fair value is estimated based upon current, and predictions of future, interest rate levels along a yield curve, the remaining duration of the instruments and other market conditions, and therefore, is subject to significant estimation and a high degree of variability of fluctuation between periods.

Other Interest Rate Swap Information

The following table provides information about our interest rate swaps, by contractual maturity dates, as of December 31, 2009 and using estimated future LIBOR rates based upon implied forward rates in the yield curve.

	Years Ending December 31, Expected Maturity Date
	2010	2011	2012	2013	2014	Thereafter	Total
	(in millions)
Average notional amount	$—	$—	$250.0	$—	$—	$—	$250.0
Average pay rate	—	—	2.49%	—	—	—	2.49%
Average receive rate	—	—	1.91%	—	—	—	1.91%

We do not use derivative financial instruments, other financial instruments or derivative commodity instruments for trading or speculative purposes.

Interest Rate Sensitivity

As of March 31, 2010, approximately 95% of our long-term debt was based on fixed rates, including the notional amount related to our interest rate swap. Based on our borrowings as of March 31, 2010, an assumed 1% change in variable rates would cause our annual interest cost to change by $1.2 million.

BUSINESS

General

Wynn Las Vegas, LLC owns and operates Wynn Las Vegas, a destination casino resort on the Strip in Las Vegas, Nevada, and Encore, which is located adjacent to and is connected with Wynn Las Vegas. Wynn Las Vegas, LLC was formed on April 17, 2001 as a Nevada limited liability company. The sole member of the Wynn Las Vegas, LLC is Wynn Holdings. The sole member of Wynn Holdings is Wynn Resorts.

Wynn Capital is a wholly owned subsidiary of Wynn Las Vegas, LLC, incorporated on June 3, 2002, solely for the purpose of obtaining financing for Wynn Las Vegas. Wynn Capital is authorized to issue 2,000 shares of common stock, par value $0.01. At December 31, 2009, Wynn Las Vegas, LLC owned the one share that was issued and outstanding. Wynn Capital has neither any significant net assets nor any operating activity. Its sole function is to serve as the co-issuer of the 2020 notes, the 2017 notes and the 2014 notes.

Due to a number of factors, including disruptions in global economies, stagnant credit markets, and reduced consumer spending, 2009 was a difficult year for the U.S. casino resort business. Auto traffic into Las Vegas, airline capacity and air travel to McCarran International Airport has declined, resulting in lower casino volumes and a reduced demand for hotel rooms. The current adverse global economic conditions, as well as the addition of new supply in late 2009, will likely continue to cause us to experience lower than historical hotel occupancy rates, room rates, casino volumes and profitability.

We commenced operations with the opening of Wynn Las Vegas on April 28, 2005. We opened Encore on December 22, 2008. Prior to April 28, 2005, we were solely a development stage company.

Wynn Las Vegas

Wynn Las Vegas opened on April 28, 2005. Wynn Las Vegas offers exceptional accommodations, amenities and service with 2,716 rooms and suites, including 36 fairway villas and 6 private-entry villas for our premium guests. The Tower Suites at Wynn Las Vegas has received both the Forbes five-star and AAA five-diamond distinctions for 2010. The Spa at Wynn Las Vegas earned five-star recognition from Forbes for the second year in a row. The Spa at Wynn Las Vegas and the Spa at Encore are the only spas in Las Vegas to be recognized with the Forbes five-star award.

The approximately 110,000 square foot casino features approximately 140 table games, a baccarat salon, private VIP gaming rooms, a poker room, approximately 1,875 slot machines, and a race and sports book. The resort’s 22 food and beverage outlets feature six fine dining restaurants, including restaurants helmed by award winning chefs. Wynn Las Vegas also offers two nightclubs, a spa and salon, a Ferrari and Maserati automobile dealership, wedding chapels, an 18-hole golf course, approximately 223,000 square feet of meeting space and an approximately 74,000 square foot retail promenade featuring boutiques from Alexander McQueen, Brioni, Cartier, Chanel, Dior, Graff, Louis Vuitton, Manolo Blahnik, Oscar de la Renta and Vertu. Wynn Las Vegas also has a showroom which features “Le Rêve”, a water-based theatrical production. We believe that the unique experience of Wynn Las Vegas drives the significant visitation experienced since opening.

Encore

Encore is located immediately adjacent to and is connected with Wynn Las Vegas and features a 2,034 all-suite hotel as well as an approximately 76,000 square foot casino with approximately 80 table games, a baccarat salon, private VIP gaming rooms, approximately 800 slot machines and a sports book. In its first full year of operations, the Encore Tower Suites has received both the Forbes five-star and AAA five-diamond awards. The Spa at Encore also earned five-star recognition from Forbes. The resort’s 12 food and beverage outlets include five restaurants, many of which feature award winning chefs. Encore also offers a night club, a spa and salon, approximately 60,000 square feet of meeting space and approximately 27,000 square feet of upscale retail outlets featuring boutiques from Hermes, Chanel and others. The Encore Theater featured several headliner entertainment acts during 2009, including the return of Garth Brooks. Our agreement with Garth Brooks provides for the performance of 300 shows in the Encore Theater before 2014, but is cancelable by either party under certain conditions.

Construction is currently underway to replace Encore’s porte-cochere on Las Vegas Boulevard with the Encore Beach Club that will feature pools, food and beverage, and nightlife offerings. The total project budget for the Encore Beach Club is approximately $68 million. The Beach Club opened on May 28, 2010.

Construction and Other Development

In the ordinary course of our business, in response to market developments and customer preferences, we have made and continue to make certain enhancements and refinements to Wynn Las Vegas and Encore. We have incurred and will continue to incur these capital expenditures at Wynn Las Vegas and Encore.

Approximately 142 acres of land adjacent to both Wynn Las Vegas and Encore is currently improved with a golf course. While we may develop this property in the future, due to the economic environment and certain restrictions in our credit facilities, we have no immediate plans to do so.

We continually seek out new opportunities for additional gaming or related businesses, in Las Vegas, other markets in the United States and worldwide.

Our Strategy

We believe that Steve Wynn is the preeminent designer, developer and operator of destination casino resorts and has developed brand name status. Mr. Wynn’s involvement with our casino resorts provides a distinct advantage over other gaming enterprises. We integrate luxurious surroundings, distinctive entertainment and superior amenities, including fine dining and premium retail offerings, to create resorts that appeal to a variety of customers.

Our properties were designed and built to provide a premium experience. Wynn Las Vegas and Encore are positioned as full-service luxury resorts and casinos in the leisure, convention and tour and travel industries. We market these resorts directly to gaming customers using database marketing techniques, as well as traditional incentives, including reduced room rates and complimentary meals and suites. Our rewards system offers discounted and complimentary meals, lodging and entertainment for our guests. We also create general market awareness for our properties through various media channels, including television, radio, newspapers, magazines, the internet, direct mail and billboards.

Mr. Wynn and his team bring significant experience in designing, developing and operating casino resorts. The senior executive team has an average of approximately 25 years of experience in the hotel and gaming industries. We also have an approximately 70-person design, development and construction affiliate, the senior management of which has significant experience in all major construction disciplines.

Market and Competition

Las Vegas

Las Vegas is the largest gaming market in the United States. The casino/hotel industry in Las Vegas is highly competitive and, prior to the recent economic conditions and interruption in projects under development, had undergone a period of exceptional growth, particularly with the addition of projects targeting the premium customer. Wynn Las Vegas and Encore are located on the Las Vegas Strip and compete with other high-quality resorts and hotel casinos on the Strip, those in downtown Las Vegas, as well as a large number of hotels in and near Las Vegas. Many competing properties, such as the Bellagio, Caesars Palace, Luxor Hotel and Casino, Mandalay Bay Resort & Casino, The Mirage, New York-New York Hotel and Casino, Paris Las Vegas, Treasure Island, The Venetian, The Palazzo, the recently opened City Center and others, draw a significant number of visitors and directly compete with our operations. We seek to differentiate Wynn Las Vegas and Encore from other major Las Vegas resorts by concentrating on our fundamental elements of design, atmosphere, personal service and luxury.

Wynn Las Vegas and Encore face additional competition from new multi-billion dollar resorts including, without limitation, City Center which added approximately 6,000 rooms in 2009. Cosmopolitan, a $3.9 billion condo/hotel/casino resort located on the Las Vegas Strip, and the remaining phases of City Center are expected to open in 2010.

Wynn Las Vegas and Encore also compete, to some extent, with other hotel/casino facilities in Nevada and Atlantic City, riverboat gaming facilities in other states, casino facilities on Native American lands and elsewhere in the world, as well as state lotteries and other forms of gaming. In addition, the legalization of casino gaming in or near metropolitan areas from which we attract customers could have a negative effect on our business. New or renovated casinos in Asia, including our properties in Macau, could draw Asian gaming customers away from Las Vegas.

During 2009, the economic environment in the gaming and hotel markets in Las Vegas continued to experience declines including among other things, a 3.0% decrease in visitation to 36.4 million visitors, a 9.4% decrease in Las Vegas Strip gaming revenue and a 22% decrease in average daily room rates, all as compared to the year ended December 2008. We, along with our competitors, have responded to the deterioration in consumer spending by aggressively marketing and pricing our Las Vegas offerings.

Current Economic and Operating Environment

Due to a number of factors affecting consumers, including a slowdown in global economies, contracting credit markets and reduced consumer spending, the outlook for the gaming, travel and entertainment industries continues to remain highly uncertain. This slow down was particularly significant in the fourth quarter of 2008 and has continued throughout the first quarter of 2010. Based on our experience over this past year and current market conditions, we believe that our operations will continue to experience lower than historical hotel occupancy rates, room rates, casino volumes and departmental profitability. Significant new supply in Las Vegas has and will continue to put additional pressure on occupancy and room rates during 2010.

As a result of the current economic and market conditions, we have focused on efficiency initiatives that we began implementing at our resort complex and corporate offices in early 2009. We continually review the cost structure of our operating properties and corporate offices to identify further opportunities to reduce costs.

Regulation and Licensing

Introduction. The gaming industry is highly regulated. Gaming registrations, licenses and approvals, once obtained, can be suspended or revoked for a variety of reasons. We cannot assure you that we will obtain all required registrations, licenses and approvals on a timely basis or at all, or that, once obtained, the registrations, findings of suitability, licenses and approvals will not be suspended, conditioned, limited or revoked. If we ever are prohibited from operating Wynn Las Vegas, Encore or any other property we may own and operate in the future, we would, to the extent permitted by law, seek to recover our investment by selling the property affected, but we cannot assure you that we would recover its full value.

The ownership and operation of casino gaming facilities in the State of Nevada are subject to the Nevada Gaming Control Act and the regulations made under the Act, as well as to various local ordinances. Our properties are subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Clark County Liquor and Gaming Licensing Board, which we refer to herein collectively as the “Nevada Gaming Authorities.”

Policy Concerns of Gaming Laws. The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy. Such public policy concerns include, among other things:

•	preventing unsavory or unsuitable persons from being directly or indirectly involved with gaming at any time or in any capacity;

•	establishing and maintaining responsible accounting practices and procedures;

•

maintaining effective controls over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and safeguarding assets and revenue, providing reliable recordkeeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;

•	preventing cheating and fraudulent practices; and

•	providing a source of state and local revenue through taxation and licensing fees.

Changes in applicable laws, regulations and procedures could have significant negative effects on Wynn Las Vegas’ gaming operations and our financial condition and results of operations.

Owner and Operator Licensing Requirements. Wynn Las Vegas, LLC, as the owner and operator of Wynn Las Vegas and Encore, has been approved by the Nevada Gaming Authorities as a limited liability company licensee, referred to as a company licensee, which includes approval to conduct casino gaming operations, including a race book and sports pool and pari-mutuel wagering. These gaming licenses are not transferable.

Company Registration Requirements. Wynn Resorts was found suitable by the Nevada Gaming Commission to own the equity interests of Wynn Holdings and to be registered by the Nevada Gaming Commission as a publicly traded corporation, referred to as a registered company, for the purposes of the Nevada Gaming Control Act. Wynn Holdings was found suitable by the Nevada Gaming Commission to own the equity interests of Wynn Las Vegas, LLC and to be registered by the Nevada Gaming Commission as an intermediary company. In addition to being licensed, Wynn Las Vegas, LLC, as an issuer of debt securities that were registered with the SEC, also qualified as a registered company. Wynn Capital., a co-issuer of the debt securities, was not required to be registered or licensed, but may be required to be found suitable as a lender or financing source.

Periodically, we are required to submit detailed financial and operating reports to the Nevada Gaming Commission and provide any other information that the Nevada Gaming Commission may require. Substantially all of our material loans, leases, sales of securities and similar financing transactions must be reported to, and/or approved by, the Nevada Gaming Commission.

Individual Licensing Requirements. No person may become a stockholder or member of, or receive any percentage of the profits of, an intermediary company or company licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. The Nevada Gaming Authorities may investigate any individual who has a material relationship to or material involvement with us to determine whether the individual is suitable or should be licensed as a business associate of a gaming licensee. Certain of our officers, directors and key employees have been or may be required to file applications with the Nevada Gaming Authorities and are or may be required to be licensed or found suitable by the Nevada Gaming Authorities. All applications required as of the date of this prospectus have been filed. However, the Nevada Gaming Authorities may require additional applications and may also deny an application for licensing for any reason which they deem appropriate. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. An applicant for licensing or an applicant for a finding of suitability must pay or must cause to be paid all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensing, the Nevada Gaming Authorities have the jurisdiction to disapprove a change in a corporate position.

If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. In addition, the Nevada Gaming Commission may require us to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Nevada.

Consequences of Violating Gaming Laws. If the Nevada Gaming Commission determines that we have violated the Nevada Gaming Control Act or any of its regulations, it could limit, condition, suspend or revoke our registrations and gaming license. In addition, we and the persons involved could be subject to substantial fines for each separate violation of the Nevada Gaming Control Act, or of the regulations of the Nevada Gaming Commission, at the discretion of the Nevada Gaming Commission. Further, the Nevada Gaming Commission could appoint a supervisor to operate Wynn Las Vegas and Encore and, under specified circumstances, earnings generated during the supervisor’s appointment (except for the reasonable rental value of the premises) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any of our gaming licenses and the appointment of a supervisor could, and revocation of any gaming license would, have a significant negative effect on our gaming operations.

Requirements for Voting or Nonvoting Securities Holders. Regardless of the number of shares held, any beneficial owner of a registered company’s voting or nonvoting securities may be required to file an application, be investigated and have that person’s suitability as a beneficial owner of voting securities determined if the Nevada Gaming Commission has reason to believe that the ownership would be inconsistent with the declared policies of the State of Nevada. If the beneficial owner of the voting or nonvoting securities of Wynn Resorts who must be found suitable is a corporation, partnership, limited partnership, limited liability company or trust, it must submit detailed business and financial information including a list of its beneficial owners. The applicant must pay all costs of the investigation incurred by the Nevada Gaming Authorities in conducting any investigation.

The Nevada Gaming Control Act requires any person who acquires more than 5% of the voting securities of a registered company to report the acquisition to the Nevada Gaming Commission. The Nevada Gaming Control Act requires beneficial owners of more than 10% of a registered company’s voting securities to apply to the Nevada Gaming Commission for a finding of suitability within 30 days after the Chairman of the Nevada State Gaming Control Board mails the written notice requiring such filing. However, an “institutional investor,” as defined in the Nevada Gaming Control Act, which beneficially owns more than 10% but not more than 11% of a registered company’s voting securities as a result of a stock repurchase by the registered company may not be required to file such an application. Further, an institutional investor which acquires more than 10%, but not more than 25%, of a registered company’s voting securities may apply to the Nevada Gaming Commission for a waiver of a finding of suitability if the institutional investor holds the voting securities for investment purposes only. An institutional investor that has obtained a waiver may hold more than 25% but not more than 29% of a registered company’s voting securities and maintain its waiver where the additional ownership results from a stock repurchase by the registered company. An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the registered company, a change in the corporate charter, bylaws, management, policies or operations of the registered company, or any of its gaming affiliates, or any other action which the Nevada Gaming Commission finds to be inconsistent with holding the registered company’s voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include:

•	voting on all matters voted on by stockholders or interest holders;

•	making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and

•	other activities that the Nevada Gaming Commission may determine to be consistent with such investment intent.

The articles of incorporation of Wynn Resorts include provisions intended to assist its implementation of the above restrictions.

Consequences of Being Found Unsuitable. Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Gaming Commission or by the Chairman of the Nevada State Gaming Control Board, or who refuses or fails to pay the investigative costs incurred by the Nevada Gaming Authorities in connection with the investigation of its application, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of any voting security or debt security of a registered company beyond the period of time as may be prescribed by the Nevada Gaming Commission may be guilty of a criminal offense. We will be subject to disciplinary action if, after we receive notice that a person is unsuitable to hold an equity interest or to have any other relationship with us, we:

•	pay that person any dividend or interest upon any voting securities;

•	allow that person to exercise, directly or indirectly, any voting right held by that person relating to Wynn Resorts;

•	pay remuneration in any form to that person for services rendered or otherwise; or,

•

fail to pursue all lawful efforts to require the unsuitable person to relinquish such person’s voting securities including, if necessary, the immediate purchase of the voting securities for cash at fair market value.

Gaming Laws Relating to Debt Securities Ownership. The Nevada Gaming Commission may, in its discretion, require the owner of any debt or similar securities of a registered company, to file applications, be investigated and be found suitable to own the debt or other security of the registered company if the Nevada Gaming Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the Nevada Gaming Commission decides that a person is unsuitable to own the security, then under the Nevada Gaming Control Act, the registered company can be sanctioned, including the loss of its approvals if, without the prior approval of the Nevada Gaming Commission, it:

•	pays to the unsuitable person any dividend, interest or any distribution whatsoever;

•	recognizes any voting right by the unsuitable person in connection with the securities;

•	pays the unsuitable person remuneration in any form; or

•	makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

Approval of Public Offerings. We may not make a public offering without the prior approval of the Nevada Gaming Commission if the proceeds from the offering are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for those purposes or for similar transactions. On March 19, 2009, the Nevada Gaming Commission granted us prior approval, subject to certain conditions, to make public offerings for a period of two years (the “Shelf Approval”). The Shelf Approval also applies to any affiliated company wholly owned by us which is a publicly traded corporation or would thereby become a publicly traded corporation pursuant to a public offering. The Shelf Approval may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada State Gaming Control Board. The Shelf Approval does not constitute a finding, recommendation or approval by any of the Nevada Gaming Authorities as to the accuracy or adequacy of the offering memorandum or the investment merits of the securities. Any representation to the contrary is unlawful.

Approval of Changes in Control. A registered company must obtain the prior approval of the Nevada Gaming Commission with respect to a change in control through merger; consolidation; stock or asset acquisitions; management or consulting agreements; or any act or conduct by a person by which the person obtains control of the registered company.

Entities seeking to acquire control of a registered company must satisfy the Nevada State Gaming Control Board and Nevada Gaming Commission with respect to a variety of stringent standards before assuming control of the registered company. The Nevada Gaming Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.

Approval of Defensive Tactics. The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada corporate gaming licensees or affecting registered companies that are affiliated with the operations of Nevada gaming licensees may be harmful to stable and productive corporate gaming. The Nevada Gaming Commission has established a regulatory scheme to reduce the potential adverse effects of these business practices upon Nevada’s gaming industry and to further Nevada’s policy in order to:

•	assure the financial stability of corporate gaming licensees and their affiliated companies;

•	preserve the beneficial aspects of conducting business in the corporate form; and

•	promote a neutral environment for the orderly governance of corporate affairs.

Approvals may be required from the Nevada Gaming Commission before a registered company can make exceptional repurchases of voting securities above its current market price and before a corporate acquisition opposed by management can be consummated. The Nevada Gaming Control Act also requires prior approval of a plan of recapitalization proposed by a registered company’s board of directors in response to a tender offer made directly to its stockholders for the purpose of acquiring control.

Fees and Taxes. License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the licensed subsidiaries’ respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable monthly, quarterly or annually and are based upon:

•	a percentage of the gross revenue received;

•	the number of gaming devices operated; or

•	the number of table games operated.

A live entertainment tax also is imposed on admission charges and sales of food, beverages and merchandise where live entertainment is furnished.

Foreign Gaming Investigations. Any person who is licensed, required to be licensed, registered, required to be registered in Nevada, or is under common control with such persons (collectively, “licensees”), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada State Gaming Control Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada State Gaming Control Board of the licensee’s or registrant’s participation in such foreign gaming. The revolving fund is subject to increase or decrease at the discretion of the Nevada Gaming

Commission. Licensees and registrants are required to comply with the foreign gaming reporting requirements imposed by the Nevada Gaming Control Act. A licensee or registrant is also subject to disciplinary action by the Nevada Gaming Commission if it:

•	knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation;

•	fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations;

•

engages in any activity or enters into any association that is unsuitable because it poses an unreasonable threat to the control of gaming in Nevada, reflects or tends to reflect, discredit or disrepute upon the State of Nevada or gaming in Nevada, or is contrary to the gaming policies of Nevada;

•	engages in activities or enters into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees; or

•	employs, contracts with or associates with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of unsuitability.

Licenses for Conduct of Gaming and Sale of Alcoholic Beverages. The conduct of gaming activities and the service and sale of alcoholic beverages at Wynn Las Vegas and Encore are subject to licensing, control and regulation by the Clark County Liquor and Gaming Licensing Board, which has granted Wynn Las Vegas, LLC, licenses for such purposes. In addition to approving Wynn Las Vegas, LLC, the Clark County Liquor and Gaming Licensing Board has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming license. Clark County gaming and liquor licenses are not transferable. The County has full power to limit, condition, suspend or revoke any license. Any disciplinary action could, and revocation would, have a substantial negative impact upon our operations.

Seasonality

We may experience fluctuations in revenues and cash flows from month to month, however, we do not believe that our business is materially impacted by seasonality.

Employees

As of March 31, 2010, we had a total of approximately 12,200 employees.

During 2006, we entered into a collective bargaining agreement with the Culinary and Bartenders Union local covering approximately 5,800 of our employees. In May 2007, the dealers at Wynn Las Vegas elected the Transportation Workers Union to represent them. Contract negotiations have concluded with the only remaining item being the duration of the contract. The negotiated agreement is subject to ratification by the bargaining unit and the Transportation Workers Union has advised us that they have recommended ratification to the affected employees. Certain other unions may seek to organize the workers at Wynn Las Vegas and Encore. Unionization, pressure to unionize, or other forms of collective bargaining could increase our labor costs.

Intellectual Property

Our most important marks are our trademarks and service marks that use the name “WYNN”. Wynn Holdings has filed applications with the PTO and various foreign patent and trademark registries, to register a variety of the WYNN-related trademarks and service marks in connection with a variety of goods and services. These marks include “WYNN LAS VEGAS” and “ENCORE”. Some of the applications are based upon ongoing use and others are based upon a bona fide intent to use the marks in the future.

A common element of most of these marks is the use of the surname, “WYNN.” As a general rule, a surname (or a mark primarily constituting a surname) is not registerable unless the surname has acquired “secondary meaning.” To date, Wynn Holdings has been successful in demonstrating to the PTO such secondary meaning for the Wynn name in certain of the applications based upon Mr. Wynn’s prominence as a resort developer.

Federal registrations are not completely dispositive of the right to such marks. Third parties who claim prior rights with respect to similar marks may nonetheless challenge our right to obtain registrations or our use of the marks and seek to overcome the presumptions afforded by such registrations.

We have also filed applications with various foreign patent and trademark registries including registries in Macau, China, Singapore, Hong Kong, Taiwan, Japan, certain European countries and various other jurisdictions throughout the world to register a variety of WYNN-related trademarks and service marks in connection with a variety of goods and services. These marks include many of the same marks filed with the PTO and include “WYNN LAS VEGAS” and “ENCORE”. Some of the applications are based upon ongoing use and others are based upon a bona fide intent to use the marks in the future.

We recognize that our intellectual property assets, especially the logo version of “WYNN”, are among our most valuable assets. As a result, and in connection with expansion of our resort and gaming activities outside the United States, we have undertaken a program to register our trademarks and other intellectual property rights in all relevant jurisdictions. We have retained counsel and intend to take all steps necessary to not only acquire, but protect our intellectual property rights against unauthorized use throughout the world.

On August 6, 2004, Wynn Holdings entered into agreements with Mr. Wynn that confirm and clarify its rights to use the “Wynn” name and Mr. Wynn’s persona in connection with our casino resorts. Under a Surname Rights Agreement, Mr. Wynn has granted Wynn Holdings an exclusive, fully paid-up, perpetual, worldwide license to use, and to own and register trademarks and service marks incorporating, the “Wynn” name for casino resorts and related businesses, together with the right to sublicense the name and marks to our affiliates. Under a Rights of Publicity License, Mr. Wynn has granted Wynn Holdings the exclusive, royalty-free, worldwide right to use his full name, persona and related rights of publicity for casino resorts and related businesses, together with the ability to sublicense the persona and publicity rights to our affiliates, until October 24, 2017. Wynn Holdings has entered into sublicense agreements with us relating to our use of Mr. Wynn’s name and persona, as well as other intellectual property.

Description of Property

Las Vegas Land

We currently own approximately 240 acres of land on or near the Las Vegas Strip. This consists of approximately 75 acres at the northeast corner of the intersection of Las Vegas Boulevard and Sands Avenue on which Wynn Las Vegas and Encore are located, the approximately 142-acre golf course behind Wynn Las Vegas, approximately 5 acres adjacent to the golf course on which an office building is located and approximately 18 acres located across from the Wynn Las Vegas site at Koval Lane and Sands Avenue, a portion of which is improved with an employee parking garage. Our Las Vegas property, with limited exceptions, is encumbered by a first priority security interest in favor of our lenders under the 2020 notes, the 2017 notes, the 2014 notes and our credit facilities.

Las Vegas Water Rights

We own approximately 834 acre-feet of permitted and certificated water rights, which we currently use to irrigate the golf course. We also own approximately 151.5 acre-feet of permitted and certificated water rights for commercial use. There are significant cost savings and conservation benefits associated with using water supplied pursuant to our water rights. We anticipate using our water rights to support future development of the golf course land.

Legal Proceedings

We are occasionally party to lawsuits. As with all litigation, no assurance can be provided as to the outcome of such matters and we note that litigation inherently involves significant costs. We are not currently party to any material legal proceedings.

MANAGEMENT

Directors and Executive Officers

We are a wholly owned subsidiary of Wynn Holdings. Wynn Holdings is a wholly owned subsidiary of Wynn Resorts. The following table sets forth the directors, executive officers and certain key management personnel of Wynn Resorts and certain of its subsidiaries as of March 1, 2010. All directors hold their positions until their terms expire and until their respective successors are elected and qualified. Executive officers are appointed by the Board of Directors of Wynn Resorts and serve at the discretion of the Board of Directors, subject to applicable employment agreements.

Name	Age	Position
Stephen A. Wynn	68	Chairman of the Board and Chief Executive Officer
Kazuo Okada	67	Vice Chairman of the Board
Linda Chen	43	President, Wynn International Marketing, Ltd. and Director
Russell Goldsmith	60	Director
Robert J. Miller	64	Director
John A. Moran	78	Director
Alvin V. Shoemaker	71	Director
Ray R. Irani	75	Director
D. Boone Wayson	57	Director
Elaine P. Wynn	67	Director
Allan Zeman	61	Director
Marc D. Schorr	62	Chief Operating Officer
John Strzemp	58	Executive Vice President—Chief Administrative Officer
Ian M. Coughlan	50	President, Wynn Macau
Matt Maddox	34	Chief Financial Officer and Treasurer
Andrew Pascal	44	President, Wynn Las Vegas, LLC
Scott Peterson	43	Senior Vice President and Chief Financial Officer, Wynn Las Vegas, LLC
Kim Sinatra	49	Senior Vice President, General Counsel and Secretary
Robert Gansmo	40	Vice President and Chief Financial Officer, Wynn Resorts (Macau), S.A.

Set forth below is certain information regarding each of the directors and the non-director executive officers and certain key management personnel of Wynn Resorts.

Directors

Class I Directors (Terms expire at the 2012 Annual Meeting of Stockholders)

Linda Chen. Ms. Chen, 43, has served as a director of Wynn Resorts since October 2007. Ms. Chen serves as the President of Wynn International Marketing, Limited, a wholly-owned indirect subsidiary of Wynn Resorts, a position she has held since January 2005. In addition, Ms. Chen is the Chief Operating Officer of Wynn Resorts (Macau), S.A., a wholly owned indirect subsidiary of Wynn Resorts, a role she has served in since June 2002, and is a member of the Board of Directors of Wynn Macau. Ms. Chen is responsible for managing the Wynn Resorts’ global marketing efforts and is involved in the operations and strategic development of Wynn Macau. Ms. Chen has a Bachelor of Science degree in Hotel Administrations from Cornell University and is a graduate of the Stanford Graduate School of Business Executive Development Program.

Ms. Chen’s insights and experience as the primary marketing executive for Wynn Resorts’ Asian operations contributes to the Board’s ability to evaluate and make informed decisions that affect those operations. This experience becomes ever more important to Wynn Resorts and its stockholders as the percentage of the Wynn Resorts’ operational revenue and profits generated from its Macau operations increases.

John A. Moran. Mr. Moran, 78, has served as a director of Wynn Resorts since October 2002. Mr. Moran was with The Dyson-Kissner-Moran Corporation, a private investment entity, from 1967 and retired as Chairman of the Board in 1994. Mr. Moran is the honorary Co-Chairman of the Republican Leadership Council of Washington, D.C. He served as Chairman of the Republican National Finance Committee from 1993 to 1995 and was the National Finance Chairman of the Dole for President Campaign.

With his extensive knowledge of the Wynn Resorts’ background, development and financing arrangements and his experience with financing and equity markets, Mr. Moran provides the Board insight that is important to the Board’s oversight of the Wynn Resorts’ financial structure. His guidance in the evaluation of capital deployment and management of the Wynn Resorts’ balance sheet is especially valuable. In addition, he brings to the Board experience in political and public policy matters.

Elaine P. Wynn. Elaine Wynn, 67, has served as a director of Wynn Resorts since October 2002. In addition to her service as a member of the Board of Directors, since 1995 Elaine Wynn has co-chaired the Greater Las Vegas After-School All-Stars. She is the founding Chairperson of Communities-in-Schools of Nevada and, in 2009, was appointed as Chairperson of the National Board of Communities in Schools. Elaine Wynn is the former wife of Stephen A. Wynn.

Elaine P. Wynn has been a creative partner of Stephen A. Wynn and has contributed to the development of the Wynn Resorts’ properties. In addition, her significant community and philanthropic contributions have guided the Wynn Resorts’ efforts in these areas.

Class II Directors (Terms expire at the 2010 Annual Meeting of Stockholders)

Stephen A. Wynn. Mr. Wynn, 68, has served as Chairman of the Board and Chief Executive Officer of Wynn Resorts since June 2002. Mr. Wynn also serves as the Chairman and Chief Executive Officer of Wynn Macau and as an officer and/or director of several of our subsidiaries. Mr. Wynn is the former husband of Elaine P. Wynn.

Mr. Wynn is the founder and creative and organizational force of Wynn Resorts. Mr. Wynn’s 40 years of experience in the industry has contributed to his brand name status as the preeminent designer, developer and operator of destination casino resorts. Mr. Wynn’s involvement with our casino resorts provides a distinct advantage over other gaming enterprises. As founder, Chairman and Chief Executive Officer, he has a unique perspective into the operations and vision for Wynn Resorts. Mr. Wynn’s senior leadership experience also enables him to provide insights and guidance and to assess and respond to situations encountered in serving on Wynn Resorts’s Board.

Dr. Ray. R. Irani. Dr. Ray R. Irani, 75, has served as a director of Wynn Resorts since October 2007. Dr. Irani is Chairman and Chief Executive Officer of Occidental Petroleum Corporation, an international oil and gas exploration and production company as well as a major North American chemical manufacturer, a position he has held since 1990. He joined Occidental in 1983 as Chief Executive Officer and Chairman of Occidental Chemical Corporation, an Occidental subsidiary. Prior to joining Occidental, Dr. Irani served as President and Chief Operating Officer of Olin Corporation. Dr. Irani is a Director of the American Petroleum Institute, and The TCW Group, Inc. He is a Trustee of the University of Southern California and is Co-Chairman of the Board of the American University of Beirut, and also serves on the Board of Governors of Town Hall and the World Affairs Council. Dr. Irani is a member of the American Chemical Society, The Conference Board, the Council on Foreign Relations, the National Petroleum Council, and The Scientific Research Society of America. He also serves on the Advisory Board of RAND’s Center for Middle East Public Policy. Dr. Irani received a B.S. degree in chemistry from the American University of Beirut in 1953 and a Ph.D. in physical chemistry from the University of Southern California in 1957.

After the opening of Wynn Macau in 2006, Wynn Resorts sought additional representation on the Board by executives with experience in managing international operations and with keen insight into international relations, which are of increasing importance to Wynn Resorts. Dr. Irani was identified to the Nominating and Governance Committee as a potential director by Mr. Wynn and was elected to the Board of Directors in 2007 as a result of his extensive international experience with such matters as the long time Chairman and Chief Executive Officer of Occidental Petroleum Corporation, an international oil and gas exploration and production company with operations throughout the world.

Alvin V. Shoemaker. Mr. Shoemaker, 71, has served as a director of Wynn Resorts since December 2002. Mr. Shoemaker is currently retired and was the Chairman of the Board of First Boston Inc. and First Boston Corp. from April 1983 until his retirement in January 1989, at the time of its sale to Credit Suisse Bank. Mr. Shoemaker is a member of the board of directors of Frontier Bank, Western Community Bank Shares, and Huntsman Chemical Co.

Mr. Shoemaker has served on the Board of Directors of Wynn Resorts since its formation in 2002. With his extensive knowledge of Wynn Resorts’ background, development and financing arrangements and his deep experience as a financial executive serving as the Chairman of First Boston, Mr. Shoemaker contributes particularly to the Board’s oversight of Wynn Resorts’ financial matters. Mr. Shoemaker’s experience in this respect has continued to be important to Wynn Resorts during the current financial crisis, and enables him to provide strong leadership of the Audit Committee.

D. Boone Wayson. Mr. Wayson, 57, has served as a director of Wynn Resorts since August 2003. Mr. Wayson has been a principal of Wayson’s Properties, Incorporated, a real estate development and holding company, since 1970. He also serves as an officer and/or director of other real estate and business ventures. From 2000 through May 2003, Mr. Wayson served as a member of the board of directors of MGM MIRAGE.

Mr. Wayson’s experience in the real estate and gaming businesses contributes to the Board’s ability to assess and oversee these critical aspects of Wynn Resorts’ business and to provide insights to Wynn Resorts’ operations. Mr. Wayson has extensive operational experience in the casino finance area, beginning as casino controller and ultimately managing a resort casino property in Atlantic City, N.J. The Board is benefited from Mr. Wayson’s first hand experience in operations and utilizes his knowledge of the business, especially in the finance and marketing areas, to assist with its risk oversight responsibilities.

Class III Directors (Terms expire at the 2011 Annual Meeting of Stockholders)

Russell Goldsmith. Mr. Goldsmith, 60, has served as a director of Wynn Resorts since May 2008. Mr. Goldsmith has served as Chief Executive Officer of City National Bank, a provider of a wide range of banking, investing and trust services, since 1995. Additionally, he has served as Chief Executive Officer and either President or Vice Chairman of its publicly held parent company, City National Corporation, since 1995. He has been a director of both the bank and its parent company since 1978. Mr. Goldsmith also serves on the Federal Reserve Board’s 12-member Federal Advisory Council, representing the Twelfth Federal Reserve District, and he serves on the Board of Directors of the Financial Services Roundtable.

Mr. Goldsmith brings current insight and deep financial expertise to our Board. His service on the Federal Reserve Board’s Advisory Council has brought additional perspective on the macroeconomic and public policy issues facing Wynn Resorts.

Kazuo Okada. Mr. Okada, 67, has served as Vice Chairman of the Board of Wynn Resorts since October 2002. Mr. Okada also serves as a member of the Board of Directors of Wynn Macau. In 1969, Mr. Okada founded Universal Lease Co. Ltd., which became Aruze Corp. in 1998. In November 2009, the name of Aruze Corp. was changed to Universal Entertainment Corporation (“Universal”) and is a Japanese manufacturer of pachislot and pachinko machines, amusement machines, and video games. Universal has been issued a manufacturer license by the Nevada Gaming Commission. The Nevada Gaming Commission has also approved Universal’s suitability as the 100% shareholder for a subsidiary, Aruze USA, Inc. Aruze USA has been found suitable by the Nevada Gaming Commission as a major shareholder of Wynn Resorts. Mr. Okada currently serves as Director and Chairman of the Board of Universal and as Director, President, Secretary and Treasurer of Aruze USA. Aruze Gaming America is privately owned by Mr. Okada and holds manufacturer, distributor, and operator licenses from the Nevada Gaming Commission. Mr. Okada also serves as Director, President, Secretary and Treasurer of Aruze Gaming America, Inc.

Mr. Okada, a founding stockholder along with Mr. Wynn, as well as Wynn Resorts’ Vice Chairman, brings an international perspective that is essential to Wynn Resorts’ strategic vision. In addition, his primary business as a manufacturer and developer of gaming equipment adds significant value to our operations.

Robert J. Miller. Mr. Miller, 64, has served as a director of Wynn Resorts since October 2002. Since July 2005, he has been a principal of Dutko Worldwide, a multidisciplinary governmental affairs strategy and management firm. From January 1999 until he joined Dutko Worldwide, Mr. Miller was a partner of the Nevada law firm of Jones Vargas. He was a partner in Miller & Behar Strategies from January 2003 to August 2007 and has been a partner in Nevada Rose, LLC since November 2004. From January 1989 until January 1999, Mr. Miller served as Governor of the State of Nevada, and, from 1987 to 1989, he served as Lieutenant Governor of the State of Nevada. Mr. Miller also serves as a director of Zenith National Insurance Corp., Newmont Mining Corporation and International Game Technology. Mr. Miller received a B.A. degree in political science from the University of Santa Clara in 1967 and a Juris Doctor from Loyola Law School in 1971.

Governor Miller’s extensive experience in Nevada and federal politics brings unique expertise and insight into state regulatory and public policy issues that directly impact Wynn Resorts’ operations. In addition, his legal background and service as our Compliance Director and Chair of Wynn Resorts’ Compliance Committee is an important element of maintaining our regulatory structure and probity.

Allan Zeman. Mr. Zeman, 61, has served as a director of Wynn Resorts since October 2002. He is also Vice Chairman and a member of the Board of Directors of Wynn Macau. Mr. Zeman has been chairman of Lan Kwai Fong Holdings Limited, a Hong Kong based company engaged in property investment and development, since July 1996. Mr. Zeman is also chairman of Ocean Park, a major theme park in Hong Kong and serves on the Board of Directors of Pacific Century Premium Developments Limited (since 2004), Tsim Sha Tsui Properties Limited (since 2004) and Sino Land Company Limited (since 2004). In 2001, he was appointed a Justice of the Peace in Hong Kong and, in 2004, he was awarded the Gold Bauhinia Star by the Chief Executive of Hong Kong.

Mr. Zeman, a Hong Kong citizen and successful Hong Kong entrepreneur, has been a guiding force in the development of our Macau operations and the continued operation and strategic focus of Wynn Macau. His extensive knowledge of Wynn Resorts’ background, development and marketing strategy in Asia contribute to the Board’s oversight of these aspects of Wynn Resorts’ operations.

Executive Officers and Key Management

Marc D. Schorr. Mr. Schorr serves as Chief Operating Officer of Wynn Resorts, a position he has held since June 2002. Mr. Schorr also serves as a member of the Board of Directors of Wynn Macau and as an officer of several of Wynn Resorts’ other subsidiaries.

John Strzemp. Mr. Strzemp serves as Executive Vice President and Chief Administrative Officer of Wynn Resorts. Prior to his promotion in March 2008, Mr. Strzemp served as Executive Vice President and Chief Financial Officer of Wynn Resorts, positions he had held since September 2002. Mr. Strzemp served as Wynn Resorts’ Treasurer from March 2003 to March 2006.

Matt Maddox. Mr. Maddox serves as Wynn Resorts’ Chief Financial Officer and Treasurer. Prior to his promotion in March 2008, Mr. Maddox served as Wynn Resorts’ Senior Vice President of Business

Development and Treasurer, positions he held since January 2007 and May 2006, respectively. From June 2005 to December 31, 2006, Mr. Maddox served as the Senior Vice President of Business Development for Wynn Las Vegas, LLC. From March 2003 to June 2005, Mr. Maddox was the Chief Financial Officer of Wynn Resorts (Macau), S.A. From May 2002 through March 2003, Mr. Maddox was Wynn Resorts’ Treasurer and Vice President—Investor Relations.

Kim Sinatra. Ms. Sinatra is General Counsel and Secretary of Wynn Resorts, a position she has held since March 2006. Ms. Sinatra is also the Senior Vice President and General Counsel of Worldwide Wynn, LLC, a wholly owned subsidiary of Wynn Resorts, a position she has held since January 2004. She also serves as an officer of several of Wynn Resorts’ subsidiaries.

Ian Michael Coughlan. Mr. Coughlan is an Executive Director of Wynn Macau and serves as the President of Wynn Resorts (Macau) S.A., a position he has held since July 2007. Prior to becoming President of Wynn Macau, Mr. Coughlan was Director of Hotel Operations—Worldwide for Wynn Resorts, Limited. Mr. Coughlan has over 30 years of hospitality experience with leading hotels across Asia, Europe and the United States. Before joining Wynn Resorts, Limited, he spent 10 years with The Peninsula Group, including posts as General Manager of The Peninsula Hong Kong from September 2004 to January 2007, and General Manager of The Peninsula Bangkok from September 1999 to August 2004. Mr. Coughlan has a Diploma from Shannon College of Hotel Management, Ireland.

Andrew Pascal. Mr. Pascal is the President of Wynn Las Vegas, LLC., a position he has held since October 2005. From July 2005 through October 2005, Mr. Pascal was the Executive Vice President and Chief Operating Officer of Wynn Las Vegas, LLC. Mr. Pascal served as the Senior Vice President—Product Marketing and Development for Wynn Resorts from August 2003 to July 2005. From March 2001 to September 2003, Mr. Pascal was Chief Executive Officer of WagerWorks, Inc. a developer and supplier of remote gaming applications.

Scott Peterson. Mr. Peterson is the Senior Vice President and Chief Financial Officer of Wynn Las Vegas, LLC, a position he has held since April 2009. From June 2005 to April 2009, Mr. Peterson was the Vice President and Chief Financial Officer for Wynn Resorts (Macau), S.A. From September 2002 to June 2005, Mr. Peterson was the Vice President—Finance of Wynn Las Vegas, LLC. From April 2001 to September 2002, Mr. Peterson was Assistant Vice President—Finance of Wynn Holdings.

Robert Gansmo. Mr. Gansmo is the Vice President and Chief Financial Officer of Wynn Resorts (Macau), S.A., a position he has held since April 2009. Prior to taking this position, from January 2007 to April 2009, Mr. Gansmo was the Director—Finance of Wynn Resorts (Macau), S.A. From November 2002 to January 2007, Mr. Gansmo was the Director of Financial Reporting for Wynn Resorts.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS OF WYNN RESORTS

Director Independence

Seven of the eleven members of the Board of Directors are independent under the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). In addition, the Corporate Governance Guidelines require all independent directors to meet additional, heightened independence criteria that apply to audit committee members under the NASDAQ listing standards.

The Board of Directors has determined that the following directors are independent under the NASDAQ listing standards and that they also meet the additional, heightened independence criteria applicable to audit committee members under the NASDAQ listing standards: Messrs. Goldsmith, Irani, Miller, Moran, Shoemaker, Wayson and Zeman. Based upon information requested from each director concerning his or her background, employment and affiliations, the Board of Directors has affirmatively determined that none of the independent directors has a material relationship with Wynn Resorts. In assessing independence, the Board of Directors considered all relevant facts and circumstances, including any direct or indirect relationship between Wynn Resorts and the director or his or her immediate family member. None of the independent directors has any economic relationship with Wynn Resorts other than receipt of his director’s compensation. Additionally, all related party transactions are considered under Wynn Resorts’ related party policy (described in additional detail below). None of the independent directors is engaged in any related party transaction with Wynn Resorts. Mr. Wynn, Mr. Okada, Elaine P. Wynn and Ms. Chen have been determined not to be independent.

Committees

The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these committees consists entirely of directors whom the Board of Directors has determined to be independent under the NASDAQ listing standards for audit committee members. The current membership and functions of each of the Board of Directors’ committees are listed below.

Director	Audit	Compensation	Nominating and Corporate Governance Committee
Russell Goldsmith	X	X
Dr. Ray R. Irani		X	X
Robert J. Miller			Chair
John A. Moran	X	Chair
Alvin V. Shoemaker	Chair	X
D. Boone Wayson	X	X	X
Allan Zeman	X		X

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are appointed by the Board of Directors each year. The members of the Compensation Committee serving in 2009, Messrs. Irani, Moran, Shoemaker and Wayson, were appointed on May 5, 2009. Mr. Goldsmith was appointed by the Board of Directors to serve on the Compensation Committee on July 31, 2009. No member of the Compensation Committee is, or was formerly, one of Wynn Resorts’ officers or employees. No interlocking relationship exists between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

The table below summarizes the total compensation awarded to, earned by or paid to each of the non-employee directors for the fiscal year ended December 31, 2009.

2009 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(1)(3)	All Other Compensation ($)(4)	Total ($)
Russell Goldsmith	$105,500	$266,500	$—	$372,000
Dr. Ray R. Irani	$111,000	$266,500	$—	$377,500
Robert J. Miller(2)	$169,000	$266,500	$—	$435,500
John A. Moran	$129,000	$266,500	$—	$395,500
Kazuo Okada	$66,000	$—	$24,078	$90,078
Alvin V. Shoemaker	$126,500	$266,500	$—	$393,000
D. Boone Wayson	$136,500	$266,500	$—	$403,000
Elaine Wynn	$67,500	$—	$—	$67,500
Allen Zeman	$114,000	$266,500	$—	$380,500

(1)	The amounts set forth in this column reflects the aggregate grant date fair value of stock option awards granted to each non-employee director in 2009, computed in accordance with accounting standards for stock-based compensation. See Wynn Resorts’ Annual Report on Form 10-K for the year ended December 31, 2009, Note 14 to its Consolidated Financial Statements for assumptions used in computing fair value.

(2)	Mr. Miller, as a member of the Board of Directors, receives a $50,000 annual retainer for his service as the Chairman of Wynn Resorts’ Gaming Compliance Committee and a $20,000 annual retainer for his service as Wynn Resorts’ Compliance Director.

(3)	The aggregate number of outstanding awards for each director at December 31, 2009 is as follows:

(i)	for each director other than Mr. Goldsmith and Dr. Irani, restricted stock awards on 7,500 shares, for Dr. Irani restricted stock awards on 5,000 shares, and for Mr. Goldsmith a restricted stock award on 2,500 shares. The restricted stock awards vest upon the fifth anniversary of the grant date unless the director leaves the Board of Directors prior to vesting, in which case the grant vests pro rata, 20% per year, based upon the number of years served since the grant;

(ii)	for each director other than Mr. Goldsmith and Dr. Irani, stock option awards on 30,000 shares, and for Mr. Goldsmith and Dr. Irani stock options on 10,000 shares. The stock option awards are fully vested; and,

(iii)	for each director stock options awards on 10,000 shares which were granted on May 6, 2009 and which vest 10% on each of the first four anniversaries of the grant date and the remaining 60% on May 6, 2014.

Mr. Okada and Elaine P. Wynn, who each are greater than five percent beneficial owners of Wynn Resorts’ common stock, have not previously been granted equity awards for their service as directors.

(4)	The following amounts are included in “All Other Compensation”: Mr. Okada—merchandise discounts of $24,078.

Directors who are not employees of Wynn Resorts currently receive a monthly fee of $5,000 for services as a director. Directors who serve on the Compensation Committee or the Nominating/Governance Committee receive an additional monthly fee of $1,000 per committee ($2,000 for committee chairmen). Directors who serve on the Audit Committee receive an additional monthly fee of $1,250 ($2,500 for the Chairman). Each non-employee director also receives a $1,500 meeting fee for each board or committee meeting he or she attends. Directors are also awarded annual equity participation in the form of stock options or restricted stock determined annually at the May meeting of the Board of Directors, which for 2009 consisted of a grant of 10,000 stock options. All directors are provided complementary room, food and beverage privileges at our properties in connection with their attendance at board or committee meetings or other Wynn Resorts events and are reimbursed for any other out of pocket expenses related to attendance at meetings. Wynn Resorts does not provide non-equity incentive plan awards or deferred compensation or retirement plans for non-employee directors.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Philosophy

The Compensation Committee has the responsibility for setting and implementing compensation for the executive officers named in the Summary Compensation Table below (the “named executive officers”). The Committee strives to provide total compensation that allows it to attract and retain superior management talent. Wynn Resorts’ executive compensation program is designed to reward the achievement of specific annual, long term and strategic goals, with the ultimate objective of creating stockholder value. Wynn Resorts’ goals include the development and operation of the premier casino resort in each jurisdiction in which it operates, and the development and expansion of the “Wynn” brand while delivering successful operating and financial performance. The Committee regularly evaluates Wynn Resorts’ compensation arrangements to assess whether they are appropriately structured to enable Wynn Resorts to attract and retain superior employees in key positions while rewarding achievement of financial, property development, and operating performance. To achieve these objectives, Wynn Resorts’ compensation includes both cash and equity based incentives.

Role of Executive Officers in Setting Compensation

The Committee sets all elements of compensation for the Chief Executive Officer and Chief Operating Officer based upon consideration of their respective contributions to the development and operating performance of Wynn Resorts. Annually, the Committee reviews compensation data of those with whom Wynn Resorts competes for talent. The Committee considers the recommendations of the Chief Executive Officer and Chief Operating Officer in establishing compensation for all other named executive officers. The Chief Executive Officer and Chief Operating Officer perform annual reviews of all of Wynn Resorts’ senior management and make recommendations to the Committee. The Committee reserves the discretion to modify recommendations and makes the final decisions regarding compensation for all of Wynn Resorts’ most senior management.

Setting Executive Compensation

In making compensation decisions for the named executive officers, the Compensation Committee compares each element of compensation and total compensation against compensation levels of executives in comparable positions at a peer group of companies. Additionally, the Committee considers current and long term goals for each executive and for Wynn Resorts to align rewards with performance. The Committee believes that Wynn Resorts’ peer companies are those companies with which Wynn Resorts competes for talent and stockholder investment. While cash bonuses are considered annually, reviews of base salary and equity incentives are conducted only on a periodic basis or in response to delivery of identified value creation for Wynn Resorts stockholders. When considering adjustments in base salary, or awards of cash bonuses or equity incentives, the Committee reviews both total compensation of peer companies and contribution to Wynn Resorts. Peer companies include gaming companies, as well as brand driven, entertainment and growth companies. In addition to peer company review, the Compensation Committee evaluates relative internal pay levels, relative levels of responsibility and correlates overall compensation levels to reward the drivers of financial and brand performance.

As discussed further below, base salaries for some of the named executive officers were adjusted in 2009 to reflect expanded responsibilities, discretionary cash bonuses were paid to reward extraordinary, measurable performance, and equity awards were granted to certain of the named executive officers in recognition of expanded responsibilities and the Committee’s assessment of the level of past equity grants and desire to retain senior management.

Elements of Executive Compensation

Wynn Resorts’ total direct compensation for named executive officers generally includes (a) base salary, (b) discretionary bonuses, (c) annual cash incentive compensation, and (d) long term equity incentives. However, Wynn Resorts has not granted equity awards to Mr. Wynn, at his election. The Compensation Committee reviews total compensation annually, along with value created from past incentives, to assess whether Wynn Resorts’ compensation program achieves its objectives of attracting and retaining superior management while rewarding achievement of specific property and financial performance goals. Wynn Resorts’ policy for allocating among base salary, cash bonus awards, and long term compensation does not include a specific formula or weighting, but is designed to offer what the Compensation Committee views as adequate base compensation to attract and retain personnel while providing incentives to retain superior management talent and maximize long term value for Wynn Resorts and its stockholders.

When considering total compensation, the Committee uses the peer group described above as an indication of market levels of compensation, but not to target a specific relative pay level, and adjusts compensation levels to reflect the gaming industry’s exhaustive regulatory requirements and other demands.

The Committee retains the discretion to adjust actual bonus amounts paid based on other factors, including corporate, property level and individual performance, as well as general macroeconomic conditions. The Committee exercised this discretion with respect to payments made for the 2009 performance year.

Base Salary. Base Salaries are established by employment contracts and reviewed and adjusted periodically if necessary due to competitive reasons or to reflect changes in responsibility or other extraordinary circumstances. To fulfill Wynn Resorts’ goal of attracting and retaining high-quality and experienced executives, Wynn Resorts has paid base salary levels for its named executive officers that may exceed the peer group mean. Companies in the gaming business typically have total compensation packages that may be higher than their non-gaming counterparts due to certain regulatory and other extraordinary demands. Wynn Resorts’ rapid expansion in the last five years has required that named executive officers provide extraordinary levels of financial, development, opening and operating expertise. These efforts have resulted in industry-leading product and impressive financial performance, including returns to stockholders exceeding the industry averages. In 2009, Mr. Maddox received a salary increase in consideration of his assuming additional responsibility in connection with the public offering of the shares of Wynn Macau and navigating the extremely challenging global macroeconomic conditions and related difficulties in the financial market. Additionally, Mr. Wynn, Mr. Schorr, and Ms. Sinatra continue with 15% reductions in base salary reflecting conditions imposed on other employees at Wynn Las Vegas.

Annual Incentives. Discretionary bonuses were awarded to named executive officers and certain other Wynn Resorts management for 2009 outside the Wynn Resorts, Limited Annual Performance-Based Incentive Plan for Executive Officers (the “Incentive Plan”) since the Committee determined not to establish performance targets under the Plan in light of the adverse economic conditions faced by operations. However, consistent with its historical practice under the Incentive Plan, the Compensation Committee evaluated Wynn Resorts’ financial and operating performance. Although operations did a superior job considering conditions beyond their control, operating income was significantly below historical levels in 2009. Value was created at the Wynn Resorts level by financial transactions led by the named executive officers. The discretionary bonuses to named executive officers in 2009 were paid in recognition of the financial success of the initial public offering of Wynn Macau shares and success in adjusting Wynn Resorts’ financial structure to resist the extremely difficult macroeconomic and credit market conditions of 2008 and 2009. These bonuses were awarded at the same level as in 2008, which were significantly below prior year bonuses under the Incentive Plan, except for Mr. Maddox and Ms. Sinatra in light of their significant individual efforts in timely and successfully managing the initial public offering of Wynn Macau.

Each of Wynn Resorts’ named executive officers is eligible to participate in the Incentive Plan. Typically, within 90 days after the commencement of that year, the Compensation Committee identifies the executive officers who will participate in the Incentive Plan for that year and establishes the performance criteria for the Incentive Plan, as well as the maximum percentage of base salary that can be paid to each participant. As provided under the Incentive Plan, named executive officer participants (other than Mr. Wynn) have a maximum annual incentive under the Plan of 200% of Base Salary, and Mr. Wynn’s maximum annual incentive is 250% of his Base Salary. In light of the adverse economic conditions in 2009, the Compensation Committee did not establish targets or award annual incentives under the Incentive Plan in 2009.

Long Term Incentives. The Compensation Committee has not provided annual equity grants to executives but instead uses grants under the 2002 Stock Plan to attract qualified individuals to work for Wynn Resorts, and makes periodic grants to existing officers to retain superior officers and to reward extraordinary performance, as determined in the Compensation Committee’s judgment. The number of options or shares of restricted stock to be granted to each executive officer is based on the individual executive’s job accomplishments, tenure and future potential as well as the Compensation Committee’s assessment of competitive compensation levels. In awarding long term equity incentive compensation, the Committee considers current and historical levels awarded by industry peers. Grants to named executive officers are typically made periodically with long term vesting dates. The underlying philosophy is to retain senior management for the long term, building a talent base for Wynn Resorts’ future growth and achievement of desired goals. In 2009, the Committee elected to award significant retention grants to its most senior officers. These grants were made in stock options as the Committee concluded that many executives in peer companies had profited from grants of restricted stock when shareholders had experienced losses in value and stock options only have value to the extent that the price of the Wynn Resorts’ common stock increases following the grant date. The awards were determined in consideration of relative seniority, past awards and value created and long term comparative value and contribution.

Mr. Wynn, the founder, Chairman and Chief Executive Officer of Wynn Resorts who owns a large percentage of Wynn Resorts’ outstanding stock, does not participate in Wynn Resorts’ equity incentive plans at his election. This differs from the chief executive officer compensation at most of the companies included in the peer group.

During 2009, the Compensation Committee made the following awards: 300,000 stock options to Mr. Maddox; 500,000 stock options to Mr. Schorr; 300,000 stock options to Ms. Chen; and 250,000 stock options to Ms. Sinatra. All of the grants awarded in 2009 will vest 10% on each anniversary of the grant date until fully vested. In addition, unless the executive is party to an employment agreement with Wynn Resorts and Wynn Resorts terminates the executive without cause, such awards will vest pro-rata on a monthly basis to the termination date. These long term incentive grants were made after thorough analysis of Wynn Resorts’ overhang of equity grants, peer group compensation with the goal of retaining and rewarding Wynn Resorts’ most senior and valuable management. As Wynn Resorts competes for talent with the peer group, the Committee endeavors to exceed the mean long term compensation on a comparative basis.

Tax and Accounting Implications

Internal Revenue Code Section 162(m) prevents publicly traded companies from receiving a tax deduction on certain compensation paid to the chief executive officer and three other highest-paid executive officers (other than the chief financial officer) in excess of $1,000,000 in any taxable year. Wynn Resort’s policy with respect to qualifying compensation paid to its executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to maximize tax deductibility. However, the Compensation Committee may elect to provide non-deductible compensation when it determines that to be advisable to achieve its compensation objectives of attracting or retaining key executives, or where achieving maximum tax deductibility would be considered disadvantageous to the best interests of Wynn Resorts. In light of the Compensation Committee’s determination not to operate under the Incentive Plan, most of the covered executives 2009 taxable compensation will not be deductible in excess of $1,000,000. However, stock options granted in 2009 are designed to qualify for deductibility under 162(m) if and when exercised.

Employment Agreements

Wynn Resorts typically enters into employment agreements with its executives to advance its objectives of providing for a long-term relationship with talented and experienced executives. The terms and conditions of these agreements are described in the chart following the 2009 Summary Compensation table.

The employment agreements for the named executive officers provided for a minimum base salary and discretionary bonus opportunity and provide that if the executive’s employment terminates for death, disability, good reason or without cause, (including after a change in control) the executive will receive a multiple (ranging from one to, in the case of Mr. Wynn, three times) of the sum of the executive’s salary and imputed bonus that would be payable during the remaining term of the contract, but not less than one year, except that Mr. Wynn’s payment is limited to 4 years salary and bonus in certain circumstances. The employment agreements and the terms of equity awards also provide that vesting of some or all of an executive’s equity awards will accelerate upon such event. If termination occurs after a change in control, Wynn Resorts also provides for a tax gross-up. The Compensation Committee has determined that these arrangements are appropriate compensation to its senior management and are necessary to retain talent at a closely controlled public company that has more limited operations and a shorter operating history than many of its peers. Additional information regarding payments under these provisions is provided under the heading “Potential Payments Made Upon Termination or a Change of Control.”

Executive Benefits

In addition to base salary, annual incentive compensation and long term equity incentives, Wynn Resorts also provides certain of its named executive officers with a number of executive benefits. The primary executive benefits include certain health insurance coverage, life insurance premiums, discounts and complementary privileges with respect to Wynn Resorts’ properties which are described in the footnotes to the “2009 Summary Compensation Table.” In 2009, executives also received matching contributions under Wynn Resorts’ 401(k) program until March 16, 2009, when Wynn Resorts suspended 401(k) matches for all employees, including the named executive officers. In addition, Messrs. Wynn and Schorr have access to Wynn Resorts’ aircraft pursuant to time sharing agreements described in “Certain Relationships and Related Transactions—Aircraft Arrangements.” For security purposes, the Board of Directors requires Mr. Wynn to travel on Wynn Resorts’ aircraft for both personal and business travel, and Wynn Resorts provides a car and driver (and security when necessary) for his personal use. Consistent with competitive practice in Macau, Ms. Chen receives a car and driver, certain housing and living expenses and assistance with tax preparation.

CEO Compensation

Mr. Wynn is employed by Wynn Resorts pursuant to an employment agreement dated October 4, 2002, amended August 6, 2004, February 1, 2007 and September 15, 2008, which has a term expiring in 2020. Mr. Wynn, a holder of approximately 8.95% of Wynn Resorts’ common stock, has not received any equity awards as part of his compensation as Chief Executive Officer of Wynn Resorts. Mr. Wynn currently receives a base salary of $2,762,500 per year, and participates in the Incentive Plan. Mr. Wynn is provided with Wynn Resorts paid life insurance and disability policies, as well as participation in Wynn Resorts’ 401(k) plan. He also receives certain executive benefits described above.

2009 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation awarded to, earned by or paid to each of the named executive officers of Wynn Resorts for the fiscal years ended December 31, 2009, 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Stephen A. Wynn
Chairman and Chief Executive Officer	2009	$2,953,125	$4,062,500	N/A	N/A	$—	$1,370,206	$8,385,831
	2008	$3,250,000	$—	N/A	N/A	$4,062,500	$1,141,588	$8,454,088
	2007	$3,173,077	$—	N/A	N/A	$7,500,000	$573,428	$11,246,505

Matt Maddox
Chief Financial Officer and Treasurer	2009	$779,988	$5,650,000	$—	$8,348,244	$—	$248,067	$15,026,299
	2008	$593,590	$—	$5,397,500	$11,010,020	$650,000	$13,786	$17,664,896

Marc D. Schorr
Chief Operating Officer	2009	$1,817,308	$2,000,000	$—	$13,913,740	$—	$1,153,817	$18,884,865
	2008	$1,947,115	$—	$21,830,000	$—	$2,000,000	$301,943	$26,079,058
	2007	$1,750,000	$—	$—	$—	$3,500,000	$646,033	$5,896,033

Linda Chen
President of Wynn International Marketing	2009	$951,701	$1,000,000	$—	$8,348,244	$—	$858,565	$11,158,510
	2008	$1,000,000	$—	$10,795,000	$11,010,020	$1,000,000	$63,539	$23,868,559
	2007	$1,000,000	$—	$—	$—	$2,000,000	$651,079	$3,651,079

Kim Sinatra
General Counsel and Secretary	2009	$535,582	$2,750,000	$—	$6,956,870	$—	$207,801	$10,450,253

(1)	The amounts set forth in these columns reflect the aggregate grant date fair value of equity awards granted in each respective year, computed in accordance with accounting standards for stock based compensation. See Wynn Resorts’ Annual Report on Form 10-K for the year ended December 31, 2009, Note 14 to its Consolidated Financial Statements for assumptions used in computing fair value. The 2009 grants will vest 10% per year beginning on the first anniversary of the grant until fully vested in May 2019. The 2008 grants will fully vest in December 2016.

(2)	The following amounts for 2009 are included in “All Other Compensation” for Mr. Wynn:

(i)	personal use of Wynn Resorts’ aircraft of $1,198,056 (Mr. Wynn receives no tax-gross ups relating to the value of aircraft usage that is imputed to him as compensation);
(ii)	executive life insurance premiums of $29,718;
(iii)	compensation pursuant to the Wynn Resorts, Limited Executive Medical Plan of $60,036;
(iv)	allocated compensation and benefits for personal use of a driver whom Wynn Resorts employs for Mr. Wynn of $12,806;
(v)	merchandise discounts of $62,240; and
(vi)	401k employer matching contributions of $7,350.

The following amounts for 2009 are included in “All Other Compensation” for Mr. Maddox:

(i)	amounts for executive life insurance premiums, merchandise discounts and 401k employer matching contributions of $8,067; and
(ii)	$240,000 of accrued cash distributions related to unvested restricted stock. Dividends that are accrued on unvested restricted stock are reported as compensation because the value of dividends was not previously reflected in the accounting expense for these awards when they were granted, as Wynn Resorts did not regularly pay dividends at that time.

The following amounts for 2009 are included in “All Other Compensation” for Mr. Schorr:

(i)	personal use of Wynn Resorts’ aircraft of $103,421 (Mr. Schorr receives no tax-gross ups relating to the value of aircraft usage that is imputed to him as compensation);
(ii)	executive life insurance premiums of $13,365;
(iii)	401k employer matching contributions of $7,350;
(iv)	merchandise discounts of $29,681; and
(v)	$1,000,000 of accrued cash distributions related to unvested restricted stock. Dividends that are accrued on unvested restricted stock are reported as compensation because the value of dividends was not previously reflected in the accounting expense for these awards when they were granted, as Wynn Resorts did not regularly pay dividends at that time.

The following amounts for 2009 are included in “All Other Compensation” for Ms. Chen:

(i)	$50,195 attributable to housing and other living expenses in Macau;
(ii)	amounts for executive life insurance and other premiums and 401k employer matching contributions of $8,370; and
(iii)	$800,000 of accrued cash distributions related to unvested restricted stock. Dividends that are accrued on unvested restricted stock are reported as compensation because the value of dividends was not previously reflected in the accounting expense for these awards when they were granted, as Wynn Resorts did not regularly pay dividends at that time.

The following amounts for 2009 are included in “All Other Compensation” for Ms. Sinatra:

(i)	amounts for executive life insurance and other premiums and 401k employer matching contributions of $7,801; and
(ii)	$200,000 of accrued cash distributions related to unvested restricted stock. Dividends that are accrued on unvested restricted stock are reported as compensation because the value of dividends was not previously reflected in the accounting expense for these awards when they were granted, as Wynn Resorts did not regularly pay dividends at that time.

For amounts shown as personal use of Wynn Resorts’ aircraft, incremental aircraft expenses were calculated by dividing the 2009 total direct (variable) flight expenses (consisting primarily of fuel, maintenance and landing fees) by the total hours the aircraft was operated during the year. The executives’ hourly usage was multiplied by this annual hourly rate. Any reimbursement received from the executive was applied against this amount.

Amounts shown as cash distributions accrued on unvested restricted stock are reported in the year such amounts accrue instead of the year paid, based on an SEC staff interpretation. These amounts are paid only if and when the restricted stock vests.

In 2009, each of the named executive officers received base salary in accordance with the terms of his or her employment agreement, as approved by the Compensation Committee. Key terms of the current agreements as amended are as follows:

Named Executive Officer	Contract Expiration	Base Salary
Mr. Wynn	10/24/20	$2,762,500
Mr. Maddox	11/30/13	$1,000,000
Mr. Schorr	10/31/12	$1,700,000
Ms. Chen	8/1/11	$1,000,000
Ms. Sinatra	5/5/14	$552,500

Each of the employment agreements provide that the executive will participate in company profit sharing and retirement plans, disability or life insurance plans, medical and/or hospitalization plans and vacation and expense reimbursement programs. In addition, the agreements provide for severance payments and benefits upon certain terminations of employment, including termination following a change-in-control, as discussed in the section below entitled “Potential Payments upon Termination or Change-In-Control.”

2009 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	All Other Options Awards Number of securities underlying options (#)(1)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)(2)
Stephen A. Wynn	N/A	N/A	N/A	N/A
Matt Maddox	5/6/2009	300,000	$47.12	$8,348,244
Marc D. Schorr	5/6/2009	500,000	$47.12	$13,913,740
Linda Chen	5/6/2009	300,000	$47.12	$8,348,244
Kim Sinatra	5/6/2009	250,000	$47.12	$6,956,870

(1)	All of the option awards will vest 10% per year beginning on the first anniversary of the grant until fully vested in May 2019. Each of the awards has a term of ten years from the grant date.
(2)	The amounts are calculated based on the aggregate grant date fair value computed in accordance with accounting standards for stock based compensation.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)
Stephen A. Wynn	N/A	N/A	N/A	N/A	N/A	N/A
Matt Maddox(1)	50,000	N/A	$59.44	11/02/14	60,000	$3,493,800
	33,333	16,667	$51.08	11/07/15	N/A	N/A
	N/A	175,000	$107.95	05/06/18	N/A	N/A
	N/A	300,000	$47.12	05/06/19	N/A	N/A
Marc D. Schorr(2)	50,000	N/A	$15.40	03/25/13	250,000	$14,557,500
	N/A	500,000	$47.12	05/06/19	N/A	N/A
Linda Chen(3)	66,667	33,333	$56.67	08/01/15	200,000	$11,646,000
	N/A	175,000	$107.95	05/06/18	N/A	N/A
	N/A	300,000	$47.12	05/06/19	N/A	N/A
Kim Sinatra(4)	N/A	75,000	$107.95	05/06/18	50,000	$2,911,500
	N/A	250,000	$47.12	05/06/19	N/A	N/A

(1)	Mr. Maddox’s unvested awards will vest as follows:
a.	16,667 stock options will vest on November 7, 2010;
b.	175,000 stock options will vest on December 5, 2016;
c.	30,000 stock options will vest on May 6, 2010 and each anniversary thereafter until the 300,000 stock options are fully vested; and
d.	10,000 shares of restricted stock will vest on May 7, 2012 and 50,000 shares of restricted stock will vest on December 5, 2016.

(2)	Mr. Schorr’s unvested awards will vest as follows:
a.	250,000 shares of restricted stock will vest on December 5, 2016; and
b.	50,000 stock options will vest on May 6, 2010 and each anniversary thereafter until the 500,000 stock options are fully vested.

(3)	Ms. Chen’s unvested awards will vest as follows:
a.	33,333 stock options vest on August 1, 2010;
b.	175,000 stock options will vest on December 5, 2016;
c.	30,000 stock options will vest on May 6, 2010 and each anniversary thereafter until the 300,000 stock options are fully vested; and
d.	100,000 shares of restricted stock will vest on July 31, 2012 and 100,000 shares of restricted stock will vest on December 5, 2016.

(4)	Ms. Sinatra’s unvested awards will vest as follows:
a.	75,000 stock options will vest on December 5, 2016;
b.	25,000 stock options will vest on May 6, 2010 and each anniversary thereafter until the 250,000 stock options are fully vested;
c.	25,000 shares of restricted stock will vest on December 5, 2016; and
d.	25,000 shares of restricted stock will vest on July 31, 2011.

(5)	Amounts in this column are based upon the closing price of Wynn Resorts’ stock at year-end which was $58.23 per share.

All vesting is conditioned upon such named executive officer being an employee of Wynn Resorts on the vesting date, except as discussed below under “Potential Payments Upon Termination or Change in Control.”

2009 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting #	Value Realized on Vesting $
Stephen A. Wynn	N/A	N/A	N/A	N/A
Matt Maddox	12,500	$658,313	N/A	N/A
Marc D. Schorr	N/A	N/A	25,000	$1,544,750
Linda Chen	N/A	N/A	N/A	N/A
Kim Sinatra	35,000	$1,034,250	N/A	N/A

The amounts reported in the table above are based on the closing price of Wynn Resorts’ common stock on the date the stock award vested or the stock options were exercised. Upon vesting of the stock awards, the executive also was paid an amount equal to the dividends that had accrued on the shares prior to their vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Payments Made Upon Termination Due to Death, Complete Disability or License Revocation

Wynn Resorts’ employment agreements with its named executive officers provide that such agreements terminate automatically upon death or complete disability of the employee, as well as upon failure of the employee to obtain or maintain required gaming licenses. Upon such termination, the employee is entitled to a lump sum payment of accrued and unpaid base salary and accrued and unpaid vacation through the termination date.

Payments Made Upon Termination Without Cause at Employer’s Election During the Term

Wynn Resorts’ employment agreements with its named executive officers provide that such agreements are terminable by Wynn Resorts without cause upon notice to the employee, so long as a “separation payment” is paid as provided for in such contracts. Cause is defined as (i) willful destruction of property of Wynn Resorts or an affiliate having a material value to Wynn Resorts or such affiliate; (ii) fraud, embezzlement, theft, or comparable dishonest activity; (iii) conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony or any misdemeanor involving fraud, dishonesty or moral turpitude; (iv) breach, neglect, refusal, or failure to materially discharge duties (other than due to physical or mental illness) commensurate with title and function, or failure to comply with the lawful directions of Wynn Resorts, that is not cured within 15 days after written notice thereof; (v) willful and knowing material misrepresentation to Wynn Resorts’ or an affiliate’s board of directors; (vi) willful violation of a material policy of Wynn Resorts or an affiliate, which does or could result in material harm to Wynn Resorts or to Wynn Resorts’ reputation; or (vii) material violation of a statutory or common law duty of loyalty or fiduciary duty to Wynn Resorts or an affiliate.

The “separation payment” consists of a multiple (ranging from one to, in the case of Mr. Wynn, three times) of the sum of (a) base salary through the end of the term of the agreement, but not less than 12 months (and in Mr. Wynn’s case, not more than 4 years); (b) bonus for all bonus periods based upon last bonus paid pursuant to the employment agreement through the end of the term (and in Mr. Wynn’s case, this is limited to a maximum of 4 years); and (c) a tax gross up in certain circumstances. In addition, the employee is entitled to health benefits coverage under the same plan or arrangement as the employee was covered immediately prior to termination. Health benefits are to be provided until the earlier of the remainder of the original term, or until the employee is covered by a plan of another employer. In addition, some of the stock option agreements and restricted stock agreements held by the named executive officers provide that unvested options and shares will vest upon termination without cause.

Payments Made Upon Termination by Employee after Change in Control for Good Reason

Wynn Resorts’ employment agreements with its named executive officers provide that such agreements are terminable by the employee for good reason after a change in control. A change in control is defined as (a) any person or group (other than Mr. Wynn and his affiliates) becomes the beneficial owner of more than 50% of Wynn Resorts’ outstanding securities; or (b) the existing directors of Wynn Resorts (including those elected in the normal course and not including those elected as a result of an actual or threatened election contest) cease to constitute a majority of the Board of Directors of Wynn Resorts. Good reason is defined as: (i) reduction of employee’s base salary; (ii) discontinuation of employer’s bonus plan without immediately replacing such bonus plan with a plan that is the substantial economic equivalent of such bonus plan, or amends such bonus plan so as to materially reduce employee’s potential bonus at any given level of economic performance of employer or its successor entity; (iii) material reduction in the aggregate benefits and perquisites to employee; (iv) requirement that such employee change the location of his or her job or office by a distance of more than 25 miles; (v) reduction of responsibilities or required reporting to a person of lower rank or responsibilities; or (vi) a successor’s failure to expressly assume in writing the employment agreement. Upon termination by the employee pursuant to this provision, the employee is entitled to the same amounts described under “Payments Made Upon

Termination Without Cause at Employer’s Election During the Term” above. In addition, if an executive’s termination is deemed to occur in connection with a change in control under the Tax Code, certain executives are entitled to a tax gross up on the excise tax if the executive’s benefits trigger an excise tax. Pursuant to the terms of the applicable stock option agreements and restricted stock grant agreements, some or all of the unvested options and restricted stock held by the named executive officers would immediately vest upon termination by Wynn Resorts without cause or upon termination by the employee for good reason after a change in control.

Payments Made Upon Termination

The tables below reflect the amount of compensation that would become payable to each of the named executive officers under existing agreements and arrangements if the named executive’s employment had terminated on December 31, 2009 given the named executive’s compensation as of such date and, if applicable, based on Wynn Resorts’ closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits generally available to all salaried employees, such as distributions under Wynn Resorts’s 401(k) plan. In addition, in connection with any actual termination of employment, the Compensation Committee may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Committee determines appropriate.

The actual amounts that would be paid upon a named executive officer’s termination of employment can only be determined at the time of such executive’s separation from Wynn Resorts. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and Wynn Resorts’ stock price.

Stephen A. Wynn

In the case of Mr. Wynn, the payments to be made upon “Termination Without Cause at Employer’s Election During the Term” and “Termination by Employee for Good Reason After Change in Control for Good Reason” is three times the salary that would be payable during the remaining term of the contract with a limit of 4 years.

	Termination Upon Death or Complete Disability(2)	Termination without Cause at Employer’s Election During the Term(2)	Termination by Employee for Good Reason After Change in Control(2)
Base Salary	$11,050,000	$33,150,000	$33,150,000
Bonus	$20,312,500	$52,812,500	$52,812,500
Stock Options/Restricted Stock	N/A	N/A	N/A
Company Paid Life Insurance	$2,000,000	$0	$0
Tax Gross Up	$0	$0	$33,912,649
Benefits(1)	$377,655	$377,655	$551,091

(1)	Continued health benefits for remainder of the term or until covered by another plan. Amounts shown reflect an estimated cost including tax equalization for providing such benefits through the remainder of the term.
(2)	Bonus amount includes annual bonus for the 2009 bonus period, paid in 2010.

Matt Maddox

	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term(6)	Termination by Employee for Good Reason After Change in Control(6)
Base Salary	Amount earned and unpaid through the date of termination.	$3,916,667	$3,916,667
Bonus	$650,000	$3,195,833	$3,195,833
Stock Options/Restricted Stock(1)(2)(3)(4)	$6,563,669	$932,186	$3,111,500
Company Paid Life Insurance	$1,000,000	$0	$0
Tax Gross Up	$0	$0	$3,116,652
Benefits(5)	$0	$367,788	$539,610

(1)	Upon death, complete disability or change of control, unvested stock options of 175,000 would vest in full immediately. Upon termination without cause, 175,000 stock options would vest on a pro-rated basis based on the number of months since the grant date, so long as the employee’s employment agreement with Wynn Resorts has not terminated or expired. Using the closing price on December 31, 2009, the value of such stock options upon exercise would have been $0.
(2)	Upon death or complete disability, unvested stock options of 316,667 would vest in full immediately. Using the closing price on December 31, 2009, the value of such stock options upon exercise would have been $3,452,169.
(3)	Upon death, complete disability or change of control, 50,000 shares of restricted stock would vest in full immediately so long as the employee’s employment agreement with Wynn Resorts has not terminated or expired. Using the closing price on December 31, 2009, the value of such 50,000 shares would have been $2,911,500 plus accrued dividends of $200,000.
(4)	Upon termination without cause 50,000 shares of restricted stock would vest on a pro-rated basis based on the number of months since the grant date so long as the employee’s employment agreement with Wynn Resorts has not terminated or expired, and another 10,000 shares of restricted stock would vest pro-rated based on the number of months since the grant date regardless of the status of the employee’s employment contract. Using the closing price on December 31, 2009, the value of such 14,482 shares would have been $843,253, plus accrued dividends of $88,933.
(5)	Continued health benefits for remainder of term or until covered by another plan. Amounts shown reflect an estimated cost including tax equalization for providing such benefits through the remainder of the term.
(6)	Bonus amount includes annual bonus for the 2009 bonus period, paid in 2010.

Marc D. Schorr

	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term(5)	Termination by Employee for Good Reason After Change in Control(5)
Base Salary	Amount earned and unpaid through the date of termination.	$4,816,667	$4,816,667
Bonus	$2,000,000	$7,666,667	$7,666,667
Stock Options/Restricted Stock(1)(2)(3)	$21,112,500	$2,381,249	$15,557,500
Company Paid Life Insurance	$1,700,000	$0	$0
Tax Gross Up	$0	$0	$0
Benefits(4)	$0	$267,506	$267,506

(1)	Upon death or complete disability, unvested stock options of 500,000 would vest in full immediately. Using the closing price on December 31, 2009, the value of such stock options upon exercise would have been $5,555,000.
(2)	Upon death, complete disability or change of control, 250,000 shares of restricted stock would vest in full, so long as the employee’s employment agreement with Wynn Resorts has not terminated or expired. Using the closing price on December 31, 2009, the value of such restricted stock grants upon vesting would have been $14,557,500, plus accrued dividends of $1,000,000.
(3)	Upon termination without cause 250,000 shares of restricted stock would vest on a pro-rated basis based on the number of months since the grant date, so long as the employee’s employment agreement with Wynn Resorts has not terminated or expired. Using the closing price on December 31, 2009, the value of such 38,265 shares would have been $2,228,189 plus accrued dividends of $153,060.
(4)	Continued health benefits for remainder of term or until covered by another plan. Amounts shown reflect an estimated cost including tax equalization for providing such benefits through the remainder of the term.
(5)	Bonus amount includes annual bonus for the 2009 bonus period, paid in 2010.

Linda Chen

	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term(6)	Termination by Employee for Good Reason After Change in Control(6)
Base Salary	Amount earned and unpaid through the date of termination.	$1,583,333	$1,583,333
Bonus	$1,000,000	$2,583,000	$2,583,333
Stock Options/Restricted Stock(1)(2)(3)(4)	$9,607,999	$5,386,510	$6,223,000
Company Paid Life Insurance	$1,000,000	$0	$0
Tax Gross Up	$0	$0	$0
Benefits(5)	$0	$149,489	$149,489

(1)	Upon death, complete disability or change of control, unvested stock options of 175,000 would vest in full immediately. Upon termination without cause, 175,000 stock options would vest on a pro-rated basis based on the number of months since the grant date, so long as the employee’s employment agreement with Wynn Resorts has not terminated or expired. Using the closing price on December 31, 2009, the value of such stock options upon exercise would have been $0.

(2)	Upon death or complete disability, unvested stock options of 333,333 would vest in full immediately. Using the closing price on December 31, 2009, the value of such stock options upon exercise would have been $3,384,999.
(3)	Upon death, complete disability or change of control, 100,000 shares of restricted stock would vest in full immediately. Using the closing price on December 31, 2009, the value of such 100,000 shares would have been $5,823,000, plus accrued dividends of $400,000.
(4)	Upon termination without cause 200,000 shares of restricted stock would vest on a pro-rated basis based on the number of months since the grant date. Using the closing price on December 31, 2009, the value of such 75,576 shares would have been $4,400,816, plus accrued dividends of $985,694.
(5)	Continued health benefits for remainder of term or until covered by another plan. Amounts shown reflect an estimated cost including tax equalization for providing such benefits through the remainder of the term.
(6)	Bonus amount includes annual bonus for the 2009 bonus period, paid in 2010.

Kim Sinatra

	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term(6)	Termination by Employee for Good Reason After Change in Control(6)
Base Salary	Amount earned and unpaid through the date of termination.	$2,394,167	$2,394,167
Bonus	$250,000	$500,000	$500,000
Stock Options/Restricted Stock(1)(2)(3)(4)	$4,333,250	$1,403,254	$1,555,750
Company Paid Life Insurance	$552,500	$0	$0
Tax Gross Up	$0	$0	$0
Benefits(5)	$0	$409,127	$409,127

(1)	Upon death, complete disability or change of control, unvested stock options of 75,000 would vest in full immediately. Upon termination without cause, 75,000 stock options would vest on a pro-rated basis based on the number of months since the grant date, so long as the employee’s employment agreement with Wynn Resorts has not terminated or expired. Using the closing price on December 31, 2009, the value of such stock options upon exercise would have been $0.
(2)	Upon death or complete disability, unvested stock options of 250,000 would vest in full immediately. Using the closing price on December 31, 2009, the value of such stock options upon exercise would have been $2,777,500.
(3)	Upon death, complete disability or change of control, 25,000 shares of restricted stock would vest in full, so long as the employee’s employment agreement with Wynn Resorts has not terminated or expired. Using the closing price on December 31, 2009, the value of such restricted stock grants upon vesting would have been $1,455,750, plus accrued dividends of $100,000.
(4)	Upon termination without cause 25,000 shares of restricted stock would vest on a pro-rated basis based on the number of months since the grant date, so long as the employee’s employment agreement with Wynn Resorts has not terminated or expired and another 25,000 shares of restricted stock would vest 20% for each full year from the date of grant to the effective date of termination. Using the closing price on December 31, 2009, the value of such 19,657 shares would have been $1,144,627 plus accrued dividends of $258,627.
(5)	Continued health benefits for remainder of term or until covered by another plan. Amounts shown reflect an estimated cost including tax equalization for providing such benefits through the remainder of the term.
(6)	Bonus amount includes annual bonus for the 2009 bonus period, paid in 2010.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes, as of December 31, 2009, compensation plans under which our equity securities are authorized for issuance, aggregated as to: (i) all compensation plans previously approved by stockholders; and (ii) all compensation plans not previously approved by stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	5,246,593	$58.43	419,545
Equity compensation plans not approved by security holders	—	—	—

Total	5,246,593	$58.43	419,545

(1)	This amount excludes restricted stock awards issued. In addition to the above, there are 889,000 shares of unvested restricted stock awards outstanding under a stockholder-approved plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We own all of the issued and outstanding capital stock of Wynn Capital. Each of the other additional registrants is a wholly owned subsidiary of ours.

We are a wholly owned subsidiary of Wynn Holdings. Wynn Holdings is a wholly owned subsidiary of Wynn Resorts. The following table sets forth, as of June 21, 2010, (unless otherwise indicated), certain information regarding the shares of Wynn Resorts’ common stock beneficially owned by: (i) each director and nominee for director; (ii) each stockholder who is known by Wynn Resorts to beneficially own in excess of 5% of the outstanding shares of Wynn Resorts’ common stock based on information reported on Schedule 13D or 13G filed with the SEC; (iii) each of the executive officers of Wynn Resorts named in the Summary Compensation Table; and (iv) all executive officers of Wynn Resorts, directors of Wynn Resorts and director nominees as a group. There were 123,481,682 shares outstanding as of June 21, 2010.

	Beneficial Ownership Of Shares(1)
Name and Address of Beneficial Owner(2)	Number	Percentage
Stephen A. Wynn(3)	11,026,708	8.89%
Elaine P. Wynn(3)	11,041,709	8.89%
Kazuo Okada/Aruze USA, Inc.(3)(4)	24,549,222	19.80%
745 Grier Drive Las Vegas, NV 89119
Waddell & Reed Financial, Inc.(5)	17,647,556	14.23%
6300 Lamar Avenue Overland Park, KS 66202
Morgan Stanley(6)	8,902,269	7.18%
1585 Broadway New York, NY 10036
Marsico Capital Management, LLC(7)	6,227,417	5.02%
1200 17th Street, Suite 1600 Denver, Colorado 80202
Linda Chen(8)	405,000	*
Russell Goldsmith(9)	38,000	*
Ray R. Irani(10)	16,000	*
Robert J. Miller(11)	38,500	*
John A. Moran(11)(12)	188,500	*
Alvin V. Shoemaker(11)	48,500	*
D. Boone Wayson(11)	88,500	*
Allan Zeman(11)	38,500	*
Matt Maddox(13)	110,333	*
Marc D. Schorr(14)	365,800	*
John Strzemp(15)	260,500	*
Kim Sinatra (16)	75,000	*
All Directors, Director Nominees, and Executive Officers as a Group (15 persons)(17)	48,290,772	38.94%

*	Less than one percent
(1)	This table is based upon information supplied by officers, directors, nominees for director, principal stockholders and Wynn Resorts’ transfer agent, and contained in Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, Wynn Resorts believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Executives and directors have voting power over shares of Restricted Stock, but cannot transfer such shares unless and until they vest.

(2)	Unless otherwise indicated, the address of each of the named parties in this table is: c/o Wynn Resorts, Limited, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
(3)	Does not include shares that may be deemed to be beneficially owned by virtue of the Amended and Restated Stockholders Agreement, dated as of January 6, 2010 (the “Stockholders Agreement”), by and among Mr. Wynn, Elaine P. Wynn and Aruze USA, Inc.
(4)	Aruze USA, Inc. is a wholly owned subsidiary of Universal Entertainment Corporation of which Mr. Kazuo Okada owns a controlling interest and is the Chairman. The subject securities were acquired and are owned by Aruze USA, Inc. but Universal and Mr. Okada may also be considered beneficial owners of the shares because Aruze USA, Universal and Mr. Okada may be deemed to have shared voting and dispositive power over the shares. The information provided is based upon a Schedule 13D/A filed on January 6, 2010.
(5)	Waddell & Reed Financial Inc. (“Waddell”) has beneficial ownership of these shares as of December 31, 2009. The information provided is based upon a Schedule 13G/A dated February 12, 2010, filed by Waddell.
(6)	Reflects, as of December 31, 2009, the securities beneficially owned by certain operating units (collectively, the “MS Reporting Units”) of Morgan Stanley and its subsidiaries and affiliates (collectively, “MS”) and does not reflect securities, if any, beneficially owned by any operating units of MS whose ownership of securities is disaggregated from that of the MS Reporting Units. Morgan Stanley has sole dispositive power over these shares and sole voting power over 8,736,508 shares. The information provided is based upon a Schedule 13G/A, dated February 12, 2010, filed by Morgan Stanley.
(7)	Marsico Capital Management LLC (“Marsico”) has beneficial ownership of these shares as of December 31, 2009. Marsico has sole dispositive power over these shares and sole voting power over 5,584,510 shares. The information provided is based upon a Schedule 13G/A, dated February 12, 2010, filed by Marsico.
(8)	Includes: (i) 100,000 shares of restricted stock granted pursuant to Wynn Resorts’ 2002 Stock Plan and subject to a Restricted Stock Agreement which provides such grant will vest on July 31, 2012; (ii) 100,000 shares of restricted stock granted pursuant to Wynn Resorts’ 2002 Stock Plan and subject to a Restricted Stock Agreement which provides such grant will vest on December 5, 2016; (iii) 96,665 shares subject to an immediately exercisable option to purchase Wynn Resorts common stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan; (iv) 26,250 shares owned by Linda Chen, as trustee; and (v) 33,335 shares that vest on August 1, 2010.
(9)	Includes: (i) 11,000 shares subject to an immediately exercisable option to purchase Wynn Resorts’ common stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan; (ii) 2,500 unvested shares of restricted stock of Wynn Resorts’ common stock granted pursuant to Wynn Resorts’ 2002 Stock Plan; and (iii) 3,800 shares owned by family members through trusts and companies for which Mr. Goldsmith disclaims beneficial ownership of 2,300 shares.
(10)	Includes: (i) 11,000 shares subject to an immediately exercisable option to purchase Wynn Resorts’ common stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan; and (ii) 5,000 unvested shares of restricted stock of Wynn Resorts’ common stock granted pursuant to Wynn Resorts’ 2002 Stock Plan.
(11)	Includes: (i) 31,000 shares subject to immediately exercisable options to purchase Wynn Resorts’ common stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan; and (ii) 7,500 unvested shares of restricted stock of Wynn Resorts’ common stock granted pursuant to Wynn Resorts’s 2002 Stock Plan.
(12)	Includes: 150,000 shares of the Wynn Resorts’ common stock held by John A. Moran, as Trustee.
(13)	Includes: (i) 30,333 shares subject to immediately exercisable options to purchase Wynn Resorts common stock pursuant to Wynn Resorts’ 2002 Stock Incentive Plan; (ii) 50,000 shares of restricted stock granted pursuant to Wynn Resorts’ 2002 Stock Purchase Plan and subject to a Restricted Stock Agreement which provides such grant will vest on December 5, 2016; and (iii) 10,000 shares of restricted stock granted pursuant to Wynn Resorts’ 2002 Stock Purchase Plan and subject to a Restricted Stock Agreement which provides such grant will vest on May 7, 2012.

(14)	Includes: (i) 250,000 shares of restricted stock granted pursuant to Wynn Resorts’ 2002 Stock Plan and subject to a Restricted Stock Agreement which provides such grant will vest on December 5, 2016; and (ii) 100,000 shares subject to an immediately exercisable option to purchase Wynn Resorts’ common stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan.
(15)	Includes (i) 500 shares of Wynn Resorts’ common stock held by Mr. Strzemp’s mother, for which Mr. Strzemp disclaims beneficial ownership; and (ii) 65,000 shares subject to immediately exercisable options to purchase Wynn Resorts common stock pursuant to Wynn Resorts’ 2002 Stock Incentive Plan.
(16)	Includes: (i) 25,000 shares of restricted stock granted pursuant to Wynn Resorts’ 2002 Stock Plan and subject to a Restricted Stock Agreement which provides such grant will vest on December 5, 2016; (ii) 25,000 shares of restricted stock granted pursuant to Wynn Resorts’ 2002 Stock Plan and subject to a Restricted Stock Agreement which provides such grant will vest on July 31, 2011; and (iii) 25,000 shares subject to an immediately exercisable option to purchase Wynn Resorts’ common stock granted pursuant to Wynn Resorts’ 2002 Stock Incentive Plan.
(17)	Includes 493,998 shares subject to immediately exercisable stock options and 33,335 shares that will vest in the next 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Historically, the Audit Committee of the Board of Directors has reviewed for approval or ratification all transactions between Wynn Resorts and any related person, regardless of amount. In February, 2007, the Audit Committee adopted a written policy codifying its prior practice. The policy applies to transactions with any related person, which SEC rules define to include directors, director nominees, executive officers, beneficial owners of in excess of 5% of the outstanding shares of Wynn Resorts’ common stock, and their respective immediate family members. The policy classifies as pre-approved (a) employment of executive officers and director compensation if the compensation is required to be reported under Item 402 of the SEC’s compensation disclosure requirements; (b) transactions with another company or charitable contributions if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of that company’s or donee’s shares if the aggregate amount does not exceed the greater of $100,000 or 2% of that company’s or donee’s total annual revenues; (c) transactions where the related person’s interest arises solely from the ownership of Wynn Resorts’ stock and all stockholders benefit on a pro rata basis; (d) transactions involving competitive bids; (e) regulated transactions involving services as a common carrier or public utility at rates fixed in conformity with law or governmental authority; and (f) transactions with related parties involving a bank as depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services. The Committee receives notice of the occurrence of all pre-approved transactions. All other transactions with related persons are subject to approval or ratification by the Committee. In determining whether to approve or ratify a transaction, the Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

The following are the material transactions or agreements between Wynn Resorts and related persons. The Audit Committee has approved or ratified all of these transactions that occurred after the date of the adoption of the policy.

Stockholders Agreement. On January 6, 2010, Mr. Wynn, the Chairman of the Board and Chief Executive Officer of Wynn Resorts, Elaine P. Wynn, a director of Wynn Resorts, and Aruze USA, a greater than 5% stockholder of Wynn Resorts, entered into an Amended and Restated Stockholders Agreement (the “Amended and Restated Stockholders Agreement”) whereby that certain Stockholders Agreement, entered into as of April 11, 2002, between Mr. Wynn and Aruze USA, as amended by that certain Amendment to Stockholders Agreement, entered into as of November 8, 2006, between Mr. Wynn and Aruze USA, the Waiver and Consent, dated July 31, 2009, and the Waiver and Consent, dated August 13, 2009, was amended and restated in its entirety. Pursuant to the Amended and Restated Stockholders Agreement, Elaine P. Wynn (a) became a party to the Amended and Restated Stockholders Agreement in connection with her ownership of 11,076,709 shares of Wynn Resorts’ common stock that were transferred to Elaine P. Wynn by Mr. Wynn and (b) became subject to the covenants and provisions thereof, including with respect to voting agreements, preemptive rights, rights of first refusal, tag-along rights and certain other restrictions on transfer of such shares subject to release of $10 million of such shares on January 6, 2010 and on each of the following nine anniversaries thereof. In addition, the Amended and Restated Stockholders Agreement amended the voting agreement provision to provide that each of Mr. Wynn, Elaine P. Wynn and Aruze agree to vote all shares of Wynn Resorts held by them and subject to the terms of the Amended and Restated Stockholders Agreement in a manner so as to elect to the Wynn Resorts’ Board of Directors each of the nominees contained on each and every slate of directors endorsed by Mr. Wynn, which slate will include, subject to certain conditions, Elaine P. Wynn and, so long as such slate results in a majority of directors at all times being candidates endorsed by Mr. Wynn, nominees approved by Aruze.

Art Gallery. Since June 2006, Wynn Resorts has leased a portion of The Wynn Collection from Mr. Wynn and Elaine P. Wynn for an annual fee of one dollar ($1). Wynn Resorts is responsible for all expenses incurred in exhibiting and safeguarding those works from The Wynn Collection that it exhibits in its properties, including the cost of insurance (including terrorism insurance) and taxes.

Surname and Rights of Publicity Agreements. On August 6, 2004, Wynn Holdings entered into agreements with Mr. Wynn that confirm and clarify Wynn Holdings’ rights to use the “Wynn” name and Mr. Wynn’s persona in connection with its casino resorts. Under the parties’ Surname Rights Agreement, Mr. Wynn granted Wynn Holdings an exclusive, royalty-free, fully paid, perpetual, worldwide license to use, and to own and register trademarks and service marks incorporating the “Wynn” name for casino resorts and related businesses, together with the right to sublicense the name and marks to its affiliates. Under the parties’ Rights of Publicity License, Mr. Wynn granted Wynn Holdings the exclusive, royalty-free, worldwide right to use his full name, persona and related rights of publicity for casino resorts and related businesses, together with the ability to sublicense the persona and publicity rights to its affiliates, until October 24, 2017. Wynn Holdings has sub-licensed rights to the “Wynn” name, persona and marks to Wynn Resorts.

Villa Lease. Mr. Wynn and Elaine P. Wynn each lease from year to year a villa suite in the Wynn Las Vegas resort. Pursuant to a lease agreement that was effective commencing July 1, 2008, the rent was $520,000 per year for a villa suite. In March 2009, the lease was amended to add an additional unit with no change in rent due to the significant deterioration in the rental market in Las Vegas.

On March 17, 2010, Elaine P. Wynn and Wynn Las Vegas entered into an Agreement of Lease (the “New EW Lease”) for the lease of a villa suite as Elaine P. Wynn’s personal residence. The New EW Lease was approved by the Audit Committee of the Board of Directors of Wynn Resorts. The term of the lease commenced as of March 1, 2010 and terminates December 31, 2010. Pursuant to the terms of the New EW Lease, Elaine P. Wynn will pay annual rent equal to $350,000, which amount was determined based on a third-party appraisal. Certain services for, and maintenance of, the villa suite are included in the rental. The New EW Lease superceded the terms of the prior agreement.

On March 18, 2010, Mr. Wynn and Wynn Las Vegas entered into an Amended and Restated Agreement of Lease (the “New SW Lease”) for two fairway villas to serve as Mr. Wynn’s personal residence. The New SW Lease amends and restates the prior lease. The New SW Lease was approved by the Audit Committee of the Board of Directors of Wynn Resorts. The term of the lease commenced as of March 1, 2010 and runs concurrent with Mr. Wynn’s employment agreement with Wynn Resorts; provided that either party may terminate on 90 days notice. Pursuant to the New SW Lease, the rental value of the fairway villas will be treated as imputed income to Mr. Wynn, and will be equal to the fair market value of the accommodations provided. Effective March 1, 2010, and for the first two years of the term of the New SW Lease, the rental value will be $503,831 per year, which amount was determined based on a third-party appraisal. The rental value for the fairway villas will be re-determined every two years during the term of the lease based upon an independent third-party appraisal. Certain services for, and maintenance of, the fairway villas are included in the rental.

Aircraft Arrangements. Messrs. Wynn and Schorr, the Wynn Resorts’ Chief Operating Officer, have time-sharing agreements with Las Vegas Jet, LLC, a wholly owned indirect subsidiary of Wynn Resorts, covering their personal use of Wynn Resorts-owned aircraft. These time-share agreements require Wynn Resorts to include as taxable compensation of such executive, his and his family’s share of the direct costs that Wynn Resorts incurs in operating the aircraft, up to an amount determined by using the Internal Revenue Service Standard Industry Fare Level (SIFL) tables. During 2009, the following amounts were included in the executives’ taxable compensation pursuant to these timesharing arrangements: Mr. Wynn $461,730 and Mr. Schorr $103,748. In the event that direct costs in operating the aircraft exceed the amounts determined by using the SIFL method, such additional costs are paid for by Wynn Resorts.

Reimbursable Costs. Wynn Resorts periodically incurs costs on Mr. Wynn’s, Elaine P. Wynn’s and Mr. Schorr’s behalf, including costs with respect to personal use of the corporate aircraft, household employees, construction work and other personal purchases and services. Mr. Wynn and other officers have deposits with Wynn Resorts to prepay any such items. These deposits are replenished on an ongoing basis as needed. At December 31, 2009, Mr. Wynn, Elaine P. Wynn and Mr. Schorr had credit balances with Wynn Resorts of $478,401, $162,449 and $26,531 respectively.

Aruze Slot Purchase. In 2009, Wynn Macau purchased 10 slot machines, along with related parts and services, from Aruze USA, a corporation for which one of Wynn Resorts’ directors, Mr. Okada, currently serves as Chairman and Treasurer, for use at Wynn Macau. The Aruze machines were purchased in an arm’s length transaction at market prices for a total purchase price of approximately $165,000.

TransOrbit. Each of Wynn Las Vegas and Wynn Macau has entered into agreements with TransOrbit, a travel agency affiliated with Universal for the sale of rooms in their hotel. Wynn Las Vegas and Wynn Macau provide a certain number of hotel rooms to TransOrbit at a wholesale net rate in which TransOrbit can sell the rooms to tour operators and travel agents as part of a travel package. The agreement with TransOrbit is at arms length and similar to other agreements with tour operators. One of Wynn Resorts’ directors, Mr. Okada, currently serves as Chairman of Universal.

Tax Indemnification Agreement. In 2002, Stephen A. Wynn, Aruze USA, Baron Asset Fund, and the Kenneth R. Wynn Family Trust (referred to collectively as the “Valvino members”), Valvino and Wynn Resorts entered into a tax indemnification agreement relating to their respective income tax liabilities from the contribution of their Valvino membership interests to Wynn Resorts. The tax indemnification agreement generally provides that the Valvino members will be indemnified by Wynn Resorts and its subsidiaries for additional tax costs (including interest and penalties) caused by reallocations of income or deductions that increase the taxable income or decrease the tax loss of the Valvino members for the period prior to the contribution of the Valvino membership interests. Any payment made pursuant to the agreement by Wynn Resorts or any of its subsidiaries to the Valvino members may be non-deductible for income tax purposes.

In addition to the above, Wynn Resorts (or its subsidiaries) employs (a) Andrew Pascal, the nephew of Elaine P. Wynn, as President of Wynn Las Vegas; (b) Eddie Tseng, the spouse of Ms. Chen, President of Wynn International Marketing and a director of Wynn Resorts, as Senior Vice President of Customer Development of Worldwide Wynn, LLC; (c) Michael Pascal, the father of Andrew Pascal, President of Wynn Las Vegas, LLC., and brother of Elaine P. Wynn, as a Senior Executive Host of Wynn Las Vegas, and (d) Mr. Michael Pascal’s wife, Mary Ann Pascal, as a Host at Wynn Las Vegas. The Audit Committee of Wynn Resorts approved each such employment arrangement in advance and determined that compensation was at (or below) levels paid to non-family members. 2009 total compensation paid to the above named individuals included the following amounts calculated in the same manner as the Summary Compensation Table values presented for named executive officers: (a) to Andrew Pascal, base salary and bonus of $908,654, grant-date fair value of equity based compensation of $8,348,244, and other compensation of $4,547, (b) to Eddie Tseng, base salary and bonus of $548,722, and other compensation of $7,678, (c) to Michael Pascal, base salary and bonus of $126,130, and other compensation of $2,486, and (d) to Mary Ann Pascal, base salary and bonus of $181,731, and other compensation of $342. Wynn Resorts anticipates that these individuals will continue to serve in their respective positions during 2010.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes that are properly tendered prior to the expiration date and not withdrawn as permitted below. When we refer to the term expiration date, we mean 5:00 p.m., New York City time,                    , 2010. We may, however, extend the period of time that the exchange offer is open. In such event, the term expiration date means the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $500,000,000 aggregate principal amount of old 2017 notes and $382,010,000 aggregate principal amount of old 2020 notes are outstanding. We are sending this prospectus, together with the letter of transmittal, to all holders of old notes that we are aware of on the date of this prospectus.

We expressly reserve the right, at any time, to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of an extension to the holders of the old notes as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000.

We expressly reserve the right to amend or terminate the exchange offer, and not to exchange any old notes, upon the occurrence of any of the conditions to the exchange offer specified under “—Conditions to the Exchange Offer.” In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. In the case of any extension, we will issue a notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

Your tender to us of old notes as set forth below and our acceptance of old notes will constitute a binding agreement between us and you on the terms and subject to the conditions detailed in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal or, in the case of a book-entry transfer, an agent’s message in place of the letter of transmittal, to U.S. Bank National Association, as exchange agent, at the address set forth below under “—Exchange Agent” prior to the expiration date. In addition:

•	certificates for old notes must be received by the exchange agent prior to the expiration date, along with the letter of transmittal, or

•

a timely confirmation of a book-entry transfer, which we refer to in this prospectus as a book-entry confirmation, of old notes, if this procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer described beginning on page 101 must be received by the exchange agent prior to the expiration date, with the letter of transmittal or an agent’s message in place of the letter of transmittal, or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (we refer to each such entity as an “Eligible Institution” in this prospectus). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

We or the exchange agent will make a final and binding determination on all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Our or the exchange agent’s interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date, including the letter of transmittal and the instructions thereto, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

If the letter of transmittal or any old notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering old notes, you represent to us that, among other things:

•	the holder is not our “affiliate,” as defined in Rule 405 under the Securities Act;

•	the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder; and

•	neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that such holder is not engaged in and does not intend to engage in a distribution of the new notes.

If you are our “affiliate,” as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired pursuant to the exchange offer, you or any such other person:

•	may not rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any offer, resale or other transfer of the new notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes.

Furthermore, any broker-dealer that acquired any of its old notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (publicly available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC no-action letter (publicly available June 5, 1991) and Shearman & Sterling, SEC no-action letter (publicly available July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by the broker-dealer as a result of market-making or other trading activities. Under the registration rights agreements, we have agreed that for a period of up to the later of (i) 180 days following the 30th business day after the registration statement containing this prospectus is declared effective, and (ii) 180 days following the 10th business day after the exchange offer expires, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old notes. Accordingly, holders of new notes on the record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date that interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

In all cases, issuance of new notes for old notes that are accepted for exchange will only be made after timely receipt by the exchange agent of:

•	certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof; and

•	all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, the non-exchanged old notes will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent” prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

If you desire to tender your old notes and your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, a tender may be effected if:

•

prior to the expiration date, the exchange agent receives from such Eligible Institution a notice of guaranteed delivery, substantially in the form we provide, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth your name and address, the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (“NYSE”) trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent’s message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent; and

•

the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent’s message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth under “—Exchange Agent.” This notice must specify:

•	the name of the person having tendered the old notes to be withdrawn;

•	the old notes to be withdrawn, including the principal amount of such old notes; and

•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility, including time of receipt, of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:

•	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

•	an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

•	we shall not have received all governmental approvals that we deem necessary to consummate the exchange offer; or

•	there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

The conditions stated above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any old notes tendered, and we will not issue new notes in exchange for any such old notes, if at such time any stop order by the SEC is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part, or the applicable indenture is no longer qualified under the Trust Indenture Act.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

U.S. Bank National Association, Exchange Agent

By Hand, Overnight Delivery or by Mail:

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Specialized Finance Dept.

By Facsimile Transmission:

651-495-8158

Confirm by Telephone:

800-934-6802

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The principal solicitation is being made by mail by U.S. Bank National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indentures relating to the 2017 notes and the 2020 notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any potentially applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Old Notes

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the applicable indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act.

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the new notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of new notes, as set forth below. However, any purchaser of new notes who is one of our “affiliates” as defined in Rule 405 under the Securities Act or who intends to participate in the exchange offer for the purpose of distributing the new notes:

•	will not be able to rely on the interpretation of the SEC’s staff;

•	will not be able to tender its old notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the new notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offer, and there can be no assurance that the SEC’s staff would make a similar determination with respect to the new notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by the broker-dealer as a result of market-making or other trading activities. Under the registration rights agreements, we have agreed that for a period of up to the later of (i) 180 days following the 30th business day after the registration statement containing this prospectus is declared effective, and (ii) 180 days following the 10th business day after the exchange offer expires, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

DESCRIPTION OF THE NEW 2017 NOTES

In this description: (1) the words “Wynn Las Vegas” refer to Wynn Las Vegas, LLC and not to any of its subsidiaries, (2) the words “Wynn Capital” refer to Wynn Las Vegas Capital Corp. and not to any of its subsidiaries, (3) the word “Issuers” refers collectively to Wynn Las Vegas and Wynn Capital and not to any of their respective subsidiaries, and (4) the words “we,” “us” and “our” refer to Wynn Las Vegas and its subsidiaries. You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” The Issuers will issue the new 2017 notes under an indenture (the “Indenture”), dated as of October 19, 2009, among the Issuers, as joint and several obligors, the Guarantors and U.S. Bank National Association, as trustee (the “trustee”). This is the same indenture under which the old 2017 notes were issued. The terms of the new 2017 notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Collateral Documents referred to under the caption “—Security” define the terms of the collateral that will secure the 2017 notes and the Note Guarantees. The term “2017 Notes” shall also include the new 2017 notes and the old 2017 notes and the term “Note Guarantees” shall include the guarantees of the new 2017 notes and the guarantees of the old 2017 notes.

The following description is a summary of the material provisions of the Indenture and the Collateral Documents. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Collateral Documents because they, and not this description, define your rights as holders of the notes. Copies of the Indenture and the Collateral Documents are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture.

The registered holder of a 2017 Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

The New 2017 Notes Versus the Old 2017 Notes

The new 2017 notes are substantially identical to the old 2017 notes except that the transfer restrictions, registration rights and liquidated damages provisions relating to the old 2017 notes do not apply to the new 2017 notes.

Brief Description of the New 2017 Notes and the Note Guarantees

The Issuers. Wynn Las Vegas owns and operates the Wynn Las Vegas hotel and casino resort. Wynn Capital is a Wholly Owned Subsidiary of Wynn Las Vegas, and will serve as a corporate co-issuer of the 2017 Notes in order to facilitate the exchange offer. We believe that certain prospective investors in the new 2017 notes may be restricted in their ability to purchase debt securities of limited liability companies, such as Wynn Las Vegas, unless the debt securities are jointly issued by a corporation. Wynn Capital does not have any operations or material assets and does not have any revenues. As a result, prospective investors in the new 2017 notes should not expect Wynn Capital to participate in servicing principal, interest or other amounts required to be paid on the new 2017 notes.

General Terms. The new 2017 notes:

•	will be first mortgage notes, issued in an original aggregate principal amount of up to $500,000,000;

•	will mature on November 1, 2017;

•

will bear interest at the rate of 7 7/8% per annum (based on a 360-day year of twelve 30-day months) which will accrue from the issue date of the notes offered hereby, payable in arrears each May 1 and November 1;

•	will be redeemable at our option, in whole or in part, commencing November 1, 2013, at a premium declining ratably to par;

•

will not be redeemable at the option of the holder, except pursuant to a repurchase offer upon the occurrence of a Change of Control or pursuant to a repurchase offer to the extent of specified net proceeds upon the occurrence of an Asset Sale or Event of Loss, and will not have any provision for sinking funds; and

•

will contain covenants limiting our ability to incur additional debt, make distributions, investments and restricted payments, create liens, enter into transactions with affiliates, sell assets, enter into sale-leaseback transactions, and restricting dividend and other payments affecting subsidiaries, mergers, consolidations or sales of substantially all assets, sales of subsidiary stock and other specified types of transactions.

The Guarantors. The new 2017 notes will be guaranteed by certain of Wynn Las Vegas’ direct subsidiaries. These subsidiaries are:

•	Las Vegas Jet, LLC, which leases a corporate aircraft from World Travel, LLC, and operates the aircraft under federal aviation regulations, Part 91;

•	World Travel, LLC, which holds the beneficial interest in a trust that owns the corporate aircraft and leases it to Las Vegas Jet, LLC;

•

Wynn Sunrise, LLC, which owns the Koval Land, which consists of approximately 18 acres of land located across from the Projects on Koval Lane and Sands Avenue which we currently use for employee parking and other ancillary uses;

•	Wynn Show Performers, LLC, which has contracts with show performers who will perform at the Entertainment Facility;

•	Wynn Golf, LLC, which owns the Golf Course Land, the Water Rights related to the Golf Course Land and sixty-five residential lots adjacent to the Golf Course Land; and

•	Kevyn, LLC, which owns a 50% interest in PW Automotive, LLC, which operates the Ferrari and Maserati automotive dealership inside the Wynn Las Vegas hotel and casino resort.

As of the date of this prospectus, Wynn Las Vegas’ only subsidiary (other than Wynn Capital) that is not a Guarantor is the Completion Guarantor, which is an Unrestricted Subsidiary of Wynn Las Vegas.

Security and Ranking. The new 2017 notes and the Guarantees offered hereby:

•	will be general obligations of the Issuers and the Guarantors, respectively;

•

will be secured, in the case of the 2017 Notes, by a perfected first priority lien on (1) substantially all of the existing and future assets of Wynn Las Vegas including the Projects, the pledged Equity Interests in our Restricted Subsidiaries, all other real property held by Wynn Las Vegas and certain personal property, including items of furniture, fixture and equipment located within the Projects, but excluding gaming and liquor licenses and other assets in which the grant of a security interest is restricted by their terms or by law and any proceeds held in a secured account at Wynn Las Vegas drawn or incurred under the Credit Agreement from time to time, and (2) subject to the prior approval of the Nevada Gaming Authorities, the pledged Equity Interests held by Wynn Holdings in Wynn Las Vegas;

•

will be secured, in the case of the Guarantees, by a perfected first priority lien on substantially all of the Guarantors’ existing and future assets, all items of furniture, fixture and equipment owned by the Guarantors, and at least initially, the Golf Course Land, Water Rights for the Golf Course Land, sixty-five residential lots adjacent to the Golf Course Land owned by Wynn Golf, and Wynn Las Vegas’ water entertainment features, but excluding the Aircraft Assets and gaming and liquor licenses and other assets in which the grant of a security interest is prohibited by their terms or by law;

•

will be pari passu with Wynn Las Vegas’ borrowings under the Credit Agreement, the old 2017 notes, the 2014 Notes and the 2020 Notes, which borrowings, the old 2017 notes, the 2014 Notes and 2020 Notes are secured by a perfected first priority lien on the same assets as are subject to the lien securing the 2017 Notes and the Guarantees (subject to certain exceptions); and

•	will be effectively senior in right of payment to the obligations of the Issuers and the Guarantors with respect to any subordinated Indebtedness and the related guarantees thereon.

Intercreditor Agreement

The trustee has entered into the Intercreditor Agreement to govern the relations between the 2017 noteholders, the lenders under the Credit Agreement, the holders of the 2014 notes, the holders of the 2020 notes, and the holders of future permitted senior and junior indebtedness with respect to the Collateral. The Intercreditor Agreement imposes restrictions on the enforcement of remedies with respect to the Collateral securing the notes and the Guarantees under specified circumstances. See “Intercreditor Agreement.”

Release of Collateral

The Indenture provides that if (i) the lenders under the Credit Agreement release their first priority security interest in all of the Collateral and (ii) the lenders under all other outstanding secured Indebtedness (other than Indebtedness incurred pursuant to clause (7) of the definition of “Permitted Debt” set forth in the second paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock”) that is secured by any Collateral release their security interest in such Collateral, the 2017 noteholders’ first priority security interest in all of the Collateral will also be released. See “—Security—Release of Collateral.”

The Indenture provides that the 2017 noteholders’ first priority security interest in the Golf Course Land and certain other parcels of real estate may be released under certain circumstances. See “—Security—Release of Golf Course Land,” “—Release of Portions of the Golf Course Land,” and “—Release of Homesite Acreage.” The Indenture also provides that substantially all of the Collateral may be released with the consent of the Holders of 95% of the 2017 Notes then outstanding.

Principal, Maturity and Interest

The Issuers will issue up to $500,000,000 in aggregate principal amount of new 2017 notes in this exchange offer. The Issuers may issue additional 2017 Notes under the Indenture from time to time after this exchange offer. Any issuance of additional 2017 Notes is subject to all of the covenants in the Indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock.” The 2017 Notes and any additional 2017 Notes subsequently issued under the Indenture will (subject to the qualifications expressed in the third paragraph of this “Description of the New 2017 Notes”) be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. It is possible, however, that any such additional 2017 Notes will not be treated as part of the same issue for United States federal income tax purposes. The Issuers will issue new 2017 notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The new 2017 notes will mature on November 1, 2017.

Interest on the new 2017 notes will accrue at the rate of 7 7/8% per annum and is payable semi-annually in arrears on May 1 and November 1, with the first interest payment date being November 1, 2010. Interest on overdue principal and interest and Liquidated Damages, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the new 2017 notes. The Issuers will make each interest payment to the holders of record on the immediately preceding April 15 and October 15.

Interest on the new 2017 notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the 2017 Notes

All payments on the 2017 Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the 2017 noteholders at their addresses set forth in the register of holders.

Paying Agent and Registrar for the 2017 Notes

The trustee currently acts as the paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the 2017 Notes, and either or both of the Issuers or any of their respective Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange 2017 Notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of 2017 Notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any 2017 Note selected for redemption. Also, the Issuers will not be required to transfer or exchange any 2017 Note for a period of 15 days before a selection of 2017 Notes to be redeemed.

Note Guarantees

General

The Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the 2020 Notes and the 2017 Notes.” Federal and state statutes allow courts, under specific circumstances, to void the guarantees, and require 2017 noteholders to return payments received from us or the Guarantors.

The Guarantees are secured by substantially all of the assets of the Guarantors (other than the Aircraft Assets) as more fully described below under the caption “—Security—Security for the Note Guarantees.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than either of the Issuers or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture and other appropriate documents satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

Notwithstanding the foregoing, each Guarantor is permitted to reorganize as a corporation pursuant to a Permitted C-Corp. Conversion.

Release of Guarantees

Subject to compliance with the provisions described above under the caption “—Note Guarantees—General,” the Note Guarantee of a Guarantor and the security interests granted by that Guarantor to secure its Note Guarantee will be released:

(1) if the lenders under the Credit Agreement release the guarantees by such Guarantor under the Credit Agreement (provided that it will not be deemed to be a release of the first priority security interest requiring the automatic release by the 2017 noteholders if the release of the first priority lien securing guarantees of the Credit Agreement is the result of an extension, refinancing, renewal, replacement, amendment and restatement, restatement, defeasance or refunding (collectively, a “refinancing”) of the Credit Agreement and as a result of which the first priority liens in favor of the administrative agent (for the benefit of the lenders under the Credit Agreement) are terminated and/or replaced with liens in favor of the lenders or holders of such refinancing Indebtedness (or any agent on their behalf));

(2) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of Wynn Las Vegas, if the sale or other disposition is made in compliance with the “Asset Sales” provisions of the Indenture, and if, after giving effect to such sale or other disposition, such Guarantor is an Immaterial Subsidiary;

(3) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of Wynn Las Vegas, if the sale or other disposition does not violate the “Asset Sales” provisions of the Indenture;

(4) if Wynn Las Vegas designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

(5) upon legal defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sales” and “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

In addition to the release of any Note Guarantee by the applicable Guarantor as described in the preceding paragraph, the obligations of the Guarantors under the Note Guarantees will be released if all of the Collateral is released under the circumstances described below under the caption “—Security—Release of Collateral.”

In addition to the release of the Guarantee by Wynn Golf pursuant to the provisions described above, the security interests of the 2017 noteholders in the Golf Course Land and certain portions of the Golf Course Land owned by Wynn Golf may be released under the circumstances described below under the captions “—Security—Release of Golf Course Land,” “—Release of Portions of the Golf Course Land,” and “—Release of Homesite Acreage.”

Security

Security for the New 2017 Notes

General. Subject to liens permitted by the Collateral Documents and to the extent permitted by Gaming Laws and other applicable laws, the new 2017 notes will be secured by, among other things:

(1) a perfected first priority security interest in substantially all of the Issuers’ existing and future assets, including the Phase I Land, all improvements constructed as part of the Wynn Las Vegas Resort, the

Phase II Land, all improvements constructed as part of the Phase II Project, all other real property held by Wynn Las Vegas, certain personal property, including items of furniture, fixture and equipment located within the Projects, other than gaming and liquor licenses and other assets in which the grant of a security interest is prohibited by their terms or by law and any proceeds held in a secured account at Wynn Las Vegas drawn or incurred under the Credit Agreement from time to time;

(2) a perfected first priority pledge of the Equity Interests held by Wynn Holdings in Wynn Las Vegas; and

(3) a perfected first priority pledge of the Equity Interests held by the Issuers in any of their respective existing or future Restricted Subsidiaries, including the Equity Interests held by Wynn Las Vegas in Wynn Capital, Las Vegas Jet, LLC, World Travel, LLC, Wynn Sunrise, LLC, Wynn Show Performers, LLC, Wynn Golf and Kevyn, LLC.

Under Nevada Gaming Laws, none of Wynn Las Vegas or the Guarantors may grant a security interest in (1) the gaming, liquor and other licenses issued to them by the Nevada Gaming Authorities or (2) unless consented to in advance by the Nevada Gaming Authorities, the ownership interests of any person that holds any such license. As a result, the new 2017 notes will not be secured by any such gaming or liquor licenses. In addition, we will not receive the consent of the Nevada Gaming Authorities to the pledge of the Equity Interests in Wynn Las Vegas described above prior to closing. Although we expect to have filed an application for such consent prior to or soon after closing, we can provide no assurance as to when such consent will be granted, if at all.

Security for the Note Guarantees

Subject to liens permitted by the Collateral Documents, and to the extent permitted by Gaming Laws and other applicable laws, the Note Guarantees are secured by, among other things:

(1) a perfected first priority security interest in the Golf Course Land, the Water Rights related to the Golf Course Land, one parcel of land adjacent to the Golf Course Land owned by Wynn Golf and Wynn Las Vegas’ water entertainment features, subject, in the case of the Golf Course Land, to release as described below under the caption “—Release of Golf Course Land”; and

(2) a perfected first priority security interest in substantially all of the other existing and future assets (other than gaming and liquor licenses) of the Guarantors, provided that the Note Guarantee of World Travel, LLC is not secured by the Aircraft Assets.

As noted above, under Nevada Gaming Laws, a gaming licensee is not permitted to grant a security interest in any gaming or other license issued by the Nevada Gaming Authorities. As a result, the Note Guarantees by the Guarantors will not be secured by any such gaming or other licenses.

Release of Collateral

The Holders’ security interests in all of the Collateral, including the Golf Course Land, may be released and the Golf Course Lease and the Access Easement Agreement may be terminated so long as:

(1) the lenders under the Credit Agreement release their first priority security interest in all of the Collateral (provided that it will not be deemed to be a release of the first priority security interest requiring the automatic release by the 2017 noteholders if the release of the first priority lien securing the Credit Agreement is the result of a refinancing of the Credit Agreement and as a result of which the first priority liens in favor of the administrative agent (for the benefit of the lenders under the Credit Agreement) are terminated and/or replaced with liens in favor of the lenders or holders of such refinancing Indebtedness (or any agent on their behalf));

(2) no Default or Event of Default has occurred and is continuing;

(3) the lenders under all other outstanding secured Indebtedness (other than Indebtedness incurred pursuant to clause (7) of the definition of “Permitted Debt” set forth in the second paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock”) that is secured by any Collateral release their security interest in such Collateral; and

(4) Wynn Las Vegas delivers an officers’ certificate to the trustee confirming that the conditions in clauses (1), (2) and (3) above have been satisfied. In addition, the Holders’ security interest in all or substantially all of the Collateral may be released at any time with the consent of the Holders of 95% of the aggregate principal amount of 2017 Notes then outstanding.

Upon any such release of those security interests, the disposition or transfer of such assets will no longer be subject to any of the restrictive covenants in the Indenture.

In the event that the Issuers or the Guarantors grant Liens (other than Liens permitted under clause (25) of the definition of “Permitted Liens”) to secure any other Indebtedness (other than Indebtedness incurred pursuant to clause (7) of the definition of “Permitted Debt” set forth in the second paragraph described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock”) after the Holders’ security interests in all of the Collateral has been released as set forth in the first paragraph above, the Issuers or the Guarantors, as the case may be, will be required to grant security interests on the same assets to secure the Issuers’ obligations under the 2017 Notes and the Guarantors’ obligations under their respective Note Guarantees on an equal and ratable basis with such other Indebtedness, so long as such other Indebtedness is so secured.

Release of Golf Course Land

The security interests in all of the Golf Course Land (and the related Water Rights) may be released and the Golf Course Lease and the Access Easement Agreement may be terminated, so long as:

(1) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such release;

(2) the lenders under the Credit Agreement concurrently release their first priority security interest in the Golf Course Land (provided that it will not be deemed to be a release of the first priority security interest requiring the automatic release by the 2017 noteholders if the release of the first priority lien securing the Credit Agreement is the result of a refinancing of the Credit Agreement and as a result of which the first priority liens in favor of the administrative agent (for the benefit of the lenders under the Credit Agreement) are terminated and/or replaced with liens in favor of the lenders or holders of such refinancing Indebtedness (or any agent on their behalf));

(3) immediately prior to the release of the security interest, and after giving pro forma effect to such release, Wynn Las Vegas’ and its Restricted Subsidiaries’ total debt does not exceed 6.5 times Consolidated EBITDA for the four full fiscal quarters immediately preceding such release; and

(4) Wynn Las Vegas delivers an officers’ certificate to the trustee confirming that the conditions in clauses (1), (2) and (3) above have been satisfied.

Notwithstanding the foregoing, if Wynn Las Vegas incurs debt to finance the project costs related to the building of a project on the Golf Course Land (the “Phase III Project”) pursuant to clause (8) of the second paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” then the security interest in the Golf Course Land may not be released without first obtaining the consent of 90% of the holders of the 2017 Notes.

Upon any such release of those security interests, the disposition or transfer of such assets will no longer be subject to any of the restrictive covenants in the Indenture.

Release of Portions of the Golf Course Land

The security interests granted by Wynn Golf in approximately 20 acres of the Golf Course Land constituting the Home Site Land will be released and the Golf Course Lease and the Access Easement Agreement may be amended to contemplate the release of the Home Site Land if the lenders under the Credit Agreement concurrently release their first priority security interest in the Home Site Land, so long as no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such release. It will not be deemed to be a release of the first priority security interest in the Home Site Land requiring the automatic release by the 2017 noteholders if the release of the first priority lien securing the Credit Agreement is the result of a refinancing of the Credit Agreement and as a result of which the first priority liens in favor of the administrative agent (for the benefit of the lenders under the Credit Agreement) are terminated and/or replaced with liens in favor of the lenders or holders of such refinancing Indebtedness (or any agent on their behalf). In the event that, following the automatic release of the 2017 noteholders’ security interest in the Home Site Land, Wynn Las Vegas or any of the Restricted Subsidiaries grants a security interest in any or all of the Home Site Land to secure such refinancing Indebtedness or any guarantee thereof, such Person will concurrently grant a first priority security interest on such portions of the Home Site Land in favor of the trustee for the benefit of the 2017 noteholders to secure the 2017 Notes (or, if such Person is a Guarantor, its Note Guarantee of the 2017 Notes). That security interest in favor of the trustee for the benefit of the 2017 noteholders will be a first priority security interest pari passu with the security interest in favor of the lenders under the Credit Agreement, subject only to other Permitted Liens and the terms of the Intercreditor Agreement.

The Credit Agreement provides that the lenders will release their security interests in the Home Site Land upon satisfaction of certain conditions, including Wynn Las Vegas achieving a specified minimum level of Consolidated EBITDA for four full consecutive fiscal quarters and satisfying certain conditions relating to the water required for the Wynn Las Vegas casino water features and the golf course. The release provision also requires that until the earlier of the disposition of the Golf Course Land or the payment in full of the obligations under the Credit Agreement, development on the Home Site Land shall be limited to residential housing and other non-gaming related developments, and that construction of permitted improvements could not reasonably be expected to materially interfere with the use or operations of the Golf Course and could not otherwise reasonably be expected to materially impair the overall value of the Projects. The lenders under the Credit Agreement may amend or waive any of their conditions to the release of their security interests without the consent of the 2017 noteholders and may determine to release their liens under different circumstances, which would nevertheless result in the automatic release of the first priority liens by the 2017 noteholders.

Release of Homesite Acreage

The security interests in approximately two acres of the Golf Course Land will be released in order to permit the construction of a personal residence for Stephen A. Wynn and the Golf Course Lease and the Access Easement Agreement may be amended to contemplate the release of the Wynn Home Site Land, so long as:

(1) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to that release;

(2) the cash purchase price paid by Stephen A. Wynn in immediately available funds for the Wynn Home Site Land prior to the release of the security interests shall not be less than the then Fair Market Value of the Wynn Home Site Land;

(3) the purchase price is paid directly to Wynn Golf;

(4) the construction of Stephen A. Wynn’s personal residence will not materially interfere with the design, construction, operation or use of the remainder of the Golf Course Land and otherwise could not reasonably be expected to materially impair the overall value of the Projects;

(5) the lenders under the Credit Agreement concurrently release their security interests in the Wynn Home Site Land to be released by the trustee;

(6) no Points of Diversion with respect to any water permits held by us or any of our Restricted Subsidiaries or otherwise utilized or expected to be utilized with respect to the Projects, wells associated therewith or rights-of-way necessary for the transportation to the Golf Course Land or the Wynn Las Vegas hotel and casino resort water entertainment features of water drawn or to be drawn pursuant to water permits, are located on the released Golf Course Land, or Wynn Golf shall have otherwise transferred or reserved for the benefit of the Golf Course Land (previously or in connection with such disposition) at no cost to Wynn Las Vegas and its Restricted Subsidiaries such easements as are necessary for Wynn Las Vegas and its Restricted Subsidiaries to (A) access such Points of Diversion, (B) own and operate such wells and (C) transport such water to the water features of the Project and/or the Golf Course;

(7) Wynn Las Vegas and Wynn Golf, as the case may be, shall have taken all actions required pursuant to the covenant described below under the caption “—Certain Covenants—Additional Collateral; Acquisition of Assets or Property” with respect to any assets or property acquired pursuant to clause (6) above; and

(8) Wynn Las Vegas and/or Wynn Golf delivers an officers’ certificate to the trustee confirming that the conditions in clauses (1), (2), (3), (4), (5), (6) and (7) above have been satisfied.

Optional Redemption

At any time prior to November 1, 2012, the Issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of 2017 Notes issued under the Indenture at a redemption price of 107.875% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings of Wynn Resorts that are contributed to us; provided that at least 65% of the aggregate principal amount of 2017 Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and that the redemption occurs within 60 days of the date of the closing of such Qualified Equity Offering.

Except pursuant to the preceding paragraph, the 2017 Notes will not be redeemable at the Issuers’ option prior to November 1, 2013.

On or after November 1, 2013, the Issuers may redeem all or a part of the 2017 Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the 2017 Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below, subject to the rights of holders of 2017 Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2013	103.938%
2014	101.969%
2015 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the 2017 Notes or portions thereof called for redemption on the applicable redemption date.

In connection with a discharge or defeasance of the Issuers’ obligations under the Indenture, the Issuers may deliver a notice of redemption more than 60 days in advance of the date of redemption. See “—Satisfaction and Discharge.”

Gaming Redemption

Notwithstanding any other provision hereof, if any Gaming Authority requires a holder or beneficial owner of 2017 Notes to be licensed, qualified or found suitable under any applicable Gaming Law and the holder or beneficial owner (1) fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the Gaming Authority), or (2) is notified by a Gaming Authority that it will not be licensed, qualified or found suitable, the Issuers will have the right, at their option, to:

(1) require the holder or beneficial owner to dispose of its 2017 Notes within 30 days (or such lesser period as required by the Gaming Authority) following the earlier of:

(a) the termination of the period described above for the holder or beneficial owner to apply for a license, qualification or finding of suitability; or

(b) the receipt of the notice from the Gaming Authority that the holder or beneficial owner will not be licensed, qualified or found suitable by the Gaming Authority; or

(2) redeem the 2017 Notes of the holder or beneficial owner at a redemption price equal to:

(a) the price required by applicable law or by order of any Gaming Authority; or

(b) the lesser of:

(i) the principal amount of the 2017 Notes; and

(ii) the price that the holder or beneficial owner paid for the 2017 Notes in either case, together with accrued and unpaid interest and Liquidated Damages, if any, on the 2017 Notes to the earlier of (1) the date of redemption or such earlier date as is required by the Gaming Authority or (2) the date of the finding of unsuitability by the Gaming Authority, which may be less than 30 days following the notice of redemption.

Immediately upon a determination by a Gaming Authority that a holder or beneficial owner of 2017 Notes will not be licensed, qualified or found suitable, the holder or beneficial owner will not have any further rights with respect to the 2017 Notes to:

(1) exercise, directly or indirectly, through any Person, any right conferred by the 2017 Notes; or

(2) receive any interest or any other distribution or payment with respect to the 2017 Notes, or any remuneration in any form from the Issuers for services rendered or otherwise, except the redemption price of the 2017 Notes described in this section.

The Issuers are not required to pay or reimburse any holder or beneficial owner of 2017 Notes who is required to apply for such license, qualification or finding of suitability for the costs relating thereto. Those expenses will be the obligation of the holder or beneficial owner.

Mandatory Redemption

Other than as set forth above under the caption entitled “—Gaming Redemption,” the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the 2017 Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of 2017 Notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s 2017 Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Issuers will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of 2017 Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the 2017 Notes repurchased to the date of purchase. Within 10 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase 2017 Notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all 2017 Notes or portions of 2017 Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2017 Notes or portions of 2017 Notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the 2017 Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of 2017 Notes or portions of 2017 Notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of 2017 Notes properly tendered the Change of Control Payment for such 2017 Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a 2017 Note equal in principal amount to any unpurchased portion of the 2017 Notes surrendered, if any. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the 2017 Notes to require that the Issuers repurchase or redeem the 2017 Notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all 2017 Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 2017 Notes to require the Issuers to repurchase its 2017 Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, to another Person or group may be uncertain.

Asset Sales

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Wynn Las Vegas (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (it being understood that a percentage of the purchase price may be subject to escrow arrangements customary for asset sales);

(2) if the aggregate consideration to be received by Wynn Las Vegas or such Restricted Subsidiary is in excess of $10.0 million, the Fair Market Value is evidenced by a certificate of the chief financial officer of Wynn Las Vegas delivered to the trustee; and

(3) at least 75% of the consideration received in the Asset Sale by Wynn Las Vegas or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on Wynn Las Vegas’ most recent consolidated balance sheet, of Wynn Las Vegas or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the 2017 Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Wynn Las Vegas or such Restricted Subsidiary from further liability; and

(b) any securities, 2017 Notes or other obligations received by Wynn Las Vegas or any such Restricted Subsidiary from such transferee that are converted within 30 business days by Wynn Las Vegas or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds to make a capital expenditure, improve real property or acquire long-term assets that are used or useful in a line of business permitted by the covenant described below under the caption “—Certain Covenants—Line of Business.” Wynn Las Vegas (or such Restricted Subsidiary, as the case may be) shall take all necessary action to ensure that the security interest of the trustee, on behalf of the Holders, continues as a perfected first priority security interest (equal and ratable with the security interest securing the Credit Agreement, the 2014 Notes, the 2020 Notes and other Permitted Liens and the terms of the Intercreditor Agreement) on any property or assets acquired or constructed with the Net Proceeds of any Asset Sale on the terms set forth in the Indenture, the Intercreditor Agreement and the other Collateral Documents. Pending the final application of any Net Proceeds, Wynn Las Vegas (or such Restricted Subsidiary, as the case may be) may (1) apply the Net Proceeds to temporarily reduce amounts outstanding under any pari passu secured revolving credit Indebtedness of Wynn Las Vegas or any of its Restricted Subsidiaries, or (2) invest the Net Proceeds in Cash Equivalents which, at any time other than during a Collateral Release Period, will be subject to a perfected first priority security interest (equal and ratable with the security interest securing the Credit Agreement, the 2014 Notes and the 2020 Notes and subject to other Permitted Liens and the terms of the Intercreditor Agreement) in favor of the trustee, on behalf of the holders of 2017 Notes, as security for the 2017 Notes.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Net Proceeds.” Within 10 days following the earlier of (i) the date on which the aggregate amount of Excess Net Proceeds exceeds $20.0 million or (ii) the date when the proceeds of any sale of assets are required, pursuant to the Credit Agreement, to be applied to reduce Indebtedness of Wynn Las Vegas (such Excess Net Proceeds and the proceeds described in the preceding clause (ii) shall collectively constitute “Excess Proceeds”), Wynn Las Vegas will allocate a portion of such Excess Proceeds, determined by multiplying the amount of such Excess Proceeds by a fraction, the numerator of which is the total aggregate principal amount of 2017 Notes then outstanding and all Pari Passu Debt then outstanding, and the denominator of which is the total aggregate principal amount of 2017 Notes then outstanding, all Pari Passu Debt then outstanding and all Indebtedness then outstanding under the Credit Agreement (such amount being the “Asset Sale Offer Amount”), to make an offer (an “Asset Sale Offer”) to all holders of 2017 Notes and, to the extent required, the holders of such Pari Passu Debt to repurchase such 2017 Notes and such Pari Passu Debt at an offer price equal to 100% of the principal amount of the 2017 Notes and such Pari Passu Debt to be purchased plus accrued and unpaid interest and Liquidated Damages, if any, on the 2017 Notes and such other Pari Passu Debt to the date of repurchase, which offer price will be payable in cash. The amount of any such Excess Proceeds less the Asset Sale Offer Amount (the “Asset Sale Repayment Amount”) will concurrently be applied to repay any term Indebtedness outstanding under the Credit Agreement in accordance with the requirements of the Credit Agreement; provided, however, that to the extent that the Asset Sale Repayment Amount exceeds the amount of term Indebtedness then outstanding under the Credit Agreement at the time of repayment, such excess amount (after repayment in full of the term Indebtedness under the Credit Agreement) shall be added to the Asset Sale Offer Amount and offered to the holders of 2017 Notes and, to the extent required, the holders of such Pari Passu

Debt pursuant to the Asset Sale Offer as provided in the preceding sentence. If any Excess Proceeds remain after consummation of an Asset Sale Offer and repayment of any term Indebtedness outstanding under the Credit Agreement, Wynn Las Vegas (or such Restricted Subsidiary, as the case may be) may use those Excess Proceeds for any general corporate purpose not prohibited by the Indenture, the Credit Agreement, the 2014 Notes, the 2020 Notes and the Collateral Documents, including, without limitation, to reduce revolving credit Indebtedness (and, if required, commitments) under the Credit Agreement. If the aggregate principal amount of 2017 Notes and such other Pari Passu Debt tendered into such Asset Sale Offer exceeds the Asset Sale Offer Amount that may be applied to the Asset Sale Offer, the trustee will select the 2017 Notes and such other Pari Passu Debt to be purchased as described below under the caption “—Selection and Notice” and in accordance with the Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Events of Loss

After any Event of Loss with respect to Collateral (other than Events of Loss with respect to Collateral comprising the Phase II Project at any time prior to the completion of the Phase II Project in accordance with the Disbursement Agreement, which will be governed by the Disbursement Agreement), Wynn Las Vegas or the applicable Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from the Event of Loss to the rebuilding, repair, replacement or construction of improvements to the damaged Collateral, with no obligation to make any purchase of any 2017 Notes; so long as, in the case of any such Collateral with a Fair Market Value (or replacement cost, if higher) in excess of $30.0 million:

(1) Wynn Las Vegas delivers to the trustee within 90 days of the Event of Loss a written opinion from a reputable contractor that the damaged Collateral can be rebuilt, repaired, replaced or constructed and operating within 365 days following the delivery of such written opinion to the trustee;

(2) Wynn Las Vegas delivers to the trustee within 120 days of the Event of Loss an officers’ certificate certifying that Wynn Las Vegas or the applicable Restricted Subsidiary has available from Net Loss Proceeds, cash on hand or available borrowings under Indebtedness permitted to be incurred under the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock” to complete the rebuilding, repair, replacement or construction described in clause (1) above and, together with any anticipated revenues projected to be generated during the repair or restoration period, to pay debt service on its Indebtedness during the repair or restoration period; and

(3) the damaged Collateral is rebuilt, repaired, replaced or constructed and operating in substantially the manner that it was operating immediately prior to the Event of Loss within 365 days following the delivery of such written opinion to the trustee.

However, if the damaged Collateral is not necessary for and is not used in the operation of the Wynn Las Vegas Resort or the Phase II Project, as the case may be, Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) may apply the Net Loss Proceeds to make a capital expenditure, improve real property or acquire long-term assets that are used or useful in a line of business permitted by the covenant described below under the caption “—Certain Covenants—Line of Business.”

Any Net Loss Proceeds that are (1) not reinvested as provided in the first sentence of this covenant or (2) otherwise required, pursuant to the Credit Agreement, to be applied to reduce Indebtedness of Wynn Las Vegas, in each case, will be deemed “Excess Loss Proceeds.” Within 10 days following the earlier of (i) the date on which the aggregate amount of Excess Loss Proceeds exceeds $10.0 million or (ii) the date when, pursuant to the Credit Agreement, Excess Loss Proceeds are required to be applied to reduce Indebtedness of Wynn Las Vegas, Wynn Las Vegas will allocate a portion of such Excess Loss Proceeds, determined by multiplying the amount of such Excess Loss Proceeds by a fraction, the numerator of which is the total aggregate principal amount of 2017 Notes then outstanding and all Pari Passu Debt then outstanding, and the denominator of which is the total aggregate principal amount of 2017 Notes then outstanding, all Pari Passu Debt then outstanding and all Indebtedness then outstanding under the Credit Agreement (such amount being the “Event of Loss Offer Amount”), to make an offer (an “Event of Loss Offer”) to all holders of 2017 Notes and, to the extent required, the holders of such Pari Passu Debt to repurchase such 2017 Notes and such Pari Passu Debt at an offer price equal to 100% of the principal amount of the 2017 Notes and such Pari Passu Debt to be purchased plus accrued and unpaid interest and Liquidated Damages, if any, on the 2017 Notes and such other Pari Passu Debt to the date of repurchase, which offer price will be payable in cash. The amount of any such Excess Loss Proceeds less the Event of Loss Offer Amount (the “Event of Loss Repayment Amount”) will concurrently be applied to repay any Indebtedness outstanding under the Credit Agreement in accordance with the requirements of the Credit Agreement; provided, however, that to the extent that the Event of Loss Repayment Amount exceeds the amount of term Indebtedness then outstanding under the Credit Agreement at the time of repayment but does not exceed $100.0 million (unless the lenders under the Credit Agreement have waived any requirement of Wynn Las Vegas to prepay revolving credit Indebtedness outstanding under the Credit Agreement and to effect a corresponding permanent reduction of the commitments thereunder), such excess amount (after repayment in full of the term Indebtedness under the Credit Agreement) shall be added to the Event of Loss Offer Amount and offered to the holders of 2017 Notes and, to the extent required, the holders of such Pari Passu Debt pursuant to the Event of Loss Offer as provided in the preceding sentence. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer and repayment of any term Indebtedness outstanding under the Credit Agreement, Wynn Las Vegas (or such Restricted Subsidiary, as the case may be) may use those Excess Loss Proceeds for any general corporate purpose not prohibited by the Indenture, the Credit Agreement and the Collateral Documents, including, without limitation, to reduce revolving credit Indebtedness (and, if required, commitments) under the Credit Agreement. If the aggregate principal amount of 2017 Notes and such other Pari Passu Debt tendered into such Event of Loss Offer exceeds the Event of Loss Offer Amount that may be applied to the Event of Loss Offer, the trustee will select the 2017 Notes and such other Pari Passu Debt to be purchased as described below under the caption “—Selection and Notice” and in accordance with the Indenture. Upon completion of each Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero.

Pending their application, all Net Loss Proceeds will either be (1) applied to temporarily reduce amounts outstanding under any pari passu secured revolving credit Indebtedness under the Credit Agreement, or (2) invested in Cash Equivalents held in an account in which the trustee has a perfected first priority security interest for the benefit of the Holders (equal and ratable with the perfected security interest securing the Credit Agreement and subject to other Permitted Liens and the terms of the Intercreditor Agreement). These funds and securities will be released to Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) to pay for or reimburse Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) for either (1) the actual cost of a permitted use of Net Loss Proceeds as provided above, or (2) the Event of Loss Offer, pursuant to the terms of the Collateral Documents. Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) will grant to the trustee, on behalf of the Holders, a security interest (equal and ratable with the perfected security interest securing the Credit Agreement and subject to other Permitted Liens and the terms of the Intercreditor Agreement), on any property or assets rebuilt, repaired, replaced or constructed with such Net Loss Proceeds on the terms set forth in the Indenture and the Collateral Documents.

In the event of an Event of Loss pursuant to clause (3) of the definition of “Event of Loss” with respect to property or assets that have a Fair Market Value (or replacement cost, if greater) in excess of $30.0 million, Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) will be required to receive consideration:

(1) at least equal to the Fair Market Value (evidenced by a resolution of Wynn Capital’s Board of Directors set forth in an officers’ certificate delivered to the trustee) of the property or assets subject to the Event of Loss; and

(2) at least 80% of which is in the form of cash or Cash Equivalents.

Restrictions on Repurchase of 2017 Notes

The agreements governing our other Indebtedness, including the Credit Agreement, may prohibit certain events, including a Change of Control or an Asset Sale, or provide that such events constitute events of default under such agreements. Similarly, those agreements may prohibit or restrict Wynn Las Vegas and its Restricted

Subsidiaries from repairing or restoring the Collateral following an Event of Loss regardless of whether that repair or restoration is permitted under the Indenture. In addition, the exercise by the holders of 2017 Notes of their rights to require Wynn Las Vegas to repurchase the 2017 Notes upon a Change of Control Offer, an Asset Sale Offer or Event of Loss Offer, as the case may be, could cause a default under these other agreements. Finally, Wynn Las Vegas’ ability to pay cash to the holders of 2017 Notes upon a repurchase under a Change of Control Offer, Asset Sale Offer or Event of Loss Offer may be limited by Wynn Las Vegas’ then existing financial resources. See “Risk Factors—Risks Related to the 2020 Notes and the 2017 Notes—We may not be able to fulfill our repurchase obligations with respect to the 2017 Notes upon a change of control.”

Compliance with Securities Laws

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent these laws and regulations are applicable in connection with each repurchase of 2017 Notes pursuant to a Change of Control Offer, an Asset Sale Offer or an Event of Loss Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control, Asset Sale or Event of Loss provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under these provisions of the Indenture by virtue of such compliance.

Selection and Notice

If less than all of the 2017 Notes are to be redeemed at any time, the trustee will select 2017 Notes for redemption on a pro rata basis, by lot or by any other method the trustee deems fair and appropriate, unless otherwise required by law or applicable stock exchange requirements. No 2017 Notes of $1,000 or less can be redeemed or purchased in part. However, if all of the 2017 Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of 2017 Notes held by such Holder, even if not a multiple of $1,000, will be redeemed or purchased. Notices of redemption or purchase will be mailed by first class mail at least 30 but not more than 60 days before the redemption or purchase date to each Holder of 2017 Notes to be redeemed or purchased at its registered address, except that redemption or purchase notices may be mailed more than 60 days prior to a redemption or purchase date if the notice is issued in connection with a defeasance of the 2017 Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any 2017 Note is to be redeemed in part only, the notice of redemption that relates to that 2017 Note will state the portion of the principal amount of that 2017 Note that is to be redeemed. A 2017 Note in principal amount equal to the unredeemed portion of the original 2017 Note will be issued in the name of the Holder of 2017 Notes upon cancellation of the original 2017 Note. 2017 Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on 2017 Notes or portions of 2017 Notes called for redemption.

Certain Covenants

Restricted Payments

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of any Equity Interests of Wynn Las Vegas or any of its Restricted Subsidiaries or to the direct or indirect holders of any Equity Interests of Wynn Las Vegas or any of its Restricted Subsidiaries in their capacity as such, other than (a) dividends or distributions by Wynn Las Vegas payable in Equity Interests (other than Disqualified Stock) of Wynn Las Vegas, and (b) dividends or distributions payable to Wynn Las Vegas or any of its Restricted Subsidiaries;

(2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Wynn Las Vegas, any direct or indirect parent of Wynn Las Vegas (including, without limitation, Wynn Resorts) or any other direct or indirect Subsidiary of Wynn Resorts;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Wynn Las Vegas or any Guarantor that is secured by a Lien junior to the Lien securing the 2017 Notes or the Guarantees or that is expressly subordinated in right of payment to the 2017 Notes or the Note Guarantees under the Indenture (excluding any intercompany Indebtedness between or among Wynn Las Vegas and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment,

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) Wynn Las Vegas would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Wynn Las Vegas and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (5), (7), (8), (9), (10) and (11) below (with respect to clause (5) to the extent such Restricted Payments were already deducted from Consolidated Net Income) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of Wynn Las Vegas and its Restricted Subsidiaries for the period (taken as one accounting period) from the beginning of July 1, 2005 to the end of Wynn Las Vegas’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds received by Wynn Las Vegas subsequent to December 14, 2004 as a contribution to its common equity capital, excluding (i) any such net cash proceeds received by Wynn Las Vegas subsequent to December 14, 2004 to the extent consisting of capital contributions made to Wynn Las Vegas for the purpose of satisfying the “in-balance” requirements of the Disbursement Agreement and (ii) any such net cash proceeds received by Wynn Las Vegas to the extent used to incur Indebtedness pursuant to clause (14) of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock”; plus

(c)(i) to the extent that any Restricted Investment that was made after December 14, 2004 is sold for cash or otherwise liquidated or repaid for cash for an amount in excess of the aggregate amount invested in such Restricted Investment, the sum of (x) 50% of the cash proceeds with respect to such Restricted Investment in excess of the aggregate amount invested in such Restricted Investment (less the cost of disposition, if any) and (y) the aggregate amount invested in such Restricted Investment, and (ii) to the extent that any such Restricted Investment is sold for cash or otherwise liquidated or repaid in cash for an amount equal to or less than the aggregate amount invested in such Restricted Investment, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d) 100% of any cash dividends or cash distributions received by Wynn Las Vegas or any of its Restricted Subsidiaries after December 14, 2004 from any Restricted Investment (including any Investment in an Unrestricted Subsidiary of Wynn Las Vegas), to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of Wynn Las Vegas for such period; plus

(e) to the extent that any Unrestricted Subsidiary of Wynn Las Vegas that is so designated after December 14, 2004 (other than the Completion Guarantor) is redesignated as a Restricted Subsidiary after December 14, 2004, the lesser of (i) the Fair Market Value of Wynn Las Vegas’ Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary; plus

(f) $50.0 million.

With respect to (a) any payments made pursuant to clauses (1), (2), (3), (6), (7), (8), (9) and (10) below, so long as no Default or Event of Default has occurred and is continuing or would be caused by the payments, and (b) any payments made pursuant to clauses (4), (5) and (11) below, regardless of whether any Default or Event of Default has occurred and is continuing or would be caused by the payment, the preceding provisions will not prohibit:

(1) the payment of any dividend or distribution (other than any distribution made under clause (5) below) or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds from the substantially concurrent contribution of common equity capital to Wynn Las Vegas, provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Wynn Las Vegas or any Guarantor that is contractually subordinated to the 2017 Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the distribution or loan to Wynn Resorts, directly or through any intermediate Wholly Owned Subsidiaries of Wynn Resorts, of amounts necessary to repurchase Equity Interests or Indebtedness of Wynn Resorts (other than Equity Interests held by or Indebtedness owed to the Existing Stockholders) to the extent required by any Gaming Authority having jurisdiction over Wynn Las Vegas or any of its Restricted Subsidiaries for not more than the Fair Market Value thereof in order to avoid the suspension, revocation or denial of a Gaming License by that Gaming Authority, as long as, if such efforts do not jeopardize any Gaming License, Wynn Resorts and its Subsidiaries shall have diligently attempted to find a third-party purchaser for such Equity Interests or Indebtedness and no third-party purchaser acceptable to the applicable Gaming Authority was willing to purchase such Equity Interests or Indebtedness within a time period acceptable to such Gaming Authority;

(5) distributions to the direct or indirect owners of Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries with respect to any period during which such entity is a Pass Through Entity or a Consolidated Member, such distributions in an aggregate amount not to exceed such owners’ Tax Amounts for such period;

(6)(a) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Wynn Resorts, or (b) the distribution to Wynn Resorts, directly or through any intermediate Wholly Owned Subsidiaries of Wynn Resorts, of amounts necessary to repurchase, redeem or otherwise acquire or retire for value Equity Interests of Wynn Resorts, in each case held by any member of management of Wynn Resorts (or the estate or trust for the benefit of any such member of management) pursuant to the provisions of the operating agreement, or comparable governing documents, or employee benefit plans or employment agreements of any such Person; provided that the aggregate consideration for all such repurchased, redeemed, acquired or retired Equity Interests, together with the aggregate amount of all such distributions made to Wynn Resorts, shall not exceed $4.0 million in any calendar year;

(7) the payment of Allocable Overhead to Wynn Resorts or any of its Subsidiaries in respect of each Qualifying Project of Wynn Las Vegas and its Restricted Subsidiaries to the extent then due and payable by Wynn Las Vegas or the applicable Restricted Subsidiary, as the case may be;

(8) the payment of amounts permitted to be paid pursuant to the Disbursement Agreement;

(9) Restricted Payments consisting of transfers and other dispositions of Released Assets;

(10) Restricted Payments not otherwise permitted by the foregoing clauses (1) through (9) in an aggregate amount of not more than $10.0 million; and

(11) dividends or distributions to Wynn Resorts, directly or through any intermediate Wholly Owned Subsidiary of Wynn Resorts, of amounts necessary to pay amounts then due and payable under the Tax Indemnification Agreement, as in effect on the date of the Indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Wynn Las Vegas or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Disqualified Stock

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (1) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), or (2) issue any Disqualified Stock. Notwithstanding the foregoing, Wynn Las Vegas and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt), or issue Disqualified Stock, if the Fixed Charge Coverage Ratio of Wynn Las Vegas for Wynn Las Vegas’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness under the Credit Agreement in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the sum of the face amount thereof and related unpaid reimbursement obligations), to the extent then classified as having been incurred in reliance on this clause (1) not to exceed (i) $1.0 billion less (ii) the aggregate amount of all Net Proceeds of Assets Sales applied by Wynn Las Vegas or any of its Restricted Subsidiaries since the date of the Indenture to repay any term Indebtedness under the Credit Agreement or repay any revolving credit Indebtedness under the Credit Agreement and effect a corresponding permanent reduction of commitments thereunder pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales” or otherwise;

(2) the incurrence by the Issuers and the Restricted Subsidiaries of Wynn Las Vegas of the Existing Indebtedness;

(3) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant, under clause (2), (7), (8), (9), or (12) of this paragraph or under this clause (3);

(4) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Wynn Las Vegas and any of its Restricted Subsidiaries; provided, however, that:

(a) if Wynn Las Vegas or any Guarantor is the obligor on such Indebtedness and the payee is not Wynn Las Vegas or a Guarantor, such Indebtedness must be expressly subordinated in right of payment to the prior payment in full in cash of all Obligations then due with respect to the 2017 Notes, in the case of Wynn Las Vegas, or its Note Guarantee under the Indenture, in the case of a Guarantor, except that no Indebtedness of Wynn Las Vegas or any Guarantor will be deemed to be subordinated in right of payment to any other Indebtedness of Wynn Las Vegas or any such Guarantor solely by virtue of being unsecured; and

(b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Wynn Las Vegas or a Restricted Subsidiary of Wynn Las Vegas, and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Wynn Las Vegas or a Restricted Subsidiary of Wynn Las Vegas will be deemed, in each case, to constitute an incurrence of such Indebtedness by Wynn Las Vegas or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(6) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness solely in respect of performance, surety, appeal or similar bonds or commercial or standby letters of credit, so long as such indebtedness is incurred in the ordinary course of business and the aggregate amount of all such bonds and standby letters of credit is not greater than $40.0 million at any time outstanding;

(7) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment (including acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the Fair Market Value of the property, plant or equipment of such Person) used in the Projects by Wynn Las Vegas or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (7), not to exceed $100.0 million at any time outstanding;

(8) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness in a principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (8), not to exceed, at any time, 75% of the aggregate cost of the Phase III Project to pay the costs and expenses of designing, developing and constructing the Phase III Project, so long as:

(a) the holders of the 2017 Notes continue to have a perfected first priority security interest in the Golf Course Land; and

(b) Wynn Las Vegas’ and its Restricted Subsidiaries’ total Indebtedness does not exceed 6.5 times Consolidated EBITDA for the four full fiscal quarters immediately preceding the date of such incurrence;

(9) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness in connection with the repurchase, redemption or other acquisition or retirement for value of Equity Interests of Wynn Resorts or any Restricted Subsidiary permitted pursuant to the provisions of clause (6) of the covenant described above under the caption “—Restricted Payments;”

(10) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries on or prior to the Phase II Final Completion Date of Indebtedness represented by performance bonds, guaranties, trade letters of credit, bankers’ acceptances or similar instruments issued by a Person, other than Wynn Resorts or any of its Restricted Subsidiaries, for the benefit of a trade creditor of any such Person, in an aggregate amount not to exceed $20.0 million at any time outstanding so long as:

(a) such Indebtedness is incurred in the ordinary course of business; and

(b) the obligations of Wynn Las Vegas or the applicable Restricted Subsidiary, as the case may be, supported by such performance bonds, guaranties, trade letters of credit, bankers’ acceptances or similar instruments (1) consist solely of payment obligations with respect to costs incurred in accordance with the Phase II Project Budget which would otherwise be permitted to be paid by the applicable entity pursuant to the Disbursement Agreement and (2) if secured, are secured solely by Liens permitted by clause (22) of the definition of “Permitted Liens;”

(11) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, not to exceed $40.0 million;

(12) the 2014 Notes;

(13) the incurrence of Indebtedness (and the Guarantee of such Indebtedness by Wynn Las Vegas) in an amount not to exceed 100% of the Fair Market Value of the Aircraft, which is secured only by Liens permitted by clause (26) of the definition of “Permitted Liens;”

(14) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of additional Indebtedness (so long as such Indebtedness is incurred under the Credit Agreement, through the issuance of additional 2017 Notes under the Indenture, is unsecured Indebtedness or is Permitted Junior Debt) to be used to develop and construct an Additional Entertainment Facility and/or a Retail Facility on land included in the Projects in an aggregate principal amount (or original accreted value, as applicable) at any time not to exceed 66 2/3% of the aggregate cost of such Additional Entertainment Facility and/or Retail Facility; provided that, subsequent to the date of the Indenture and on or prior to the date of the incurrence of such Indebtedness, net cash proceeds have been received by Wynn Las Vegas as a contribution to its common equity capital in an amount equal to at least 33 1/3% of the aggregate cost of such Additional Entertainment Facility and/or Retail Facility, which proceeds have been irrevocably committed at the time of such contribution for use in the development and construction of such Additional Entertainment Facility and/or a Retail Facility; and

(15) the incurrence by Wynn Capital, as co-obligor, of any Indebtedness which Wynn Las Vegas is permitted to incur pursuant to the foregoing provisions.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Disqualified Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant as of the date of such classification or reclassification. Indebtedness under the Credit Agreement outstanding on the date on which the 2017 Notes are first issued and authenticated under the Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of “Permitted Debt.” The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Wynn Las Vegas or any of its Restricted Subsidiaries may incur pursuant to this covenant shall not be exceeded solely as a result of fluctuations in exchange rates or currency values. In addition, any Indebtedness which is permitted to be incurred by Wynn Las Vegas or any of its Restricted Subsidiaries under clause (7) set forth above may be incurred under the Credit Agreement or through the issuance of Additional 2017 Notes under the Indenture.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset owned on the date of the Indenture or thereafter acquired, or on any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries of Wynn Las Vegas

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Wynn Las Vegas or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Wynn Las Vegas or any of its Restricted Subsidiaries;

(2) make loans or advances to Wynn Las Vegas or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to Wynn Las Vegas or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) the 2017 Notes, the Indenture, the 2014 Notes, the 2014 Notes Indenture, the 2020 Notes, the 2020 Notes Indenture, the Note Guarantees or the Collateral Documents;

(2) applicable law, including rules, regulations and orders issued by any Gaming Authority;

(3) customary non-assignment provisions in contracts, licenses or leases entered into in the ordinary course of business and consistent with practices that are customary in the gaming, lodging or entertainment industry;

(4) the Credit Agreement as in effect on the date of the Indenture and any other Indebtedness permitted to be incurred by the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, so long as the applicable provisions of amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or agreements governing other Indebtedness are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of the Indenture;

(5) the acquisition of the Capital Stock of any Person, or property or assets of any Person by Wynn Las Vegas or any of its Restricted Subsidiaries, if the encumbrances or restrictions (a) existed at the time of the acquisition and were not incurred in contemplation thereof and (b) are not applicable to and are not spread to cover any Person or the property or assets of any Person other than the Person acquired or the property or assets of the Person acquired;

(6) purchase money obligations or Capital Lease Obligations for Indebtedness permitted under clause (7) of the second paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock” that impose restrictions of the type described in clause (3) of the first paragraph of this covenant on the assets so acquired;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary permitted hereby that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens,” securing Indebtedness otherwise permitted to be incurred under the second paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock,” that limit the right of the debtor to dispose of the assets subject to such Liens; or

(9) customary provisions with respect to the disposition or distribution of assets or property in partnership or joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

Neither Issuer will, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1) either (a) such Issuer is the surviving entity or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the 2017 Notes, the Indenture, the registration rights agreement and the Collateral Documents pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable new Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

(5) such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made;

(a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction (excluding the effect of the related professional fees, commissions, sales and other taxes, and other transactional costs that would otherwise reduce Consolidated Net Worth); and

(b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock”; and

(6) such transaction, at the time it is undertaken, would not require any holder or beneficial owner of 2017 Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

In addition, no Issuer may, directly or indirectly, lease all or substantially all of its properties or assets, taken as a whole, in one or more related transactions, to any other Person.

Notwithstanding the foregoing, Wynn Las Vegas or any of its Restricted Subsidiaries that is not a subchapter “C” corporation is permitted to convert into a corporation pursuant to a Permitted C-Corp. Conversion.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Wynn Capital may designate any Restricted Subsidiary, other than Wynn Capital, to be an Unrestricted Subsidiary of Wynn Las Vegas if that designation would not cause a Default or an Event of Default. If a Restricted Subsidiary of Wynn Las Vegas is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Wynn Las Vegas and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made in an Unrestricted Subsidiary as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of “Permitted Investments,” as determined by Wynn Las Vegas. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary of Wynn Las Vegas otherwise meets the definition of an “Unrestricted Subsidiary.” The Board of Directors of Wynn Capital may redesignate any Unrestricted Subsidiary of Wynn Las Vegas to be a Restricted Subsidiary of Wynn Las Vegas if the redesignation would not cause a Default or an Event of Default.

Any designation of a Subsidiary of Wynn Las Vegas as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Wynn Las Vegas as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock,” Wynn Las Vegas will be in default of such covenant. The Board of Directors of Wynn Capital may at any time redesignate any Unrestricted Subsidiary of Wynn Las Vegas to be a Restricted Subsidiary of Wynn Las Vegas; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Wynn Las Vegas of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Transactions with Affiliates

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Wynn Las Vegas (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Wynn Las Vegas than those that would have been obtained in a comparable transaction by Wynn Las Vegas or such Restricted Subsidiary with an unrelated Person;

(2) Wynn Las Vegas or the applicable Restricted Subsidiary delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of Wynn Capital set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Wynn Capital, to the extent that there are any such disinterested members of such Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Wynn Las Vegas or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing prior to the consummation of such Affiliate Transaction; and

(3) in the case of any Affiliate Transaction involving the use of the Aircraft (if such aircraft is owned by Wynn Las Vegas or any Restricted Subsidiary) for any purpose not reasonably related to the Projects or the Permitted Businesses of Wynn Las Vegas or the applicable Restricted Subsidiary relating to or in connection with the Projects, Wynn Las Vegas or the applicable Restricted Subsidiary, as the case may be, is reimbursed promptly for actual costs and expenses incurred by such Person in connection with such use.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement entered into by Wynn Las Vegas or any of its Restricted Subsidiaries with any Person (other than the Principal) in the ordinary course of business;

(2) the payment of reasonable directors’/managers’ fees to directors or managers of Wynn Las Vegas, Wynn Capital or any Guarantor, and customary indemnification and insurance arrangements in favor of such directors or managers, in each case in the ordinary course of business;

(3) transactions between or among Wynn Las Vegas and/or its Restricted Subsidiaries;

(4) Restricted Payments that are made in compliance with the provisions of the Indenture described above under the caption “—Restricted Payments;”

(5) leases by Wynn Las Vegas to one or more of its Affiliates of space at the Wynn Las Vegas Resort, at market rental rates, for the development and operation of a Ferrari and Maserati automobile dealership pursuant to the Dealership Lease Agreement, to the extent permitted under the Collateral Documents;

(6)(i) the payment of Allocable Overhead to Wynn Resorts in respect of each Qualifying Project of Wynn Las Vegas and its Restricted Subsidiaries and (ii) other payments made pursuant to the Affiliate Agreements, in each case, as in effect on the date of the Indenture or as such Affiliate Agreements may be amended, modified or supplemented in any manner that is not in contravention of the covenant described below under the caption “—Amendments to Certain Agreements;”

(7) any Permitted Investment made pursuant to clause (10), (12), (13) or (14) of the definition thereof; and

(8) the issuance by Wynn Las Vegas of any Equity Interests (other than Disqualified Stock) to any Affiliate if such issuance is otherwise not in contravention of the terms of the Indenture.

Additional 2017 Note Guarantees

If Wynn Las Vegas or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the Indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture within 10 business days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Limitation on Status as Investment Company

The Issuers and Guarantors will not be or become required to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act of 1940.

Limitation on Sale and Leaseback Transactions

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction (except with respect to the Aircraft Assets so long as, and to the extent that, such Aircraft Assets are not Collateral); provided that Wynn Las Vegas or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) Wynn Las Vegas or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock” and (b) incurred a Lien to secure such Indebtedness in an amount equal to the Attributable Debt pursuant to the covenant described above under the caption “—Liens;”

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of Wynn Capital or that Restricted Subsidiary, as the case may be, and set forth in an officers’ certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and Wynn Las Vegas or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Line of Business

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, engage in any business or investment activities other than the Permitted Business. Wynn Las Vegas will not, and will not permit any of its Subsidiaries to, conduct a Permitted Business in any gaming jurisdiction in which such entity is not licensed on the date of the Indenture if the holders of the 2017 Notes would be required to be licensed as a result thereof, except that this sentence will not prohibit any entity from conducting a Permitted Business in any jurisdiction that does not require the licensing or qualification of all the holders of 2017 Notes, but reserves the discretionary right to require the licensing or qualification of any holders of 2017 Notes.

Limitation on Development of Golf Course Land

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, at any time prior to the date on which the security interests in all of the Golf Course Land are released in accordance with the covenant described above under the caption “—Security—Release of Golf Course Land”:

(1) develop or improve in any material respect or at any material cost the Golf Course Land or construct any improvements or any building on the Golf Course Land, including any excavation or site work on the Golf Course Land,

(2) enter into any contract or agreement for such construction, development or improvement or for any materials, supplies or labor necessary in connection with such construction, development or improvement (other than a contract or agreement that is conditional upon the release of the 2017 noteholders’ security interests in the Golf Course Land), or

(3) incur any Indebtedness, the proceeds of which are expected to be used, or are used, for the construction, development or improvement of the Golf Course Land; provided, however, Wynn Las Vegas or any of its Restricted Subsidiaries may incur such Indebtedness pursuant to clause (8) of the second paragraph of the covenant described above under the caption “—Incurrence of Additional Indebtedness and Issuance of Disqualified Stock.”

Notwithstanding anything herein or above, Wynn Las Vegas, and its Restricted Subsidiaries may:

(1) maintain or repair the Golf Course on the Golf Course Land,

(2) make improvements to the Golf Course that enhance its use as a golf course for the benefit of the Projects,

(3) reconfigure certain portions of the Golf Course in connection with the release of the Home Site Land in accordance with the provisions set forth under the captions “—Security—Release of Collateral,” “—Security—Release of Golf Course Land,” “—Security Interests—Release of Homesite Acreage” and “—Security Interests—Release of Portions of the Golf Course Land,”

(4) in the event of loss or damage to the Phase II Land or the improvements thereon, rebuild or repair the Phase II Land and the improvements thereon to the extent permitted by the provisions described above under the caption “—Repurchase at the Option of Holders—Events of Loss,”

(5) undertake Government Transfers,

(6) develop the Phase III Project on the Golf Course Land in the event that (a) the Golf Course Land has not been released as described under the caption “—Security—Release of Golf Course Land” and (b) Wynn Las Vegas or any of its Restricted Subsidiaries incurs the Permitted Debt of the type described in clause (8) of the second paragraph of the covenant described above under the caption “—Incurrence of Additional Indebtedness and Issuance of Disqualified Stock,” and

(7) have Permitted Liens of the type described in clause (12) of the definition of “Permitted Liens.”

Restrictions on Payments of Management Fees

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) pay Management Fees:

(a) to the extent such payment would cause the Consolidated Leverage Ratio of the Issuers and the Restricted Subsidiaries for the most recently ended four full fiscal quarters of Wynn Las Vegas for which internal financial statements are available immediately preceding the date on which such Management Fee is proposed to be paid to be greater than 3.5 to 1.0 (calculated on a pro forma basis, giving effect to the payment of the Management Fees proposed to be paid and any Indebtedness proposed to be incurred to finance the payment of such Management Fees); or

(b) if, at the time of payment of such Management Fees, a Default or an Event of Default has occurred and is continuing or shall occur as a result thereof; or

(2) prepay any Management Fees.

Any Management Fees not permitted to be paid during a particular 12-month period pursuant to this covenant shall be deferred and shall accrue. Such accrued and unpaid Management Fees may be paid in any subsequent 12-month period to the extent such payment would be permitted under this covenant and the Management Fees Subordination Agreement.

Under the Management Fees Subordination Agreement, the right to receive payment of the Management Fees will be subordinated in right of payment to the right of the holders of 2017 Notes to receive payments pursuant to the 2017 Notes and the Guarantees. Under this agreement, Management Fees will be payable semi-

annually in arrears on the tenth business day following the date on which interest payments are payable on the 2017 Notes. Management Fees may be paid only if, among other things, the interest payable on the 2017 Notes through the applicable interest payment date and the interest payable on the loans under the Credit Agreement through such interest payment date has been paid in full.

Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of Wynn Las Vegas to any Person (other than Wynn Las Vegas or a Wholly Owned Restricted Subsidiary of Wynn Las Vegas that is a Guarantor), unless:

(1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

(2) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

In addition, Wynn Las Vegas will not permit any Wholly Owned Restricted Subsidiary of Wynn Las Vegas to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to Wynn Las Vegas or a Wholly Owned Restricted Subsidiary of Wynn Las Vegas that is a Guarantor.

Amendments to Certain Agreements

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, or otherwise fail to enforce, or terminate or abandon, any of the provisions of any Affiliate Agreement if such amendment, modification, waiver or other change, failure to enforce, termination or abandonment (individually or collectively with all such amendments, modifications, waivers and other changes, failures to enforce, terminations or abandonments taken as a whole) would:

(1) increase the amounts payable to Persons other than Wynn Las Vegas and its Restricted Subsidiaries thereunder by Wynn Las Vegas or any of its Restricted Subsidiaries,

(2) change the dates on which such amounts are to be paid to dates earlier than those set forth in such agreement, as in effect on the date of the Indenture,

(3) reduce the services provided thereunder to Wynn Las Vegas or any of its Restricted Subsidiaries unless accompanied by a corresponding decrease in the amounts payable by Wynn Las Vegas or any of its Restricted Subsidiaries thereunder,

(4) materially impair the rights or remedies of the holders of the 2017 Notes under the Indenture or the Collateral Documents, or

(5) materially impair the development, use or operation of the Projects.

Any other amendment, modification, waiver or other change to, or any failure to enforce, or termination or abandonment of the provisions of any Affiliate Agreement shall be made in accordance with the requirements of the first paragraph of the covenant described above under the caption “—Transactions with Affiliates.”

Notwithstanding the foregoing, in connection with any development, improvement or construction of the Golf Course Land as provided in clause (7) of the second paragraph of the covenant described above under the caption “—Limitation on Development of Golf Course Land,” or any release of all or any portion of the Golf Course Land as provided above under the captions “—Security—Release of Collateral,” “—Security—Release

of Golf Course Land,” “—Security—Release of Homesite Acreage” or “—Release of Portions of the Golf Course Land,” Wynn Las Vegas and its Restricted Subsidiaries may terminate or amend the Golf Course Lease, the Access Easement Agreement or any other agreement with respect to the Golf Course Land or any other related assets or property.

Amendments to Operating Agreements and Charter Documents

Except in connection with a Permitted C-Corp. Conversion, Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to:

(1) dissolve,

(2) with respect to any entity that is a limited liability company, amend, modify or otherwise change, its operating agreement or other charter documents, or otherwise permit any such agreement or document, to provide that the death, retirement, resignation, expulsion, bankruptcy, dissolution or dissociation of a member of that limited liability company or any other event affecting a member of that limited liability company either terminates the status of that Person as a member of the limited liability company or causes the limited liability company to be dissolved or its affairs wound up, or

(3) amend, modify or otherwise change the separateness covenants and company restrictions in its operating agreement relating to conduct, or any comparable provisions contained in its other charter documents, or fail to include similar provisions in the operating agreement or other applicable charter documents of any future Restricted Subsidiary.

Insurance

Wynn Las Vegas will, and will cause its Restricted Subsidiaries to, maintain insurance with reputable and financially sound carriers against such risks and in such amounts as are customarily carried by similarly situated businesses, including, without limitation, property and casualty insurance, so long as such insurance coverage (including deductibles, retentions and self-insurance amounts) at all times complies with the insurance coverage required under the Disbursement Agreement.

Additional Collateral; Formation or Acquisition of Restricted Subsidiaries; Designation of Unrestricted Subsidiaries as Restricted Subsidiaries or Permitted C-Corp. Conversion

Concurrently with (1) the formation or acquisition of any Restricted Subsidiary of Wynn Las Vegas that becomes or is required under the Credit Agreement to become a Guarantor of any of the obligations under the Credit Agreement, (2) the designation of an Unrestricted Subsidiary of Wynn Las Vegas as a Restricted Subsidiary, or (3) the conversion by Wynn Las Vegas or any of its Restricted Subsidiaries into a subchapter “C” corporation in a Permitted C-Corp. Conversion, Wynn Las Vegas shall, to the extent not prohibited by Gaming Authorities or applicable Gaming Laws and subject to the Intercreditor Agreement:

(1) (a) cause such Restricted Subsidiary or subchapter “C” corporation (if such subchapter “C” corporation is not an Issuer) to guarantee all obligations of the Issuers under the Indenture and the 2017 Notes by executing and delivering to the trustee a supplemental indenture in the form of an exhibit to the Indenture; or

(b) if such subchapter “C” corporation is an Issuer, cause such subchapter “C” corporation to execute and deliver to the trustee (i) a supplemental indenture substantially in the form of an exhibit to the Indenture, (ii) an assumption agreement unconditionally and irrevocably assuming all of the right, title and interest of the Issuer that was so reorganized as a subchapter “C” corporation in, to and under the Indenture and the 2017 Notes, and (iii) replacement 2017 Notes for the 2017 Notes previously issued by the Issuer that was so reorganized as a subchapter “C” corporation to be issued to the holders upon request and the concurrent return by such holders of the 2017 Notes previously issued to them by such Issuer that was so reorganized as a “C” corporation;

(2) cause such Restricted Subsidiary or subchapter “C” corporation to execute and deliver to the trustee,

(a) an assumption agreement in the form of an exhibit to the Security Agreement (under which such Restricted Subsidiary or subchapter “C” corporation will grant a security interest to the trustee in those of its assets described in the Security Agreement), and

(b) such Uniform Commercial Code financing statements as are necessary to perfect the trustee’s security interest in such assets;

(3) in the event such Restricted Subsidiary or subchapter “C” corporation owns real property that (i) is contiguous to any real property included in the Collateral or (ii) has a Fair Market Value in excess of $5.0 million in the aggregate or $2.5 million individually, cause such Restricted Subsidiary or subchapter “C” corporation to execute and deliver to the trustee:

(a) a deed of trust, substantially in the form of the Deeds of Trust (with such modifications as are necessary to comply with applicable law) (under which such Restricted Subsidiary or subchapter “C” corporation will grant a security interest to the trustee in such real property and any related fixtures);

(b) in the case of any such Restricted Subsidiary, title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property; and

(c) in the case of any such subchapter “C” corporation, an agreement executed and delivered by the title company that issued the title and extended coverage insurance covering the real property owned by such subchapter “C” corporation naming such subchapter “C” corporation as an additional insured under such insurance;

(4) promptly pledge, or cause to be pledged, to the trustee (i) all of the outstanding Capital Stock of such entity or subchapter “C” corporation owned by Wynn Las Vegas or any of its Restricted Subsidiaries and (ii) all of the outstanding Capital Stock owned by such Restricted Subsidiary or subchapter “C” corporation, to secure Wynn Las Vegas’ obligations under the Indenture and the 2017 Notes or such Restricted Subsidiary’s Guarantee obligations under the applicable Security Agreement, as the case may be;

(5) promptly take, and cause such Restricted Subsidiary or subchapter “C” corporation and each other Restricted Subsidiary to take all action necessary or, in the opinion of the trustee, desirable to perfect and protect the security interests intended to be created by the Collateral Documents, as modified under this paragraph; and

(6) promptly deliver to the trustee such opinions of counsel, if any, as the trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

Notwithstanding the foregoing, no Restricted Subsidiary shall be required to take the actions specified in clauses (2) through (6) above during any Collateral Release Period.

Additional Collateral; Acquisition of Assets or Property

At any time other than during any Collateral Release Period, and concurrently with the acquisition by Wynn Las Vegas or any of its Restricted Subsidiaries of any assets or property (other than a Subsidiary of Wynn Las Vegas) that would constitute Collateral, to the extent not prohibited by Gaming Authorities or applicable Gaming Laws and subject to the Intercreditor Agreement, Wynn Las Vegas will, and will cause its Restricted Subsidiaries to, cause the applicable entity to:

(1) in the case of the acquisition of personal property with an aggregate fair market value in excess of $50,000 (other than Aircraft Assets) for all such acquired personal property, execute and deliver to the collateral agent such Uniform Commercial Code financing statements, if any, as are necessary or, in the opinion of the trustee, desirable to perfect and protect the trustee’s security interest in such assets or property;

(2) in the case of the acquisition of real property, that (i) is contiguous to any real property included in the Collateral or (ii) has a Fair Market Value in excess of $5.0 million in the aggregate or $2.5 million individually, execute and deliver to the trustee:

(a) a deed of trust, substantially in the form of the Deeds of Trust (with such modifications as are necessary to comply with applicable law) (under which Wynn Las Vegas or such Restricted Subsidiary will grant a security interest to the trustee in such real property and any related fixtures), and

(b) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property; and

(3) in the case of the acquisition of personal property (other than personal property in which the trustee has a perfected security interest (subject only to Permitted Liens)) or real property subject to clauses (1) and (2) above, as applicable, promptly deliver to the trustee such opinions of counsel, if any, as the trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

Further Assurances

Except during any Collateral Release Period, Wynn Las Vegas will, and will cause its Restricted Subsidiaries to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to:

(1) carry out more effectively the purposes of the Collateral Documents;

(2) create, grant, perfect and maintain the validity, effectiveness, perfection and priority of any of the Collateral Documents and the Liens created, or intended to be created, by the Collateral Documents; and

(3) ensure that any of the rights granted or intended to be granted to the trustee or any holder under the Collateral Documents or under any other instrument executed in connection therewith or granted to Wynn Las Vegas or any of its Restricted Subsidiaries under the Collateral Documents or under any other instrument executed in connection therewith are protected and enforced.

Upon the exercise by the trustee or any holder of any power, right, privilege or remedy under the Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority (including any Gaming Authority), Wynn Las Vegas will, and will cause its Restricted Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required from Wynn Resorts, Wynn Las Vegas or any of Wynn Las Vegas’ Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

Payments for Consent

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to, or for the benefit of, any Holder of 2017 Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the 2017 Notes or the Collateral Documents unless such consideration is offered to be paid and is paid to all Holders of 2017 Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Restrictions on Activities of Wynn Capital

Wynn Capital will not hold any material assets, hold any Equity Interests, incur any Indebtedness, become liable for any obligations, engage in any business activities or have any Subsidiaries. However, Wynn Capital may incur Indebtedness to the extent that it is a co-obligor with respect to Indebtedness which Wynn Las Vegas is permitted to incur under the Indenture, but only if the Net Proceeds of such Indebtedness are received by

Wynn Las Vegas or one or more of Wynn Las Vegas’ Wholly Owned Restricted Subsidiaries other than Wynn Capital. At all times while 2017 Notes issued under the Indenture remain outstanding, Wynn Capital shall maintain a Board of Directors composed of individuals who serve on the Board of Directors of Wynn Resorts, and such other disinterested or independent members as the Board of Directors deems appropriate from time to time.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any 2017 Notes are outstanding, the Issuers will furnish to the Holders of 2017 Notes or cause the trustee to furnish to the Holders of 2017 Notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual report only, a report on the annual financial statements by Wynn Las Vegas’ and the Restricted Subsidiaries’ certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Wynn Las Vegas’ and its Restricted Subsidiaries’ consolidated financial statements by Wynn Las Vegas’ certified independent accountants. In addition, Wynn Las Vegas will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time Wynn Las Vegas is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Wynn Las Vegas will nevertheless continue filing the reports specified in the preceding paragraph of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Wynn Las Vegas will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Wynn Las Vegas’ filings for any reason, Wynn Las Vegas will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Wynn Las Vegas were required to file those reports with the SEC.

In addition, the Issuers and the Guarantors agree that, for so long as any 2017 Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of 2017 Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the 2017 Notes;

(2) default in the payment when due (at maturity, upon redemption, repurchase or otherwise) of the principal of, or premium, if any, on, the 2017 Notes;

(3) failure by Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries:

(a) to comply with any payment obligations (including, without limitation, obligations as to the timing or amount of such payments) described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Repurchase at the Option of Holders—Events of Loss,” or

(b) to comply with the provisions described under the captions “—Certain Covenants—Restricted Payments,” “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock” or “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4) failure by Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries for 60 days after receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the 2017 Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture not set forth in clause (3) above;

(5) failure by Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries, the Completion Guarantor or any other party to any Collateral Document (other than the trustee or any representative of the lenders under the Credit Agreement or other lenders party thereto) for 60 days after receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the 2017 Notes then outstanding voting as a single class to comply with any of its agreements, as applicable, in any Collateral Document;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Wynn Las Vegas or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Wynn Las Vegas or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee existed on the date of the Indenture, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(7) failure by Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries to pay final non-appealable judgments (not paid or covered by insurance as to which the relevant insurance company has not denied responsibility) aggregating in excess of $20.0 million, which judgments are not paid, bonded, discharged or stayed for a period of 60 days;

(8) any event of default under any of the Collateral Documents or any of the Collateral Documents shall cease, for any reason (other than pursuant to their terms), to be in full force and effect, or Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries or any Affiliate of any such Person or any Person acting on behalf of any such Person, shall so assert as to any of such Person’s properties or assets, or any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created by the Collateral Documents;

(9) any material representation or warranty made or deemed made by Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries in any Collateral Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with any such Collateral Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, except that the inaccuracy of any representation or warranty contained only in the Disbursement Agreement shall constitute an Event of Default hereunder only to the extent such inaccuracy constitutes an event of default under the Disbursement Agreement;

(10) except as expressly permitted therein or by the Indenture, the Completion Guarantee or any Note Guarantee issued by a Significant Restricted Subsidiary of Wynn Las Vegas shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Completion Guarantor or any Restricted Subsidiary of Wynn Las Vegas, or any Person acting on behalf of any such Person, shall deny or disaffirm its obligations under its Note Guarantee;

(11) certain events of bankruptcy or insolvency described in the Indenture with respect to (a) either Issuer, (b) any Significant Restricted Subsidiary of Wynn Las Vegas or (c) any group of Restricted Subsidiaries of Wynn Las Vegas that, taken together, would constitute a Significant Restricted Subsidiary of Wynn Las Vegas;

(12) the revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations at any Gaming Facility for a period of more than 90 consecutive days; or

(13) if Wynn Las Vegas ever fails to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of Wynn Capital.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to either Issuer, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary, all outstanding 2017 Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2017 Notes may declare all the 2017 Notes to be due and payable immediately.

Holders of the 2017 Notes may not enforce the Indenture or the 2017 Notes except as provided in the Indenture, the Intercreditor Agreement and the other Collateral Documents. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding 2017 Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the 2017 Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any, or Liquidated Damages, if any.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of 2017 Notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest or premium, if any, or Liquidated Damages, if any, when due, no holder of a 2017 Note may pursue any remedy with respect to the Indenture or the 2017 Notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding 2017 Notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding 2017 Notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding 2017 Notes by notice to the trustee may, on behalf of the holders of all of the 2017 Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, or Liquidated Damages, if any, on, or the principal of, the 2017 Notes.

The Issuers are required to deliver to the trustee annually a statement regarding compliance with the Indenture and the Collateral Documents. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

Remedies upon Default Under the 2017 Notes

Under certain circumstances, the trustee may initiate a foreclosure against all or a portion of the Collateral if an Event of Default has occurred and is continuing. A foreclosure against the Collateral will be subject to certain notice and other procedural limitations under Gaming Laws and laws applicable to secured creditors generally, and to the provisions of the Intercreditor Agreement.

Enforcement of Collateral Documents

Generally, if an Event of Default occurs, subject to the provisions of the Intercreditor Agreement, the trustee, acting on behalf of the holders, can enforce its rights and remedies under the Indenture and the Collateral Documents. These remedies include (1) commencing a judicial proceeding to seek monetary judgments against either Issuer, any Restricted Subsidiary of Wynn Las Vegas or any Guarantor, (2) foreclosing on and selling the Collateral covered by the Deeds of Trust and perfected Liens on personal property Collateral, and (3) enforcing the assignments of rents and leases. However, legal and procedural restrictions may impair the exercise by the trustee of its rights and remedies. See “—Gaming Law Limitations on Foreclosure,” “—Bankruptcy Limitations on Foreclosure” and “—Real Property Collateral.”

Rights in the Pledged Collateral

So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture, the Intercreditor Agreement and the other Collateral Documents, Wynn Las Vegas and each Guarantor will be entitled to receive the benefit of all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by that entity and to exercise any voting and other consensual rights pertaining to the Collateral pledged by that entity. Upon the occurrence and during the continuance of an Event of Default and, subject to the terms of the Collateral Documents and the limitations in the Intercreditor Agreement and the exercise by the trustee of its rights under the Collateral Documents and subject to applicable Gaming Laws:

(1) upon receipt by the affected entity of notice from the trustee so stating, all rights of such entity to exercise such voting or other consensual rights will cease, and all such rights shall become vested in the trustee which, to the extent permitted by law, will have the sole right to exercise such rights;

(2) all rights of the entity to receive all cash dividends, interest and other payments made upon, or with respect to, the Collateral will cease and such cash dividends, interest and other payments will be paid to the trustee; and

(3) subject to applicable law, including procedural restraints imposed on sales of collateral by secured creditors generally, the trustee may sell the Collateral or any part thereof in accordance with the terms of the Indenture, the Intercreditor Agreement and the other Collateral Documents.

Nothing contained in this paragraph shall be deemed to restrict the ability of Wynn Las Vegas to make the Restricted Payments permitted to be made during the occurrence of an Event of Default under the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

The trustee may appoint one or more collateral agents, who may be delegated any one or more of the duties or rights of the trustee under the Collateral Documents, or who may enter into one or more of the Collateral Documents on behalf of the trustee. The initial collateral agent will be Deutsche Bank Trust Company Americas. The same collateral agent may also act on behalf of the lenders under the Credit Agreement and other creditors of Wynn Las Vegas.

Intercreditor Agreement

The Intercreditor Agreement imposes restrictions on the exercise of rights and remedies by the 2017 noteholders with respect to the Collateral. See “Intercreditor Agreement.”

Gaming Law Limitations on Granting of Security Interests

The ability of Wynn Las Vegas or any Guarantor to grant security interests in the Collateral is limited by Nevada Gaming Laws. Under Nevada Gaming Laws, none of Wynn Las Vegas or the Guarantors may grant a security interest in (1) the gaming, liquor and other licenses issued to them by the Nevada Gaming Authorities or (2) unless consented to in advance by the Nevada Gaming Authorities, the ownership interests of any person that holds any such license.

Gaming Law Limitations on Foreclosure

The trustee’s ability to foreclose upon the Collateral will be limited by Nevada Gaming Laws. These laws require that persons who own or operate a casino or own or lease gambling equipment or gambling supplies hold a Gaming License. No person can hold a Gaming License in Nevada unless the person is found qualified or suitable by the Nevada Gaming Authorities. During any foreclosure proceeding, the trustee could seek the appointment of a receiver through a petition to the appropriate Nevada state court to take possession of the Collateral. The receiver may be required to obtain the approval of the Nevada Gaming Authorities to continue gaming operations until the foreclosure sale. If the trustee acquired the Collateral in a foreclosure sale, it may contract for the operation of the Collateral by an independent operator who would be required to comply with the licensing requirements and other restrictions imposed by the Nevada Gaming Authorities, pursuant to an arrangement under which the holders of the 2017 Notes would not share in the profits or losses of gaming operations. In addition, if the trustee acquires and operates the Collateral, the trustee and the holders of the 2017 Notes will, if they share in the profits and losses, and may, in any event, be required to comply with the licensing requirements under the Nevada Gaming Laws. In any foreclosure sale, licensing requirements under the Nevada Gaming Control Act may limit the number of potential bidders and may delay the sale of the Collateral, either of which could adversely affect the sale price of the Collateral. See “Risk Factors—Risks Related to the 2020 Notes and the 2017 Notes—Bankruptcy laws may significantly impair your rights to repossess and dispose of collateral securing the 2017 Notes, and otherwise collect on any amounts due thereunder” and “Risk Factors —Risks Related to the 2020 Notes and the 2017 Notes—In the event that a bankruptcy court orders the substantive consolidation of us with certain affiliated parties, payments on the 2017 Notes could be delayed or reduced.”

Bankruptcy Limitations on Foreclosure

The right of the trustee to repossess and dispose of Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy and insolvency laws if a proceeding under those laws were to be commenced by or against Wynn Resorts or any of its Subsidiaries prior to the trustee having repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor, such as the trustee, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval.

In addition, the Bankruptcy Code permits a debtor to continue to retain and to use collateral (and the proceeds, products, offspring, rents or profits of that collateral) even though the debtor is in default under the applicable debt instruments, so long as the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include, if approved by the bankruptcy court, cash payments or the granting of replacement liens or additional security for any diminution in the value of the collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. The bankruptcy court has broad discretionary powers in all these matters, including the valuation of the collateral and the nature, accessibility or value of any other collateral that may be substituted for it. Also, since the enforcement of the trustee’s security interest in the Collateral consisting of cash, deposit accounts and cash equivalents may be limited in a bankruptcy proceeding, the holders may not have any consent rights with respect to the use of those funds by Wynn Resorts or any of its Subsidiaries during the pendency of the proceeding.

In view of these considerations, we cannot predict how long payments under the 2017 Notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the Collateral or whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral.

Real Property Collateral

Before pursuing any foreclosures or otherwise executing on any of the Collateral, the trustee will need to consider the effect of Nevada law, which requires that where a debt is secured by real property, the debtor may require the creditor to exhaust its real property security before pursuing a judicial proceeding to obtain a monetary judgment against the debtor. If a creditor attempts to collect the indebtedness without first exercising its remedies under its deed of trust, the debtor could defend such action by requiring the creditor to first exhaust its rights under the deed of trust through statutory foreclosure proceedings. If, however, the debtor permitted the creditor to obtain a judgment without first exhausting remedies under the deed of trust, assuming such action was not stayed or dismissed before the entry of a final monetary judgment, then under Nevada law the security interest granted by the deed of trust would be released and discharged. This Nevada law is referred to as the “one action” rule.

Real property pledged as security may be subject to known and unknown environmental risks or liabilities which can adversely affect the property’s value. In addition, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, known as CERCLA, for example, a secured lender may be held liable, in certain limited circumstances, for the costs of remediating a release of or preventing a threatened release of hazardous substances at a mortgaged property. There may be similar risks under state laws or common law theories.

Under CERCLA, a person “who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest” is not a property owner, and thus not a responsible person under CERCLA. Lenders have seldom been held liable under CERCLA. The lenders who have been found liable have generally been found to have been sufficiently involved in the mortgagor’s operations so that they have “participated in the management of the borrower.” CERCLA does not specify the level of actual participation in management. CERCLA was amended in 1996 to provide certain “safe harbors” for foreclosing lenders. However, the courts have not yet issued any definitive interpretations of the extent of these safe harbors. There is currently no controlling authority on this matter.

The trustee may appoint one or more collateral agents, who may be delegated any one or more of the duties or rights of the trustee under the Collateral Documents or which are specified in any Collateral Documents.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, organizer, equity holder or member of either Issuer, any Restricted Subsidiary or any Guarantor, as such, will have any liability for any obligations of either Issuer, any Restricted Subsidiary or any Guarantor under the 2017 Notes, the Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of 2017 Notes by accepting a 2017 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2017 Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding 2017 Notes, all of the obligations of the Guarantors discharged with respect to their Note Guarantees, and all obligations of the Issuers and the Guarantors discharged with respect to the Collateral Documents (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding 2017 Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such 2017 Notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the 2017 Notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers, the Restricted Subsidiaries of Wynn Las Vegas and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers, Asset Sale Offers and Event of Loss Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the 2017 Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the 2017 Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the 2017 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on, the outstanding 2017 Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the 2017 Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon on such opinion of counsel shall confirm that, the holders of the outstanding 2017 Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding 2017 Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either Issuer, any Restricted Subsidiary or any Guarantor is a party or by which either Issuer, any Restricted Subsidiary or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which either Issuer, any Restricted Subsidiary of Wynn Las Vegas or any Guarantor is a party or by which any such Person is bound;

(6) in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Issuers or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder of 2017 Notes is an “insider” of either Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7) the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of 2017 Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(8) the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Collateral Release Mechanics

Under the terms of the Collateral Documents but subject to the provisions of the Intercreditor Agreement, the trustee will determine the circumstances and manner in which the Collateral will be disposed of, including the determination of whether to release all of the Collateral from the security interests created by the Collateral Documents and whether to foreclose on the Collateral following an Event of Default. The Collateral may be released from the Liens and the security interests created by the Collateral Documents upon the request of the Issuers pursuant to an officers’ certificate certifying that all terms for release and conditions precedent under the Indenture and under any applicable Collateral Document have been met and specifying (1) the identity of the Collateral to be released and (2) the provisions of the Indenture or the applicable Collateral Document which authorize that release.

Subject to the provisions of the Intercreditor Agreement, the trustee will release the Liens in favor of the trustee (at the sole cost and expense of the Issuers) on:

(1) all Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of (a) in an Asset Sale, Permitted Disposition, Permitted Investment or Restricted Payment in accordance with the Indenture and the Collateral Documents, (b) to an Unrestricted Subsidiary of Wynn Las Vegas in accordance with the Indenture and the Collateral Documents or (c) as expressly permitted by the Collateral Documents;

(2) all Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; provided that the Net Loss Proceeds, if any, from the Event of Loss are or will be applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Events of Loss;”

(3) all Collateral (except as provided in the discharge and defeasance provisions of the Indenture) upon Legal Defeasance as described under the caption set forth above under “—Legal Defeasance and Covenant Defeasance” or satisfaction and discharge of the Indenture as described under the caption set forth below under “—Satisfaction and Discharge;”

(4) all Collateral upon the payment in full in cash of all Obligations of the Issuers and the Guarantors under the Indenture, the 2017 Notes, the Note Guarantees and the Collateral Documents;

(5) except as otherwise provided in the Indenture or the Collateral Documents, Collateral of a Guarantor, whose Note Guarantee is released or terminated pursuant to the terms of the Indenture;

(6) the Released Assets;

(7) Government Transfers consisting of transfers of fee interests in real property;

(8) in connection with any sale, lease or other disposition of any assets in connection with (i) any timeshare, interval ownership or similar development or (ii) any condominium or similar development with respect to the Phase III Project, on any assets or interests in any assets so long as the lenders under the Credit Agreement concurrently release their security interest in such assets, so long as no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such release; and

(9) any Water Rights covered by or relating to any water permits so long as such Water Rights are covered by or related to other water permits owned by Wynn Las Vegas or any of its Restricted Subsidiaries.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Indenture, the 2017 Notes, the Note Guarantees or, subject to the terms of the Intercreditor Agreement, the Collateral Documents may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the 2017 Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2017 Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the 2017 Notes, the Note Guarantees or, subject to the terms of the Intercreditor Agreement, the Collateral Documents may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding 2017 Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2017 Notes).

The indenture provides that any amendment or modification to the definition of “Excluded Assets” in the Security Agreements or the definition of “Excluded Property” in the Deeds of Trust shall require the consent of the trustee if as a result of such amendment or modification the 2017 Notes will not be secured by substantially all of our and the guarantors’ assets.

Under the Intercreditor Agreement, the agent under the Credit Agreement has the right, subject to certain limited exceptions, to direct the collateral agent to enter into amendments of, or waive defaults under, the Collateral Documents that grant Liens on the Collateral without obtaining the consent of the trustee or the holders of the 2017 Notes. In addition, the Indenture authorizes the trustee to enter into amendments, restatements and modifications of the Collateral Documents from time to time in connection with the grant of any Permitted Liens; provided, however, that any such amended, restated or modified Collateral Documents contain terms no less favorable to the trustee or the 2017 noteholders than the terms contained in the Collateral Documents being amended, restated or modified (except as expressly provided for in the Indenture); provided, further, that any such amendment, restatement or modification does not otherwise adversely affect the rights or remedies of the trustee or the 2017 noteholders in any material respect (except as expressly provided for in the Indenture). At any time when at least $100.0 million of Indebtedness remains outstanding under the Credit Agreement, the agent under the Credit Agreement will also have the right to amend the Intercreditor Agreement without the consent of the trustee or the holders of the 2017 Notes, so long as such amendment only affects the subordination provisions in respect of any junior Indebtedness but does not affect the provisions governing the relationship between the lenders under the Credit Agreement and the holders of the 2017 Notes. See “Intercreditor Agreement.”

Without the consent of each holder of 2017 Notes affected or, in the case of clauses (8), (9) and (10) below only, without the consent of the holders of at least 95% in the aggregate principal amount of the 2017 Notes then outstanding, an amendment, supplement or waiver may not (with respect to any 2017 Notes held by a non-consenting holder):

(1) reduce the principal amount of 2017 Notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any 2017 Note or alter the provisions with respect to the redemption of the 2017 Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any 2017 Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest, premium, or Liquidated Damages, if any, on, the 2017 Notes (except a rescission of acceleration of the 2017 Notes by the holders of at least a majority in aggregate principal amount of the then outstanding 2017 Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the 2017 Notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of 2017 Notes to receive payments of principal of, or interest, premium or Liquidated Damages, if any, on, the 2017 Notes;

(7) waive a redemption payment with respect to any 2017 Note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release all or substantially all of the Collateral or any Material Project Assets from the Collateral, in each case, except in accordance with the provisions of the Collateral Documents;

(9) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture if the assets or properties of that Guarantor (a) constitute all or substantially all of the Collateral or (b) include Material Project Assets, except in accordance with the terms of the Indenture;

(10) amend the provisions of the Indenture described above under the caption “—Security—Release of Collateral;” or

(11) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of 2017 Notes, the Issuers, the Restricted Subsidiaries, the Guarantors and the trustee may amend or supplement the Indenture, the 2017 Notes or the Note Guarantees or, subject to the terms of the Intercreditor Agreement, the Collateral Documents:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of either Issuers’ or a Guarantor’s obligations to holders of 2017 Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Wynn Las Vegas’ or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of 2017 Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to provide for the issuance of additional 2017 Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture;

(7) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the 2017 Notes; or

(8) enter into additional or supplemental Collateral Documents or Guarantees or an intercreditor agreement with respect thereto.

Satisfaction and Discharge

The Indenture and the Collateral Documents will be discharged and will cease to be of further effect as to all 2017 Notes issued thereunder, when:

(1) either:

(a) all 2017 Notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b) all 2017 Notes that have not been delivered to the trustee for cancellation will become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers have or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the 2017 Notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound;

(3) the Issuers or any Guarantor has paid or caused to be paid all sums payable by the Issuers under the Indenture; and

(4) the Issuers have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the 2017 Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of either Issuer or any Guarantor, the Indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding 2017 Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his/her own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of 2017 Notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Collateral Documents generally provide for the application of the internal laws of the State of New York, except to the extent that (1) the laws of Nevada are mandatory or (2) the validity or perfection of security interests in respect of certain items of Collateral (such as real property) is governed by the laws of the jurisdiction where that collateral is located. The Indenture, the 2017 Notes, any Guarantees of the 2017 Notes and the Collateral Documents provide, with certain exceptions, for the application of the internal laws of the State of New York. There is no certainty regarding whether New York or Nevada law would be applied by any court with respect to the enforcement of remedies under the 2017 Notes, the Indenture, any Guarantees of the 2017 Notes or the Collateral Documents.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Wynn Las Vegas, LLC, 3131 Las Vegas Boulevard South, Las Vegas, NV 89109, Attention: Legal Department.

Book-Entry, Delivery and Form

The new 2017 notes will be issued in the form of one or more notes in global form (the “Global Notes”). The new 2017 notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee (such nominee being referred to as the “Global Note Holder”), in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for new 2017 notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of 2017 Notes in certificated form.

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have new 2017 notes registered in their names, will not receive physical delivery of new 2017 notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and Liquidated Damages, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuers and the trustee will treat the Persons in whose names the 2017 Notes, including the Global Notes, are registered as the owners of the 2017 Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the 2017 Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of 2017 Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants

and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the 2017 Notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the 2017 Notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of 2017 Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the 2017 Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the 2017 Notes, DTC reserves the right to exchange the Global Notes for legended 2017 Notes in certificated form, and to distribute such 2017 Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary;

(2) the Issuers, at their option, notify the trustee in writing that they elect to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the 2017 Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

The Issuers will make payments in respect of the 2017 Notes represented by the Global Notes (including principal, premium, if any, and interest and Liquidated Damages, if any), by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, premium, if any, and interest and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The 2017 Notes represented by the Global Notes are expected to be eligible to trade in The PORTAL Alliance and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such 2017 Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Access Easement Agreement” means that certain Access Easement Agreement, dated as of December 14, 2004, by and between Wynn Golf and Wynn Las Vegas, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.

“Additional Entertainment Facility” means a showroom or entertainment facility adjoining the Wynn Las Vegas hotel and casino resort on the Project Site other than the Entertainment Facility.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,”

as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Agreements” means:

(1) the Management Agreement,

(2) the Project Lease and Easement Agreements,

(3) the Art Rental and Licensing Agreement,

(4) the Wynn Design Agreement, and

(5) the Wynn IP Agreement,

in each case as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenants described above under the captions “—Certain Covenants—Transactions with Affiliates” and “—Certain Covenants—Amendments to Certain Agreements.”

“Aircraft” means that certain 1999 Boeing 737-79U Business Jet aircraft bearing manufacturer’s serial number 29441 and United States Federal Aviation Administration Number N88WZ, together with engines attached thereto, owned by a trust of which World Travel, LLC is the beneficial interest holder.

“Aircraft Assets” means (1) the Aircraft, together with the products and proceeds thereof, and (2) the Aircraft Note.

“Aircraft Note” means that certain promissory note, dated as of March 30, 2007, issued by World Travel, LLC in favor of Wynn Las Vegas in an aggregate principal amount of $42.0 million.

“Allocable Overhead” means, at any time with respect to each Qualifying Project, an amount equal to (1) the amount of reasonable corporate or other organizational overhead expenses of, and actually incurred by, Wynn Resorts and its Subsidiaries (other than the Issuers) calculated in good faith on a consolidated basis, after the elimination of intercompany transactions, in accordance with GAAP, divided by (2) the number of Qualifying Projects. However, amounts allocated to any Qualifying Project shall be prorated based on the period within such period that such Qualifying Project was in operation or financing therefor was obtained. With respect to any amounts payable pursuant to the Affiliate Agreements or any agreements entered into by and among Wynn Resorts, any of its Subsidiaries and/or any of their respective Affiliates, any payment in respect of Allocable Overhead shall not include any fee, profit or similar component and shall represent only the payment or reimbursement of actual costs and expenses. The amount of Allocable Overhead payable during any 12-month period shall not exceed 2% of Net Revenues of Wynn Las Vegas and its Restricted Subsidiaries for such period of four full consecutive fiscal quarters.

“Art Rental and Licensing Agreement” means the Third Amended and Restated Art Rental and Licensing Agreement, dated as of August 6, 2004, by and between Stephen A. Wynn and Wynn Las Vegas, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Aruze USA” means Aruze USA, Inc., a Nevada corporation.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets; and

(2) the issuance of Equity Interests by Wynn Capital or any of the Restricted Subsidiaries or the sale of Equity Interests in Wynn Capital or any of the Restricted Subsidiaries.

Notwithstanding the above, the sale, conveyance or other disposition of all or substantially all of the assets of Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant.

In addition, none of the following items will be deemed to be an Asset Sale (except for purposes of the definition of “Consolidated Cash Flow”) (such items, “Permitted Dispositions”):

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $3.0 million;

(2) the sale, lease, conveyance or other disposition of any assets:

(a) to Wynn Las Vegas and/or its Restricted Subsidiaries, or

(b) by (i) any Restricted Subsidiary that is not a Guarantor to (ii) any Restricted Subsidiary that is a Guarantor;

(3) an issuance of Equity Interests by Wynn Las Vegas or any of the Restricted Subsidiaries to Wynn Las Vegas or any of its Restricted Subsidiaries;

(4) the sale, lease or exchange of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the disposition of obsolete, damaged or worn-out property that is no longer necessary for the conduct of the business of Wynn Las Vegas or any of the Restricted Subsidiaries;

(6) the sale or other disposition of cash or Cash Equivalents;

(7) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments;”

(8) like-kind exchanges of personal property if the Fair Market Value of the personal property transferred by Wynn Las Vegas or any of the Restricted Subsidiaries in such exchanges does not exceed $20.0 million in the aggregate in any calendar year;

(9) a dedication of space within the Projects as necessary for the development of the Projects and as permitted by the Collateral Documents;

(10) licenses of patents, trademarks and other intellectual property rights granted by Wynn Las Vegas or any of the Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Person;

(11) the transfer or sale or disposition of any Released Assets or Aircraft Assets; provided that any revenues in excess of $10.0 million (in the aggregate) generated by sales, leases or other dispositions of any assets in connection with (i) any timeshare, interval ownership or similar development or (ii) any condominium or similar development with respect to the Phase III Project, shall constitute Asset Sales and shall be disposed of in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(12) a transfer of assets between or among Wynn Las Vegas and the Restricted Subsidiaries pursuant to any Affiliate Agreement;

(13) the granting, creation or existence of a Permitted Lien and dispositions of assets pursuant to an exercise of remedies, including by way of foreclosure, against the underlying assets subject to such

Permitted Liens, under circumstances not otherwise resulting in Defaults or Events of Default, so long as the net proceeds, if any, of any such disposition received by Wynn Las Vegas or any of its Restricted Subsidiaries shall be treated as if they were Net Proceeds of an Asset Sale and applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(14) Government Transfers or Permitted Liens of the type described in clause (12) of the definition of “Permitted Liens,” so long as the net proceeds, if any, of any such disposition received by Wynn Las Vegas or any of the Restricted Subsidiaries in respect thereof shall be treated as if they were Net Proceeds of an Asset Sale and applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;” and

(15) transfers, leases or other dispositions of the Koval Land or any portion of or interest in the Koval Land.

Notwithstanding the foregoing, any sale of assets which requires a mandatory prepayment of amounts outstanding (or the mandatory reduction of commitments thereunder) under the Credit Agreement shall constitute an Asset Sale for purposes of the Indenture.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the Person or Persons who are the managing member, members or managers or any controlling committee or managing members or managers thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests (whether general or limited); and

(4) any other interests or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition;

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition;

(7) to the extent not permitted in clauses (1) through (6) of this definition, Permitted Securities; and

(8) to the extent not included in clauses (1) through (7) of this definition, funds managed or offered by the trustee that invest exclusively in the securities and instruments described in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to the Principal or a Related Party of the Principal;

(2) the adoption of a plan relating to the liquidation or dissolution of either Issuer or any successor thereto;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that:

(a) any “person” (as defined in clause (1) above), other than the Principal and any of his Related Parties becomes the Beneficial Owner, directly or indirectly, of more than 50% of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than number of equity interests;

(b) any “person” (as defined in clause (1) above) (other than Kazuo Okada, Aruze USA and UEC, so long as (i) the Stockholders Agreement, as in effect on the date of the Indenture, remains in full force and effect, (ii) a majority of the Board of Directors of Wynn Resorts is constituted of Persons named on any slate of directors chosen by the Principal and Aruze USA pursuant to the Stockholders

Agreement, as in effect on the date of the Indenture, and (iii) Kazuo Okada and his Related Parties either (A) “control” (as that term is used in Rule 405 under the Securities Act) UEC and Aruze USA or (B) otherwise remain the direct or indirect Beneficial Owners of the Voting Stock of Wynn Resorts held by UEC) becomes the Beneficial Owner, directly or indirectly, of a greater percentage of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than number of equity interests, than is at that time Beneficially Owned by the Principal and his Related Parties as a group;

(4) the first day on which a majority of the members of the Board of Directors of Wynn Resorts or Wynn Capital are not Continuing Directors;

(5) the first day on which Wynn Resorts ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of Wynn Las Vegas;

(6) Wynn Resorts consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Wynn Resorts, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Wynn Resorts is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Wynn Resorts outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(7) an event constituting a “change of control” under the indenture governing the 2014 Notes; or

(8) an event constituting a “change of control” under the indenture governing the 2020 Notes.

Notwithstanding the above, a Change of Control will not occur solely by reason of a Permitted C-Corp. Conversion.

“Change of Control Offer” has the meaning assigned to that term in the Indenture governing the 2017 Notes.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets, owned on the date of the Indenture or thereafter acquired, of either Issuer, any Guarantor, any Restricted Subsidiary or any other Person, to the extent such assets are pledged or assigned or purported to be pledged or assigned, or are required to be pledged or assigned under the Indenture or the Collateral Documents to the trustee, including the Primary Note Collateral, together with the proceeds and products thereof (including, without limitation, the proceeds of Asset Sales).

“Collateral Documents” means:

(1) the Deeds of Trust,

(2) the Disbursement Agreement,

(3) the Security Agreements,

(4) the Intercreditor Agreement,

(5) the Disbursement Collateral Account Agreement,

(6) the Local Bank Collateral Account Agreement,

(7) the Control Agreements,

(8) the Management Fees Subordination Agreement, and

(9) instruments, documents, pledges or filings that create, evidence, perfect, set forth, consent to, acknowledge or limit the security interest of the trustee in the Collateral,

in each case, as amended, modified or otherwise supplemented from time to time in accordance with their respective terms and with the Indenture and the Collateral Documents.

“Collateral Release Period” means any period of the time while the 2017 Notes remain outstanding during which the Holders’ security interest in all of the Collateral is released in accordance with the conditions described above under the caption “—Security—Release of Collateral.”

“Completion Guarantor” means Wynn Completion Guarantor, LLC, a Nevada limited liability company.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits or the Tax Amount of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing such Consolidated Net Income; plus

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) any pre-opening expenses, to the extent such pre-opening expenses were deducted in calculating Consolidated Net Income on a consolidated basis; plus

(6) non-cash items reducing Consolidated Net Income for such period; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Wynn Las Vegas will be added to Consolidated Net Income to compute Consolidated Cash Flow of Wynn Las Vegas only to the extent that a corresponding amount would be permitted at the date of determination to be distributed to Wynn Las Vegas by such Restricted Subsidiary without prior governmental approval that has not been obtained, and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its equity holders.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the consolidated net income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (a) income tax expense or the Tax Amount (whether or not paid during such period), (b) consolidated interest expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including, in the case of Wynn Las Vegas, the loans and letters of credit under the Credit Agreement), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and (e) any extraordinary expenses or losses (and, whether or not otherwise includable as separate items in the statement of such consolidated net income for such period, non-cash losses on sales of assets outside of the ordinary course of business and pre-opening expenses related to (i) the initial opening of the Phase II Project (such pre-opening expenses to be no greater than that set forth in the Phase II Project Budget) and (ii) the opening of the Entertainment Facility (such pre-opening expenses in the aggregate to be no greater than $5.0 million)) and minus, to the extent included in the statement of such consolidated net income for such period, the sum of (a) interest income (except to the extent deducted in determining consolidated interest expense) and (b) any extraordinary income or gains (and, whether or not otherwise includable as a separate item in the statement of such consolidated net income for such period, gains on the sales of assets outside of the ordinary course of business), all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio” means as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of Wynn Las Vegas and its Subsidiaries for such period.

“Consolidated Member” means a Person that joins (or would join upon the consummation of a Permitted C-Corp. Conversion) in the filing of a consolidated, combined or unitary tax return for United States federal, state or local income or franchise tax purposes with Wynn Resorts, which Person is Wynn Las Vegas, the Completion Guarantor, or any of their respective Subsidiaries.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP. For purposes of determining Consolidated Net Income:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of such Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity holders;

(3) the Net Income (loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

(4) the cumulative effect of a change in accounting principles will be excluded.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

(2) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred equity.

“Consolidated Total Debt” means at any date, the aggregate principal amount of all Indebtedness of Wynn Las Vegas and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, with respect to any Person, any member of the Board of Directors of such Person who:

(1) was a member of such Board of Directors on the date of the Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Control Agreements” mean (1) the Control Agreement, dated as of December 14, 2004, among Wynn Show Performers, the securities intermediary named therein and the collateral agent, (2) the Control Agreement, dated as of December 14, 2004, among Wynn Las Vegas, the securities intermediary named therein and the collateral agent, and (3) the Control Agreement, dated as of December 14, 2004, among Las Vegas Jet, LLC, the securities intermediary named therein and the collateral agent, each as amended, modified or otherwise supplemented from time to time in accordance with its terms, the Indenture and the other Collateral Documents.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of August 15, 2006, by and among Wynn Las Vegas, the lenders party thereto, and Deutsche Bank Trust Company Americas, as sole administrative agent, Deutsche Bank Securities Inc., as joint advisor, joint book-running manager and joint lead arranger, Banc of America Securities LLC, as joint advisor, joint-book running manager and joint lead arranger, Bank of America, N.A. as sole syndication agent, Bear Stearns Corporate Lending, Inc., as joint documentation agent, Bear, Stearns & Co. Inc., a joint book-running manager and arranger, JPMorgan Chase Bank, N.A., as joint documentation agent, J.P. Morgan Securities Inc., as joint-book running manager and arranger, SG Americas Securities, LLC, as arranger and joint book-running manager, and Societe Generale, as joint book-running manager and arranger, providing for revolving credit and term loan borrowings, including any related 2017 Notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, supplemented, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (whether with the same or different lenders or holders, including by means of sales of debt securities to institutional investors) from time to time.

“Dealership Lease Agreement” means the Dealership Lease Agreement, dated as of January 13, 2005, between Wynn Las Vegas, as lessor, and PW Automotive, LLC, as lessee, with respect to the lease of space at the Wynn Las Vegas Resort for the development and operation of a Ferrari and Maserati automobile dealership, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Deeds of Trust” means the deeds of trust entered into by the Issuers and the Guarantors, from time to time for the benefit of the collateral agent, as agent for (1) the administrative agent for the lenders under the Credit Agreement, (2) the trustee on behalf of the noteholders of the 2014 Notes and (3) the trustee on behalf of the noteholders of the 2017 Notes in accordance with the provisions of the Indenture and the Collateral Documents.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disbursement Agent” means Deutsche Bank Trust Company Americas, in its capacity as the disbursement agent under the Disbursement Agreement and its successors in such capacity pursuant to the Disbursement Agreement.

“Disbursement Agreement” means the Amended and Restated Master Disbursement Agreement, dated as of October 25, 2007, among Wynn Las Vegas, a representative of the lenders under the Credit Agreement, and the Disbursement Agent in connection with the Projects, as amended, modified or otherwise supplemented from time to time in accordance with its terms.

“Disbursement Collateral Account Agreement” means the Disbursement Collateral Account Agreement, dated as of December 14, 2004, among Wynn Las Vegas, the securities intermediary named therein and the collateral agent, as amended, modified or otherwise supplemented from time to time in accordance with its terms, the Indenture and the other Collateral Documents.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the 2017 Notes mature. Notwithstanding the preceding sentence, (1) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Wynn Las Vegas to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Wynn Las Vegas may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments” and (2) any Capital Stock will not constitute Disqualified Stock solely because it is required to be redeemed under applicable Gaming Laws. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that Wynn Las Vegas and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of Wynn Las Vegas that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Wynn Las Vegas.

“Entertainment Facility” means a showroom or entertainment facility adjoining the Wynn Las Vegas hotel and casino resort and connected directly to such hotel.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal), whether in respect of a single event or a series of related events, any of the following:

(1) any loss, destruction or damage of such property or asset;

(2) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(3) any settlement in lieu of clause (2) above.

“Existing Indebtedness” means Indebtedness of Wynn Las Vegas or its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture until such amounts are repaid or redeemed.

“Existing Stockholders” means Stephen A. Wynn, Aruze, USA, Inc. and Baron Asset Fund.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (1) an appropriate officer of Wynn Las Vegas, in the case of any value equal to or less than $10.0 million or (2) the Board of Directors of Wynn Capital, in the event of any value greater than $10.0 million (in each case, unless otherwise provided in the Indenture). With respect to any Affiliate Transactions, the Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $25.0 million.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Wynn Las Vegas (other than Disqualified Stock) or to Wynn Las Vegas or a Restricted Subsidiary of Wynn Las Vegas, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is a partnership or a limited liability company, the combined federal, state and local income tax rate that was or would have been utilized to calculate the Tax Amount of such Person), expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether on the date of the Indenture or thereafter in existence, including the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other applicable gaming regulatory authority or agency, in each case, with authority to regulate the sale or distribution of liquor or any gaming operation (or proposed gaming operation) owned, managed or operated by Wynn Las Vegas or any of the Restricted Subsidiaries or Guarantors.

“Gaming Facility” means any building or other structure used or expected to be used to enclose space in which a gaming operation is conducted and (1) is wholly or partially owned, directly or indirectly, by Wynn Las Vegas or any Restricted Subsidiary or (2) any portion or aspect of which is managed or used, or expected to be managed or used, by Wynn Las Vegas or any Restricted Subsidiary or Guarantor.

“Gaming Law” means the gaming laws, rules, regulations or ordinances of any jurisdiction or jurisdictions to which Wynn Las Vegas or any of the Restricted Subsidiaries or Guarantors is, or may be, at any time subject.

“Gaming License” means any license, permit, franchise or other authorization from any Gaming Authority necessary on the date of the Indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of Wynn Las Vegas or any of the Restricted Subsidiaries or Guarantors.

“Golf Course” means the 18-hole championship golf course located on the Golf Course Land.

“Golf Course Land” means that portion of the Project Site described in an exhibit to the Disbursement Agreement designated as the Golf Course Land (both the fee interest and leasehold interest estates) in the Collateral Documents, together with all improvements thereon and all rights appurtenant thereto, other than, for purposes of the covenant described above under the caption “—Certain Covenants—Limitation on Development of Golf Course Land,” homesites adjacent thereto to be used to construct a residence for Stephen A. Wynn.

“Golf Course Lease” means the Golf Course Lease, dated as of December 14, 2004, between Wynn Golf, as lessor, and Wynn Las Vegas, as lessee, with respect to the lease of land on the Golf Course, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America; which, in either case, are not callable or redeemable at the option of the issuer thereof, and will include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Government Transfers” means:

(1) any seizures, condemnations, confiscations or takings by the power of eminent domain or other similar mandatory actions, in each case by a governmental authority against real property held by Wynn Las Vegas or any of the Restricted Subsidiaries, or

(2) any transfers of interests in real property held by Wynn Las Vegas or any of the Restricted Subsidiaries to any State of Nevada, Clark County or local governmental authority consisting of easements, rights-of-way, dedications, exchanges or swaps or other similar transfers undertaken in furtherance of the development, construction or operation of the Projects, so long as such transfers, individually and in the aggregate, do not materially interfere with the ordinary course of business or the assets or operations of Wynn Las Vegas or any of the Restricted Subsidiaries, or materially detract from the value of the real property subject thereto.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means each of:

(1) the Restricted Subsidiaries that are Domestic Subsidiaries, other than Immaterial Subsidiaries, and

(2) any other Person that provides a Guarantee by executing a supplemental indenture in accordance with the provisions of the Indenture,

and, except to the extent the applicable Note Guarantee is released in accordance with the caption “—Note Guarantees—Release of Guarantees,” their respective successors and assigns (other than the Issuers). A Person shall cease to be a Guarantor following the release of its Note Guarantee as described above under the caption “—Note Guarantees—Release of Guarantees.”

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates and/or commodity prices.

“Holder” or “holder” means any registered holder, from time to time, of the 2017 Notes. Only registered holders will have any rights under the Indenture.

“Home Site Land” means a tract of land (not to exceed 20 acres) located on the Golf Course Land where residential and non-gaming related developments may be built, after the release of the trustee’s Liens (for the benefit of the holders) thereon in accordance with the covenant described above under the caption “—Security—Release of Portions of the Golf Course Land.”

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $500,000 and whose total revenues for the most recent 12-month period do not exceed $500,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of Wynn Las Vegas.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

(3) in the case of a Guarantee of Indebtedness, the maximum amount of the Indebtedness guaranteed under such Guarantee; and

(4) in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the lesser of:

(a) the face amount of such Indebtedness (plus, in the case of any letter of credit or similar instrument, the amount of any reimbursement obligations in respect thereof), and

(b) the Fair Market Value of the asset(s) subject to such Lien.

Notwithstanding anything contained in the Indenture to the contrary, any obligation of the Issuers or the Restricted Subsidiaries incurred in the ordinary course of business in respect of casino chips or similar instruments shall not constitute “Indebtedness” for any purpose under the Indenture.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of December 14, 2004, among the trustee for the 2014 Notes, the trustee for the 2017 Notes, the administrative agent under the Credit Agreement, the collateral agent and the other parties thereto from time to time, as such agreement may be amended, modified, restated or supplemented in accordance with the terms of the Indenture.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (excluding advances made to customers in the ordinary course of business) or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Wynn Las Vegas or any Restricted Subsidiary of Wynn Las Vegas sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Wynn Las Vegas such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Wynn Las Vegas, Wynn Las Vegas will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Wynn Las Vegas’ Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Wynn Las Vegas or any Restricted Subsidiary of Wynn Las Vegas of a Person that holds an Investment in a third Person will be deemed to be an Investment by Wynn Las Vegas or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issuers” means Wynn Las Vegas and Wynn Capital.

“Koval Land” means the approximately 18 acres of land located across from the Projects on Koval Lane and Sands Avenue, which is used for employee parking and other ancillary uses.

“Lien” means, with respect to any asset, (i) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, (ii) any lease in the nature thereof, or (iii) any agreement to deliver a security interest in any asset. Notwithstanding the foregoing, the trust established and maintained for the sole purpose of holding title to the Aircraft and which a Restricted Subsidiary of Wynn Las Vegas is the sole beneficiary thereof shall not be considered a Lien for purposes of the Indenture.

“Liquidated Damages” means all liquidated damages then owing pursuant to the registration rights agreement.

“Local Bank Collateral Account Agreement” means the Local Bank Collateral Account Agreement, dated as of December 14, 2004, among Wynn Las Vegas, the securities intermediary named therein and the collateral agent, as amended, modified or otherwise supplemented from time to time in accordance with its terms, the Indenture and the other Collateral Documents.

“Macau Project” means the casino and hotel in Macau contemplated by the Concession Contract for the Operation of Games of Chance or Other Games in Casinos in the Macau Special Administrative Region of the People’s Republic of China, dated June 24, 2002, between the Macau Special Administrative Region of the People’s Republic of China and Wynn Resorts (Macau), S.A., together with the Encore project adjacent thereto.

“Management Agreement” means the Management Agreement, dated as of December 14, 2004, among Wynn Resorts, as manager, the Issuers and the Restricted Subsidiaries, as amended, modified or supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Management Fees” means any fees payable pursuant to the Management Agreement, in an aggregate amount not to exceed, during any 12-month period, 1.5% of Net Revenues of Wynn Las Vegas and its Restricted Subsidiaries for the period of four full consecutive fiscal quarters of Wynn Las Vegas most recently ended prior to the commencement of such 12-month period.

“Management Fees Subordination Agreement” means the Management Fees Subordination Agreement, dated as of the date of the Indenture, by and among Wynn Resorts, the Issuers, the Guarantors and the trustee.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its statistical rating business, except that any reference to a particular rating by Moody’s will be deemed to be a reference to the corresponding rating by any such successor.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP (and reduced by any provision in respect of the Tax Amount attributable to such net income) and before any reduction in respect of preferred equity dividends, giving effect to, without duplication, any amounts paid or distributed by Wynn Las Vegas or any of its Restricted Subsidiaries as Allocable Overhead if and to the same extent that such amounts would have been included in the calculation of net income if incurred by Wynn Las Vegas directly, excluding (to the extent previously taken into account in computing net income), however:

(1) any gain (or loss), together with any related provision for the Tax Amount on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (or loss), together with any related provision for the Tax Amount on such extraordinary gain (or loss).

“Net Loss Proceeds” means the aggregate cash proceeds received by Wynn Las Vegas or any of the Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of:

(1) the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof),

(2) amounts required to be and actually applied to the repayment of Indebtedness (other than Indebtedness that is subordinated in right of payment to the 2017 Notes or the Note Guarantees) permitted under the Indenture that is secured by a Permitted Lien on the asset or assets that were the subject of such Event of Loss that ranks prior to the security interest of the trustee in those assets, after giving effect to any provisions in the Collateral Documents and the Intercreditor Agreement as to the relative ranking of security interests, and

(3) any taxes or Tax Amount paid or payable as a result of the receipt of such cash proceeds.

“Net Proceeds” means the aggregate cash proceeds received by Wynn Las Vegas or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale and the provision for taxes and the Tax Amount paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(2) amounts, if any, required to be, and in fact, applied to the prepayment of Indebtedness permitted under the Indenture (other than Indebtedness that is subordinated in right of payment to the 2017 Notes or the Note Guarantees) secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale that ranks prior to the security interest of the trustee in those assets, after giving effect to any provisions in the Collateral Documents and the Intercreditor Agreement as to the relative ranking of security interests, and

(3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Net Revenues” means, for any period, the net revenues of Wynn Las Vegas and its Restricted Subsidiaries, as set forth on Wynn Las Vegas’ income statement for the relevant period under the line item “net revenues,” calculated in accordance with GAAP and with Regulation S-X under the Securities Act and in a manner consistent with that customarily utilized in the gaming industry.

“Nevada Gaming Control Act” means Chapter 463 of the Nevada Revised Statutes.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Wynn Las Vegas nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) (other than a pledge of the Equity Interests of the Unrestricted Subsidiary that is an obligor with respect to such Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary, other than the Completion Guarantor) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Wynn Las Vegas or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Wynn Las Vegas or any of its Restricted Subsidiaries (other than the stock of an Unrestricted Subsidiary pledged by Wynn Las Vegas of one of its Restricted Subsidiaries to secure Indebtedness of the Unrestricted Subsidiary).

“Note Guarantee” means the Guarantee, by each Guarantor of the Issuers’ obligations under the Indenture and the 2017 Notes, executed pursuant to the provisions of the Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including, without limitation, interest accruing at the then applicable rate provided in such documentation after the maturity of such Indebtedness and interest accruing at the then applicable rate provided in such documentation after the filing of a petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any debtor under such documentation, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

“Pari Passu Debt” means any Indebtedness, other than Indebtedness incurred under the Credit Agreement, that is pari passu with the 2017 Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets or Events of Loss.

“Pass Through Entity” means any of (1) a grantor trust for United States federal or state income tax purposes or (2) an entity treated as a partnership or a disregarded entity for United States federal or state income tax purposes.

“Payment and Performance Bond” means any payment and performance bond delivered under any contract or subcontract in favor of Wynn Las Vegas (or any contractor), the agent for the lenders under the Credit Agreement and the trustee supporting the contractor’s or subcontractor’s obligations under any such contract or subcontract.

“Permitted Business” means:

(1) the gaming business;

(2) all businesses whether or not licensed by a Gaming Authority which are necessary for, incident to, useful to, arising out of, supportive of or connected to the development, ownership or operation of a Gaming Facility;

(3) any development, construction, ownership or operation of lodging (including (i) any timeshare, interval ownership or similar development or (ii) any condominium or similar development with respect to the Phase III Project), retail and restaurant or convention facilities, sports or entertainment facilities, golf facilities, art gallery facilities, food and beverage distribution operations, transportation services (including operation and chartering of the Aircraft), sales, leasing and repair of automobiles, parking services, or other activities related to the foregoing;

(4) any business (including any related and legally permissible internet business) that is a reasonable extension, development or expansion of any of the foregoing; and

(5) the ownership by a Person of Capital Stock in its direct Wholly Owned Subsidiaries.

“Permitted C-Corp. Conversion” means a transaction resulting in Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries becoming a subchapter “C” corporation under the Code, so long as, in connection with such transaction:

(1) the subchapter “C” corporation resulting from such transaction is a corporation organized and existing under the laws of any state of the United States or the District of Columbia and the Beneficial Owners of the Equity Interests of the subchapter “C” corporation shall be the same, and shall be in the same percentages, as the Beneficial Owners of Equity Interests of the applicable entity immediately prior to such transaction;

(2) the subchapter “C” corporation resulting from such transaction assumes in writing all of the obligations, if any, of the applicable entity under (a) the Indenture, the 2017 Notes, the Note Guarantees by the Guarantors and the Collateral Documents and (b) all other documents and instruments to which such Person is a party (other than, in the case of clause (a) only, any documents and instruments that, individually or in the aggregate, are not material to the subchapter “C” corporation);

(3) the subchapter “C” corporation resulting from such transaction complies with the covenant described above under the caption “—Certain Covenants—Additional Collateral; Formation or Acquisition of Restricted Subsidiaries; Designation of Unrestricted Subsidiaries as Restricted Subsidiaries or Permitted C-Corp. Conversion;”

(4) the trustee is given not less than 45 days’ advance written notice of such transaction and evidence satisfactory to the trustee (including, without limitation, title insurance and a satisfactory opinion of counsel) regarding the maintenance of the perfection and priority of liens granted, or intended to be granted, in favor of the trustee in the Collateral following such transaction;

(5) such transaction would not cause or result in a Default or an Event of Default;

(6) such transaction does not result in the loss or suspension or material impairment of any Gaming License unless a comparable Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

(7) such transaction does not require any holder or Beneficial Owner of the 2017 Notes to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction;

(8) Wynn Las Vegas shall have delivered to the trustee an opinion of counsel of national repute in the United States reasonably acceptable to the trustee confirming that neither Issuer, nor any Restricted Subsidiary, nor any Guarantor nor any of the Holders will recognize income, gain or loss for United States federal or state income tax purposes as a result of such Permitted C-Corp. Conversion; and

(9) Wynn Las Vegas shall have delivered to the trustee a certificate of the chief financial officer of Wynn Las Vegas confirming that the conditions in clauses (1) through (8) have been satisfied.

“Permitted Investments” means:

(1) any Investment by any entity in Wynn Las Vegas or in a Wholly Owned Restricted Subsidiary of Wynn Las Vegas;

(2) any Investment in Cash Equivalents;

(3) any Investment by Wynn Las Vegas or any Restricted Subsidiary in a Person that is engaged in a Permitted Business and that is evidenced by Capital Stock or intercompany notes that are pledged to the trustee as Primary Note Collateral, if as a result of such Investment:

(a) such Person becomes a Wholly Owned Restricted Subsidiary of Wynn Las Vegas; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Wynn Las Vegas or a Wholly Owned Restricted Subsidiary of Wynn Las Vegas, and such Investment complies with the provisions of the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets,” if applicable;

(4) any Investment made as a result of the receipt of non-cash consideration from (i) a Permitted Disposition or (ii) an Asset Sale or an Event of Loss of the type contemplated by clause (3) of the definition of “Event of Loss” that was made pursuant to and in compliance with the covenant described above under the captions “—Repurchase at the Option of Holders—Asset Sales” or “—Events of Loss;”

(5) any Investment solely in exchange for Equity Interests (other than Disqualified Stock) of Wynn Resorts;

(6) to the extent constituting an Investment, any extensions of trade credit in the ordinary course of business and Investments received in compromise or settlement of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7) any Investment in Hedging Obligations;

(8) to the extent constituting an Investment, licenses of patents, trademarks and other intellectual property rights granted by Wynn Las Vegas or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Person;

(9) to the extent constituting an Investment, repurchases of the notes;

(10) [intentionally omitted];

(11) Investments held by a Person in a third Person at the time such Person is acquired by Wynn Las Vegas or any Restricted Subsidiary of Wynn Las Vegas; provided that such Investments were not acquired in contemplation of such acquisition by Wynn Las Vegas or such Restricted Subsidiary;

(12) loans or advances to employees of Wynn Las Vegas or its Restricted Subsidiaries (other than the Principal) made in the ordinary course of business not exceeding $5.0 million in the aggregate outstanding at any time;

(13) to the extent constituting Investments, payroll, travel and similar advances to cover matters that at the time of such advances are expected to ultimately be treated as expenses for accounting purposes and that are made in the ordinary course of business; and

(14) the assignment of gaming debts evidenced by a credit instrument, including what are commonly referred to as “markers,” to an Affiliate of Wynn Las Vegas for the purpose of collecting amounts outstanding under such gaming debts or “markers” due to Wynn Las Vegas thereunder; provided, however, that any Affiliate receiving any such assignment enters into a binding agreement to pay all amounts so collected back to Wynn Las Vegas within 30 days of receipt of payment of such collected amounts; provided, further, that any such Affiliate is not, at the time of any such assignment, in default of its obligations under any such binding agreement previously delivered with respect to any such assignment.

“Permitted Junior Debt” means any secured Indebtedness, which is either subordinated in right of payment to the 2017 Notes or is secured by Liens with a lower priority than the Liens securing the 2017 Notes, with respect to which the agent, trustee or other representatives of the lenders or the holders of such Indebtedness shall have become a party to the Intercreditor Agreement and which shall be subject to restrictions and the terms applicable to the holders of “junior debt” (as such term is defined in the Intercreditor Agreement).

“Permitted Liens” means:

(1) Liens on property of a Person existing at the time such Person is merged into or consolidated with Wynn Las Vegas or any of the Restricted Subsidiaries, provided such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Wynn Las Vegas or any of the Restricted Subsidiaries;

(2) Liens in favor of Wynn Las Vegas or any of the Restricted Subsidiaries, provided if any such Liens are on any or all of the Collateral, such Liens are either:

(a) collaterally assigned to the collateral agent for the benefit of the trustee and the holders of the 2017 Notes, or

(b) contractually subordinated to the security interests in favor of the collateral agent for the benefit of the trustee for the benefit of the holders of the 2017 Notes securing the obligations under the 2017 Notes, the Note Guarantees and the Credit Agreement;

(3) Liens on property existing at the time of acquisition thereof by Wynn Las Vegas or any of the Restricted Subsidiaries (other than materials or supplies acquired in connection with developing, constructing, expanding or equipping of the Projects), provided such Liens were in existence prior to the contemplation of such acquisition;

(4) Liens existing on the date of the Indenture and disclosed in the title commitment for the Deeds of Trust relating to the Projects or in the applicable schedule(s) to the Credit Agreement, including the 2014 Notes, as in effect on the date of the Indenture;

(5) Liens to secure performance of statutory obligations of, or obligations to, landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like obligations arising in the ordinary course of business and with respect to amounts not yet delinquent for a period of more than 30 days or which are being contested in good faith by an appropriate process of law, so long as a reserve or other appropriate provision as shall be required by GAAP shall have been made therefor;

(6) any Liens permitted under the Disbursement Agreement;

(7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, so long as any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(8) Liens on the Collateral created by the Indenture and the Collateral Documents securing the Indebtedness and other Obligations under the Indenture and the Collateral Documents; provided, however, that this clause (8) shall not be deemed to permit the extension of the liens on the Collateral created by the Indenture and the Collateral Documents with respect to any Indebtedness incurred after the date of the Indenture as the result of the issuance of additional 2017 Notes under the Indenture in compliance with the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(9) Liens on the Collateral securing up to $1.0 billion of Indebtedness and other Obligations under the Credit Agreement that were permitted by the terms of the Indenture to be incurred;

(10) Liens on property or assets to secure Indebtedness permitted by clause (7) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” provided, however, that so long as such Indebtedness is not incurred under the Credit Agreement or through the issuance of additional 2017 Notes under the Indenture, such Liens do not at any time encumber any assets or property other than the assets or property financed by such Indebtedness, and the proceeds (including insurance proceeds), products, rents, profits, accessions and replacements thereof or thereto; provided, further, to the extent that the Indebtedness permitted by clause (7) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock” is incurred under the Credit Agreement or through the issuance of additional 2017 Notes under the Indenture and the property or assets acquired with such Indebtedness becomes part of the Collateral, such Indebtedness may be secured by the Collateral;

(11) Liens, pledges or deposits to secure the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, appeal bonds and other obligations of like nature, in each case, in the ordinary course of business, and lease obligations or nondelinquent obligations under workers’ compensation, unemployment insurance or similar legislation;

(12) without duplication, (i) Government Transfers, and (ii) easements, rights-of-way, restrictions, zoning, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of Wynn Las Vegas or any of the Restricted Subsidiaries incurred in connection with a Permitted Business;

(13) Liens on Equity Interests in Unrestricted Subsidiaries of Wynn Las Vegas but only to the extent that the recourse of the lender on any Indebtedness which such Lien secures is limited to such Equity Interests;

(14) Liens on assets or property of Wynn Las Vegas or any of the Restricted Subsidiaries arising by reason of any attachment or judgment not constituting an Event of Default under the Indenture, so long as:

(a) such Liens are being contested in good faith by appropriate proceedings, and

(b) such Liens are adequately bonded or adequate reserves have been established on the books of the applicable Person in accordance with GAAP;

(15) to the extent constituting Liens, ground leases and subleases in respect of the real property owned or leased by Wynn Las Vegas or any of the Restricted Subsidiaries, to the extent that such ground leases and subleases are permitted under the Indenture and the Collateral Documents and any leasehold mortgage on the lessee’s leasehold interest in the underlying real property in favor of any party financing the lessee under any such lease or sublease, so long as:

(a) neither Issuer nor any of the Restricted Subsidiaries is liable for the payment of any principal of, or interest, premiums or fees on, such financing, and

(b) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the applicable mortgage securing the 2017 Notes, or a Note Guarantee, as the case may be;

(16) Uniform Commercial Code financing statements filed for precautionary purposes in connection with any true lease of property leased by Wynn Las Vegas or any of the Restricted Subsidiaries, so long as any such financing statement does not cover any property other than the property subject to such lease and the proceeds (including insurance proceeds), products, rents, profits, accessions and replacements thereof or thereto;

(17) Liens securing Permitted Refinancing Indebtedness incurred in accordance with the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” so long as:

(a) the Permitted Refinancing Indebtedness being incurred is secured by a Lien of equivalent or lesser priority than the Indebtedness being refinanced, and

(b) such Liens do not at any time encumber any assets or property other than the assets or property secured by the Indebtedness being refinanced by such Permitted Refinancing Indebtedness, and the proceeds (including insurance proceeds), products, rents, profits, accessions and replacements thereof or thereto;

(18) Liens securing Indebtedness incurred in accordance with clause (10) and/or clause (14) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock” and, to the extent such Indebtedness is incurred under the Credit Agreement, Liens securing Indebtedness incurred in accordance with clause (11) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(19) Liens created or expressly contemplated by the Affiliate Agreements, so long as such Liens do not secure Indebtedness;

(20) Liens securing Hedging Obligations permitted to be incurred in accordance with clause (5) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(21) licenses of patents, trademarks and other intellectual property rights granted by Wynn Las Vegas or any of the Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Person;

(22) Liens on cash disbursed pursuant to the Disbursement Agreement and deposited with, or held for the account of, Wynn Las Vegas or any of the Restricted Subsidiaries securing reimbursement obligations under performance bonds, guaranties, trade letters of credit, bankers’ acceptances or similar instruments permitted under clause (10) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” granted by Wynn Las Vegas or any of the Restricted Subsidiaries in favor of the issuers of such performance bonds, guaranties, trade letters of credit or bankers’ acceptances, so long as:

(a) any cash disbursed to secure such reimbursement obligations is invested in Permitted Securities only, and

(b) the amount of cash and/or Permitted Securities secured by such Liens does not exceed 110% of the amount of the Indebtedness secured thereby (ignoring, for purposes of this clause (b), any interest earned or paid on such cash and any dividends or distributions declared or paid in respect of such Permitted Investments);

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(24) Liens to secure additional Indebtedness incurred at any time other than during a Collateral Release Period which is permitted to be incurred pursuant to the first paragraph, or pursuant to clause (8) of the second paragraph, of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock” which liens may be of equal or lesser priority as the liens securing the 2017 Notes;

(25) Liens to secure additional Indebtedness incurred at any time during a Collateral Release Period which is permitted to be incurred pursuant to the first paragraph, or pursuant to clause (1) of the second paragraph, of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” provided that the aggregate amount of such secured Indebtedness at the time of incurrence does not exceed $100.0 million at any one time (collectively for all assets and property subject to such Liens);

(26) Liens on the Aircraft Assets to secure Indebtedness of World Travel, LLC, which is permitted to be incurred pursuant to clause (13) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(27) Liens not specified in clauses (1) through (25) above and not otherwise permitted by the covenant described above under the caption “—Certain Covenants—Liens,” so long as the aggregate outstanding principal amount of the obligations secured by all such Liens in the aggregate does not exceed $10.0 million at any one time (collectively for all assets and property subject to such Liens);

(28) [intentionally omitted]; and

(29) Liens of sellers of goods to Wynn Las Vegas or any of its Restricted Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses.

With respect to any Collateral, notwithstanding the definition of “Permitted Liens,” a Lien shall not be a Permitted Lien on such Collateral except to the extent that any applicable Collateral Document expressly permits the applicable Person to create, incur, assume or suffer to exist such Lien on such Collateral.

“Permitted Refinancing Indebtedness” means any Indebtedness of Wynn Las Vegas or any of its Restricted Subsidiaries issued within 30 days after repayment of, in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, amend and restate, restate, defease or refund other Indebtedness of any Person (other than intercompany Indebtedness), so long as:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith), so long as if such Indebtedness is secured by a Lien described in clause (10) of the definition of “Permitted Liens,” the principal amount, or accreted value will not exceed the then current Fair Market Value of the asset so encumbered;

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the 2017 Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the 2017 Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of 2017 Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred by the Person that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Securities” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 18 months from the date of acquisition;

(2) shares of money market, mutual or similar funds, including funds managed or offered by the trustee, which invest exclusively in assets satisfying the requirements of clause (1) of this definition; or

(3) shares of, or an investment in, the JPMorgan Federal Money Market Fund.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity. Notwithstanding the foregoing, the trust established and maintained for the sole purpose of holding title to the Aircraft and which a Restricted Subsidiary of Wynn Las Vegas is the sole beneficiary thereof shall not be considered a Person for purposes of the Indenture.

“Phase I Land” means that portion of the Project Site described in an exhibit to the Disbursement Agreement, as in effect on the date of the Indenture, together with all improvements thereon and all rights appurtenant thereto on which the Wynn Las Vegas Resort is operated.

“Phase II Final Completion” has the meaning given that term in the Disbursement Agreement.

“Phase II Final Completion Date” means the date on which Phase II Final Completion occurs.

“Phase II Land” means the approximately 20-acre portion of the Project Site designated as the Phase II Land in the Collateral Documents, together with all improvements thereon and all rights appurtenant thereto on which the Phase II Project will be designed, developed, constructed and operated.

“Phase II Project” means the hotel tower, casino facility and retail and convention space to be constructed on the Phase II Land that is part of Wynn Las Vegas and called “Encore at Wynn Las Vegas.”

“Phase II Project Budget” means the Phase II Project Budget approved in accordance with the Disbursement Agreement.

“Point of Diversion” means, with respect to any water permit, the location designated under such water permit where a well can be located for the draw of water under such water permit.

“Presumed Tax Liability” means, for any Person that is not a Pass Through Entity for any period, an amount equal to the product of (a) the Taxable Income allocated or attributable to such Person (directly or through one or more tiers of Pass Through Entities) (net of taxable losses allocated to such Person with respect to Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries that (i) are, or were previously, deductible by such Person and (ii) have not previously reduced Taxable Income), and (b) the Presumed Tax Rate.

“Presumed Tax Rate” with respect to any Person for any period means the highest effective combined United States federal, state and local income tax rate applicable during such period to a corporation organized under the laws of the State of Nevada, taxable at the highest marginal United States federal income tax rate and the highest marginal state and local income tax rates to which such Person is subject (after giving effect to the United States federal income tax deduction for such state and local income taxes, taking into account the effects of the alternative minimum tax, such effects being calculated on the assumption that such Person’s only taxable income is the income allocated or attributable to such Person for such period (directly or through one or more tiers of Pass Through Entities) with respect to its equity interest in Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries that is a Pass Through Entity). In determining the Presumed Tax Rate, the character of the items of income and gain comprising Taxable Income (e.g. ordinary income or long term capital gain) shall be taken into account.

“Primary Note Collateral” means all Collateral together with the proceeds and products thereof (including, without limitation, the proceeds of Asset Sales).

“Principal” means Stephen A. Wynn.

“Project Lease and Easement Agreements” means:

(1) the Golf Course Lease,

(2) the Dealership Lease Agreement,

(3) the Shuttle Easement Agreement, and

(4) the Access Easement Agreement,

in each case, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Project Site” means the approximately 235-acre site upon which the Projects are located, together with all easements, licenses and other rights running for the benefit of Wynn Las Vegas or any of the Restricted Subsidiaries and/or appurtenant thereto.

“Projects” means the Wynn Las Vegas Resort and the Phase II Project.

“Qualified Equity Offering” means a bona fide offering of common stock or preferred stock (other than Disqualified Stock) of Wynn Resorts, or of securities convertible into, or exchangeable for, such common stock or preferred stock (other than Disqualified Stock) which results in gross proceeds to Wynn Resorts of at least $50.0 million, to the extent that such gross receipts are contributed as a cash common equity contribution to Wynn Las Vegas.

“Qualifying Project” means the gaming and/or hotel projects of Wynn Resorts and its Subsidiaries which are operating or for which the financing for the development, construction and opening thereof has been obtained. For purposes of this definition, each of the Wynn Las Vegas Resort, the Phase II Project and the Macau Project shall count as separate projects.

“Related Party” means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (1) or this clause (2).

“Released Assets” means any item of Collateral for which conditions to its release are expressly set forth in the Indenture or the Collateral Documents (it being understood that conditions incorporated by reference to the Credit Agreement or other documents shall be considered expressly set forth for this purpose), and as to which such conditions have been met, including, subject to meeting the applicable conditions, the Golf Course Land. Any such item of Collateral shall cease to be a Released Asset in the event, and to the extent, that Wynn Las Vegas or any of the Restricted Subsidiaries is required to grant a security interest therein in favor of the trustee to secure the 2017 Notes or a Note Guarantee pursuant to the covenants described above under the captions “—Security—Release of Collateral,” “—Security—Release of Golf Course Land,” “—Security—Release of Homesite Acreage” and “—Security—Release of Portions of the Golf Course Land.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of Wynn Las Vegas that is not an Unrestricted Subsidiary.

“Retail Facility” means an up to approximately 60,000 square foot retail facility adjoining the Projects.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc., or any successor to its statistical rating business, except that any reference to a particular rating by S&P shall be deemed to be a reference to the corresponding rating by any such successor.

“Security Agreements” means:

(1) the Pledge and Security Agreement, dated as of December 14, 2004, among the Issuers, the Restricted Subsidiaries, Wynn Holdings and the collateral agent, and

(2) any other guarantee and collateral agreement entered into by either Issuer or any Restricted Subsidiary from time to time in accordance with the provisions of the Indenture,

in each case, as amended, modified or otherwise supplemented from time to time in accordance with their respective terms and with the Indenture and the other Collateral Documents.

“Shuttle Easement Agreement” means the Easement Agreement, dated as of December 14, 2004, between Wynn Golf and Wynn Las Vegas, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Significant Restricted Subsidiary” means any Restricted Subsidiary of Wynn Las Vegas if it (a) contributes at least 10% of Wynn Las Vegas’ and its Restricted Subsidiaries’ total consolidated income from continuing operations before income taxes, extraordinary items, or (b) owns at least 10% of Wynn Las Vegas’ and its Restricted Subsidiaries’ total assets on a consolidated basis.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of April 11, 2002, by and among Stephen A. Wynn, Baron Asset Fund and Aruze USA, as in effect on the date of the Indenture.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof); or

(3) any limited liability company (a) the manager or managing member of which is such Person or a Subsidiary of such Person or (b) the only members of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Tax Amount” means, with respect to any period, (1) with respect to any of Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries that is a Pass Through Entity and in the case of any direct or indirect Subsidiary of any of Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries that is a Pass Through Entity, the Presumed Tax Liability of such direct or indirect Subsidiary, and (2) with respect to any of Wynn Las Vegas, the Completion Guarantor or any of their respective subsidiaries that are Consolidated Members, the aggregate United States federal income tax liability such Persons would owe for such period if each was a corporation filing United States federal income tax returns on a stand alone basis at all times during its existence and, if any of the Consolidated Members files a consolidated or combined state income tax return such that it is not paying its own state income taxes, then Tax Amount shall also include the aggregate state income tax liability such Consolidated Members would have paid for such period if each was a corporation filing state income tax returns on a stand alone basis at all times during its existence.

“Taxable Income” means, with respect to any Person for any period, the taxable income, if any, of such Person for such period for United States federal income tax purposes as a result of such Person’s equity ownership of Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries that are Pass Through Entities for such period, so long as all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code are included in taxable income or loss.

“Tax Indemnification Agreement” means the Tax Indemnification Agreement, dated as of September 24, 2002, among Wynn Resorts, Valvino Lamore, Stephen A. Wynn, Aruze USA, Baron Asset Fund, a Massachusetts business trust, on behalf of the Baron Asset Fund Series, Baron Asset Fund, a Massachusetts business trust, on behalf of the Baron Growth Fund Series, and Kenneth R. Wynn Family Trust dated February 20, 1985.

“2014 Notes” means the 6    5/8% First Mortgage Notes due 2014 issued by the Issuers.

“2020 Notes” means the 7 7/8% First Mortgage Notes due 2020 issued by the Issuers.

“UEC” means Universal Entertainment Corporation, a Japanese public corporation.

“Unrestricted Subsidiary” means Wynn Completion Guarantor, LLC and any other Subsidiary of Wynn Las Vegas, other than Wynn Capital, that is designated by the Board of Directors of Wynn Capital as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors (and any Subsidiary of each such Unrestricted Subsidiary), but only to the extent that such Subsidiary of Wynn Las Vegas (other than the Completion Guarantor):

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with either Issuer, any Restricted Subsidiary or any Guarantor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Person than those that (a) might be obtained at the time from Persons who are not Affiliates of such Person, (b) are Permitted Investments or transactions permitted as Restricted Payments under the covenant described above under the caption “—Certain Covenants—Restricted Payments,” or (c) are Affiliate Transactions permitted under the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates;”

(3) is a Person with respect to which neither Issuer, nor any Restricted Subsidiary, nor any Guarantor has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of either Issuer, any Restricted Subsidiary or any Guarantor; and

(5) has at least one director on its Board of Directors that is not a director or executive officer of either Issuer, any Restricted Subsidiary or any Guarantor and has at least one executive officer that is not a director or executive officer of either Issuer, any Restricted Subsidiary or any Guarantor.

Any designation of a Subsidiary of Wynn Las Vegas as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of Wynn Capital’s Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary of Wynn Las Vegas would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary of Wynn Las Vegas for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Wynn Las Vegas as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” Wynn Las Vegas shall be in default of such covenant. The Board of Directors of Wynn Capital may, at any time, designate any Unrestricted Subsidiary of Wynn Las Vegas to be a Restricted Subsidiary. Such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

“Valvino Lamore” means Valvino Lamore, LLC, a Nevada limited liability company.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Water Rights” means, (1) with respect to any Person, all of such Person’s right, title and interest in and to any water stock, permits or entitlements and any other water rights related to or appurtenant to property owned or leased by such Person, and (2) with respect to any property, any water stock, permits or entitlements and any other water rights related to or appurtenant to such property.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“Wynn Capital” means Wynn Las Vegas Capital Corp., a Nevada corporation.

“Wynn Design” means Wynn Design & Development, LLC, a Nevada limited liability company.

“Wynn Design Agreement” means the Amended and Restated Project Administrative Services Agreement, dated as of December 14, 2004, between Wynn Las Vegas and Wynn Design, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Wynn Golf” means Wynn Golf, LLC, a Nevada limited liability company.

“Wynn Holdings” means Wynn Resorts Holdings, LLC, a Nevada limited liability company.

“Wynn Home Site Land” means an approximately two acre tract of land located on the Golf Course Land where a personal residence for Stephen A. Wynn may be built, after the release of the Trustee’s Liens (for the benefit of the Holders) thereon in accordance with the covenant described above under the caption “—Security—Release of Homesite Acreage.”

“Wynn IP Agreement” means the Intellectual Property License Agreement, dated as of December 14, 2004, among Wynn Resorts, Wynn Holdings and Wynn Las Vegas.

“Wynn Las Vegas” means Wynn Las Vegas, LLC, a Nevada limited liability company.

“Wynn Las Vegas Resort” means the Wynn Las Vegas hotel and casino resort.

“Wynn Resorts” means Wynn Resorts, Limited, a Nevada corporation.

“Wynn Show Performers” means Wynn Show Performers, LLC, a Nevada limited liability company.

DESCRIPTION OF THE NEW 2020 NOTES

In this description: (1) the words “Wynn Las Vegas” refer to Wynn Las Vegas, LLC and not to any of its subsidiaries, (2) the words “Wynn Capital” refer to Wynn Las Vegas Capital Corp. and not to any of its subsidiaries, (3) the word “Issuers” refers collectively to Wynn Las Vegas and Wynn Capital and not to any of their respective subsidiaries, and (4) the words “we,” “us” and “our” refer to Wynn Las Vegas and its subsidiaries. You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” The Issuers will issue the new 2020 notes under an indenture (the “Indenture”), dated as of April 28, 2010, among the Issuers, as joint and several obligors, the Guarantors and U.S. Bank National Association, as trustee (the “trustee”). This is the same indenture under which the old 2020 notes were issued. The terms of the new 2020 notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Collateral Documents referred to under the caption “—Security” define the terms of the collateral that will secure the new 2020 Notes and the Note Guarantees. The term “2020 Notes” shall also include the new 2020 notes and the old 2020 notes and the term “Note Guarantees” shall also include the guarantees of the new 2020 notes and the guarantees of the old 2020 notes.

The following description is a summary of the material provisions of the Indenture and the Collateral Documents. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Collateral Documents because they, and not this description, define your rights as holders of the 2020 Notes. Copies of the Indenture and the Collateral Documents are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture.

The registered holder of a 2020 Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

The New 2020 Notes Versus the Old 2020 Notes

The new 2020 notes are substantially identical to the old 2020 notes except that the transfer restrictions, registration rights and liquidated damages provisions relating to the old 2020 notes do not apply to the new 2020 notes.

Brief Description of the 2020 Notes and the Note Guarantees

The Issuers. Wynn Las Vegas owns and operates the Wynn Las Vegas hotel and casino resort. Wynn Capital is a Wholly Owned Subsidiary of Wynn Las Vegas, and will serve as a corporate co-issuer of the 2020 Notes in order to facilitate the exchange offer. We believe that certain prospective investors in the new 2020 notes may be restricted in their ability to purchase debt securities of limited liability companies, such as Wynn Las Vegas, unless the debt securities are jointly issued by a corporation. Wynn Capital does not have any operations or material assets and does not have any revenues. As a result, prospective investors in the new 2020 notes should not expect Wynn Capital to participate in servicing principal, interest or other amounts required to be paid on the new 2020 notes.

General Terms. The new 2020 notes:

•	will be first mortgage notes, issued in an original aggregate principal amount of up to $382,010,000;

•	will mature on May 1, 2020;

•

will bear interest at the rate of 7 7/8% per annum (based on a 360-day year of twelve 30-day months) which will accrue from the issue date of the 2020 Notes offered hereby, payable in arrears each November 1 and May 1;

•	will be redeemable at our option, in whole or in part, commencing May 1, 2015, at a premium declining ratably to par;

•

will not be redeemable at the option of the holder, except pursuant to a repurchase offer upon the occurrence of a Change of Control or pursuant to a repurchase offer to the extent of specified net proceeds upon the occurrence of an Asset Sale or Event of Loss, and will not have any provision for sinking funds; and

•

will contain covenants limiting our ability to incur additional debt, make distributions, investments and restricted payments, create liens, enter into transactions with affiliates, sell assets, enter into sale-leaseback transactions, and restricting dividend and other payments affecting subsidiaries, mergers, consolidations or sales of substantially all assets, sales of subsidiary stock and other specified types of transactions.

The Guarantors. The new 2020 notes will be guaranteed by all of the Domestic Subsidiaries other than the Completion Guarantor.

Security and Ranking. The new 2020 notes and the Note Guarantees offered hereby:

•	will be general obligations of the Issuers and the Guarantors, respectively;

•

will be secured, in the case of the 2020 Notes, by a perfected first priority lien on (1) substantially all of the existing and future assets of Wynn Las Vegas other than gaming and liquor licenses and other assets in which the grant of a security interest is restricted by their terms or by law, and (2) subject to the prior approval of the Nevada Gaming Authorities, the pledged Equity Interests held by Wynn Resorts Holdings in Wynn Las Vegas;

•

will be secured, in the case of the Note Guarantees, by a perfected first priority lien on substantially all of the Guarantors’ existing and future assets other than the Aircraft Assets and gaming and liquor licenses and other assets in which the grant of a security interest is prohibited by their terms or by law;

•

will be pari passu with Wynn Las Vegas’ borrowings under the Credit Agreement, the 2014 Notes and the 2017 Notes, which borrowings, 2014 Notes and 2017 Notes are secured by a perfected first priority lien on the same assets as are subject to the lien securing the 2020 Notes and the Note Guarantees (subject to certain exceptions); and

•	will be effectively senior in right of payment to the obligations of the Issuers and the Guarantors with respect to any subordinated Indebtedness and the related guarantees thereon.

Intercreditor Agreement

The trustee has entered into the Intercreditor Agreement to govern the relations between the holders of the 2014 Notes, the holders of the 2017 Notes, the holders of the 2020 Notes, the lenders under the Credit Agreement, the collateral agent and the holders of future permitted senior and junior indebtedness with respect to the Collateral. The Intercreditor Agreement imposes restrictions on the enforcement of remedies with respect to the Collateral securing the 2020 Notes and the Note Guarantees under specified circumstances. Pursuant to the Intercreditor Agreement, as long as any Indebtedness is outstanding under our credit facilities or any of the 2014 Notes remain outstanding, the holders of the 2020 Notes will not have any right to direct the collateral agent to enforce remedies against the Collateral. All proceeds of the Collateral must be shared on a pari passu basis with the lenders under our Credit Agreement, the holders of the 2014 Notes, the holders of the 2017 Notes and any other Pari Passu Debt in accordance with the sharing provisions of the Intercreditor Agreement. See “Intercreditor Agreement.”

Release of Collateral

The Indenture provides that under certain circumstances if (i) the lenders under the Credit Agreement release their first priority security interest in all of the Collateral and (ii) the lenders under all other outstanding secured Indebtedness (other than Indebtedness incurred pursuant to clause (7) of the definition of “Permitted Debt” set forth in the second paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock”) that is secured by any Collateral release their security interest in such Collateral, the holders of the 2020 Notes’ first priority security interest in all of the Collateral will also be released. See “—Security—Release of Collateral.”

The Indenture provides that the holders of the 2020 Notes’ first priority security interest in the Golf Course Land and certain other parcels of real estate may be released under certain circumstances. See “—Security—Release of Golf Course Land,” “—Release of Portions of the Golf Course Land,” and “—Release of Homesite Acreage.” The Indenture also provides that substantially all of the Collateral may be released with the consent of the Holders of 95% of the 2020 Notes then outstanding.

Principal, Maturity and Interest

The Issuers will issue up to $382,010,000 in aggregate principal amount of new 2020 notes in this exchange offer. The Issuers may issue additional 2020 Notes under the Indenture from time to time after this exchange offer. Any issuance of additional 2020 Notes is subject to all of the covenants in the Indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock.” The 2020 Notes and any additional 2020 Notes subsequently issued under the Indenture will (subject to the qualifications expressed in the third paragraph of this “Description of the 2020 Notes”) be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. It is possible, however, that any such additional 2020 Notes will not be treated as part of the same issue for United States federal income tax purposes. The Issuers will issue new 2020 notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The new 2020 notes will mature on May 1, 2020.

Interest on the new 2020 notes will accrue at the rate of 7 7/8% per annum and is payable semiannually in arrears on November 1 and May 1, with the first interest payment date being November 1, 2010. Interest on overdue principal and interest and Liquidated Damages, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the new 2020 notes. The Issuers will make each interest payment to the holders of record on the immediately preceding October 15 and April 15.

Interest on the new 2020 notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the 2020 Notes

All payments on the 2020 Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the holders of the 2020 Notes at their addresses set forth in the register of holders.

Paying Agent and Registrar for the 2020 Notes

The trustee currently acts as the paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the 2020 Notes, and either or both of the Issuers or any of their respective Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange 2020 Notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of 2020 Notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any 2020 Note selected for redemption. Also, the Issuers will not be required to transfer or exchange any 2020 Note for a period of 15 days before a selection of 2020 Notes to be redeemed.

Note Guarantees

General

The Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent such Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the 2020 Notes and the 2017 Notes.” Federal and state statutes allow courts, under specific circumstances, to void the guarantees, and require holders of the 2020 Notes to return payments received from us or the Guarantors.

The Note Guarantees are secured by substantially all of the assets of the Guarantors (other than the Aircraft Assets and gaming and liquor licenses and other assets in which the grant of a security interest is prohibited by their terms or by law) as more fully described below under the caption “—Security—Security for the Note Guarantees.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than either of the Issuers or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture and other appropriate documents satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

Notwithstanding the foregoing, each Guarantor is permitted to reorganize as a corporation pursuant to a Permitted C-Corp. Conversion.

Release of Note Guarantees

Subject to compliance with the provisions described above under the caption “—Note Guarantees—General,” the Note Guarantee of a Guarantor and the security interests granted by that Guarantor to secure its Note Guarantee will be released:

(1) if the lenders under the Credit Agreement release the guarantees by such Guarantor under the Credit Agreement (provided that it will not be deemed to be a release of the first priority security interest requiring the automatic release by the holders of the 2020 Notes if the release of the first priority lien securing guarantees of the Credit Agreement is the result of an extension, refinancing, renewal, replacement, amendment and restatement, restatement, defeasance or refunding (collectively, a “refinancing”) of the Credit Agreement and as a result of which the first priority liens in favor of the administrative agent (for the benefit of the lenders under the Credit Agreement) are terminated and/or replaced with liens in favor of the lenders or holders of such refinancing Indebtedness (or any agent on their behalf));

(2) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of Wynn Las Vegas, if the sale or other disposition is made in compliance with the “Asset Sales” provisions of the Indenture, and if, after giving effect to such sale or other disposition, such Guarantor is an Immaterial Subsidiary;

(3) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of Wynn Las Vegas, if the sale or other disposition does not violate the “Asset Sales” provisions of the Indenture;

(4) if Wynn Las Vegas designates such Guarantor, if a Restricted Subsidiary, to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

(5) upon legal defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sales” and “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

In addition to the release of any Note Guarantee by the applicable Guarantor as described in the preceding paragraph, the obligations of the Guarantors under the Note Guarantees will be released if all of the Collateral is released under the circumstances described below under the caption “—Security—Release of Collateral.”

Security

Security for the New 2020 Notes

General. Subject to liens permitted by the Collateral Documents and to the extent permitted by Gaming Laws and other applicable laws, the new 2020 notes will be secured by, among other things:

(1) a perfected first priority security interest in substantially all of the Issuers’ existing and future assets, including the Wynn Las Vegas Resort and Encore at Wynn Las Vegas, other than gaming and liquor licenses and other assets in which the grant of a security interest is prohibited by their terms or by law;

(2) a perfected first priority pledge of the Equity Interests held by Wynn Resorts Holdings in Wynn Las Vegas; and

(3) a perfected first priority pledge of the Equity Interests held by the Issuers in any of their respective existing or future Restricted Subsidiaries.

Under Nevada Gaming Laws, none of Wynn Las Vegas or the Guarantors may grant a security interest in (1) the gaming, liquor and other licenses issued to them by the Nevada Gaming Authorities or (2) unless consented to in advance by the Nevada Gaming Authorities, the ownership interests of any person that holds any such license. As a result, the new 2020 notes will not be secured by any such gaming or liquor licenses. In addition, we will not receive the consent of the Nevada Gaming Authorities to the pledge of the Equity Interests in Wynn Las Vegas described above prior to closing. Although we expect to have filed an application for such consent prior to or soon after closing, we can provide no assurance as to when such consent will be granted, if at all.

Security for the Note Guarantees

Subject to liens permitted by the Collateral Documents, and to the extent permitted by Gaming Laws and other applicable laws, the Note Guarantees are secured by, among other things, a perfected first priority security interest in substantially all of the existing and future assets (other than gaming and liquor licenses) of the Guarantors, provided that the Note Guarantee of World Travel, LLC is not secured by the Aircraft Assets.

As noted above, under Nevada Gaming Laws, a gaming licensee is not permitted to grant a security interest in any gaming or other license issued by the Nevada Gaming Authorities. As a result, the Note Guarantees by the Guarantors will not be secured by any such gaming or other licenses.

Release of Collateral

The Holders’ security interests in all of the Collateral, including the Golf Course Land, may be released and the Golf Course Lease and the Access Easement Agreement may be terminated so long as:

(1) the lenders under the Credit Agreement release their first priority security interest in all of the Collateral (provided that it will not be deemed to be a release of the first priority security interest requiring the automatic release by the holders of the 2020 Notes if the release of the first priority lien securing the Credit Agreement is the result of a refinancing of the Credit Agreement and as a result of which the first priority liens in favor of the administrative agent (for the benefit of the lenders under the Credit Agreement) are terminated and/or replaced with liens in favor of the lenders or holders of such refinancing Indebtedness (or any agent on their behalf));

(2) no Default or Event of Default has occurred and is continuing;

(3) the lenders under all other outstanding secured Indebtedness (other than Indebtedness incurred pursuant to clause (7) of the definition of “Permitted Debt” set forth in the second paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock”) that is secured by any Collateral release their security interest in such Collateral; and

(4) Wynn Las Vegas delivers an officers’ certificate to the trustee confirming that the conditions in clauses (1), (2) and (3) above have been satisfied. In addition, the Holders’ security interest in all or substantially all of the Collateral may be released at any time with the consent of the Holders of 95% of the aggregate principal amount of 2020 Notes then outstanding.

Upon any such release of those security interests, the disposition or transfer of such assets will no longer be subject to any of the restrictive covenants in the Indenture.

In the event that the Issuers or the Guarantors grant Liens (other than Liens permitted under clause (25) of the definition of “Permitted Liens”) to secure any other Indebtedness (other than Indebtedness incurred pursuant to clause (7) of the definition of “Permitted Debt” set forth in the second paragraph described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock”) after the Holders’ security interests in all of the Collateral has been released as set forth in the first paragraph above, the Issuers or the Guarantors, as the case may be, will be required to grant security interests on the same assets to secure the Issuers’ obligations under the 2020 Notes and the Guarantors’ obligations under their respective Note Guarantees on an equal and ratable basis with such other Indebtedness, so long as such other Indebtedness is so secured.

Release of Golf Course Land

The security interests in all of the Golf Course Land (and the related Water Rights) may be released and the Golf Course Lease and the Access Easement Agreement may be terminated, so long as:

(1) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such release;

(2) the lenders under the Credit Agreement concurrently release their first priority security interest in the Golf Course Land (provided that it will not be deemed to be a release of the first priority security interest requiring the automatic release by the holders of the 2020 Notes if the release of the first priority lien securing the Credit Agreement is the result of a refinancing of the Credit Agreement and as a result of which the first priority liens in favor of the administrative agent (for the benefit of the lenders under the Credit Agreement) are terminated and/or replaced with liens in favor of the lenders or holders of such refinancing Indebtedness (or any agent on their behalf));

(3) immediately prior to the release of the security interests, and after giving pro forma effect to such release, Wynn Las Vegas’ and its Restricted Subsidiaries’ total debt does not exceed 6.5 times Consolidated EBITDA for the four full fiscal quarters immediately preceding such release; and

(4) Wynn Las Vegas delivers an officers’ certificate to the trustee confirming that the conditions in clauses (1), (2) and (3) above have been satisfied.

Notwithstanding the foregoing, if Wynn Las Vegas incurs debt to finance the project costs related to the building of a project on the Golf Course Land (the “Phase III Project”) pursuant to clause (8) of the second paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” then the security interest in the Golf Course Land may not be released without first obtaining the consent of 90% of the holders of the 2020 Notes.

Upon any such release of those security interests, the disposition or transfer of such assets will no longer be subject to any of the restrictive covenants in the Indenture.

Release of Portions of the Golf Course Land

The security interests granted by Wynn Golf in approximately 20 acres of the Golf Course Land constituting the Home Site Land will be released and the Golf Course Lease and the Access Easement Agreement may be amended to contemplate the release of the Home Site Land if the lenders under the Credit Agreement concurrently release their first priority security interest in the Home Site Land, so long as no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such release. It will not be deemed to be a release of the first priority security interest in the Home Site Land requiring the automatic release by the holders of the 2020 Notes if the release of the first priority lien securing the Credit Agreement is the result of a refinancing of the Credit Agreement and as a result of which the first priority liens in favor of the administrative agent (for the benefit of the lenders under the Credit Agreement) are terminated and/or replaced with liens in favor of the lenders or holders of such refinancing Indebtedness (or any agent on their behalf). In the event that, following the automatic release of the holders of the 2020 Notes’ security interest in the Home Site Land, Wynn Las Vegas or any of the Restricted Subsidiaries grants a security interest in any or all of the Home Site Land to secure other Indebtedness or any guarantee thereof, such Person will concurrently grant a first priority security interest on such portions of the Home Site Land in favor of the trustee for the benefit of the holders of the 2020 Notes to secure the 2020 Notes (or, if such Person is a Guarantor, its Note Guarantee of the 2020 Notes). That security interest in favor of the trustee for the benefit of the holders of the 2020 Notes will be a first priority security interest pari passu with the security interest in favor of the lenders under the Credit Agreement, subject only to other Permitted Liens and the terms of the Intercreditor Agreement.

The Credit Agreement provides that the lenders will release their security interests in the Home Site Land upon satisfaction of certain conditions, including Wynn Las Vegas achieving a specified minimum level of Consolidated EBITDA for four full consecutive fiscal quarters and satisfying certain conditions relating to the water required for the Wynn Las Vegas casino water features and the golf course. The release provision also requires that until the earlier of the disposition of the Golf Course Land or the payment in full of the obligations under the Credit Agreement, development on the Home Site Land shall be limited to residential housing and other non-gaming related developments, and that construction of permitted improvements could not reasonably be expected to materially interfere with the use or operations of the Golf Course and could not otherwise reasonably be expected to materially impair the overall value of the Projects. The lenders under the Credit Agreement may amend or waive any of their conditions to the release of their security interests without the consent of the holders of the 2020 Notes and may determine to release their liens under different circumstances, which would nevertheless result in the automatic release of the first priority liens by the holders of the 2020 Notes.

Release of Homesite Acreage

The security interests in approximately two acres of the Golf Course Land will be released in order to permit the construction of a personal residence for Stephen A. Wynn and the Golf Course Lease and the Access Easement Agreement may be amended to contemplate the release of the Wynn Home Site Land, so long as:

(1) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to that release;

(2) the cash purchase price paid by Stephen A. Wynn in immediately available funds for the Wynn Home Site Land prior to the release of the security interests shall not be less than the then Fair Market Value of the Wynn Home Site Land;

(3) the purchase price is paid directly to Wynn Golf;

(4) the construction of Stephen A. Wynn’s personal residence will not materially interfere with the design, construction, operation or use of the remainder of the Golf Course Land and otherwise could not reasonably be expected to materially impair the overall value of the Projects;

(5) the lenders under the Credit Agreement concurrently release their security interests in the Wynn Home Site Land to be released by the trustee;

(6) no Points of Diversion with respect to any water permits held by the Issuers or any of the Restricted Subsidiaries or otherwise utilized or expected to be utilized with respect to the Projects, wells associated therewith or rights-of-way necessary for the transportation to the Golf Course Land or the Wynn Las Vegas hotel and casino resort water entertainment features of water drawn or to be drawn pursuant to water permits, are located on the released Golf Course Land, or Wynn Golf shall have otherwise transferred or reserved for the benefit of the Golf Course Land (previously or in connection with such disposition) at no cost to Wynn Las Vegas and its Restricted Subsidiaries such easements as are necessary for Wynn Las Vegas and its Restricted Subsidiaries to (A) access such Points of Diversion, (B) own and operate such wells and (C) transport such water to the water features of the Project and/or the Golf Course;

(7) Wynn Las Vegas and Wynn Golf, as the case may be, shall have taken all actions required pursuant to the covenant described below under the caption “—Certain Covenants—Additional Collateral; Acquisition of Assets or Property” with respect to any assets or property acquired pursuant to clause (6) above; and

(8) Wynn Las Vegas and/or Wynn Golf delivers an officers’ certificate to the trustee confirming that the conditions in clauses (1), (2), (3), (4), (5), (6) and (7) above have been satisfied.

Optional Redemption

At any time prior to May 1, 2013, the Issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of 2020 Notes issued under the Indenture at a redemption price of 107.875% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings of Wynn Resorts that are contributed to us; provided that at least 65% of the aggregate principal amount of 2020 Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and that the redemption occurs within 60 days of the date of the closing of such Qualified Equity Offering.

Except pursuant to the preceding paragraph, the 2020 Notes will not be redeemable at the Issuers’ option prior to May 1, 2015.

On or after May 1, 2015, the Issuers may redeem all or a part of the 2020 Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the 2020 Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below, subject to the rights of holders of 2020 Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2015	103.938%
2016	102.625%
2017	101.313%
2018 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the 2020 Notes or portions thereof called for redemption on the applicable redemption date.

In connection with a discharge or defeasance of the Issuers’ obligations under the Indenture, the Issuers may deliver a notice of redemption more than 60 days in advance of the date of redemption. See “—Satisfaction and Discharge.”

Gaming Redemption

Notwithstanding any other provision hereof, if any Gaming Authority requires a holder or beneficial owner of 2020 Notes to be licensed, qualified or found suitable under any applicable Gaming Law and the holder or beneficial owner (1) fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the Gaming Authority), or (2) is notified by a Gaming Authority that it will not be licensed, qualified or found suitable, the Issuers will have the right, at their option, to:

(1) require the holder or beneficial owner to dispose of its 2020 Notes within 30 days (or such lesser period as required by the Gaming Authority) following the earlier of:

(a) the termination of the period described above for the holder or beneficial owner to apply for a license, qualification or finding of suitability if the holder fails to apply for a license, qualification or finding of suitability during such period; or

(b) the receipt of the notice from the Gaming Authority that the holder or beneficial owner will not be licensed, qualified or found suitable by the Gaming Authority; or

(2) redeem the 2020 Notes of the holder or beneficial owner at a redemption price equal to:

(a) the price required by applicable law or by order of any Gaming Authority; or

(b) the lesser of:

(i) the principal amount of the 2020 Notes; and

(ii) the price that the holder or beneficial owner paid for the 2020 Notes in either case, together with accrued and unpaid interest and Liquidated Damages, if any, on the 2020 Notes to the earlier of (1) the date of redemption or such earlier date as is required by the Gaming Authority or (2) the date of the finding of unsuitability by the Gaming Authority, which may be less than 30 days following the notice of redemption.

Immediately upon a determination by a Gaming Authority that a holder or beneficial owner of 2020 Notes will not be licensed, qualified or found suitable, the holder or beneficial owner will not have any further rights with respect to the 2020 Notes to:

(1) exercise, directly or indirectly, through any Person, any right conferred by the 2020 Notes; or

(2) receive any interest or any other distribution or payment with respect to the 2020 Notes, or any remuneration in any form from the Issuers for services rendered or otherwise, except the redemption price of the 2020 Notes described in this section.

The Issuers are not required to pay or reimburse any holder or beneficial owner of 2020 Notes who is required to apply for such license, qualification or finding of suitability for the costs relating thereto. Those expenses will be the obligation of the holder or beneficial owner.

Mandatory Redemption

Other than as set forth above under the caption entitled “—Gaming Redemption,” the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the 2020 Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of 2020 Notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s 2020 Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Issuers will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of 2020 Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the 2020 Notes repurchased to the date of purchase. Within 10 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase 2020 Notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all 2020 Notes or portions of 2020 Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2020 Notes or portions of 2020 Notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the 2020 Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of 2020 Notes or portions of 2020 Notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of 2020 Notes properly tendered the Change of Control Payment for such 2020 Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a 2020 Note equal in principal amount to any unpurchased portion of the 2020 Notes surrendered, if any. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the 2020 Notes to require that the Issuers repurchase or redeem the 2020 Notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all 2020 Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Wynn Las Vegas and its Restricted

Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 2020 Notes to require the Issuers to repurchase its 2020 Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, to another Person or group may be uncertain.

Asset Sales

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Wynn Las Vegas (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (it being understood that a percentage of the purchase price may be subject to escrow arrangements customary for asset sales);

(2) if the aggregate consideration to be received by Wynn Las Vegas or such Restricted Subsidiary is in excess of $10.0 million, the Fair Market Value is evidenced by a certificate of the chief financial officer of Wynn Las Vegas delivered to the trustee; and

(3) at least 75% of the consideration received in the Asset Sale by Wynn Las Vegas or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on Wynn Las Vegas’ most recent consolidated balance sheet, of Wynn Las Vegas or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the 2020 Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Wynn Las Vegas or such Restricted Subsidiary from further liability; and

(b) any securities, notes or other obligations received by Wynn Las Vegas or any such Restricted Subsidiary from such transferee that are converted within 30 business days by Wynn Las Vegas or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds to make a capital expenditure, improve real property or acquire long-term assets that are used or useful in a line of business permitted by the covenant described below under the caption “—Certain Covenants—Line of Business.” Wynn Las Vegas (or such Restricted Subsidiary, as the case may be) shall take all necessary action to ensure that the security interest of the trustee, on behalf of the Holders, continues as a perfected first priority security interest (equal and ratable with the security interest securing the Credit Agreement, the 2014 Notes and the 2017 Notes, and subject to other Permitted Liens and the terms of the Intercreditor Agreement) on any property or assets acquired or constructed with the Net Proceeds of any Asset Sale on the terms set forth in the Indenture, the Intercreditor Agreement and the other Collateral Documents. Pending the final application of any Net Proceeds, Wynn Las Vegas (or such Restricted Subsidiary, as the case may be) may (1) apply the Net Proceeds to temporarily reduce amounts outstanding under any pari passu secured revolving credit Indebtedness of Wynn Las Vegas or any of its Restricted Subsidiaries, or (2) invest the Net Proceeds in Cash Equivalents which, at any time other than during a Collateral Release Period, will be subject to a perfected first priority security interest (equal and ratable with the security interest securing the Credit Agreement, the 2014 Notes and the 2017 Notes, and subject to other Permitted Liens and the terms of the Intercreditor Agreement) in favor of the trustee, on behalf of the holders of 2020 Notes, as security for the 2020 Notes.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Net Proceeds.” Within 10 days following the earlier of (i) the date on which the aggregate amount of Excess Net Proceeds exceeds $20.0 million or (ii) the date when the proceeds of any sale of assets are required, pursuant to the Credit Agreement, to be applied to reduce Indebtedness of Wynn Las Vegas (such Excess Net Proceeds and the proceeds described in the preceding clause (ii) shall collectively constitute “Excess Proceeds”), Wynn Las Vegas will allocate a portion of such Excess Proceeds, determined by multiplying the amount of such Excess Proceeds by a fraction, the numerator of which is the total aggregate principal amount of 2020 Notes then outstanding and all Pari Passu Debt then outstanding, and the denominator of which is the total aggregate principal amount of 2020 Notes then outstanding, all Pari Passu Debt then outstanding and all Indebtedness then outstanding under the Credit Agreement (such amount being the “Asset Sale Offer Amount”), to make an offer (an “Asset Sale Offer”) to all holders of 2020 Notes and, to the extent required, the holders of such Pari Passu Debt to repurchase such 2020 Notes and such Pari Passu Debt at an offer price equal to 100% of the principal amount of the 2020 Notes and such Pari Passu Debt to be purchased plus accrued and unpaid interest and Liquidated Damages, if any, on the 2020 Notes and such other Pari Passu Debt to the date of repurchase, which offer price will be payable in cash. The amount of any such Excess Proceeds less the Asset Sale Offer Amount (the “Asset Sale Repayment Amount”) will concurrently be applied to repay any term Indebtedness outstanding under the Credit Agreement in accordance with the requirements of the Credit Agreement; provided, however, that to the extent that the Asset Sale Repayment Amount exceeds the amount of term Indebtedness then outstanding under the Credit Agreement at the time of repayment, such excess amount (after repayment in full of the term Indebtedness under the Credit Agreement) shall be added to the Asset Sale Offer Amount and offered to the holders of 2020 Notes and, to the extent required, the holders of such Pari Passu Debt pursuant to the Asset Sale Offer as provided in the preceding sentence. If any Excess Proceeds remain after consummation of an Asset Sale Offer and repayment of any term Indebtedness outstanding under the Credit Agreement, Wynn Las Vegas (or such Restricted Subsidiary, as the case may be) may use those Excess Proceeds for any general corporate purpose not prohibited by the Indenture, the Credit Agreement, the 2014 Notes, the 2017 Notes and the Collateral Documents, including, without limitation, to reduce revolving credit Indebtedness (and, if required, commitments) under the Credit Agreement. If the aggregate principal amount of 2020 Notes and such other Pari Passu Debt tendered into such Asset Sale Offer exceeds the Asset Sale Offer Amount that may be applied to the Asset Sale Offer, the trustee will select the 2020 Notes and such other Pari Passu Debt to be purchased as described below under the caption “—Selection and Notice” and in accordance with the Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Events of Loss

After any Event of Loss with respect to Collateral (other than Events of Loss with respect to Collateral comprising Encore at Wynn Las Vegas at any time prior to the completion of Encore at Wynn Las Vegas in accordance with the Disbursement Agreement, which will be governed by the Disbursement Agreement), Wynn Las Vegas or the applicable Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from the Event of Loss to the rebuilding, repair, replacement or construction of improvements to the damaged Collateral, with no obligation to make any purchase of any 2020 Notes; so long as, in the case of any such Collateral with a Fair Market Value (or replacement cost, if higher) in excess of $500.0 million:

(1) Wynn Las Vegas delivers to the trustee within 90 days of the Event of Loss a written opinion from a reputable contractor that the damaged Collateral can be rebuilt, repaired, replaced or constructed and operating within 365 days following the delivery of such written opinion to the trustee;

(2) Wynn Las Vegas delivers to the trustee within 120 days of the Event of Loss an officers’ certificate certifying that Wynn Las Vegas or the applicable Restricted Subsidiary has available from Net Loss Proceeds, cash on hand or available borrowings under Indebtedness permitted to be incurred under the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock” to complete the rebuilding, repair, replacement or construction described in clause (1) above and, together with any anticipated revenues projected to be generated during the repair or restoration period, to pay debt service on its Indebtedness during the repair or restoration period; and

(3) the damaged Collateral is rebuilt, repaired, replaced or constructed and operating in substantially the manner that it was operating immediately prior to the Event of Loss within 365 days following the delivery of such written opinion to the trustee.

However, if the damaged Collateral is not necessary for and is not used in the operation of the Wynn Las Vegas Resort or Encore at Wynn Las Vegas, as the case may be, Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) may apply the Net Loss Proceeds to make a capital expenditure, improve real property or acquire long-term assets that are used or useful in a line of business permitted by the covenant described below under the caption “—Certain Covenants—Line of Business.”

Any Net Loss Proceeds that are (1) not reinvested as provided in the first sentence of this covenant or (2) otherwise required, pursuant to the Credit Agreement, to be applied to reduce Indebtedness of Wynn Las Vegas, in each case, will be deemed “Excess Loss Proceeds.” Within 10 days following the earlier of (i) the date on which the aggregate amount of Excess Loss Proceeds exceeds $500.0 million or (ii) the date when, pursuant to the Credit Agreement, Excess Loss Proceeds are required to be applied to reduce Indebtedness of Wynn Las Vegas, Wynn Las Vegas will allocate a portion of such Excess Loss Proceeds, determined by multiplying the amount of such Excess Loss Proceeds by a fraction, the numerator of which is the total aggregate principal amount of 2020 Notes then outstanding and all Pari Passu Debt then outstanding, and the denominator of which is the total aggregate principal amount of 2020 Notes then outstanding, all Pari Passu Debt then outstanding and all Indebtedness then outstanding under the Credit Agreement (such amount being the “Event of Loss Offer Amount”), to make an offer (an “Event of Loss Offer”) to all holders of 2020 Notes and, to the extent required, the holders of such Pari Passu Debt to repurchase such 2020 Notes and such Pari Passu Debt at an offer price equal to 100% of the principal amount of the 2020 Notes and such Pari Passu Debt to be purchased plus accrued and unpaid interest and Liquidated Damages, if any, on the 2020 Notes and such other Pari Passu Debt to the date of repurchase, which offer price will be payable in cash. The amount of any such Excess Loss Proceeds less the Event of Loss Offer Amount (the “Event of Loss Repayment Amount”) will concurrently be applied to repay any Indebtedness outstanding under the Credit Agreement in accordance with the requirements of the Credit Agreement; provided, however, that to the extent that the Event of Loss Repayment Amount exceeds the amount of term Indebtedness then outstanding under the Credit Agreement at the time of repayment but does not exceed $100.0 million (unless the lenders under the Credit Agreement have waived any requirement of Wynn Las Vegas to prepay revolving credit Indebtedness outstanding under the Credit Agreement and to effect a corresponding permanent reduction of the commitments thereunder), such excess amount (after repayment in full of the term Indebtedness under the Credit Agreement) shall be added to the Event of Loss Offer Amount and offered to the holders of 2020 Notes and, to the extent required, the holders of such Pari Passu Debt pursuant to the Event of Loss Offer as provided in the preceding sentence. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer and repayment of any term Indebtedness outstanding under the Credit Agreement, Wynn Las Vegas (or such Restricted Subsidiary, as the case may be) may use those Excess Loss Proceeds for any general corporate purpose not prohibited by the Indenture, the Credit Agreement, the 2014 Notes, the 2017 Notes and the Collateral Documents, including, without limitation, to reduce revolving credit Indebtedness (and, if required, commitments) under the Credit Agreement. If the aggregate principal amount of 2020 Notes and such other Pari Passu Debt tendered into such Event of Loss Offer exceeds the Event of Loss Offer Amount that may be applied to the Event of Loss Offer, the trustee will select the 2020 Notes and such other Pari Passu Debt to be purchased as described below under the caption “—Selection and Notice” and in accordance with the Indenture. Upon completion of each Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero. Any Event of Loss Offer made pursuant to the terms of the indenture governing the 2014 Notes or the 2017 Notes shall be required to be made to the holders of the 2020 Notes, as holders of Pari Passu Debt (as defined in those indentures).

Event of Loss Offer Amount

Pending their application, all Net Loss Proceeds will either be (1) applied to temporarily reduce amounts outstanding under any pari passu secured revolving credit Indebtedness under the Credit Agreement, or

(2) invested in Cash Equivalents held in an account in which the trustee has a perfected first priority security interest for the benefit of the Holders (equal and ratable with the perfected security interest securing the Credit Agreement, the 2014 Notes, the 2017 Notes, and subject to other Permitted Liens and the terms of the Intercreditor Agreement). These funds and securities will be released to Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) to pay for or reimburse Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) for either (1) the actual cost of a permitted use of Net Loss Proceeds as provided above, or (2) the Event of Loss Offer, pursuant to the terms of the Collateral Documents. Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) will grant to the trustee, on behalf of the Holders, a security interest (equal and ratable with the perfected security interest securing the Credit Agreement, the 2014 Notes, the 2017 Notes, and subject to other Permitted Liens and the terms of the Intercreditor Agreement), on any property or assets rebuilt, repaired, replaced or constructed with such Net Loss Proceeds on the terms set forth in the Indenture and the Collateral Documents.

In the event of an Event of Loss pursuant to clause (3) of the definition of “Event of Loss” with respect to property or assets that have a Fair Market Value (or replacement cost, if greater) in excess of $500.0 million, Wynn Las Vegas (or the applicable Restricted Subsidiary, as the case may be) will be required to receive consideration:

(1) at least equal to the Fair Market Value (evidenced by a resolution of Wynn Capital’s Board of Directors set forth in an officers’ certificate delivered to the trustee) of the property or assets subject to the Event of Loss; and

(2) at least 80% of which is in the form of cash or Cash Equivalents.

Restrictions on Repurchase of 2020 Notes

The agreements governing our other Indebtedness, including the Credit Agreement, may prohibit certain events, including a Change of Control or an Asset Sale, or provide that such events constitute events of default under such agreements. Similarly, those agreements may prohibit or restrict Wynn Las Vegas and its Restricted Subsidiaries from repairing or restoring the Collateral following an Event of Loss regardless of whether that repair or restoration is permitted under the Indenture. In addition, the exercise by the holders of 2020 Notes of their rights to require Wynn Las Vegas to repurchase the 2020 Notes upon a Change of Control Offer, an Asset Sale Offer or Event of Loss Offer, as the case may be, could cause a default under these other agreements. Finally, Wynn Las Vegas’ ability to pay cash to the holders of 2020 Notes upon a repurchase under a Change of Control Offer, Asset Sale Offer or Event of Loss Offer may be limited by Wynn Las Vegas’ then existing financial resources. See “Risk Factors—Risks Related to the 2020 Notes and the 2017 Notes—We may not be able to fulfill our repurchase obligations with respect to the 2020 Notes upon a change of control.”

Compliance with Securities Laws

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent these laws and regulations are applicable in connection with each repurchase of 2020 Notes pursuant to a Change of Control Offer, an Asset Sale Offer or an Event of Loss Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control, Asset Sale or Event of Loss provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under these provisions of the Indenture by virtue of such compliance.

Selection and Notice

If less than all of the 2020 Notes are to be redeemed at any time, the trustee will select 2020 Notes for redemption on a pro rata basis, by lot or by any other method the trustee deems fair and appropriate, unless otherwise required by law or applicable stock exchange requirements. No 2020 Notes of $1,000 or less can be redeemed or purchased in part. However, if all of the 2020 Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of 2020 Notes held by such Holder, even if not a multiple of $1,000, will be redeemed or purchased. Notices of redemption or purchase will be mailed by first class mail at least 30 but not more than 60 days before the redemption or purchase date to each Holder of 2020 Notes to be redeemed or purchased at its registered address, except that redemption or purchase notices may be mailed more than 60 days prior to a redemption or purchase date if the notice is issued in connection with a defeasance of the 2020 Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any 2020 Note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of 2020 Notes upon cancellation of the original note. 2020 Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on 2020 Notes or portions of 2020 Notes called for redemption.

Certain Covenants

Restricted Payments

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of any Equity Interests of Wynn Las Vegas or any of its Restricted Subsidiaries or to the direct or indirect holders of any Equity Interests of Wynn Las Vegas or any of its Restricted Subsidiaries in their capacity as such, other than (a) dividends or distributions by Wynn Las Vegas payable in Equity Interests (other than Disqualified Stock) of Wynn Las Vegas, and (b) dividends or distributions payable to Wynn Las Vegas or any of its Restricted Subsidiaries;

(2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Wynn Las Vegas, any direct or indirect parent of Wynn Las Vegas (including, without limitation, Wynn Resorts) or any other direct or indirect Subsidiary of Wynn Resorts;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Wynn Las Vegas or any Guarantor that is secured by a Lien junior to the Lien securing the 2020 Notes or the Guarantees or that is expressly subordinated in right of payment to the 2020 Notes or the Note Guarantees under the Indenture (excluding any intercompany Indebtedness between or among Wynn Las Vegas and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment,

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) Wynn Las Vegas would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Wynn Las Vegas and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (5), (7), (8), (9), (10) and (11) below (with respect to clause (5) to the extent such Restricted Payments were already deducted from Consolidated Net Income) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of Wynn Las Vegas and its Restricted Subsidiaries for the period (taken as one accounting period) from the beginning of January 1, 2010 to the end of Wynn

Las Vegas’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds received by Wynn Las Vegas subsequent to January 1, 2010 as a contribution to its common equity capital, excluding (i) any such net cash proceeds received by Wynn Las Vegas subsequent to January 1, 2010 to the extent consisting of capital contributions made to Wynn Las Vegas for the purpose of satisfying the “in-balance” requirements of the Disbursement Agreement and (ii) any such net cash proceeds received by Wynn Las Vegas to the extent used to incur Indebtedness pursuant to clause (16) of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock”; plus

(c)(i) to the extent that any Restricted Investment that was made after January 1, 2010 is sold for cash or otherwise liquidated or repaid for cash for an amount in excess of the aggregate amount invested in such Restricted Investment, the sum of (x) 50% of the cash proceeds with respect to such Restricted Investment in excess of the aggregate amount invested in such Restricted Investment (less the cost of disposition, if any) and (y) the aggregate amount invested in such Restricted Investment, and (ii) to the extent that any such Restricted Investment is sold for cash or otherwise liquidated or repaid in cash for an amount equal to or less than the aggregate amount invested in such Restricted Investment, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d) 100% of any cash dividends or cash distributions received by Wynn Las Vegas or any of its Restricted Subsidiaries after January 1, 2010 from any Restricted Investment (including any Investment in an Unrestricted Subsidiary of Wynn Las Vegas), to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of Wynn Las Vegas for such period; plus

(e) to the extent that any Unrestricted Subsidiary of Wynn Las Vegas that is so designated after January 1, 2010 (other than the Completion Guarantor) is redesignated as a Restricted Subsidiary after January 1, 2010, the lesser of (i) the Fair Market Value of Wynn Las Vegas’ Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

With respect to (a) any payments made pursuant to clauses (1), (2), (3), (6), (7), (8), (9) and (10) below, so long as no Default or Event of Default has occurred and is continuing or would be caused by the payments, and (b) any payments made pursuant to clauses (4), (5) and (11) below, regardless of whether any Default or Event of Default has occurred and is continuing or would be caused by the payment, the preceding provisions will not prohibit:

(1) the payment of any dividend or distribution (other than any distribution made under clause (5) below) or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds from the substantially concurrent contribution of common equity capital to Wynn Las Vegas, provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Wynn Las Vegas or any Guarantor that is contractually subordinated to the 2020 Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the distribution or loan to Wynn Resorts, directly or through any intermediate Wholly Owned Subsidiaries of Wynn Resorts, of amounts necessary to repurchase Equity Interests or Indebtedness of Wynn Resorts (other than Equity Interests held by or Indebtedness owed to the Existing Stockholders) to the extent required by any Gaming Authority having jurisdiction over Wynn Las Vegas or any of its Restricted Subsidiaries for not more than the Fair Market Value thereof in order to avoid the suspension, revocation or denial of a Gaming License by that Gaming Authority, as long as, if such efforts do not jeopardize any Gaming License, Wynn Resorts and its Subsidiaries shall have diligently attempted to find a third-party purchaser for such Equity Interests or Indebtedness and no third-party purchaser acceptable to the applicable Gaming Authority was willing to purchase such Equity Interests or Indebtedness within a time period acceptable to such Gaming Authority;

(5) distributions to the direct or indirect owners of Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries with respect to any period during which such entity is a Pass Through Entity or a Consolidated Member, such distributions in an aggregate amount not to exceed such owners’ Tax Amounts for such period;

(6)(a) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Wynn Resorts, or (b) the distribution to Wynn Resorts, directly or through any intermediate Wholly Owned Subsidiaries of Wynn Resorts, of amounts necessary to repurchase, redeem or otherwise acquire or retire for value Equity Interests of Wynn Resorts, in each case held by any member of management of Wynn Resorts (or the estate or trust for the benefit of any such member of management) pursuant to the provisions of the operating agreement, or comparable governing documents, or employee benefit plans or employment agreements of any such Person; provided that the aggregate consideration for all such repurchased, redeemed, acquired or retired Equity Interests, together with the aggregate amount of all such distributions made to Wynn Resorts, shall not exceed $4.0 million in any calendar year;

(7) the payment of Allocable Overhead to Wynn Resorts or any of its Subsidiaries in respect of each Qualifying Project of Wynn Las Vegas and its Restricted Subsidiaries to the extent then due and payable by Wynn Las Vegas or the applicable Restricted Subsidiary, as the case may be;

(8) the payment of amounts permitted to be paid pursuant to the Disbursement Agreement;

(9) Restricted Payments consisting of transfers and other dispositions of Released Assets;

(10) Restricted Payments not otherwise permitted by the foregoing clauses (1) through (9) in an aggregate amount of not more than $75.0 million; and

(11) dividends or distributions to Wynn Resorts, directly or through any intermediate Wholly Owned Subsidiary of Wynn Resorts, of amounts necessary to pay amounts then due and payable under the Tax Indemnification Agreement, as in effect on the date of the Indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Wynn Las Vegas or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Disqualified Stock

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (1) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), or (2) issue any Disqualified Stock. Notwithstanding the foregoing, Wynn Las Vegas and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt), or issue Disqualified Stock, if the Fixed Charge Coverage Ratio of Wynn Las Vegas for Wynn Las Vegas’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness under the Credit Agreement in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the sum of the face amount thereof and related unpaid reimbursement obligations), to the extent then classified as having been incurred in reliance on this clause (1) not to exceed (i) $1.0 billion less (ii) the aggregate amount of all Net Proceeds of Assets Sales applied by Wynn Las Vegas or any of its Restricted Subsidiaries since the date of the Indenture to repay any term Indebtedness under the Credit Agreement or repay any revolving credit Indebtedness under the Credit Agreement and effect a corresponding permanent reduction of commitments thereunder pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales” or otherwise;

(2) the incurrence by the Issuers and the Restricted Subsidiaries of Wynn Las Vegas of the Existing Indebtedness;

(3) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant, under clause (2), (7), (8), (9), (12), (13) or (14) of this paragraph or under this clause (3);

(4) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Wynn Las Vegas and any of its Restricted Subsidiaries; provided, however, that:

(a) if Wynn Las Vegas or any Guarantor is the obligor on such Indebtedness and the payee is not Wynn Las Vegas or a Guarantor, such Indebtedness must be expressly subordinated in right of payment to the prior payment in full in cash of all Obligations then due with respect to the 2020 Notes, in the case of Wynn Las Vegas, or its Note Guarantee under the Indenture, in the case of a Guarantor, except that no Indebtedness of Wynn Las Vegas or any Guarantor will be deemed to be subordinated in right of payment to any other Indebtedness of Wynn Las Vegas or any such Guarantor solely by virtue of being unsecured; and

(b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Wynn Las Vegas or a Restricted Subsidiary of Wynn Las Vegas, and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Wynn Las Vegas or a Restricted Subsidiary of Wynn Las Vegas will be deemed, in each case, to constitute an incurrence of such Indebtedness by Wynn Las Vegas or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(6) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness solely in respect of performance, surety, appeal or similar bonds or commercial or standby letters of credit, so long as such indebtedness is incurred in the ordinary course of business and the aggregate amount of all such bonds and standby letters of credit is not greater than $60.0 million at any time outstanding;

(7) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment (including acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the Fair Market Value of the property, plant or equipment of such Person) used in the Projects by Wynn Las Vegas or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (7), not to exceed $100.0 million at any time outstanding;

(8) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness in a principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (8), not to exceed, at any time, 75% of the aggregate cost of the Phase III Project to pay the costs and expenses of designing, developing and constructing the Phase III Project, so long as the holders of the 2020 Notes continue to have a perfected first priority security interest in the Golf Course Land;

(9) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness in connection with the repurchase, redemption or other acquisition or retirement for value of Equity Interests of Wynn Resorts or any Restricted Subsidiary permitted pursuant to the provisions of clause (6) of the covenant described above under the caption “—Restricted Payments;”

(10) [intentionally omitted];

(11) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, not to exceed $100.0 million;

(12) the 2014 Notes;

(13) the 2017 Notes;

(14) the 2020 Notes;

(15) the incurrence of Indebtedness (and the Guarantee of such Indebtedness by Wynn Las Vegas) in an amount not to exceed 100% of the Fair Market Value of the Aircraft, which is secured only by Liens permitted by clause (26) of the definition of “Permitted Liens;”

(16) the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of additional Indebtedness (so long as such Indebtedness is incurred under the Credit Agreement, through the issuance of additional 2020 Notes under the Indenture, is unsecured Indebtedness or is Permitted Junior Debt) to be used to develop and construct an Additional Entertainment Facility and/or a Retail Facility on land included in the Projects in an aggregate principal amount (or original accreted value, as applicable) at any time not to exceed 66  2/3% of the aggregate cost of such Additional Entertainment Facility and/or Retail Facility; provided that, subsequent to the date of the Indenture and on or prior to the date of the incurrence of such Indebtedness, net cash proceeds have been received by Wynn Las Vegas as a contribution to its common equity capital in an amount equal to at least 33  1/3% of the aggregate cost of such Additional Entertainment Facility and/or Retail Facility, which proceeds have been irrevocably committed at the time of such contribution for use in the development and construction of such Additional Entertainment Facility and/or a Retail Facility; and

(17) the incurrence by Wynn Capital, as co-obligor, of any Indebtedness which Wynn Las Vegas is permitted to incur pursuant to the foregoing provisions.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Disqualified Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant as of the date of such classification or reclassification. Indebtedness under the Credit Agreement outstanding on the date on which the 2020 Notes are first issued and authenticated under the

Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of “Permitted Debt.” The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Wynn Las Vegas or any of its Restricted Subsidiaries may incur pursuant to this covenant shall not be exceeded solely as a result of fluctuations in exchange rates or currency values. In addition, any Indebtedness which is permitted to be incurred by Wynn Las Vegas or any of its Restricted Subsidiaries under clause (7) set forth above may be incurred under the Credit Agreement or through the issuance of additional 2020 Notes under the Indenture.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset owned on the date of the Indenture or thereafter acquired, or on any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries of Wynn Las Vegas

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Wynn Las Vegas or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Wynn Las Vegas or any of its Restricted Subsidiaries;

(2) make loans or advances to Wynn Las Vegas or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to Wynn Las Vegas or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) the 2020 Notes, the 2020 Notes Indenture, the 2014 Notes, the 2014 Notes Indenture, the 2017 Notes, the 2017 Notes Indenture, any Guarantees of such notes, or the Collateral Documents;

(2) applicable law, including rules, regulations and orders issued by any Gaming Authority;

(3) customary non-assignment provisions in contracts, licenses or leases entered into in the ordinary course of business and consistent with practices that are customary in the gaming, lodging or entertainment industry;

(4) the Credit Agreement as in effect on the date of the Indenture and any other Indebtedness permitted to be incurred by the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, so long as the applicable provisions of amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or agreements governing other Indebtedness are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of the Indenture;

(5) the acquisition of the Capital Stock of any Person, or property or assets of any Person by Wynn Las Vegas or any of its Restricted Subsidiaries, if the encumbrances or restrictions (a) existed at the time of the acquisition and were not incurred in contemplation thereof and (b) are not applicable to and are not spread to cover any Person or the property or assets of any Person other than the Person acquired or the property or assets of the Person acquired;

(6) purchase money obligations or Capital Lease Obligations for Indebtedness permitted under clause (7) of the second paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock” that impose restrictions of the type described in clause (3) of the first paragraph of this covenant on the assets so acquired;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary permitted hereby that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens,” securing Indebtedness otherwise permitted to be incurred under the second paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock,” that limit the right of the debtor to dispose of the assets subject to such Liens; or

(9) customary provisions with respect to the disposition or distribution of assets or property in partnership or joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

Neither Issuer will, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1) either (a) such Issuer is the surviving entity or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the 2020 Notes, the Indenture, the registration rights agreement and the Collateral Documents pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable new Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

(5) such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made;

(a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction (excluding the effect of the related professional fees, commissions, sales and other taxes, and other transactional costs that would otherwise reduce Consolidated Net Worth); and

(b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock”; and

(6) such transaction, at the time it is undertaken, would not require any holder or beneficial owner of 2020 Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

In addition, no Issuer may, directly or indirectly, lease all or substantially all of its properties or assets, taken as a whole, in one or more related transactions, to any other Person.

Notwithstanding the foregoing, Wynn Las Vegas or any of its Restricted Subsidiaries that is not a subchapter “C” corporation is permitted to convert into a corporation pursuant to a Permitted C-Corp. Conversion.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Wynn Capital may designate any Restricted Subsidiary, other than Wynn Capital, to be an Unrestricted Subsidiary of Wynn Las Vegas if that designation would not cause a Default or an Event of Default. If a Restricted Subsidiary of Wynn Las Vegas is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Wynn Las Vegas and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made in an Unrestricted Subsidiary as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of “Permitted Investments,” as determined by Wynn Las Vegas. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary of Wynn Las Vegas otherwise meets the definition of an “Unrestricted Subsidiary.” The Board of Directors of Wynn Capital may redesignate any Unrestricted Subsidiary of Wynn Las Vegas to be a Restricted Subsidiary of Wynn Las Vegas if the redesignation would not cause a Default or an Event of Default.

Any designation of a Subsidiary of Wynn Las Vegas as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Wynn Las Vegas as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock,” Wynn Las Vegas will be in default of such covenant. The Board of Directors of Wynn Capital may at any time redesignate any Unrestricted Subsidiary of Wynn Las Vegas to be a Restricted Subsidiary of Wynn Las Vegas; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Wynn Las Vegas of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Transactions with Affiliates

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Wynn Las Vegas (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Wynn Las Vegas than those that would have been obtained in a comparable transaction by Wynn Las Vegas or such Restricted Subsidiary with an unrelated Person;

(2) Wynn Las Vegas or the applicable Restricted Subsidiary delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of Wynn Capital set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Wynn Capital, to the extent that there are any such disinterested members of such Boards of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Wynn Las Vegas or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing prior to the consummation of such Affiliate Transaction; and

(3) in the case of any Affiliate Transaction involving the use of the Aircraft (if such aircraft is owned by Wynn Las Vegas or any Restricted Subsidiary) for any purpose not reasonably related to the Projects or the Permitted Businesses of Wynn Las Vegas or the applicable Restricted Subsidiary relating to or in connection with the Projects, Wynn Las Vegas or the applicable Restricted Subsidiary, as the case may be, is reimbursed promptly for actual costs and expenses incurred by such Person in connection with such use.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement entered into by Wynn Las Vegas or any of its Restricted Subsidiaries with any Person (other than the Principal) in the ordinary course of business;

(2) the payment of reasonable directors’/managers’ fees to directors or managers of Wynn Las Vegas, Wynn Capital or any Guarantor, and customary indemnification and insurance arrangements in favor of such directors or managers, in each case in the ordinary course of business;

(3) transactions between or among Wynn Las Vegas and/or its Restricted Subsidiaries;

(4) Restricted Payments that are made in compliance with the provisions of the Indenture described above under the caption “—Restricted Payments”;

(5) leases by Wynn Las Vegas to one or more of its Affiliates of space at the Wynn Las Vegas Resort, at market rental rates, for the development and operation of a Ferrari and Maserati automobile dealership pursuant to the Dealership Lease Agreement, to the extent permitted under the Collateral Documents;

(6)(i) the payment of Allocable Overhead to Wynn Resorts in respect of each Qualifying Project of Wynn Las Vegas and its Restricted Subsidiaries and (ii) other payments made pursuant to the Affiliate Agreements, in each case, as in effect on the date of the Indenture or as such Affiliate Agreements may be amended, modified or supplemented in any manner that is not in contravention of the covenant described below under the caption “—Amendments to Certain Agreements”;

(7) any Permitted Investment made pursuant to clause (12), (13) or (14) of the definition thereof; and

(8) the issuance by Wynn Las Vegas of any Equity Interests (other than Disqualified Stock) to any Affiliate if such issuance is otherwise not in contravention of the terms of the Indenture.

Additional Note Guarantees

If Wynn Las Vegas or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the Indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture within 10 business days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Limitation on Status as Investment Company

The Issuers and Guarantors will not be or become required to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act of 1940.

Limitation on Sale and Leaseback Transactions

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction (except with respect to the Aircraft Assets so long as, and to the extent that, such Aircraft Assets are not Collateral); provided that Wynn Las Vegas or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) Wynn Las Vegas or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock” and (b) incurred a Lien to secure such Indebtedness in an amount equal to the Attributable Debt pursuant to the covenant described above under the caption “—Liens;”

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of Wynn Capital or that Restricted Subsidiary, as the case may be, and set forth in an officers’ certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and Wynn Las Vegas or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Line of Business

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, engage in any business or investment activities other than the Permitted Business. Wynn Las Vegas will not, and will not permit any of its Subsidiaries to, conduct a Permitted Business in any gaming jurisdiction in which such entity is not licensed on the date of the Indenture if the holders of the 2020 Notes would be required to be licensed as a result thereof, except that this sentence will not prohibit any entity from conducting a Permitted Business in any jurisdiction that does not require the licensing or qualification of all the holders of 2020 Notes, but reserves the discretionary right to require the licensing or qualification of any holders of 2020 Notes.

Restrictions on Payments of Management Fees

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) pay Management Fees:

(a) to the extent such payment would cause the Consolidated Leverage Ratio of the Issuers and the Restricted Subsidiaries for the most recently ended four full fiscal quarters of Wynn Las Vegas for which internal financial statements are available immediately preceding the date on which such Management Fee is proposed to be paid to be greater than 6.5 to 1.0 (calculated on a pro forma basis, giving effect to the payment of the Management Fees proposed to be paid and any Indebtedness proposed to be incurred to finance the payment of such Management Fees); or

(b) if, at the time of payment of such Management Fees, a Default or an Event of Default has occurred and is continuing or shall occur as a result thereof; or

(2) prepay any Management Fees.

Any Management Fees not permitted to be paid during a particular 12-month period pursuant to this covenant shall be deferred and shall accrue. Such accrued and unpaid Management Fees may be paid in any subsequent 12-month period to the extent such payment would be permitted under this covenant and the Management Fees Subordination Agreement.

Under the Management Fees Subordination Agreement, the right to receive payment of the Management Fees will be subordinated in right of payment to the right of the holders of 2020 Notes to receive payments pursuant to the 2020 Notes and the Guarantees. Under this agreement, Management Fees will be payable semi-annually in arrears on the tenth business day following the date on which interest payments are payable on the 2020 Notes. Management Fees may be paid only if, among other things, the interest payable on the 2020 Notes through the applicable interest payment date and the interest payable on the loans under the Credit Agreement through such interest payment date has been paid in full.

Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of Wynn Las Vegas to any Person (other than Wynn Las Vegas or a Wholly Owned Restricted Subsidiary of Wynn Las Vegas that is a Guarantor), unless:

(1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

(2) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

In addition, Wynn Las Vegas will not permit any Wholly Owned Restricted Subsidiary of Wynn Las Vegas to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to Wynn Las Vegas or a Wholly Owned Restricted Subsidiary of Wynn Las Vegas that is a Guarantor.

Amendments to Certain Agreements

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, or otherwise fail to enforce, or terminate or abandon, any of the provisions of any Affiliate Agreement if such amendment, modification, waiver or other change, failure to enforce, termination or abandonment (individually or collectively with all such amendments, modifications, waivers and other changes, failures to enforce, terminations or abandonments taken as a whole) would:

(1) increase the amounts payable to Persons other than Wynn Las Vegas and its Restricted Subsidiaries thereunder by Wynn Las Vegas or any of its Restricted Subsidiaries,

(2) change the dates on which such amounts are to be paid to dates earlier than those set forth in such agreement, as in effect on the date of the Indenture,

(3) reduce the services provided thereunder to Wynn Las Vegas or any of its Restricted Subsidiaries unless accompanied by a corresponding decrease in the amounts payable by Wynn Las Vegas or any of its Restricted Subsidiaries thereunder,

(4) materially impair the rights or remedies of the holders of the 2020 Notes under the Indenture or the Collateral Documents, or

(5) materially impair the development, use or operation of the Projects.

Any other amendment, modification, waiver or other change to, or any failure to enforce, or termination or abandonment of the provisions of any Affiliate Agreement shall be made in accordance with the requirements of the first paragraph of the covenant described above under the caption “—Transactions with Affiliates.”

Notwithstanding the foregoing, in connection with any development, improvement or construction of the Golf Course Land as provided in clause (6) of the second paragraph of the covenant described above under the caption “—Limitation on Development of Golf Course Land,” or any release of all or any portion of the Golf Course Land as provided above under the captions “—Security—Release of Collateral,” “—Security—Release of Golf Course Land,” “—Security—Release of Homesite Acreage” or “—Release of Portions of the Golf Course Land,” Wynn Las Vegas and its Restricted Subsidiaries may terminate or amend the Golf Course Lease, the Access Easement Agreement or any other agreement with respect to the Golf Course Land or any other related assets or property.

Amendments to Operating Agreements and Charter Documents

Except in connection with a Permitted C-Corp. Conversion, Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to:

(1) dissolve,

(2) with respect to any entity that is a limited liability company, amend, modify or otherwise change, its operating agreement or other charter documents, or otherwise permit any such agreement or document, to provide that the death, retirement, resignation, expulsion, bankruptcy, dissolution or dissociation of a member of that limited liability company or any other event affecting a member of that limited liability company either terminates the status of that Person as a member of the limited liability company or causes the limited liability company to be dissolved or its affairs wound up, or

(3) amend, modify or otherwise change the separateness covenants and company restrictions in its operating agreement relating to conduct, or any comparable provisions contained in its other charter documents, or fail to include similar provisions in the operating agreement or other applicable charter documents of any future Restricted Subsidiary.

Insurance

Wynn Las Vegas will, and will cause its Restricted Subsidiaries to, maintain insurance with reputable and financially sound carriers against such risks and in such amounts as are customarily carried by similarly situated businesses, including, without limitation, property and casualty insurance, so long as such insurance coverage (including deductibles, retentions and self-insurance amounts) at all times complies with the insurance coverage required under the Disbursement Agreement.

Additional Collateral; Formation or Acquisition of Restricted Subsidiaries; Designation of Unrestricted Subsidiaries as Restricted Subsidiaries or Permitted C-Corp. Conversion

Concurrently with (1) the formation or acquisition of any Restricted Subsidiary of Wynn Las Vegas that becomes or is required under the Credit Agreement to become a Guarantor of any of the obligations under the Credit Agreement, (2) the designation of an Unrestricted Subsidiary of Wynn Las Vegas as a Restricted Subsidiary, or (3) the conversion by Wynn Las Vegas or any of its Restricted Subsidiaries into a subchapter “C” corporation in a Permitted C-Corp. Conversion, Wynn Las Vegas shall, to the extent not prohibited by Gaming Authorities or applicable Gaming Laws and subject to the Intercreditor Agreement:

(1)(a) cause such Restricted Subsidiary or subchapter “C” corporation (if such subchapter “C” corporation is not an Issuer) to guarantee all obligations of the Issuers under the Indenture and the 2020 Notes by executing and delivering to the trustee a supplemental indenture in the form of an exhibit to the Indenture; or

(b) if such subchapter “C” corporation is an Issuer, cause such subchapter “C” corporation to execute and deliver to the trustee (i) a supplemental indenture substantially in the form of an exhibit to the Indenture, (ii) an assumption agreement unconditionally and irrevocably assuming all of the right, title and interest of the Issuer that was so reorganized as a subchapter “C” corporation in, to and under the Indenture and the 2020 Notes, and (iii) replacement notes for the 2020 Notes previously issued by the Issuer that was so reorganized as a subchapter “C” corporation to be issued to the holders upon request and the concurrent return by such holders of the 2020 Notes previously issued to them by such Issuer that was so reorganized as a “C” corporation;

(2) cause such Restricted Subsidiary or subchapter “C” corporation to execute and deliver to the trustee,

(a) an assumption agreement in the form of an exhibit to the Security Agreement (under which such Restricted Subsidiary or subchapter “C” corporation will grant a security interest to the trustee in those of its assets described in the Security Agreement), and

(b) such Uniform Commercial Code financing statements as are necessary to perfect the trustee’s security interest in such assets;

(3) in the event such Restricted Subsidiary or subchapter “C” corporation owns real property that (i) is contiguous to any real property included in the Collateral, (ii) has a Fair Market Value in excess of $50.0 million in the aggregate or $25.0 million individually or (iii) is required pursuant to the terms of the Credit Agreement to be included in the Collateral, cause such Restricted Subsidiary or subchapter “C” corporation to execute and deliver to the trustee:

(a) a deed of trust, substantially in the form of the Deeds of Trust (with such modifications as are necessary to comply with applicable law) (under which such Restricted Subsidiary or subchapter “C” corporation will grant a security interest to the trustee in such real property and any related fixtures);

(b) in the case of any such Restricted Subsidiary, title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property; and

(c) in the case of any such subchapter “C” corporation, an agreement executed and delivered by the title company that issued the title and extended coverage insurance covering the real property owned by such subchapter “C” corporation naming such subchapter “C” corporation as an additional insured under such insurance;

(4) promptly pledge, or cause to be pledged, to the trustee (i) all of the outstanding Capital Stock of such entity or subchapter “C” corporation owned by Wynn Las Vegas or any of its Restricted Subsidiaries and (ii) all of the outstanding Capital Stock owned by such Restricted Subsidiary or subchapter “C” corporation, to secure Wynn Las Vegas’ obligations under the Indenture and the 2020 Notes or such Restricted Subsidiary’s Guarantee obligations under the applicable Security Agreement, as the case may be;

(5) promptly take, and cause such Restricted Subsidiary or subchapter “C” corporation and each other Restricted Subsidiary to take all action necessary or, in the opinion of the trustee, desirable to perfect and protect the security interests intended to be created by the Collateral Documents, as modified under this paragraph; and

(6) promptly deliver to the trustee such opinions of counsel, if any, as the trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

Notwithstanding the foregoing, no Restricted Subsidiary shall be required to take the actions specified in clauses (2) through (6) above during any Collateral Release Period.

Additional Collateral; Acquisition of Assets or Property

At any time other than during any Collateral Release Period, and concurrently with the acquisition by Wynn Las Vegas or any of its Restricted Subsidiaries of any assets or property (other than a Subsidiary of Wynn Las Vegas) that would constitute Collateral, to the extent not prohibited by Gaming Authorities or applicable Gaming Laws and subject to the Intercreditor Agreement, Wynn Las Vegas will, and will cause its Restricted Subsidiaries to, cause the applicable entity to:

(1) in the case of the acquisition of personal property with an aggregate fair market value in excess of $50,000 (other than Aircraft Assets) for all such acquired personal property, execute and deliver to the collateral agent such Uniform Commercial Code financing statements, if any, as are necessary or, in the opinion of the trustee, desirable to perfect and protect the trustee’s security interest in such assets or property;

(2) in the case of the acquisition of real property, that (i) is contiguous to any real property included in the Collateral or (ii) has a Fair Market Value in excess of $5.0 million in the aggregate or $2.5 million individually, execute and deliver to the trustee:

(a) a deed of trust, substantially in the form of the Deeds of Trust (with such modifications as are necessary to comply with applicable law) (under which Wynn Las Vegas or such Restricted Subsidiary will grant a security interest to the trustee in such real property and any related fixtures), and

(b) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property; and

(3) in the case of the acquisition of personal property (other than personal property in which the trustee has a perfected security interest (subject only to Permitted Liens)) or real property subject to clauses (1) and (2) above, as applicable, promptly deliver to the trustee such opinions of counsel, if any, as the trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

Further Assurances

Except during any Collateral Release Period, Wynn Las Vegas will, and will cause its Restricted Subsidiaries to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to:

(1) carry out more effectively the purposes of the Collateral Documents;

(2) create, grant, perfect and maintain the validity, effectiveness, perfection and priority of any of the Collateral Documents and the Liens created, or intended to be created, by the Collateral Documents; and

(3) ensure that any of the rights granted or intended to be granted to the trustee or any holder under the Collateral Documents or under any other instrument executed in connection therewith or granted to Wynn Las Vegas or any of its Restricted Subsidiaries under the Collateral Documents or under any other instrument executed in connection therewith are protected and enforced.

Upon the exercise by the trustee or any holder of any power, right, privilege or remedy under the Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority (including any Gaming Authority), Wynn Las Vegas will, and will cause its Restricted Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required from Wynn Resorts, Wynn Las Vegas or any of Wynn Las Vegas’ Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

Payments for Consent

Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to, or for the benefit of, any Holder of 2020 Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the 2020 Notes or the Collateral Documents unless such consideration is offered to be paid and is paid to all Holders of 2020 Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes in connection with an exchange offer, Wynn Las Vegas may exclude (i) Holders or beneficial owners of the Notes that are not institutional “accredited investors” as defined in subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, and (ii) Holders or beneficial owners of the Notes in any jurisdiction where the inclusion of such Holders or beneficial owners would require Wynn Las Vegas to comply with the registration requirements or other similar requirements under any securities laws of such jurisdiction, or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, Holders or beneficial owners in such jurisdiction would be unlawful, in each case as determined by Wynn Las Vegas in its sole discretion.

Restrictions on Activities of Wynn Capital

Wynn Capital will not hold any material assets, hold any Equity Interests, incur any Indebtedness, become liable for any obligations, engage in any business activities or have any Subsidiaries. However, Wynn Capital may incur Indebtedness to the extent that it is a co-obligor with respect to Indebtedness which Wynn Las Vegas is permitted to incur under the Indenture, but only if the Net Proceeds of such Indebtedness are received by Wynn Las Vegas or one or more of Wynn Las Vegas’ Wholly Owned Restricted Subsidiaries other than Wynn Capital. At all times while 2020 Notes issued under the Indenture remain outstanding, Wynn Capital shall maintain a Board of Directors composed of individuals who serve on the Board of Directors of Wynn Resorts, and such other disinterested or independent members as the Board of Directors deems appropriate from time to time.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any 2020 Notes are outstanding, the Issuers will furnish to the Holders of 2020 Notes or cause the trustee to furnish to the Holders of 2020 Notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” and, with respect to the annual report only, a report on the annual financial statements by Wynn Las Vegas’ and the Restricted Subsidiaries’ certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Wynn Las Vegas’ and its Restricted Subsidiaries’ consolidated financial statements by Wynn Las Vegas’ certified independent accountants. In addition, Wynn Las Vegas will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time Wynn Las Vegas is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Wynn Las Vegas will nevertheless continue filing the reports specified in the preceding paragraph of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Wynn Las Vegas will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Wynn Las Vegas’ filings for any reason, Wynn Las Vegas will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Wynn Las Vegas were required to file those reports with the SEC.

In addition, the Issuers and the Guarantors agree that, for so long as any 2020 Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of 2020 Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the 2020 Notes;

(2) default in the payment when due (at maturity, upon redemption, repurchase or otherwise) of the principal of, or premium, if any, on, the 2020 Notes;

(3) failure by Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries:

(a) to comply with any payment obligations (including, without limitation, obligations as to the timing or amount of such payments) described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Repurchase at the Option of Holders—Events of Loss,” or

(b) to comply with the provisions described under the captions “—Certain Covenants—Restricted Payments,” “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries for 60 days after receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the 2020 Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture not set forth in clause (3) above;

(5) failure by Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries, the Completion Guarantor or any other party to any Collateral Document (other than the trustee or any representative of the lenders under the Credit Agreement or other lenders party thereto) for 60 days after receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the 2020 Notes then outstanding voting as a single class to comply with any of its agreements, as applicable, in any Collateral Document;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Wynn Las Vegas or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Wynn Las Vegas or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee existed on the date of the Indenture, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(7) failure by Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries to pay final non-appealable judgments (not paid or covered by insurance as to which the relevant insurance company has not denied responsibility) aggregating in excess of $20.0 million, which judgments are not paid, bonded, discharged or stayed for a period of 60 days;

(8) any event of default under any of the Collateral Documents or any of the Collateral Documents shall cease, for any reason (other than pursuant to their terms), to be in full force and effect, or Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries or any Affiliate of any such Person or any Person acting on behalf of any such Person, shall so assert as to any of such Person’s properties or assets, or any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created by the Collateral Documents;

(9) any material representation or warranty made or deemed made by Wynn Capital, Wynn Las Vegas or any of its Restricted Subsidiaries in any Collateral Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with any such Collateral Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, except that the inaccuracy of any representation or warranty contained only in the Disbursement Agreement shall constitute an Event of Default hereunder only to the extent such inaccuracy constitutes an event of default under the Disbursement Agreement;

(10) except as expressly permitted therein or by the Indenture, the Completion Guarantee or any Note Guarantee issued by a Significant Restricted Subsidiary of Wynn Las Vegas shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Completion Guarantor or any Restricted Subsidiary of Wynn Las Vegas, or any Person acting on behalf of any such Person, shall deny or disaffirm its obligations under its Note Guarantee;

(11) certain events of bankruptcy or insolvency described in the Indenture with respect to (a) either Issuer, (b) any Significant Restricted Subsidiary of Wynn Las Vegas or (c) any group of Restricted Subsidiaries of Wynn Las Vegas that, taken together, would constitute a Significant Restricted Subsidiary of Wynn Las Vegas;

(12) the revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations at any Gaming Facility for a period of more than 90 consecutive days; or

(13) if Wynn Las Vegas ever fails to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of Wynn Capital.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to either Issuer, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary, all outstanding 2020 Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2020 Notes may declare all the 2020 Notes to be due and payable immediately.

Holders of the 2020 Notes may not enforce the Indenture or the 2020 Notes except as provided in the Indenture, the Intercreditor Agreement and the other Collateral Documents. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding 2020 Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the 2020 Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any, or Liquidated Damages, if any.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of 2020 Notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest or premium, if any, or Liquidated Damages, if any, when due, no holder of a 2020 Note may pursue any remedy with respect to the Indenture or the 2020 Notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding 2020 Notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding 2020 Notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding 2020 Notes by notice to the trustee may, on behalf of the holders of all of the 2020 Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, or Liquidated Damages, if any, on, or the principal of, the 2020 Notes.

The Issuers are required to deliver to the trustee annually a statement regarding compliance with the Indenture and the Collateral Documents. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

Remedies upon Default Under the 2020 Notes

Under certain circumstances, the trustee may initiate a foreclosure against all or a portion of the Collateral if an Event of Default has occurred and is continuing. A foreclosure against the Collateral will be subject to certain notice and other procedural limitations under Gaming Laws and laws applicable to secured creditors generally, and to the provisions of the Intercreditor Agreement.

Enforcement of Collateral Documents

Generally, if an Event of Default occurs, subject to the provisions of the Intercreditor Agreement and the Indenture, the trustee, acting on behalf of the holders, can enforce its rights and remedies under the Indenture and the Collateral Documents. These remedies include (1) commencing a judicial proceeding to seek monetary judgments against either Issuer, any Restricted Subsidiary of Wynn Las Vegas or any Guarantor, (2) foreclosing on and selling the Collateral covered by the Deeds of Trust and perfected Liens on personal property Collateral, and (3) enforcing the assignments of rents and leases. However, as long as any Indebtedness is outstanding under our credit facilities or any of the 2014 Notes remain outstanding, the holders of the 2020 Notes will not have right to direct the collateral agent to enforce remedies against the Collateral. All proceeds of the Collateral must be shared on a pari passu basis with the lenders under our Credit Agreement, the holders of the 2017 Notes, the holders of the 2014 Notes and any other Pari Passu Debt in accordance with the sharing provisions of the Indenture and the Intercreditor Agreement. In addition, legal and procedural restrictions may impair the exercise by the trustee of its rights and remedies. See “—Gaming Law Limitations on Foreclosure,” “—Bankruptcy Limitations on Foreclosure” and “—Real Property Collateral.”

Rights in the Pledged Collateral

So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture, the Intercreditor Agreement and the other Collateral Documents, Wynn Las Vegas and each Guarantor will be entitled to receive the benefit of all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by that entity and to exercise any voting and other consensual rights pertaining to the Collateral pledged by that entity. Upon the occurrence and during the continuance of an Event of Default and, subject to the terms of the Collateral Documents and the limitations in the Intercreditor Agreement and the exercise by the trustee of its rights under the Collateral Documents and subject to applicable Gaming Laws:

(1) upon receipt by the affected entity of notice from the trustee so stating, all rights of such entity to exercise such voting or other consensual rights will cease, and all such rights shall become vested in the trustee which, to the extent permitted by law, will have the sole right to exercise such rights;

(2) all rights of the entity to receive all cash dividends, interest and other payments made upon, or with respect to, the Collateral will cease and such cash dividends, interest and other payments will be paid to the trustee; and

(3) subject to applicable law, including procedural restraints imposed on sales of collateral by secured creditors generally, the trustee may sell the Collateral or any part thereof in accordance with the terms of the Indenture, the Intercreditor Agreement and the other Collateral Documents.

Nothing contained in this paragraph shall be deemed to restrict the ability of Wynn Las Vegas to make the Restricted Payments permitted to be made during the occurrence of an Event of Default under the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

The trustee may appoint one or more collateral agents, who may be delegated any one or more of the duties or rights of the trustee under the Collateral Documents, or who may enter into one or more of the Collateral Documents on behalf of the trustee. The initial collateral agent will be Deutsche Bank Trust Company Americas. The same collateral agent may also act on behalf of the lenders under the Credit Agreement and other creditors of Wynn Las Vegas.

Intercreditor Agreement

The Intercreditor Agreement imposes restrictions on the exercise of rights and remedies by the holders of the 2020 Notes with respect to the Collateral, including the ability to amend or modify the Collateral Documents and the ability to release the Collateral. See “Intercreditor Agreement.”

Gaming Law Limitations on Granting of Security Interests

The ability of Wynn Las Vegas or any Guarantor to grant security interests in the Collateral is limited by Nevada Gaming Laws. Under Nevada Gaming Laws, none of Wynn Las Vegas or the Guarantors may grant a security interest in (1) the gaming, liquor and other licenses issued to them by the Nevada Gaming Authorities or (2) unless consented to in advance by the Nevada Gaming Authorities, the ownership interests of any person that holds any such license.

Gaming Law Limitations on Foreclosure

The trustee’s ability to foreclose upon the Collateral will be limited by Nevada Gaming Laws. These laws require that persons who own or operate a casino or own or lease gambling equipment or gambling supplies hold a Gaming License. No person can hold a Gaming License in Nevada unless the person is found qualified or suitable by the Nevada Gaming Authorities. During any foreclosure proceeding, the trustee could seek the appointment of a receiver through a petition to the appropriate Nevada state court to take possession of the Collateral. The receiver may be required to obtain the approval of the Nevada Gaming Authorities to continue gaming operations until the foreclosure sale. If the trustee acquired the Collateral in a foreclosure sale, it may contract for the operation of the Collateral by an independent operator who would be required to comply with the licensing requirements and other restrictions imposed by the Nevada Gaming Authorities, pursuant to an arrangement under which the holders of the 2020 Notes would not share in the profits or losses of gaming operations. In addition, if the trustee acquires and operates the Collateral, the trustee and the holders of the 2020 Notes will, if they share in the profits and losses, and may, in any event, be required to comply with the licensing requirements under the Nevada Gaming Laws. In any foreclosure sale, licensing requirements under the Nevada Gaming Control Act may limit the number of potential bidders and may delay the sale of the Collateral, either of which could adversely affect the sale price of the Collateral. See “Risk Factors—Risks Related to the 2020 Notes—Bankruptcy laws may significantly impair your rights to repossess and dispose of collateral securing the 2020 Notes, and otherwise collect on any amounts due thereunder” and “—In the event that a bankruptcy court orders the substantive consolidation of us with certain affiliated parties, payments on the 2020 Notes could be delayed or reduced.”

Bankruptcy Limitations on Foreclosure

The right of the trustee to repossess and dispose of Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy and insolvency laws if a proceeding under those laws were to be commenced by or against Wynn Resorts or any of its Subsidiaries prior to the trustee having repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor, such as the trustee, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval.

In addition, the Bankruptcy Code permits a debtor to continue to retain and to use collateral (and the proceeds, products, offspring, rents or profits of that collateral) even though the debtor is in default under the applicable debt instruments, so long as the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include, if approved by the bankruptcy court, cash payments or the granting of replacement liens or additional security for any diminution in the value of the collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. The bankruptcy court has broad discretionary powers in all these matters, including the valuation of the collateral and the nature, accessibility or value of any other collateral that may be substituted for it. Also, since the enforcement of the trustee’s security interest in the Collateral consisting of cash, deposit accounts and cash equivalents may be limited in a bankruptcy proceeding, the holders may not have any consent rights with respect to the use of those funds by Wynn Resorts or any of its Subsidiaries during the pendency of the proceeding.

In view of these considerations, we cannot predict how long payments under the 2020 Notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the Collateral or whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral.

Real Property Collateral

Before pursuing any foreclosures or otherwise executing on any of the Collateral, the trustee will need to consider the effect of Nevada law, which requires that where a debt is secured by real property, the debtor may require the creditor to exhaust its real property security before pursuing a judicial proceeding to obtain a monetary judgment against the debtor. If a creditor attempts to collect the indebtedness without first exercising its remedies under its deed of trust, the debtor could defend such action by requiring the creditor to first exhaust its rights under the deed of trust through statutory foreclosure proceedings. If, however, the debtor permitted the creditor to obtain a judgment without first exhausting remedies under the deed of trust, assuming such action was not stayed or dismissed before the entry of a final monetary judgment, then under Nevada law the security interest granted by the deed of trust would be released and discharged. This Nevada law is referred to as the “one action” rule.

Real property pledged as security may be subject to known and unknown environmental risks or liabilities which can adversely affect the property’s value. In addition, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, known as CERCLA, for example, a secured lender may be held liable, in certain limited circumstances, for the costs of remediating a release of or preventing a threatened release of hazardous substances at a mortgaged property. There may be similar risks under state laws or common law theories.

Under CERCLA, a person “who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest” is not a property owner, and thus not a responsible person under CERCLA. Lenders have seldom been held liable under CERCLA. The lenders who have been found liable have generally been found to have been sufficiently involved in the mortgagor’s operations so that they have “participated in the management of the borrower.” CERCLA does not specify the level of actual participation in management. CERCLA was amended in 1996 to provide certain “safe harbors” for foreclosing lenders. However, the courts have not yet issued any definitive interpretations of the extent of these safe harbors. There is currently no controlling authority on this matter.

The trustee may appoint one or more collateral agents, who may be delegated any one or more of the duties or rights of the trustee under the Collateral Documents or which are specified in any Collateral Documents.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, organizer, equity holder or member of either Issuer, any Restricted Subsidiary or any Guarantor, as such, will have any liability for any obligations of either Issuer, any Restricted Subsidiary or any Guarantor under the 2020 Notes, the Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of 2020 Notes by accepting a 2020 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2020 Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding 2020 Notes, all of the obligations of the Guarantors discharged with respect to their Note Guarantees, and all obligations of the Issuers and the Guarantors discharged with respect to the Collateral Documents (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding 2020 Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such 2020 Notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the 2020 Notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers, the Restricted Subsidiaries of Wynn Las Vegas and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers, Asset Sale Offers and Event of Loss Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the 2020 Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the 2020 Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the 2020 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on, the outstanding 2020 Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the 2020 Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding 2020 Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding 2020 Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either Issuer, any Restricted Subsidiary or any Guarantor is a party or by which either Issuer, any Restricted Subsidiary or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which either Issuer, any Restricted Subsidiary of Wynn Las Vegas or any Guarantor is a party or by which any such Person is bound;

(6) in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Issuers or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder of 2020 Notes is an “insider” of either Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7) the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of 2020 Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(8) the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Collateral Release Mechanics

Under the terms of the Collateral Documents but subject to the provisions of the Intercreditor Agreement and the Indenture, the trustee will determine the circumstances and manner in which the Collateral will be disposed of, including the determination of whether to release all of the Collateral from the security interests created by the Collateral Documents and whether to foreclose on the Collateral following an Event of Default. The Collateral may be released from the Liens and the security interests created by the Collateral Documents upon the request of the Issuers pursuant to an officers’ certificate certifying that all terms for release and conditions precedent under the Indenture and under any applicable Collateral Document have been met and specifying (1) the identity of the Collateral to be released and (2) the provisions of the Indenture or the applicable Collateral Document which authorize that release.

Subject to the provisions of the Intercreditor Agreement and the Indenture, the trustee will release the Liens in favor of the trustee (at the sole cost and expense of the Issuers) on:

(1) all Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of (a) in an Asset Sale, Permitted Disposition, Permitted Investment or Restricted Payment in accordance with the Indenture and the Collateral Documents, (b) to an Unrestricted Subsidiary of Wynn Las Vegas in accordance with the Indenture and the Collateral Documents or (c) as expressly permitted by the Collateral Documents;

(2) all Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; provided that the Net Loss Proceeds, if any, from the Event of Loss are or will be applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Events of Loss”;

(3) all Collateral (except as provided in the discharge and defeasance provisions of the Indenture) upon Legal Defeasance as described under the caption set forth above under “—Legal Defeasance and Covenant Defeasance” or satisfaction and discharge of the Indenture as described under the caption set forth below under “—Satisfaction and Discharge”;

(4) all Collateral upon the payment in full in cash of all Obligations of the Issuers and the Guarantors under the Indenture, the 2020 Notes, the Note Guarantees and the Collateral Documents;

(5) except as otherwise provided in the Indenture or the Collateral Documents, Collateral of a Guarantor, whose Note Guarantee is released or terminated pursuant to the terms of the Indenture;

(6) the Released Assets;

(7) Government Transfers consisting of transfers of fee interests in real property;

(8) in connection with any sale, lease or other disposition of any assets in connection with (i) any timeshare, interval ownership or similar development or (ii) any condominium or similar development with respect to the Phase III Project, on any assets or interests in any assets so long as the lenders under the Credit Agreement concurrently release their security interest in such assets, so long as no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such release; and

(9) any Water Rights covered by or relating to any water permits so long as such Water Rights are covered by or related to other water permits owned by Wynn Las Vegas or any of its Restricted Subsidiaries.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Indenture, the 2020 Notes, the Note Guarantees or, subject to the terms of the Intercreditor Agreement and the Indenture, the Collateral Documents may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the 2020 Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2020 Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the 2020 Notes, the Note Guarantees or, subject to the terms of the Intercreditor Agreement, the Collateral Documents may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding 2020 Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2020 Notes).

The indenture provides that any amendment or modification to the definition of “Excluded Assets” in the Security Agreements or the definition of “Excluded Property” in the Deeds of Trust shall require the consent of the trustee if as a result of such amendment or modification the 2020 Notes will not be secured by substantially all of our and the guarantors’ assets.

Under the Intercreditor Agreement and the Indenture, the agent under the Credit Agreement has the right, subject to certain limited exceptions, to direct the collateral agent to enter into amendments of, or waive defaults under, the Collateral Documents that grant Liens on the Collateral without obtaining the consent of the trustee or the holders of the 2020 Notes. In addition, the Indenture authorizes the trustee to enter into amendments, restatements and modifications of the Collateral Documents from time to time in connection with the grant of any Permitted Liens; provided, however, that any such amended, restated or modified Collateral Documents contain terms no less favorable to the trustee or the holders of the 2020 Notes than the terms contained in the Collateral Documents being amended, restated or modified (except as expressly provided for in the Indenture); provided, further, that any such amendment, restatement or modification does not otherwise adversely affect the rights or remedies of the trustee or the holders of the 2020 Notes in any material respect (except as expressly provided for in the Indenture). At any time when at least $100.0 million of Indebtedness remains outstanding under the Credit Agreement, the agent under the Credit Agreement will also have the right to amend the Intercreditor Agreement without the consent of the trustee or the holders of the 2020 Notes, so long as such amendment only affects the subordination provisions in respect of any junior Indebtedness but does not affect the provisions governing the relationship between the lenders under the Credit Agreement and the holders of the 2020 Notes. See “Intercreditor Agreement.”

Without the consent of each holder of 2020 Notes affected or, in the case of clauses (8), (9) and (10) below only, without the consent of the holders of at least 95% in the aggregate principal amount of the 2020 Notes then outstanding, an amendment, supplement or waiver may not (with respect to any 2020 Notes held by a non-consenting holder):

(1) reduce the principal amount of 2020 Notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any 2020 Note or alter the provisions with respect to the redemption of the 2020 Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any 2020 Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest, premium, or Liquidated Damages, if any, on, the 2020 Notes (except a rescission of acceleration of the 2020 Notes by the holders of at least a majority in aggregate principal amount of the then outstanding 2020 Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any 2020 Note payable in money other than that stated in the 2020 Notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of 2020 Notes to receive payments of principal of, or interest, premium or Liquidated Damages, if any, on, the 2020 Notes;

(7) waive a redemption payment with respect to any 2020 Note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release all or substantially all of the Collateral or any Material Project Assets from the Collateral, in each case, except in accordance with the provisions of the Collateral Documents;

(9) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture if the assets or properties of that Guarantor (a) constitute all or substantially all of the Collateral or (b) include Material Project Assets, except in accordance with the terms of the Indenture;

(10) amend the provisions of the Indenture described above under the caption “—Security—Release of Collateral;” or

(11) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of 2020 Notes, the Issuers, the Restricted Subsidiaries, the Guarantors and the trustee may amend or supplement the Indenture, the 2020 Notes or the Note Guarantees or, subject to the terms of the Intercreditor Agreement, the Collateral Documents:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated 2020 Notes in addition to or in place of certificated 2020 Notes;

(3) to provide for the assumption of either Issuers’ or a Guarantor’s obligations to holders of 2020 Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Wynn Las Vegas’ or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of 2020 Notes or that does not adversely affect the legal rights under the Indenture of any such holder, including any amendment or modification to the Intercreditor Agreement that gives or provides for any additional rights to the holders of the 2020 Notes to direct the collateral agent to enforce remedies against the Collateral and/or participate in other decisions regarding collateral and/or the enforcement of security documents;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to provide for the issuance of additional 2020 Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture;

(7) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the 2020 Notes; or

(8) enter into additional or supplemental Collateral Documents or Guarantees or an intercreditor agreement with respect thereto.

Satisfaction and Discharge

The Indenture and the Collateral Documents will be discharged and will cease to be of further effect as to all 2020 Notes issued thereunder, when:

(1) either:

(a) all 2020 Notes that have been authenticated, except lost, stolen or destroyed 2020 Notes that have been replaced or paid and 2020 Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b) all 2020 Notes that have not been delivered to the trustee for cancellation will become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers have or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the 2020 Notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound;

(3) the Issuers or any Guarantor has paid or caused to be paid all sums payable by the Issuers under the Indenture; and

(4) the Issuers have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the 2020 Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of either Issuer or any Guarantor, the Indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding 2020 Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. However, as long as any Indebtedness is outstanding under our credit facilities and as long as any of the 2014 Notes remain outstanding, the holders of the 2020 Notes will not have any right to direct the collateral agent to enforce remedies against the Collateral. The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his/her own affairs.

Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of 2020 Notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Collateral Documents generally provide for the application of the internal laws of the State of New York, except to the extent that (1) the laws of Nevada are mandatory or (2) the validity or perfection of security interests in respect of certain items of Collateral (such as real property) is governed by the laws of the jurisdiction where that collateral is located. The Indenture, the 2020 Notes, the Note Guarantees and the Collateral Documents provide, with certain exceptions, for the application of the internal laws of the State of New York. There is no certainty regarding whether New York or Nevada law would be applied by any court with respect to the enforcement of remedies under the 2020 Notes, the Indenture, the Note Guarantees or the Collateral Documents.

Additional Information

Anyone who receives this offering memorandum may obtain a copy of the Indenture, the Collateral Documents and the registration rights agreement without charge by writing to Wynn Las Vegas, LLC, 3131 Las Vegas Boulevard South, Las Vegas, NV 89109, Attention: Legal Department.

Book-Entry, Delivery and Form

The new 2020 notes will be issued in the form of one or more notes in global form (the “Gobal Notes”). The new 2020 notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee (such nominee being referred to as the “Global Note Holder”), in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for new 2020 notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have new 2020 notes registered in their names, will not receive physical delivery of new 2020 notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and Liquidated Damages, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuers and the trustee will treat the Persons in whose names the 2020 Notes, including the Global Notes, are registered as the owners of the 2020 Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the 2020 Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of 2020 Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the 2020 Notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the 2020 Notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of 2020 Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the 2020 Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the 2020 Notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary;

(2) the Issuers, at their option, notify the trustee in writing that they elect to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the 2020 Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

The Issuers will make payments in respect of the 2020 Notes represented by the Global Notes (including principal, premium, if any, and interest and Liquidated Damages, if any), by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The 2020 Notes represented by the Global Notes are expected to be eligible to trade in The PORTAL Alliance and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Access Easement Agreement” means that certain Access Easement Agreement, dated as of December 14, 2004, by and between Wynn Golf and Wynn Las Vegas, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“ Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.

“Additional Entertainment Facility” means a showroom or entertainment facility adjoining the Wynn Las Vegas hotel and casino resort on the Project Site other than the Entertainment Facility.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“ Affiliate Agreements” means:

(1) the Management Agreement,

(2) the Project Lease and Easement Agreements,

(3) the Art Rental and Licensing Agreement, and

(4) the Wynn IP Agreement,

in each case as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenants described above under the captions “—Certain Covenants—Transactions with Affiliates” and “—Certain Covenant—Amendments to Certain Agreements.”

“Aircraft” means that certain 1999 Boeing 737-79U Business Jet aircraft bearing manufacturer’s serial number 29441 and United States Federal Aviation Administration Number N88WZ, together with engines attached thereto, owned by a trust of which World Travel, LLC is the beneficial interest holder.

“ Aircraft Assets” means (1) the Aircraft, together with the products and proceeds thereof, and (2) the Aircraft Note.

“Aircraft Note” means that certain promissory note, dated as of March 30, 2007, issued by World Travel, LLC in favor of Wynn Las Vegas in an aggregate principal amount of $42.0 million.

“Allocable Overhead” means, at any time with respect to each Qualifying Project, an amount equal to (1) the amount of reasonable corporate or other organizational overhead expenses of, and actually incurred by, Wynn Resorts and its Subsidiaries (other than the Issuers) calculated in good faith on a consolidated basis, after the elimination of intercompany transactions, in accordance with GAAP, divided by (2) the number of Qualifying Projects. However, amounts allocated to any Qualifying Project shall be prorated based on the period within such period that such Qualifying Project was in operation or financing therefor was obtained. With respect to any amounts payable pursuant to the Affiliate Agreements or any agreements entered into by and among Wynn Resorts, any of its Subsidiaries and/or any of their respective Affiliates, any payment in respect of Allocable Overhead shall not include any fee, profit or similar component and shall represent only the payment or reimbursement of actual costs and expenses. The amount of Allocable Overhead payable during any 12-month period shall not exceed 2% of Net Revenues of Wynn Las Vegas and its Restricted Subsidiaries for such period of four full consecutive fiscal quarters.

“Art Rental and Licensing Agreement” means the Third Amended and Restated Art Rental and Licensing Agreement, dated as of August 6, 2004, by and between Stephen A. Wynn and Wynn Las Vegas, as amended, modified or otherwise supplemented from time to time any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Aruze USA” means Aruze USA, Inc., a Nevada corporation.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets; and

(2) the issuance of Equity Interests by Wynn Capital or any of the Restricted Subsidiaries or the sale of Equity Interests in Wynn Capital or any of the Restricted Subsidiaries.

Notwithstanding the above, the sale, conveyance or other disposition of all or substantially all of the assets of Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant.

In addition, none of the following items will be deemed to be an Asset Sale (except for purposes of the definition of “Consolidated Cash Flow”) (such items, “Permitted Dispositions”):

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $3.0 million;

(2) the sale, lease, conveyance or other disposition of any assets:

(a) to Wynn Las Vegas and/or its Restricted Subsidiaries, or

(b) by (i) any Restricted Subsidiary that is not a Guarantor to (ii) any Restricted Subsidiary that is a Guarantor.

(3) an issuance of Equity Interests by Wynn Las Vegas or any of the Restricted Subsidiaries to Wynn Las Vegas or any of its Restricted Subsidiaries;

(4) the sale, lease or exchange of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the disposition of obsolete, damaged or worn-out property that is no longer necessary for the conduct of the business of Wynn Las Vegas or any of the Restricted Subsidiaries;

(6) the sale or other disposition of cash or Cash Equivalents;

(7) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(8) like-kind exchanges of personal property if the Fair Market Value of the personal property transferred by Wynn Las Vegas or any of the Restricted Subsidiaries in such exchanges does not exceed $20.0 million in the aggregate in any calendar year;

(9) a dedication of space within the Projects as necessary for the development of the Projects and as permitted by the Collateral Documents;

(10) licenses of patents, trademarks and other intellectual property rights granted by Wynn Las Vegas or any of the Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Person;

(11) the transfer or sale or disposition of any Released Assets or Aircraft Assets; provided that any revenues in excess of $10.0 million (in the aggregate) generated by sales, leases or other dispositions of any assets in connection with (i) any timeshare, interval ownership or similar development or (ii) any condominium or similar development with respect to the Phase III Project, shall constitute Asset Sales and shall be disposed of in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(12) a transfer of assets between or among Wynn Las Vegas and the Restricted Subsidiaries pursuant to any Affiliate Agreement;

(13) the granting, creation or existence of a Permitted Lien and dispositions of assets pursuant to an exercise of remedies, including by way of foreclosure, against the underlying assets subject to such Permitted Liens, under circumstances not otherwise resulting in Defaults or Events of Default, so long as the net proceeds, if any, of any such disposition received by Wynn Las Vegas or any of its Restricted Subsidiaries shall be treated as if they were Net Proceeds of an Asset Sale and applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(14) Government Transfers or Permitted Liens of the type described in clause (12) of the definition of “Permitted Liens,” so long as the net proceeds, if any, of any such disposition received by Wynn Las Vegas or any of the Restricted Subsidiaries in respect thereof shall be treated as if they were Net Proceeds of an Asset Sale and applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; and

(15) transfers, leases or other dispositions of the Koval Land or any portion of or interest in the Koval Land.

Notwithstanding the foregoing, any sale of assets which requires a mandatory prepayment of amounts outstanding (or the mandatory reduction of commitments thereunder) under the Credit Agreement shall constitute an Asset Sale for purposes of the Indenture.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the Person or Persons who are the managing member, members or managers or any controlling committee or managing members or managers thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests (whether general or limited); and

(4) any other interests or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition;

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition;

(7) to the extent not permitted in clauses (1) through (6) of this definition, Permitted Securities; and

(8) to the extent not included in clauses (1) through (7) of this definition, funds managed or offered by the Trustee that invest exclusively in the securities and instruments described in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to the Principal or a Related Party of the Principal;

(2) the adoption of a plan relating to the liquidation or dissolution of either Issuer or any successor thereto;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that:

(a) any “person” (as defined in clause (1) above), other than the Principal and any of his Related Parties becomes the Beneficial Owner, directly or indirectly, of more than 50% of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than number of equity interests;

(b) any “person” (as defined in clause (1) above) (other than (x) Elaine P. Wynn, so long as the Stockholders Agreement, as in effect on the date of the Indenture, remains in full force and effect, and (y) Kazuo Okada, Aruze USA and UEC, so long as (i) the Stockholders Agreement, as in effect on the date of the Indenture, remains in full force and effect, (ii) a majority of the Board of Directors of Wynn Resorts is constituted of Persons named on any slate of directors chosen by the Principal and Aruze USA pursuant to the Stockholders Agreement, as in effect on the date of the Indenture, and (iii) Kazuo Okada and his Related Parties either (A) “control” (as that term is used in Rule 405 under the Securities Act) UEC and Aruze USA or (B) otherwise remain the direct or indirect Beneficial Owners of the Voting Stock of Wynn Resorts held by UEC) becomes the Beneficial Owner, directly or indirectly, of a greater percentage of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than number of equity interests, than is at that time Beneficially Owned by the Principal and his Related Parties as a group;

(4) the first day on which a majority of the members of the Board of Directors of Wynn Resorts or Wynn Capital are not Continuing Directors;

(5) the first day on which Wynn Resorts ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of Wynn Las Vegas;

(6) Wynn Resorts consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Wynn Resorts, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Wynn Resorts is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Wynn Resorts outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(7) an event constituting a “change of control” under the indenture governing the 2014 Notes; or

(8) an event constituting a “change of control” under the indenture governing the 2017 Notes.

Notwithstanding the above, a Change of Control will not occur solely by reason of a Permitted C-Corp. Conversion.

“Change of Control Offer” has the meaning assigned to that term in the Indenture governing the 2020 Notes.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets, owned on the date of the Indenture or thereafter acquired, of either Issuer, any Guarantor, any Restricted Subsidiary or any other Person, to the extent such assets are pledged or assigned or purported to be pledged or assigned, or are required to be pledged or assigned under the Indenture or the Collateral Documents to the trustee, including the Primary Note Collateral, together with the proceeds and products thereof (including, without limitation, the proceeds of Asset Sales).

“Collateral Documents” means:

(1) the Deeds of Trust,

(2) the Disbursement Agreement,

(3) the Security Agreements,

(4) the Intercreditor Agreement,

(5) the Disbursement Collateral Account Agreement,

(6) the Local Bank Collateral Account Agreement,

(7) the Control Agreements,

(8) the Management Fees Subordination Agreement, and

(9) instruments, documents, pledges or filings that create, evidence, perfect, set forth, consent to, acknowledge or limit the security interest of the trustee in the Collateral,

in each case, as amended, modified or otherwise supplemented from time to time in accordance with their respective terms and with the Indenture and the Collateral Documents.

“Collateral Release Period” means any period of the time while the 2020 Notes remain outstanding during which the Holders’ security interest in all of the Collateral is released in accordance with the conditions described above under the caption “—Security—Release of Collateral.”

“Completion Guarantor” means Wynn Completion Guarantor, LLC, a Nevada limited liability company.

“ Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits or the Tax Amount of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing such Consolidated Net Income; plus

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense)of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) any pre-opening expenses, to the extent such pre-opening expenses were deducted in calculating Consolidated Net Income on a consolidated basis; plus

(6) non-cash items reducing Consolidated Net Income for such period; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Wynn Las Vegas will be added to Consolidated Net Income to compute Consolidated Cash Flow of Wynn Las Vegas only to the extent that a corresponding amount would be permitted at the date of determination to be distributed to Wynn Las Vegas by such Restricted Subsidiary without prior governmental approval that has not been obtained, and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its equity holders.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the consolidated net income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (a) income tax expense or the Tax Amount (whether or not paid during such period), (b) consolidated interest expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including, in the case of Wynn Las Vegas, the loans and letters of credit under the Credit Agreement), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and (e) any extraordinary expenses or losses (and, whether or not otherwise includable as separate items in the statement of such consolidated net income for such period, non-cash losses on sales of assets outside of the ordinary course of business and pre-opening expenses and minus, to the extent included in the statement of such consolidated net income for such period, the sum of (a) interest income (except to the extent deducted in determining consolidated interest expense) and (b) any extraordinary income or gains (and, whether or not otherwise includable as a separate item in the statement of such consolidated net income for such period, gains on the sales of assets outside of the ordinary course of business), all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio” means as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of Wynn Las Vegas and its Subsidiaries for such period.

“Consolidated Member” means a Person that joins (or would join upon the consummation of a Permitted C-Corp. Conversion) in the filing of a consolidated, combined or unitary tax return for United States federal, state or local income or franchise tax purposes with Wynn Resorts, Limited, which Person is Wynn Las Vegas, the Completion Guarantor, or any of their respective Subsidiaries.

“ Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP. For purposes of determining Consolidated Net Income:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of such Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity holders;

(3) the Net Income (loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

(4) the cumulative effect of a change in accounting principles will be excluded.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

(2) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred equity.

“Consolidated Total Debt” means at any date, the aggregate principal amount of all Indebtedness of Wynn Las Vegas and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, with respect to any Person, any member of the Board of Directors of such Person who:

(1) was a member of such Board of Directors on the date of the Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Control Agreements” mean (1) the Control Agreement, dated as of December 14, 2004, among Wynn Show Performers, the securities intermediary named therein and the collateral agent, (2) the Control Agreement, dated as of December 14, 2004, among Wynn Las Vegas, the securities intermediary named therein and the collateral agent, (3) the Control Agreement, dated as of December 14, 2004, among Las Vegas Jet, LLC, the securities intermediary named therein and the collateral agent, each as amended, modified or otherwise supplemented from time to time in accordance with its terms, the Indenture and the other Collateral Documents and (4) the Collateral Account Control Agreement, dated as of September 18, 2008, among Wynn Las Vegas, the securities intermediary named therein and the collateral agent.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of August 15, 2006, by and among Wynn Las Vegas, the lenders party thereto, and Deutsche Bank Trust Company Americas, as sole administrative agent, Deutsche Bank Securities Inc., as joint advisor, joint book-running manager and joint lead arranger, Banc of America Securities LLC, as joint advisor, joint-book running manager and joint lead arranger, Bank of America, N.A. as sole syndication agent, Bear Stearns Corporate Lending, Inc., as joint documentation agent, Bear, Stearns & Co. Inc., a joint book-running manager and arranger, JPMorgan Chase Bank, N.A., as joint documentation agent, J.P. Morgan Securities Inc., as joint-book running manager and arranger, SG Americas Securities, LLC, as arranger and joint book-running manager, and Societe Generale, as joint book-running manager and arranger, providing for revolving credit and term loan borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, supplemented, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (whether with the same or different lenders or holders, including by means of sales of debt securities to institutional investors) from time to time.

“Dealership Lease Agreement” means the Dealership Lease Agreement, dated as of January 13, 2005, between Wynn Las Vegas, as lessor, and PW Automotive, LLC, as lessee, with respect to the lease of space at the Wynn Las Vegas Resort for the development and operation of a Ferrari and Maserati automobile dealership, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Deeds of Trust” means the deeds of trust entered into by the Issuers and the Guarantors, from time to time for the benefit of the collateral agent to secure the obligations under the Indenture and the 2020 Notes in accordance with the provisions of the Indenture and the Collateral Documents.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disbursement Agent” means Deutsche Bank Trust Company Americas, in its capacity as the disbursement agent under the Disbursement Agreement and its successors in such capacity pursuant to the Disbursement Agreement.

“Disbursement Agreement” means the Amended and Restated Master Disbursement Agreement, dated as of October 25, 2007, among Wynn Las Vegas, a representative of the lenders under the Credit Agreement, and the Disbursement Agent in connection with the Projects, as amended, modified or otherwise supplemented from time to time in accordance with its terms.

“Disbursement Collateral Account Agreement” means the Disbursement Collateral Account Agreement, dated as of December 14, 2004, among Wynn Las Vegas, the securities intermediary named therein and the collateral agent, as amended, modified or otherwise supplemented from time to time in accordance with its terms, the Indenture and the other Collateral Documents.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the 2020 Notes mature. Notwithstanding the preceding sentence, (1) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Wynn Las Vegas to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Wynn Las Vegas may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments” and (2) any Capital Stock will not constitute Disqualified Stock solely because it is required to be redeemed under applicable Gaming Laws. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that Wynn Las Vegas and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of Wynn Las Vegas that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Wynn Las Vegas.

“Encore at Wynn Las Vegas” means the hotel tower, casino facility and retail and convention space that is part of Wynn Las Vegas and called “Encore at Wynn Las Vegas.”

“Entertainment Facility” means a showroom or entertainment facility adjoining the Wynn Las Vegas hotel and casino resort and connected directly to such hotel.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal), whether in respect of a single event or a series of related events, any of the following:

(1) any loss, destruction or damage of such property or asset;

(2) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(3) any settlement in lieu of clause (2) above.

“Existing Indebtedness” means Indebtedness of Wynn Las Vegas or its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture until such amounts are repaid or redeemed after giving effect to the exchange offering.

“Existing Stockholders” means Stephen A. Wynn and Aruze, USA, Inc.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (1) an appropriate officer of Wynn Las Vegas, in the case of any value equal to or less than $10.0 million or (2) the Board of Directors of Wynn Capital, in the event of any value greater than $10.0 million (in each case, unless otherwise provided in the Indenture). With respect to any Affiliate Transactions, the Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $25.0 million.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Wynn Las Vegas (other than Disqualified Stock) or to Wynn Las Vegas or a Restricted Subsidiary of Wynn Las Vegas, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is a partnership or a limited liability company, the combined federal, state and local income tax rate that was or would have been utilized to calculate the Tax Amount of such Person), expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether on the date of the Indenture or thereafter in existence, including the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other applicable gaming regulatory authority or agency, in each case, with authority to regulate the sale or distribution of liquor or any gaming operation (or proposed gaming operation) owned, managed or operated by Wynn Las Vegas or any of the Restricted Subsidiaries or Guarantors.

“Gaming Facility” means any building or other structure used or expected to be used to enclose space in which a gaming operation is conducted and (1) is wholly or partially owned, directly or indirectly, by Wynn Las Vegas or any Restricted Subsidiary or (2) any portion or aspect of which is managed or used, or expected to be managed or used, by Wynn Las Vegas or any Restricted Subsidiary or Guarantor.

“Gaming Law” means the gaming laws, rules, regulations or ordinances of any jurisdiction or jurisdictions to which Wynn Las Vegas or any of the Restricted Subsidiaries or Guarantors is, or may be, at any time subject.

“Gaming License” means any license, permit, franchise or other authorization from any Gaming Authority necessary on the date of the Indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of Wynn Las Vegas or any of the Restricted Subsidiaries or Guarantors.

“Golf Course” means the 18-hole championship golf course located on the Golf Course Land.

“Golf Course Land” means that portion of the Project Site described in an exhibit to the Disbursement Agreement designated as the Golf Course Land (both the fee interest and leasehold interest estates) in the Collateral Documents, together with all improvements thereon and all rights appurtenant thereto, other than, for purposes of the covenant described above under the caption “—Certain Covenants—Limitation on Development of Golf Course Land,” homesites adjacent thereto to be used to construct a residence for Stephen A. Wynn.

“Golf Course Lease” means the Golf Course Lease, dated as of December 14, 2004, between Wynn Golf, as lessor, and Wynn Las Vegas, as lessee, with respect to the lease of land on the Golf Course, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America; which, in either case, are not callable or redeemable at the option of the issuer thereof, and will include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Government Transfers” means:

(1) any seizures, condemnations, confiscations or takings by the power of eminent domain or other similar mandatory actions, in each case by a governmental authority against real property held by Wynn Las Vegas or any of the Restricted Subsidiaries, or

(2) any transfers of interests in real property held by Wynn Las Vegas or any of the Restricted Subsidiaries to any State of Nevada, Clark County or local governmental authority consisting of easements, rights-of-way, dedications, exchanges or swaps or other similar transfers undertaken in furtherance of the development, construction or operation of the Projects, so long as such transfers, individually and in the aggregate, do not materially interfere with the ordinary course of business or the assets or operations of Wynn Las Vegas or any of the Restricted Subsidiaries, or materially detract from the value of the real property subject thereto.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means each of:

(1) the Restricted Subsidiaries that are Domestic Subsidiaries, other than Immaterial Subsidiaries, and

(2) any other Person that provides a Guarantee by executing a supplemental indenture in accordance with the provisions of the Indenture,

and, except to the extent the applicable Note Guarantee is released in accordance with the caption “—Note Guarantees—Release of Guarantees,” their respective successors and assigns (other than the Issuers). A Person shall cease to be a Guarantor following the release of its Note Guarantee as described above under the caption “—Note Guarantees—Release of Guarantees.”

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates and/or commodity prices.

“Holder” or “holder” means any registered holder, from time to time, of the 2020 Notes. Only registered holders will have any rights under the Indenture.

“Home Site Land” means a tract of land (not to exceed 20 acres) located on the Golf Course Land where residential and non-gaming related developments may be built, after the release of the trustee’s Liens (for the benefit of the holders) thereon in accordance with the covenant described above under the caption “—Security—Release of Portions of the Golf Course Land.”

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $500,000 and whose total revenues for the most recent 12-month period do not exceed $500,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of Wynn Las Vegas.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

(3) in the case of a Guarantee of Indebtedness, the maximum amount of the Indebtedness guaranteed under such Guarantee; and

(4) in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the lesser of:

(a) the face amount of such Indebtedness (plus, in the case of any letter of credit or similar instrument, the amount of any reimbursement obligations in respect thereof), and

(b) the Fair Market Value of the asset(s) subject to such Lien.

Notwithstanding anything contained in the Indenture to the contrary, any obligation of the Issuers or the Restricted Subsidiaries incurred in the ordinary course of business in respect of casino chips or similar instruments shall not constitute “Indebtedness” for any purpose under the Indenture.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of December 14, 2004, among the trustee for the 2014 Notes, the trustee for the 2017 Notes, the trustee for the 2020 Notes, the administrative agent under the Credit Agreement, the collateral agent and the other parties thereto from time to time, as such agreement may be amended, modified, restated or supplemented in accordance with the terms of the Indenture.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (excluding advances made to customers in the ordinary course of business) or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Wynn Las Vegas or any Restricted Subsidiary of Wynn Las Vegas sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Wynn Las Vegas such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Wynn Las Vegas, Wynn Las Vegas will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Wynn Las Vegas’ Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Wynn Las Vegas or any Restricted Subsidiary of Wynn Las Vegas of a Person that holds an Investment in a third Person will be deemed to be an Investment by Wynn Las Vegas or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issuers” means Wynn Las Vegas and Wynn Capital.

“Koval Land” means the approximately 18 acres of land located across from the Projects on Koval Lane and Sands Avenue, which is used for employee parking and other ancillary uses.

“Lien” means, with respect to any asset, (i) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, (ii) any lease in the nature thereof, or (iii) any agreement to deliver a security interest in any asset. Notwithstanding the foregoing, the trust established and maintained for the sole purpose of holding title to the Aircraft and which a Restricted Subsidiary of Wynn Las Vegas is the sole beneficiary thereof shall not be considered a Lien for purposes of the Indenture.

“Liquidated Damage” means all liquidated damages then owing pursuant to the registration rights agreement entered into in connection with the exchange offering.

“Local Bank Collateral Account Agreement” means the Local Bank Collateral Account Agreement, dated as of December 14, 2004, among Wynn Las Vegas, the securities intermediary named therein and the collateral agent, as amended, modified or otherwise supplemented from time to time in accordance with its terms, the Indenture and the other Collateral Documents.

“Macau Project” means the casino and hotel in Macau contemplated by the Concession Contract for the Operation of Games of Chance or Other Games in Casinos in the Macau Special Administrative Region of the People’s Republic of China, dated June 24, 2002, between the Macau Special Administrative Region of the People’s Republic of China and Wynn Resorts (Macau), S.A., together with the Encore project adjacent thereto.

“Management Agreement “ means the Management Agreement, dated as of December 14, 2004, among Wynn Resorts, as manager, the Issuers and the Restricted Subsidiaries, as amended, modified or supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Management Fee” means any fees payable pursuant to the Management Agreement, in an aggregate amount not to exceed, during any 12-month period, 1.5% of Net Revenues of Wynn Las Vegas and its Restricted Subsidiaries for the period of four full consecutive fiscal quarters of Wynn Las Vegas most recently ended prior to the commencement of such 12-month period.

“Management Fees Subordination Agreement” means the Management Fees Subordination Agreement, dated as of the date of the Indenture, by and among Wynn Resorts, the Issuers, the Guarantors and the trustee.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its statistical rating business, except that any reference to a particular rating by Moody’s will be deemed to be a reference to the corresponding rating by any such successor.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP (and reduced by any provision in respect of the Tax Amount attributable to such net income) and before any reduction in respect of preferred equity dividends, giving effect to, without duplication, any amounts paid or distributed by Wynn Las Vegas or any of its Restricted Subsidiaries as Allocable Overhead if and to the same extent that such amounts would have been included in the calculation of net income if incurred by Wynn Las Vegas directly, excluding (to the extent previously taken into account in computing net income), however:

(1) any gain (or loss), together with any related provision for the Tax Amount on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (or loss), together with any related provision for the Tax Amount on such extraordinary gain (or loss).

“Net Loss Proceeds” means the aggregate cash proceeds received by Wynn Las Vegas or any of the Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of:

(1) the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof),

(2) amounts required to be and actually applied to the repayment of Indebtedness (other than Indebtedness that is subordinated in right of payment to the 2020 Notes or the Note Guarantees) permitted under the Indenture that is secured by a Permitted Lien on the asset or assets that were the subject of such Event of Loss that ranks prior to the security interest of the trustee in those assets, after giving effect to any provisions in the Collateral Documents and the Intercreditor Agreement as to the relative ranking of security interests, and

(3) any taxes or Tax Amount paid or payable as a result of the receipt of such cash proceeds.

“Net Proceeds” means the aggregate cash proceeds received by Wynn Las Vegas or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale and the provision for taxes and the Tax Amount paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(2) amounts, if any, required to be, and in fact, applied to the prepayment of Indebtedness permitted under the Indenture (other than Indebtedness that is subordinated in right of payment to the 2020 Notes or the Note Guarantees) secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale that ranks prior to the security interest of the trustee in those assets, after giving effect to any provisions in the Collateral Documents and the Intercreditor Agreement as to the relative ranking of security interests, and

(3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Net Revenues” means, for any period, the net revenues of Wynn Las Vegas and its Restricted Subsidiaries, as set forth on Wynn Las Vegas’ income statement for the relevant period under the line item “net revenues,” calculated in accordance with GAAP and with Regulation S-X under the Securities Act and in a manner consistent with that customarily utilized in the gaming industry.

“Nevada Gaming Control Act” means Chapter 463 of the Nevada Revised Statutes.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Wynn Las Vegas nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) (other than a pledge of the Equity Interests of the Unrestricted Subsidiary that is an obligor with respect to such Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary, other than the Completion Guarantor) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Wynn Las Vegas or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Wynn Las Vegas or any of its Restricted Subsidiaries (other than the stock of an Unrestricted Subsidiary pledged by Wynn Las Vegas of one of its Restricted Subsidiaries to secure Indebtedness of the Unrestricted Subsidiary).

“Note Guarantee” means the Guarantee, by each Guarantor of the Issuers’ obligations under the Indenture and the 2020 Notes, executed pursuant to the provisions of the Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including, without limitation, interest accruing at the then applicable rate provided in such documentation after the maturity of such Indebtedness and interest accruing at the then applicable rate provided in such documentation after the filing of a petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any debtor under such documentation, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

“Pari Passu Debt” means any Indebtedness, other than Indebtedness incurred under the Credit Agreement, that is pari passu with the 2020 Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets or Events of Loss.

“Pass Through Entity” means any of (1) a grantor trust for United States federal or state income tax purposes or (2) an entity treated as a partnership or a disregarded entity for United States federal or state income tax purposes.

“Permitted Business” means:

(1) the gaming business;

(2) all businesses whether or not licensed by a Gaming Authority which are necessary for, incident to, useful to, arising out of, supportive of or connected to the development, ownership or operation of a Gaming Facility;

(3) any development, construction, ownership or operation of lodging (including (i) any timeshare, interval ownership or similar development or (ii) any condominium or similar development with respect to the Phase III Project), retail and restaurant or convention facilities, sports or entertainment facilities, golf facilities, art gallery facilities, food and beverage distribution operations, transportation services (including operation and chartering of the Aircraft), sales, leasing and repair of automobiles, parking services, or other activities related to the foregoing;

(4) any business (including any related and legally permissible internet business) that is a reasonable extension, development or expansion of any of the foregoing; and

(5) the ownership by a Person of Capital Stock in its direct Wholly Owned Subsidiaries.

“Permitted C-Corp. Conversion” means a transaction resulting in Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries becoming a subchapter “C” corporation under the Code, so long as, in connection with such transaction:

(1) the subchapter “C” corporation resulting from such transaction is a corporation organized and existing under the laws of any state of the United States or the District of Columbia and the Beneficial Owners of the Equity Interests of the subchapter “C” corporation shall be the same, and shall be in the same percentages, as the Beneficial Owners of Equity Interests of the applicable entity immediately prior to such transaction;

(2) the subchapter “C” corporation resulting from such transaction assumes in writing all of the obligations, if any, of the applicable entity under (a) the Indenture, the 2020 Notes, the Note Guarantees by the Guarantors and the Collateral Documents and (b) all other documents and instruments to which such Person is a party (other than, in the case of clause (a) only, any documents and instruments that, individually or in the aggregate, are not material to the subchapter “C” corporation);

(3) the subchapter “C” corporation resulting from such transaction complies with the covenant described above under the caption “—Certain Covenants—Additional Collateral; Formation or Acquisition of Restricted Subsidiaries; Designation of Unrestricted Subsidiaries as Restricted Subsidiaries or Permitted C-Corp. Conversion”;

(4) the trustee is given not less than 45 days’ advance written notice of such transaction and evidence satisfactory to the trustee (including, without limitation, title insurance and a satisfactory opinion of counsel) regarding the maintenance of the perfection and priority of liens granted, or intended to be granted, in favor of the trustee in the Collateral following such transaction;

(5) such transaction would not cause or result in a Default or an Event of Default;

(6) such transaction does not result in the loss or suspension or material impairment of any Gaming License unless a comparable Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

(7) such transaction does not require any holder or Beneficial Owner of the 2020 Notes to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction;

(8) Wynn Las Vegas shall have delivered to the trustee an opinion of counsel of national repute in the United States reasonably acceptable to the trustee confirming that neither Issuer, nor any Restricted Subsidiary, nor any Guarantor nor any of the Holders will recognize income, gain or loss for United States federal or state income tax purposes as a result of such Permitted C-Corp. Conversion; and

(9) Wynn Las Vegas shall have delivered to the trustee a certificate of the chief financial officer of Wynn Las Vegas confirming that the conditions in clauses (1) through (8) have been satisfied.

“Permitted Investments” means:

(1) any Investment by any entity in Wynn Las Vegas or in a Wholly Owned Restricted Subsidiary of Wynn Las Vegas;

(2) any Investment in Cash Equivalents;

(3) any Investment by Wynn Las Vegas or any Restricted Subsidiary in a Person that is engaged in a Permitted Business and that is evidenced by Capital Stock or intercompany notes that are pledged to the trustee as Primary Note Collateral, if as a result of such Investment:

(a) such Person becomes a Wholly Owned Restricted Subsidiary of Wynn Las Vegas; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Wynn Las Vegas or a Wholly Owned Restricted Subsidiary of Wynn Las Vegas, and such Investment complies with the provisions of the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets,” if applicable;

(4) any Investment made as a result of the receipt of non-cash consideration from (i) a Permitted Disposition or (ii) an Asset Sale or an Event of Loss of the type contemplated by clause (3) of the definition of “Event of Loss” that was made pursuant to and in compliance with the covenant described above under the captions “—Repurchase at the Option of Holders—Asset Sales” or “—Events of Loss”;

(5) any Investment solely in exchange for Equity Interests (other than Disqualified Stock) of Wynn Resorts;

(6) to the extent constituting an Investment, any extensions of trade credit in the ordinary course of business and Investments received in compromise or settlement of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7) any Investment in Hedging Obligations;

(8) to the extent constituting an Investment, licenses of patents, trademarks and other intellectual property rights granted by Wynn Las Vegas or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Person;

(9) to the extent constituting an Investment, repurchases of the 2020 Notes;

(10) [intentionally omitted];

(11) Investments held by a Person in a third Person at the time such Person is acquired by Wynn Las Vegas or any Restricted Subsidiary of Wynn Las Vegas; provided that such Investments were not acquired in contemplation of such acquisition by Wynn Las Vegas or such Restricted Subsidiary;

(12) loans or advances to employees of Wynn Las Vegas or its Restricted Subsidiaries (other than the Principal) made in the ordinary course of business not exceeding $5.0 million in the aggregate outstanding at any time;

(13) to the extent constituting Investments, payroll, travel and similar advances to cover matters that at the time of such advances are expected to ultimately be treated as expenses for accounting purposes and that are made in the ordinary course of business; and

(14) the assignment of gaming debts evidenced by a credit instrument, including what are commonly referred to as “markers,” to an Affiliate of Wynn Las Vegas for the purpose of collecting amounts outstanding under such gaming debts or “markers” due to Wynn Las Vegas thereunder; provided, however, that any Affiliate receiving any such assignment enters into a binding agreement to pay all amounts so collected back to Wynn Las Vegas within 30 days of receipt of payment of such collected amounts; provided, further, that any such Affiliate is not, at the time of any such assignment, in default of its obligations under any such binding agreement previously delivered with respect to any such assignment.

“Permitted Junior Debt” means any secured Indebtedness, which is either subordinated in right of payment to the 2020 Notes or is secured by Liens with a lower priority than the Liens securing the 2020 Notes, with respect to which the agent, trustee or other representatives of the lenders or the holders of such Indebtedness shall have become a party to the Intercreditor Agreement and which shall be subject to restrictions and the terms applicable to the holders of “junior debt” (as such term is defined in the Intercreditor Agreement).

“Permitted Liens” means:

(1) Liens on property of a Person existing at the time such Person is merged into or consolidated with Wynn Las Vegas or any of the Restricted Subsidiaries, provided such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Wynn Las Vegas or any of the Restricted Subsidiaries;

(2) Liens in favor of Wynn Las Vegas or any of the Restricted Subsidiaries, provided if any such Liens are on any or all of the Collateral, such Liens are either:

(a) collaterally assigned to the collateral agent for the benefit of the trustee and the holders of the 2020 Notes, or

(b) contractually subordinated to the security interests in favor of the collateral agent for the benefit of the trustee for the benefit of the holders of the 2020 Notes securing the obligations under the 2020 Notes, the Note Guarantees and the Credit Agreement;

(3) Liens on property existing at the time of acquisition thereof by Wynn Las Vegas or any of the Restricted Subsidiaries (other than materials or supplies acquired in connection with developing, constructing, expanding or equipping of the Projects), provided such Liens were in existence prior to the contemplation of such acquisition;

(4) Liens existing on the date of the Indenture and disclosed in the title commitment for the Deeds of Trust;

(5) Liens to secure performance of statutory obligations of, or obligations to, landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like obligations arising in the ordinary course of business and with respect to amounts not yet delinquent for a period of more than 30 days or which are being contested in good faith by an appropriate process of law, so long as a reserve or other appropriate provision as shall be required by GAAP shall have been made therefor;

(6) any Liens permitted under the Disbursement Agreement;

(7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, so long as any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(8) Liens on the Collateral created by the Indenture and the Collateral Documents securing the Indebtedness and other Obligations under the Indenture and the Collateral Documents; provided, however, that this clause (8) shall not be deemed to permit the extension of the liens on the Collateral created by the Indenture and the Collateral Documents with respect to any Indebtedness incurred after the date of the Indenture as the result of the issuance of additional 2020 Notes under the Indenture in compliance with the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(9) Liens on the Collateral securing up to $1.0 billion of Indebtedness and other Obligations under the Credit Agreement that were permitted by the terms of the Indenture to be incurred;

(10) Liens on property or assets to secure Indebtedness permitted by clause (7) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” provided, however, that so long as such Indebtedness is not incurred under the Credit Agreement or through the issuance of additional 2020 Notes under the Indenture, such Liens do not at any time encumber any assets or property other than the assets or property financed by such Indebtedness, and the proceeds (including insurance proceeds), products, rents, profits, accessions and replacements thereof or thereto; provided, further, to the extent that the Indebtedness permitted by clause (7) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock” is incurred under the Credit Agreement or through the issuance of additional 2020 Notes under the Indenture and the property or assets acquired with such Indebtedness becomes part of the Collateral, such Indebtedness may be secured by the Collateral;

(11) Liens, pledges or deposits to secure the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, appeal bonds and other obligations of like nature, in each case, in the ordinary course of business, and lease obligations or nondelinquent obligations under workers’ compensation, unemployment insurance or similar legislation;

(12) without duplication, (i) Government Transfers, and (ii) easements, rights-of-way, restrictions, zoning, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of Wynn Las Vegas or any of the Restricted Subsidiaries incurred in connection with a Permitted Business;

(13) Liens on Equity Interests in Unrestricted Subsidiaries of Wynn Las Vegas but only to the extent that the recourse of the lender on any Indebtedness which such Lien secures is limited to such Equity Interests;

(14) Liens on assets or property of Wynn Las Vegas or any of the Restricted Subsidiaries arising by reason of any attachment or judgment not constituting an Event of Default under the Indenture, so long as:

(a) such Liens are being contested in good faith by appropriate proceedings, and

(b) such Liens are adequately bonded or adequate reserves have been established on the books of the applicable Person in accordance with GAAP;

(15) To the extent constituting Liens, ground leases and subleases in respect of the real property owned or leased by Wynn Las Vegas or any of the Restricted Subsidiaries, to the extent that such ground leases and subleases are permitted under the Indenture and the Collateral Documents and any leasehold mortgage on the lessee’s leasehold interest in the underlying real property in favor of any party financing the lessee under any such lease or sublease, so long as:

(a) neither Issuer nor any of the Restricted Subsidiaries is liable for the payment of any principal of, or interest, premiums or fees on, such financing, and

(b) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the applicable mortgage securing the 2020 Notes, or a Note Guarantee, as the case may be;

(16) Uniform Commercial Code financing statements filed for precautionary purposes in connection with any true lease of property leased by Wynn Las Vegas or any of the Restricted Subsidiaries, so long as any such financing statement does not cover any property other than the property subject to such lease and the proceeds (including insurance proceeds), products, rents, profits, accessions and replacements thereof or thereto;

(17) Liens securing Permitted Refinancing Indebtedness incurred in accordance with the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” so long as:

(a) the Permitted Refinancing Indebtedness being incurred is secured by a Lien of equivalent or lesser priority than the Indebtedness being refinanced, and

(b) such Liens do not at any time encumber any assets or property other than the assets or property secured by the Indebtedness being refinanced by such Permitted Refinancing Indebtedness, and the proceeds (including insurance proceeds), products, rents, profits, accessions and replacements thereof or thereto;

(18) Liens securing Indebtedness incurred in accordance with clause (10) and/or clause (16) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock” and, to the extent such Indebtedness is incurred under the Credit Agreement, Liens securing Indebtedness incurred in accordance with clause (11) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(19) Liens created or expressly contemplated by the Affiliate Agreements, so long as such Liens do not secure Indebtedness;

(20) Liens securing Hedging Obligations permitted to be incurred in accordance with clause (5) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(21) Licenses of patents, trademarks and other intellectual property rights granted by Wynn Las Vegas or any of the Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Person;

(22) Liens on cash disbursed pursuant to the Disbursement Agreement and deposited with, or held for the account of, Wynn Las Vegas or any of the Restricted Subsidiaries securing reimbursement obligations under performance bonds, guaranties, trade letters of credit, bankers’ acceptances or similar instruments permitted under clause (10) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” granted by Wynn Las Vegas or any of the Restricted Subsidiaries in favor of the issuers of such performance bonds, guaranties, trade letters of credit or bankers’ acceptances, so long as:

(a) any cash disbursed to secure such reimbursement obligations is invested in Permitted Securities only, and

(b) the amount of cash and/or Permitted Securities secured by such Liens does not exceed 110% of the amount of the Indebtedness secured thereby (ignoring, for purposes of this clause (b), any interest earned or paid on such cash and any dividends or distributions declared or paid in respect of such Permitted Investments);

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(24) Liens to secure additional Indebtedness incurred at any time other than during a Collateral Release Period which is permitted to be incurred pursuant to the first paragraph, or pursuant to clause (8) of the second paragraph, of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock” which liens may be of equal or lesser priority as the liens securing the 2020 Notes;

(25) Liens to secure additional Indebtedness incurred at any time during a Collateral Release Period which is permitted to be incurred pursuant to the first paragraph, or pursuant to clause (1) of the second paragraph, of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” provided that the aggregate amount of such secured Indebtedness at the time of incurrence does not exceed $100.0 million at any one time (collectively for all assets and property subject to such Liens);

(26) Liens on the Aircraft Assets to secure Indebtedness of World Travel, LLC, which is permitted to be incurred pursuant to clause (15) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(27) Liens not specified in clauses (1) through (25) above and not otherwise permitted by the covenant described above under the caption “—Certain Covenants—Liens,” so long as the aggregate outstanding principal amount of the obligations secured by all such Liens in the aggregate does not exceed $10.0 million at any one time (collectively for all assets and property subject to such Liens);

(28) [intentionally omitted]; and

(29) Liens of sellers of goods to Wynn Las Vegas or any of its Restricted Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses.

With respect to any Collateral, notwithstanding the definition of “Permitted Liens,” a Lien shall not be a Permitted Lien on such Collateral except to the extent that any applicable Collateral Document expressly permits the applicable Person to create, incur, assume or suffer to exist such Lien on such Collateral.

“Permitted Refinancing Indebtedness” means any Indebtedness of Wynn Las Vegas or any of its Restricted Subsidiaries issued within 30 days after repayment of, in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, amend and restate, restate, defease or refund other Indebtedness of any Person (other than intercompany Indebtedness), so long as:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith), so long as if such Indebtedness is secured by a Lien described in clause (10) of the definition of “Permitted Liens,” the principal amount, or accreted value will not exceed the then current Fair Market Value of the asset so encumbered;

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the 2020 Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the 2020 Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of 2020 Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred by the Person that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Securities” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 18 months from the date of acquisition;

(2) shares of money market, mutual or similar funds, including funds managed or offered by the trustee, which invest exclusively in assets satisfying the requirements of clause (1) of this definition; or

(3) shares of, or an investment in, the JPMorgan Federal Money Market Fund.

“Person “ means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity. Notwithstanding the foregoing, the trust established and maintained for the sole purpose of holding title to the Aircraft and which a Restricted Subsidiary of Wynn Las Vegas is the sole beneficiary thereof shall not be considered a Person for purposes of the Indenture.

“Phase I Land” means that portion of the Project Site described in an exhibit to the Disbursement Agreement, as in effect on the date of the Indenture, together with all improvements thereon and all rights appurtenant thereto on which the Wynn Las Vegas Resort is operated.

“Phase II Final Completion” has the meaning given that term in the Disbursement Agreement.

“Phase II Final Completion Date” means the date on which Phase II Final Completion occurs.

“Phase II Project Budget” means the Phase II Project Budget approved in accordance with the Disbursement Agreement.

“Point of Diversion” means, with respect to any water permit, the location designated under such water permit where a well can be located for the draw of water under such water permit.

“Presumed Tax Liability” means, for any Person that is not a Pass Through Entity for any period, an amount equal to the product of (a) the Taxable Income allocated or attributable to such Person (directly or through one or more tiers of Pass Through Entities) (net of taxable losses allocated to such Person with respect to Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries that (i) are, or were previously, deductible by such Person and (ii) have not previously reduced Taxable Income), and (b) the Presumed Tax Rate.

“Presumed Tax Rate” with respect to any Person for any period means the highest effective combined United States federal, state and local income tax rate applicable during such period to a corporation organized under the laws of the State of Nevada, taxable at the highest marginal United States federal income tax rate and the highest marginal state and local income tax rates to which such Person is subject (after giving effect to the United States federal income tax deduction for such state and local income taxes, taking into account the effects of the alternative minimum tax, such effects being calculated on the assumption that such Person’s only taxable income is the income allocated or attributable to such Person for such period (directly or through one or more tiers of Pass Through Entities) with respect to its equity interest in Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries that is a Pass Through Entity). In determining the Presumed Tax Rate, the character of the items of income and gain comprising Taxable Income (e.g. ordinary income or long term capital gain) shall be taken into account.

“Primary Note Collateral” means all Collateral together with the proceeds and products thereof (including, without limitation, the proceeds of Asset Sales).

“Principal” means Stephen A. Wynn.

“Project Lease and Easement Agreements” means:

(1) the Golf Course Lease, and

(2) the Dealership Lease Agreement,

in each case, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Project Site” means the approximately 235-acre site upon which the Projects are located, together with all easements, licenses and other rights running for the benefit of Wynn Las Vegas or any of the Restricted Subsidiaries and/or appurtenant thereto.

“Projects” means the Wynn Las Vegas Resort and Encore at Wynn Las Vegas.

“Qualifying Project” means the gaming and/or hotel projects of Wynn Resorts and its Subsidiaries which are operating or for which the financing for the development, construction and opening thereof has been obtained. For purposes of this definition, each of the Wynn Las Vegas Resort, Encore at Wynn Las Vegas and the Macau Project shall count as separate projects.

“Qualified Equity Offering” means a bona fide offering of common stock or preferred stock (other than Disqualified Stock) of Wynn Resorts, or of securities convertible into, or exchangeable for, such common stock or preferred stock (other than Disqualified Stock) which results in gross proceeds to Wynn Resorts of at least $50.0 million, to the extent that such gross receipts are contributed as a cash capital contribution to Wynn Las Vegas.

“Related Party” means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (1) or this clause (2).

“Released Assets” means any item of Collateral for which conditions to its release are expressly set forth in the Indenture or the Collateral Documents (it being understood that conditions incorporated by reference to the Credit Agreement or other documents shall be considered expressly set forth for this purpose), and as to which such conditions have been met, including, subject to meeting the applicable conditions, the Golf Course Land. Any such item of Collateral shall cease to be a Released Asset in the event, and to the extent, that Wynn Las Vegas or any of the Restricted Subsidiaries is required to grant a security interest therein in favor of the trustee to secure the 2020 Notes or a Note Guarantee pursuant to the covenants described above under the captions “—Security—Release of Collateral,” “—Security—Release of Golf Course Land,” “—Security—Release of Homesite Acreage” and “—Security—Release of Portions of the Golf Course Land.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of Wynn Las Vegas that is not an Unrestricted Subsidiary.

“Retail Facility” means an up to approximately 60,000 square foot retail facility adjoining the Projects.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc., or any successor to its statistical rating business, except that any reference to a particular rating by S&P shall be deemed to be a reference to the corresponding rating by any such successor.

“Security Agreements” means:

(1) the Pledge and Security Agreement, dated as of December 14, 2004, among the Issuers, the Restricted Subsidiaries, Wynn Resorts Holdings and the collateral agent, and

(2) any other guarantee and collateral agreement entered into by either Issuer or any Restricted Subsidiary from time to time in accordance with the provisions of the Indenture,

in each case, as amended, modified or otherwise supplemented from time to time in accordance with their respective terms and with the Indenture and the other Collateral Documents.

“Shuttle Easement Agreement” means the Easement Agreement, dated as of December 14, 2004, between Wynn Golf and Wynn Las Vegas, as amended, modified or otherwise supplemented from time to time in any manner that is not in contravention of the covenant described above under the caption “—Certain Covenants—Amendments to Certain Agreements.”

“Significant Restricted Subsidiary” means any Restricted Subsidiary of Wynn Las Vegas if it (a) contributes at least 10% of Wynn Las Vegas’ and its Restricted Subsidiaries’ total consolidated income from continuing operations before income taxes, extraordinary items, or (b) owns at least 10% of Wynn Las Vegas’ and its Restricted Subsidiaries’ total assets on a consolidated basis.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stockholders Agreement” means that certain Amended and Restated Stockholders Agreement, dated as of January 6, 2010, by and among Stephen A. Wynn, Elaine P. Wynn and Aruze USA, as in effect on the date of the Indenture.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof); or

(3) any limited liability company (a) the manager or managing member of which is such Person or a Subsidiary of such Person or (b) the only members of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Tax Amount” means, with respect to any period, (1) with respect to any of Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries that is a Pass Through Entity and in the case of any direct or indirect Subsidiary of any of Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries that is a Pass Through Entity, the Presumed Tax Liability of such direct or indirect Subsidiary, and (2) with respect to any of Wynn Las Vegas, the Completion Guarantor or any of their respective subsidiaries that are Consolidated Members, the aggregate United States federal income tax liability such Persons would owe for such period if each was a corporation filing United States federal income tax returns on a stand alone basis at all times during its existence and, if any of the Consolidated Members files a consolidated or combined state income tax return such that it is not paying its own state income taxes, then Tax Amount shall also include the aggregate state income tax liability such Consolidated Members would have paid for such period if each was a corporation filing state income tax returns on a stand alone basis at all times during its existence.

“Taxable Income” means, with respect to any Person for any period, the taxable income, if any, of such Person for such period for United States federal income tax purposes as a result of such Person’s equity ownership of Wynn Las Vegas, the Completion Guarantor or any of the Restricted Subsidiaries that are Pass Through Entities for such period, so long as all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code are included in taxable income or loss.

“Tax Indemnification Agreement” means the Tax Indemnification Agreement, dated as of September 24, 2002, among Wynn Resorts, Valvino Lamore, Stephen A. Wynn, Aruze USA, Baron Asset Fund, a Massachusetts business trust, on behalf of the Baron Asset Fund Series, Baron Asset Fund, a Massachusetts business trust, on behalf of the Baron Growth Fund Series, and Kenneth R. Wynn Family Trust dated February 20, 1985.

“2014 Notes” means the 6  5/8% First Mortgage Notes due 2014 issued by the Issuers.

“2017 Notes” means the 7  7/8% First Mortgage Notes due 2017 issued by the Issuers.

“UEC” means Universal Entertainment Corporation, a Japanese public corporation.

“Unrestricted Subsidiary” means Wynn Completion Guarantor, LLC and any other Subsidiary of Wynn Las Vegas, other than Wynn Capital, that is designated by the Board of Directors of Wynn Capital as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors (and any Subsidiary of each such Unrestricted Subsidiary), but only to the extent that such Subsidiary of Wynn Las Vegas (other than the Completion Guarantor):

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with either Issuer, any Restricted Subsidiary or any Guarantor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Person than those that (a) might be obtained at the time from Persons who are not Affiliates of such Person, (b) are Permitted Investments or transactions permitted as Restricted Payments under the covenant described above under the caption “—Certain Covenants—Restricted Payments,” or (c) are Affiliate Transactions permitted under the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates”;

(3) is a Person with respect to which neither Issuer, nor any Restricted Subsidiary, nor any Guarantor has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of either Issuer, any Restricted Subsidiary or any Guarantor; and

(5) has at least one director on its Board of Directors that is not a director or executive officer of either Issuer, any Restricted Subsidiary or any Guarantor and has at least one executive officer that is not a director or executive officer of either Issuer, any Restricted Subsidiary or any Guarantor.

Any designation of a Subsidiary of Wynn Las Vegas as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of Wynn Capital’s Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary of Wynn Las Vegas would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary of Wynn Las Vegas for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Wynn Las Vegas as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” Wynn Las Vegas shall be in default of such covenant. The Board of Directors of Wynn Capital may, at any time, designate any Unrestricted Subsidiary of Wynn Las Vegas to be a Restricted Subsidiary. Such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

“Valvino Lamore” means Valvino Lamore, LLC, a Nevada limited liability company.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Water Rights” means, (1) with respect to any Person, all of such Person’s right, title and interest in and to any water stock, permits or entitlements and any other water rights related to or appurtenant to property owned or leased by such Person, and (2) with respect to any property, any water stock, permits or entitlements and any other water rights related to or appurtenant to such property.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“Wynn Capital” means Wynn Las Vegas Capital Corp., a Nevada corporation.

“Wynn Golf” means Wynn Golf, LLC, a Nevada limited liability company.

“Wynn Home Site Land” means an approximately two acre tract of land located on the Golf Course Land where a personal residence for Stephen A. Wynn may be built, after the release of the Trustee’s Liens (for the benefit of the Holders) thereon in accordance with the covenant described above under the caption “—Security—Release of Homesite Acreage.”

“Wynn IP Agreement” means the Intellectual Property License Agreement, dated as of December 14, 2004, among Wynn Resorts, Wynn Resorts Holdings and Wynn Las Vegas.

“Wynn Las Vegas” means Wynn Las Vegas, LLC, a Nevada limited liability company.

“Wynn Las Vegas Resort” means the Wynn Las Vegas hotel and casino resort.

“Wynn Resorts” means Wynn Resorts, Limited, a Nevada corporation.

“Wynn Resorts Holdings” means Wynn Resorts Holdings, LLC, a Nevada limited liability company.

“Wynn Show Performers” means Wynn Show Performers, LLC, a Nevada limited liability company.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Credit Facilities

On December 14, 2004, we entered into a credit agreement and related ancillary agreements for secured revolving credit and term loan facilities, which credit agreement was refinanced on August 15, 2006 with our amended and restated credit agreement and has since been amended. As of December 31, 2009, the credit facilities consisted of a $457.9 million revolving credit facility and a $80.4 million term loan facility. The maturity date of the term loan facility is August 15, 2013 and the maturity date for the revolving credit facility is July 15, 2013.

For purposes of calculating interest, loans under the credit facilities will be designated, at our election, as Eurodollar Loans or, in certain circumstances, Base Rate Loans. Eurodollar Loans bear interest at the Eurodollar rate plus 3.000% in the case of our revolving loans, and the Eurodollar rate plus 1.875% in the case of our term loans. Interest on Eurodollar Loans is payable at the end of the applicable interest period in the case of interest periods of one, two or three months, and every three months in the case of interest periods of six months. Base Rate Loans bear interest at (a) the greatest of (i) the rate most recently announced by Deutsche Bank as its “prime rate,” (ii) the Federal Funds Rate plus 1 /2 of 1% per annum and (iii) in the case of the revolving loans, the Eurodollar rate for a one month interest period plus 1.00%; plus, in each case (b) a borrowing margin of 2.000% for our revolving loans and 0.875% in the case of our term loans. Interest on Base Rate Loans is payable quarterly in arrears. We also pay, quarterly in arrears, a fee equal to 1.000% per annum on the daily average of unborrowed availability under the revolving facility.

Our credit facilities are guaranteed by each of our subsidiaries, other than Wynn Completion Guarantor, LLC. Subject to the intercreditor agreement, and certain exceptions, our obligations and each of the guarantees under the credit facilities are secured by: (1) a first priority pledge of all member’s interests owned by Wynn Las Vegas, LLC in its subsidiaries and Wynn Holdings’ 100% member’s interest in Wynn Las Vegas, LLC; (2) first mortgages on all real property constituting Wynn Las Vegas, its golf course and Encore at Wynn Las Vegas; and (3) a first priority security interest in substantially all other existing and future assets of Wynn Las Vegas, LLC and the guarantors, excluding an aircraft beneficially owned by World Travel, LLC.

Our obligations and the obligations of the guarantors under the credit facilities rank equal in right of payment with their existing and future senior indebtedness, including indebtedness with respect to the 2014 notes, the 2017 notes and the 2020 notes and ranks senior in right of payment to all of their existing and future subordinated indebtedness.

In addition to scheduled amortization payments, we are required to make mandatory prepayments of indebtedness under the credit facilities from a portion of the net proceeds of all debt offerings (other than those constituting certain permitted debt), the net proceeds from certain dispositions, the net proceeds from asset sales, insurance or condemnation proceeds, and liquidated damages under certain project documents received by us, in each case, with specified prepayment thresholds, exceptions and subject in certain cases to reinvestment periods. We are also required to make mandatory repayments of indebtedness under the credit facilities from 50% of excess cash flow, which percentage may be eliminated based on our leverage ratio. We have the option to prepay all or any portion of the indebtedness under the credit facilities at any time without premium or penalty.

The amended and restated credit agreement contains customary negative covenants and financial covenants, including negative covenants that restrict our ability to: incur additional indebtedness, including guarantees; create, incur, assume or permit to exist liens on property and assets; declare or pay dividends and make distributions or restrict the ability of our subsidiaries to pay dividends and make distributions; engage in mergers, investments and acquisitions; enter into transactions with affiliates; enter into sale-leaseback transactions; execute modifications to material contracts; engage in sales of assets; make capital expenditures; and make optional prepayments of certain indebtedness.

The financial covenants include maintaining a Consolidated Leverage Ratio, as defined, not greater than 6.50 to 1, 6.25 to 1 and 6.00 to 1 for each of the reporting periods ending June 30, 2011, September 30, 2011 and on and after December 31, 2011, respectively.

The financial covenants also include maintaining a Consolidated Interest Coverage Ratio of no less than 1.25 to 1 for the reporting periods ending June 30, 2009 through and including March 31, 2011, and 1.75 to 1 from and after June 30, 2011. Our management believes that Wynn Las Vegas, LLC was in compliance with such covenant as of December 31, 2009.

6  5/8% First Mortgage Notes

On December 14, 2004, we issued $1.3 billion aggregate principal amount of 2014 notes. On November 6, 2007, we issued, in a private offering, an additional $400 million aggregate principal amount of 2014 notes at a price of 97.25% of the principal amount. The outstanding principal aggregate amount of 2014 notes was reduced by $382,010,000 on April 28, 2010 as a result of a private placement exchange offer whereby we exchanged 2014 notes for 2020 notes. The 2014 notes mature on December 1, 2014 and bear interest at the rate of 6 5 /8% per year. We pay interest on the 2014 notes on June 1st and December 1st of each year. Commencing December 1, 2009, the 2014 notes became redeemable at our option at a price equal to 103.313% of the principal amount redeemed and declining ratably on December 1st of each year thereafter to 100.000% on or after December 1, 2012.

The indenture governing the 2014 notes contains covenants limiting our ability to incur additional debt, make distributions, investments and restricted payments, create liens, enter into transactions with affiliates, sell assets, enter into sale leaseback transactions, permit restrictions on dividends and other payments by subsidiaries, or engage in mergers, consolidations, sales of substantially all assets, sales of subsidiary stock and other specified types of transactions.

The 2014 notes are our obligations, guaranteed by each of our subsidiaries, other than Wynn Completion Guarantor, LLC. Wynn Resorts does not guarantee our obligations under the 2014 notes. Subject to the intercreditor agreement and certain exceptions, the 2014 notes and the guarantees thereof are secured by: (1) a first priority pledge of all of the member’s interests owned by Wynn Las Vegas, LLC in its subsidiaries and of Wynn Holdings’ 100% member’s interest in Wynn Las Vegas, LLC; (2) first mortgages on all real property constituting Wynn Las Vegas, its golf course and Encore at Wynn Las Vegas; and (3) a first priority security interest in substantially all other existing and future assets of Wynn Las Vegas, LLC and the guarantors, excluding, among other things, an aircraft beneficially owned by World Travel, LLC.

Our obligations and the obligations of the guarantors under the 2014 notes rank equal to the right of payment with our existing and future senior secured indebtedness, including indebtedness with respect to our credit facilities described above and the 2017 notes, and rank senior in right of payment to all of our existing and future subordinated indebtedness.

7  7/8% First Mortgage Notes

On October 19, 2009, we issued $500 million aggregate principal amount of 2017 notes at a price of 97.823% of the principal amount. The 2017 notes mature on November 1, 2017 and bear interest at the rate of 7 7/8% per year. We pay interest on the 2017 notes on May 1st and November 1st of each year. Commencing November 1, 2013, the 2017 notes will become redeemable at our option at a price equal to 103.938% of the principal amount redeemed and declining ratably on November 1st of each year thereafter to 100.000% on or after November 1, 2015.

On April 28, 2010, we issued $382,010,000 aggregate principal amount of 2020 notes in exchange for 2014 notes. The 2020 notes mature on May 1, 2020 and bear interest at the rate of 7 7/8% per year. We pay interest on the 2020 notes on May 1st and November 1st of each year. Commencing May 1, 2015, the 2020 notes will become redeemable at our option at a price equal to 103.938% of the principal amount redeemed and declining ratably on May 1st of each year thereafter to 100.000% on or after May 1, 2018.

The indentures governing the 2017 notes and the 2020 notes contain covenants limiting our ability to incur additional debt, make distributions, investments and restricted payments, create liens, enter into transactions with affiliates, sell assets, enter into sale leaseback transactions, permit restrictions on dividends and other payments by subsidiaries, or engage in mergers, consolidations, sales of substantially all assets, sales of subsidiary stock and other specified types of transactions.

The 2017 notes and the 2020 notes are our obligations, guaranteed by each of our subsidiaries, other than Wynn Completion Guarantor, LLC. Wynn Resorts does not guarantee our obligations under the 2017 notes and the 2020 notes. Subject to the intercreditor agreement and certain exceptions, the 2017 notes and the 2020 notes and the guarantees thereof are secured by: (1) a first priority pledge of all of the member’s interests owned by Wynn Las Vegas, LLC in its subsidiaries and of Wynn Holdings’ 100% member’s interest in Wynn Las Vegas, LLC, subject to the approval of the Nevada Gaming Commission, the application for which is pending; (2) first mortgages on all real property constituting Wynn Las Vegas, its golf course and Encore at Wynn Las Vegas; and (3) a first priority security interest in substantially all other existing and future assets of Wynn Las Vegas, LLC and the guarantors, excluding, among other things, an aircraft beneficially owned by World Travel, LLC.

Our obligations and the obligations of the guarantors under the 2017 notes and the 2020 notes rank equal to the right of payment with our existing and future senior secured indebtedness, including indebtedness with respect to our credit facilities described above and the 2014 notes, and rank senior in right of payment to all of our existing and future subordinated indebtedness.

INTERCREDITOR AGREEMENT

The intercreditor agreement (as amended or supplemented from time to time, including by any joinder agreement, the “intercreditor agreement”) that was entered into among the agent under the credit facilities, the trustee on behalf of the 2014 note holders, the trustee on behalf of the 2017 note holders, the trustee on behalf of the 2020 note holders and Deutsche Bank Trust Company Americas, in its capacity a collateral agent for each of the parties, may be joined in the future by the representative of any future first lien indebtedness permitted to be incurred which is secured by any collateral (together with indebtedness under the credit facilities, the 2014 notes, the 2017 notes and the 2020 notes, the “senior debt”) and the representative of any future second lien indebtedness permitted to be incurred which is secured by any collateral (together with any remaining second mortgage notes, the “junior debt”). By accepting the 2017 notes, the 2017 noteholders, in addition to the 2017 notes trustee, are bound by the terms of the intercreditor agreement and by accepting the 2020 notes, the 2020 note holders, in addition to the 2020 notes trustee, are bound by the terms of the intercreditor agreement. The intercreditor agreement sets forth certain agreements among the parties regarding, among other things, the priority of their claims and interests in the collateral securing the senior debt and the junior debt and other assets we own, the method of decision-making among the lenders, the holders of 2014 notes, the holders of the 2017 notes, the holders of the 2020 notes, any other senior debt holders and the junior debt holders, the arrangements applicable to actions with respect to approval rights and waivers, certain limitations on rights of enforcement upon default and the application of proceeds of enforcement. This is a summary of the material terms and provisions of the intercreditor agreement, and you should review the intercreditor agreement for a complete statement of its terms and conditions.

Collateral Agent

Under the intercreditor agreement, each party appoints Deutsche Bank Trust Company Americas to act as collateral agent with respect to all of the collateral (in separate capacities with respect to collateral and any separate collateral, as applicable) securing the senior debt (including with respect to the notes and the credit facilities), and certain of the collateral securing the junior debt, to exercise any remedies in respect thereof upon the occurrence of an event of default, and to act as specified in the intercreditor agreement under each of the security documents to which it is a party.

Collateral; Priority of Liens

The intercreditor agreement provides that:

•

to the extent that our indebtedness represented by the notes is permitted to be incurred and secured on a first lien basis by the credit facilities, the 2014 notes, the 2017 notes and the 2020 notes, the liens granted for the benefit of the 2020 note holders with respect to our assets and the assets pledged by the guarantors are pari passu in priority (which priority is first, subject to permitted liens) with the liens on such assets granted for the benefit of the lenders under the credit facilities, the liens granted for the benefit of the holders of the 2014 notes, the liens granted for the benefit of the holders of the 2017 notes and the permitted liens on such assets that may be granted for the benefit of any other senior debt holders; and

•

the liens on such assets granted for the benefit of the junior debt holders are junior to the liens on such assets granted for the benefit of the 2020 note holders, the holders of the 2014 notes, the holders of the 2017 notes, the lenders under the credit facilities and any other senior debt holder;

The foregoing shall be effective at all times during the term of the intercreditor agreement, notwithstanding: (i) the initiation of any bankruptcy, moratorium, reorganization or other insolvency proceeding with respect to any credit party; (ii) the priorities which would otherwise result from the order of creation, attachment or perfection of any such lien; (iii) the taking of possession of any of the collateral by the collateral agent, any lender, the trustee under the indenture for the 2014 notes, the trustee under the indenture for the 2017 notes, the trustee under the indenture for the 2020 notes, any holder of 2014 notes, any holder of 2017 notes, any holder of 2020 notes, any holder (or representative of any holder) of other senior debt, or any holder (or representative of any holder) of any junior debt or; (iv) the filing of any financing statement or the recording of any deed of trust, mortgage or other instrument in any recording office; (v) the order in which any of the obligations with respect to the senior debt or the junior debt were created or in which any of the loan or note documents were filed or recorded; or (vi) whether any such lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside, invalidated or lapses.

Actions of the Collateral Agent

The intercreditor agreement provides that the collateral agent has the sole and exclusive right to exercise rights and enforce remedies under the security documents to which it is a party. As long as any indebtedness remains outstanding under our credit facilities or any of our 2014 notes remain outstanding, none of the 2020 notes trustee, the 2020 note holders, the 2017 notes trustee or the 2017 note holders will have the right to direct the collateral agent to enforce remedies against the collateral. In exercising its rights and enforcing its remedies under such security documents, the collateral agent shall, subject to the terms and conditions of the intercreditor agreement, at all times act at the direction of the required secured creditors in respect of any particular matter. The identity of the required secured creditors is determined as follows:

•	for purposes of causing the collateral agent to commence enforcement proceedings against the collateral pursuant to the security documents:

•

at any time after the expiration of 30 days following the earlier of (i) a payment event of default with respect to the 2014 notes or (ii) an acceleration of the 2014 notes, then holders of the majority of the aggregate outstanding amount of the 2014 notes and loans under the credit facilities shall constitute the required secured creditors for purposes of causing the collateral agent to commence enforcement proceedings pursuant to the security documents; and

•

at any time that an event of default exists under the credit facilities, then the agent on behalf of the lenders under the credit facilities shall constitute the required secured creditors for purposes of causing the collateral agent to commence enforcement proceedings pursuant to the security documents; provided, however, that if (i) a payment event of default with respect to the 2014 notes or (ii) the acceleration of the 2014 notes has occurred and is continuing for more than 30 days and an event of default has occurred and is continuing under the credit facilities, then, for purposes of causing the collateral agent to commence enforcement proceedings against the collateral pursuant to the security documents, either (x) the agent on behalf of the lenders under the credit facilities or (y) the holders of the majority of the aggregate outstanding amount of 2014 notes and loans under the credit facilities shall constitute the required secured creditors;

•

for purposes of causing the collateral agent to commence enforcement proceedings against the account holding the proceeds of term loans and certain proceeds of revolving loans made under the credit facilities, the agent under the credit facilities shall constitute the required secured creditors;

•

once enforcement proceedings have been commenced in accordance with the first bullet-point above, only the required secured creditors that directed the collateral agent to commence such proceedings shall be required to direct the collateral agent to discontinue the proceedings;

•

for purposes of directing the manner and method of enforcement proceedings once commenced in accordance with the first bullet-point above, the collateral agent shall make all decisions that it deems appropriate to diligently prosecute and complete such proceedings unless instructed to do otherwise by any joint committee formed by the holders of the 2014 notes, the holders of the 2017 notes, the holders of the 2020 notes and the lenders under the credit facilities or, if no such joint committee has been formed, by the trustee under the indenture governing the 2014 notes and the agent on behalf of the lenders under the credit facilities, acting together, who shall constitute the required secured creditors under such circumstances. If the collateral agent requests instructions from the required secured creditors with respect to the manner and method of enforcement proceedings, then if such a joint committee has been formed and is then in effect, such joint committee shall constitute the required secured creditors or, if such a joint committee has not been formed or is not then in effect, the trustee under the indenture governing the 2014 notes and the agent on behalf of the lenders under the credit facilities, acting together, shall constitute the required secured creditors. If such trustees and the agent for the lenders under the credit facilities have all failed to respond to the collateral agent’s request for instructions or if the collateral agent receives conflicting instructions from such trustee and the agent for the lenders under the credit facilities, the collateral agent shall not act under the requested instructions until a non-conflicting instruction is received from either (i) the trustee under the indenture governing the 2014 notes and the agent for the lenders under the credit facilities or (ii) the holders of a majority of the then outstanding indebtedness under the indenture governing the 2014 notes and the credit facilities. If the trustee under the indenture governing the 2014 notes or the agent for the lenders under the credit facilities responds with instructions to the collateral agent within ten business days but one or more of the others fails to respond during such time period, then the required secured creditors under such circumstances shall constitute the parties who responded during such time frame;

•

for purposes of amending, modifying, varying or waiving any provisions of the security documents in respect of the collateral, including waiving any event of default thereunder, the agent for the lenders under the credit facilities shall constitute the required secured creditors entitled to amend, modify, vary or waive any provision of the security documents in respect of the collateral (without the consent of the trustee under the indenture governing the 2014 notes, the holders of the 2014 notes, the trustee under the indenture governing the 2017 notes, the holders of the 2017 notes, the trustee under the indenture governing the 2020 notes, the holders of the 2020 notes, the representative of any other senior debt, the holders of any other senior debt, the representative of any junior debt or the holders of any junior debt). Any such amendments, modifications or waivers shall be effective, and shall automatically apply to, any security documents entered into for the benefit of any other senior debt and junior debt including the 2014 notes, the 2017 notes and the 2020 notes. In addition, none of the trustee under the indenture governing the 2020 notes, the holders of the 2020 notes, the trustee under the indenture governing the 2017 notes or the holders of 2017 notes shall have any right to amend or modify any provisions of the security documents. Notwithstanding the foregoing, unless such amendment, modification, variance or waiver is expressly permitted to occur without the consent of the trustee under the indenture governing the 2020 notes, the trustee under the indenture governing the 2014 notes, the trustee under the indenture governing the 2017 notes, the trustee under the indenture governing the 2017 notes and without the consent of the representative of any senior or junior debt under the terms of any indenture, note or other document evidencing or governing such senior or junior debt, to the extent that such amendment, modification, variance or waiver will result in the release of any portion of the collateral under the security documents, the consent of the trustee under the indenture governing the 2014 notes, the trustee under the indenture governing the 2017 notes and the trustee under the indenture governing the 2020 notes will be required and the consent of a representative of such senior or junior debt or holder of such senior or junior debt may be required. To the extent such amendment, modification, variance or waiver will adversely affect the interests of any holders of senior debt or junior debt in a manner that does not similarly affect the interests of the lenders under the credit facilities, the consent of a representative of such senior or junior debt, as the case may be, will be required. In addition, any default occurring under a security document by reason of a default under the indenture governing the 2014 notes, the indenture governing the 2017 notes, the indenture governing the 2020 notes, the indenture or the instrument governing any senior or junior debt may only be waived by the trustee under the indenture governing the 2014 notes, the trustee under the indenture governing the 2017 notes, the trustee under the indenture governing the 2020 notes, or the representative of any senior or junior debt, as the case may be;

•

for purposes of adjusting settlement of all insurance claims and condemnation awards in the event of any covered loss, theft or destruction or condemnation of any collateral, and all claims under insurance constituting collateral, then, subject to the following paragraphs, the required secured creditors at such times shall be the agent under the credit facilities;

•

if at the time of an action by the required secured creditors all of our obligations under the credit facilities have been paid in full and the commitments of the lenders under the credit facilities have terminated, then the required secured creditors at such times shall be the trustee under the indenture governing the 2014 notes;

•

if at the time of an action by the required secured creditors all of our obligations under the 2014 notes have been paid in full and all of our obligations under the credit facilities have been paid in full and the commitments of the lenders under the credit facilities have terminated, then the required secured creditors at such times shall be the trustee under the indenture governing the 2017 notes, the trustee under the indenture governing the 2020 notes, and the representative of each other class of senior debt outstanding; and

•

if at the time of an action by the required secured creditors, all of our obligations under the 2020 notes, all of our obligations under the 2017 notes, all of our obligations under the 2014 notes, all of our obligations under the credit facilities and all of our obligations under any other senior debt have all been paid in full and the commitments of the lenders under the credit facilities and the commitments of any other lenders under any other senior debt have terminated, then the required secured creditors at such times shall be each representative of any junior debt.

The indenture governing the 2020 notes provides that the consent of the 2020 notes trustee will not be required for any amendment to the intercreditor agreement providing the 2020 notes trustee greater rights to participate in decisions regarding collateral and/or the enforcement of security documents.

Permanent Standstill With Respect to Junior Debt

The intercreditor agreement provides that, if there is a payment default or an acceleration with respect to the senior debt, then the collateral agent shall have the right to notify the representative of any junior debt of such default, and any payments thereafter received by any junior debt holders (continuing until such time, if any, as all such defaults have been cured) shall be turned over to the collateral agent for application against the indebtedness under the senior debt, and be applied in accordance with the intercreditor agreement.

The intercreditor agreement provides that, at any time that there is any outstanding indebtedness under the senior debt, the representative of any junior debt (and the junior debt holders) shall not be permitted to exercise any remedies, or to instruct the collateral agent to exercise any remedies, with respect to the collateral following a default under any instrument governing such junior debt, except with the prior consent of each representative of senior debt (including the agent under the credit facilities, the trustee under the indenture governing the 2020 notes, the trustee under the indenture governing the 2017 notes and the trustee under the indenture governing the 2014 notes). In particular, the representative of such junior debt will not have the right to (or instruct the collateral agent to) commence foreclosure proceedings against any portion of the collateral, or take other actions with respect to the collateral, except as described in the previous sentence.

Notwithstanding the foregoing, the representative of any junior debt shall have the right upon a default:

•

to take actions to preserve or protect the liens securing such junior debt (so long as the actions are not adverse to the lenders under the credit facilities, the holders of the 2014 notes, the holders of the 2017 notes, the holders of the 2020 notes or the holders of any other senior debt);

•

to purchase or payoff all amounts owed under the senior debt (provided that such junior debt holders shall not be required in such circumstances to pay any prepayment charges or premiums payable under the terms of the senior debt);

•	to accelerate such junior indebtedness; and

•	to commence an involuntary bankruptcy proceeding with respect to Wynn Las Vegas, Wynn Capital and/or any of the guarantors of the 2020 notes, the 2017 notes or the 2014 notes.

Application of Proceeds

Proceeds received in connection with any exercise of remedies against the collateral shall be applied:

•	first, to certain costs and expenses of the collateral agent in connection with undertaking such enforcement;

•

second, to the payment of all principal and interest outstanding under the senior debt and other extensions of credit under the senior debt (including with respect to any protective advances made by the agent or lenders under our credit facilities or the holders of the 2020 notes or the trustee under the indenture governing the 2020 notes, or the holders of the 2017 notes or the trustee under the indenture governing the 2017 notes, or the holders of the 2014 notes or the trustee under the indenture governing the 2014 notes), pro rata among the senior debt based on the outstanding amounts thereof;

•	third, to the payment of all obligations outstanding under the senior debt other than the items set forth above, pro rata among the senior debt based on the outstanding amounts thereof;

•

fourth, to the payment of all principal and interest outstanding under the junior debt (including with respect to any protective advances made by the holders of the junior debt or their representatives), pro rata among the junior debt based on the outstanding amounts thereof;

•	fifth, to the payment of all obligations outstanding under the junior debt other than principal and interest, pro rata among the junior debt based on the outstanding amounts thereof; and

•	sixth, to whomever is lawfully entitled to receive any remaining funds.

In addition, the intercreditor agreement provides that certain non-pro rata payments received by any 2020 note holder, any 2017 note holder, any 2014 note holder, any lender under the credit facilities or any other senior debt holder shall be remitted to the collateral agent for redistribution in a pro rata manner among each senior debt holder. Subject to certain exceptions, payments subject to this pro rata redistribution requirement include, among other things, (i) proceeds of any exercise of any lender, any 2014 note holder, any 2017 note holder or any 2020 note holder’s right of setoff, banker’s lien or counterclaim, or from any security or from any realization (whether through attachment, foreclosure or otherwise) of our assets or our affiliates’ assets, and (ii) payments made after an event of default has occurred and is continuing.

Intercreditor Arrangements in Bankruptcy

The intercreditor agreement provides that in any bankruptcy of Wynn Las Vegas, Wynn Capital or any of the guarantors, no junior debt holders and no representative of any junior debt shall, among other things:

•

challenge the liens of the lenders under the credit facilities, the holders of the 2020 notes, the holders of the 2017 notes, the holders of the 2014 notes or the holders of other senior debt (and the lenders, the holders of the 2020 notes, the holders of the 2017 notes, the holders of the 2014 notes and the holders of other senior debt correspondingly shall agree not to take any action challenging the liens in favor of any such junior debt holders);

•

oppose or contest any motion of the agent under the credit facilities, the trustee under the indenture governing the 2020 notes, the trustee under the indenture governing the 2017 notes, the trustee under the indenture governing the 2014 notes or any representative of other senior debt holders for relief from the automatic stay or any injunction against foreclosure or enforcement of the credit facilities, the 2020 notes, the 2017 notes, the 2014 notes or other senior debt;

•	oppose or contest a credit bid of indebtedness under the credit facilities, the 2020 notes, the 2017 notes, the 2014 notes or other senior debt at any foreclosure sale;

•

oppose or contest any use of cash collateral that has been approved by the agent under the credit facilities, the trustee under the indenture governing the 2020 notes, the trustee under the indenture governing the 2017 notes, the trustee under the indenture governing the 2014 notes or any representative of other senior debt holders so long as such use of cash collateral calls for:

•	payment of expenses reasonably necessary or appropriate for the conduct of the business of Wynn Las Vegas, Wynn Capital or certain of their affiliates, or for the preservation of the collateral;

•	payment of debt secured by liens upon the collateral that are senior to the liens securing such junior debt; or

•	payment of bankruptcy administrative expenses; or

•

vote to accept any plan of reorganization or restructuring plan unless lenders collectively holding two-thirds of the aggregate outstanding amount of loans under the credit facilities and the holders of the 2020 notes collectively holding two-thirds of the aggregate outstanding amount of the 2020 notes and holders of the 2017 notes collectively holding two-thirds of the aggregate outstanding amount of the 2017 notes and the holders of the 2014 notes collectively holding two-thirds of the aggregate outstanding amount of the 2014 notes have voted to accept such plan.

The foregoing provisions shall not restrict the representative of any junior debt (and any junior debt holders) from, subject to the terms of the intercreditor agreement, voting unsecured claims based upon the indebtedness owed to them, or contesting any valuation of the collateral asserted for purposes of valuing the secured claims of the lenders under the credit facilities, the 2014 note holders and/or the 2017 note holders and/or the 2020 note holders and/or any other senior debt holders and/or any junior debt holders (except that the representative of such junior debt and the junior debt holders shall not have the right to assert the lack of adequate protection of their liens as a basis for opposing relief sought in the bankruptcy that has been approved by the holders of the senior debt.)

Certain Waivers by Junior Debt Holders

Under the intercreditor agreement, the junior debt holders waive certain rights generally afforded junior creditors relative to senior creditors under applicable law, including each of the following:

•	any right of marshaling accorded to a junior lienholder under equitable principles;

•	any right to challenge the liens of the senior debt holders based upon any of the following:

•

the disbursement of any funds under the credit facilities, the indenture governing the 2014 notes, the indenture governing the 2017 notes, the indenture governing the 2020 notes or any other senior debt agreement (even if conditions to any such advances have not been satisfied);

•

a change in the dates or terms for payments under the credit facilities, the indenture governing the 2014 notes, the indenture governing the 2017 notes, the indenture governing the 2020 notes or any other senior debt agreement;

•

an increase or reduction in the amount of any available credit or an increase or reduction in the amount of principal obligations under the credit facilities, the 2014 notes, the 2017 notes, the 2020 notes or any other senior debt agreement, or the interest, premium, fees or other amounts payable thereunder;

•	failure to take necessary or appropriate action to enforce or perfect any lien; or

•	any exercise of rights or remedies under any security documents with respect to the senior debt; and

•

any claim arising out of any action or failure to act or any error of judgment or negligence on the part of the agent under the credit facilities, the trustee under the indenture governing the 2020 notes, the trustee under the indenture governing the 2017 notes, the trustee under the indenture governing the 2014 notes or any representative of other senior debt, other than gross negligence or willful misconduct, to the maximum extent permitted by law.

No Duty to Inform

Each of the agent under the credit facilities (on behalf of itself and the lenders), the trustee under the indenture governing the 2020 notes (on behalf of itself and the holders of the 2020 notes), the trustee under the indenture governing the 2017 notes (on behalf of itself and the holders of the 2017 notes), the trustee under the indenture governing the 2014 notes (on behalf of itself and the holders of the 2014 notes), the representative of any other senior debt (on behalf of itself and any other senior debt holders) and the representative of any junior debt (on behalf of itself and any junior debt holders) waive any claim that any other party to the intercreditor agreement has any duty to keep the other parties to the intercreditor agreement informed as to circumstances bearing upon the risk of nonpayment of the credit facilities, the 2020 notes, the 2017 notes, the 2014 notes, any other senior debt or any junior debt.

Limitation of Liability

The representative of each class of senior debt and each class of junior debt (acting on their own behalf and on behalf of the holders of such debt) release each other such representative from all liability to the full extent permitted by law, except for fraud and willful misconduct. Each such representative (on its own behalf and on behalf of the holders of debt it represents) waives any and all duties and other obligations, including fiduciary duties, that may be owed to it by any other such representative, except as specifically set forth in the intercreditor agreement.

Amendments to Intercreditor Agreement

Except as provided in the next sentence, any amendments to the intercreditor agreement shall require the consent of each party who, at the time of such amendment, is a party thereto. Notwithstanding the foregoing, the agent under the credit facilities will also have the right, at any time when the amount outstanding under the credit facilities equals or exceeds $100.0 million, to amend the intercreditor agreement without the consent of the trustee under the indenture for the 2020 notes or the holders of the 2020 notes, or the trustee under the indenture for the 2017 notes or the holders of the 2017 notes, or the trustee under the indenture for the 2014 notes or the holders of the 2014 notes, so long as such amendment only affects the subordination provisions in respect of any junior debt but does not affect the provisions governing the relationship between the lenders under the credit facilities, the holders of the 2017 notes, the holders of the 2014 notes and the holders of the 2020 notes.

Intercreditor Arrangements Also Applicable to Refinancing

The intercreditor agreement provides that the intercreditor arrangements described above also shall apply to (i) any replacement debt arising as a consequence of refinancing of the credit facilities, the 2014 notes, the 2017 notes or the 2020 notes, (ii) any additional senior debt permitted under the credit facilities, the indenture governing the 2014 notes, the indenture governing the 2017 notes and the indenture governing the 2020 notes and (iii) any additional junior debt permitted under the credit facilities, the indenture governing the 2014 notes, the indenture governing the 2017 notes and the indenture governing the 2020 notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the anticipated material United States federal income tax consequences to a holder of old notes relating to the exchange of old notes for new notes. This summary is based upon United States federal income tax law in effect on the date of this prospectus, which is subject to differing interpretations or change, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, and tax-exempt organizations (including private foundations)) or to persons that will hold the new notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those summarized below. This summary does not discuss any (i) United States federal income tax consequences to a Non-U.S. Holder (as defined below) that (A) is engaged in the conduct of a United States trade or business, (B) is a nonresident alien individual and such holder is present in the United States for 183 or more days during the taxable year, or (C) is a corporation which operates through a United States branch, and (ii) state, local or non-United States tax considerations. This summary addresses investors who will hold the new notes as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”). Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of the purchase, ownership, and disposition of the new notes.

For purposes of this summary, a “Non-U.S. Holder” means any beneficial owner of a note that is not, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created in, or organized under the laws of, the United States or any State or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

Exchange of old notes for new notes

An exchange of old notes for new notes pursuant to the exchange offer will be ignored for United States federal income tax purposes. Consequently, a holder of old notes will not recognize gain or loss, for United States federal income tax purposes, as a result of exchanging old notes for new notes pursuant to the exchange offer. The holding period of the new notes will be the same as the holding period of the old notes and the tax basis in the new notes will be the same as the adjusted tax basis in the old notes as determined immediately before the exchange. A holder who does not exchange its old notes for new notes pursuant to the exchange offer will not recognize any gain or loss, for United States federal income tax purposes, upon consummation of the exchange offer.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to the later of (i) 180 days following the 30th business day after the registration statement containing this prospectus is declared effective, and (ii) 180 days following the 10th business day after the exchange offer expires, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until             , 2010, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market,

•	in negotiated transactions,

•	through the writing of options on the new notes, or

•	a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer who holds old notes acquired for its own account as a result of market-making activities, and who receives new notes in exchange for old notes pursuant to the exchange offer, and any broker or dealer that participates in a distribution of new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes, and any profit of any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of the old notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (publicly available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC no-action letter (publicly available June 5, 1991) and Shearman & Sterling, SEC no-action letter (publicly available July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

For a period of up to the later of (i) 180 days following the 30th business day after the registration statement containing this prospectus is declared effective, and (ii) 180 days following the 10th business day after the exchange offer expires, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealer and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with this exchange offer will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Certain matters of Nevada law will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements and schedule of Wynn Las Vegas, LLC at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the new notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

The indentures governing the 2017 notes and the 2020 notes require that we file reports under the Exchange Act with the SEC (unless the SEC will not accept such filings) and furnish information to the trustee and holders of the notes. See “Description of the New 2017 Notes—Certain Covenants—Reports” and “Description of the New 2020 Notes—Certain Covenants—Reports.” In addition, we are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, will file periodic reports and other information with the SEC. Such periodic reports and other information will be available for inspection and copying at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549 and through the SEC’s Internet site at http://www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Wynn Resorts, our ultimate parent, files periodic reports, proxy statements and other information with the SEC. You may read and copy any document that Wynn Resorts files with the SEC at the SEC’s Public Reference Room. The SEC filings of Wynn Resorts also are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may find additional information about Wynn Resorts and its subsidiaries on its website at http://www.wynnresorts.com. The information contained on or that can be accessed through the Wynn Resorts website is not incorporated by reference in this prospectus. You should not consider information contained on the Wynn Resorts website or that can be accessed through the website to be part of this prospectus.

*	We have omitted all other financial statements because they are not required or are not applicable, or the required information is shown in the consolidated financial statements or notes to the consolidated financial statements.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$46,506	$66,354
Receivables, net	118,716	110,860
Inventories	79,462	80,861
Prepaid expenses and other	19,420	25,187

Total current assets	264,104	283,262
Property and equipment, net	3,808,409	3,851,668
Intangible assets, net	14,357	14,875
Deferred financing costs, net	39,854	42,025
Deposits and other assets	55,091	58,733
Investment in unconsolidated affiliates	3,817	3,761

Total assets	$4,185,632	$4,254,324

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Current portion of long-term debt	$1,050	$1,050
Accounts payable	24,193	28,226
Accrued interest	55,973	17,595
Accrued compensation and benefits	42,125	37,521
Gaming taxes payable	11,928	7,111
Other accrued expenses	17,226	16,198
Customer deposits	58,183	101,507
Due to affiliates, net	22,928	21,480

Total current liabilities	233,606	230,688
Long-term debt	2,551,602	2,551,520
Due to affiliates, net	87,113	82,339
Interest rate swap	6,502	4,224

Total liabilities	2,878,823	2,868,771

Commitments and contingencies (Note 10)

Member’s equity:
Contributed capital	1,915,094	1,912,146
Accumulated deficit	(608,285)	(526,593)

Total member’s equity	1,306,809	1,385,553

Total liabilities and member’s equity	$4,185,632	$4,254,324

The accompanying notes are an integral part of these condensed consolidated financial statements.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands)

(unaudited)

	Three months ended March 31,
	2010	2009
Operating revenues:
Casino	$139,510	$117,481
Rooms	77,595	85,089
Food and beverage	95,943	96,909
Entertainment, retail and other	51,627	46,353

Gross revenues	364,675	345,832
Less: promotional allowances	(46,068)	(54,310)

Net revenues	318,607	291,522

Operating costs and expenses:
Casino	76,827	75,984
Rooms	30,598	26,344
Food and beverage	57,986	57,141
Entertainment, retail and other	35,887	29,453
General and administrative	59,821	64,662
Provision for doubtful accounts	6,640	584
Management fees	4,774	4,354
Pre-opening costs	379	—
Depreciation and amortization	78,926	77,444
Property charges and other	1,254	13,940

Total operating costs and expenses	353,092	349,906

Operating loss	(34,485)	(58,384)

Other income (expense):
Interest income and other	91	12
Interest expense, net of capitalized interest	(45,076)	(36,841)
Decrease in swap fair value	(2,278)	—
Equity in income (loss) from unconsolidated affiliates	56	(251)

Other income (expense), net	(47,207)	(37,080)

Net loss	$(81,692)	$(95,464)

The accompanying notes are an integral part of these condensed consolidated financial statements.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(81,692)	$(95,464)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	78,926	77,444
Stock-based compensation	2,948	2,178
Amortization and writeoff of deferred financing costs and other	4,426	6,166
Equity in income from unconsolidated affiliates, net of distributions	(56)	619
Provision for doubtful accounts	6,640	584
Property charges and other	1,254	13,940
Decrease in swap fair value	2,278	—
Increase (decrease) in cash from changes in:
Receivables	(14,496)	11,181
Inventories and prepaid expenses and other	6,622	3,127
Accounts payable and accrued expenses	1,470	(32,223)
Due to affiliates, net	1,549	7,703

Net cash provided by (used in) operating activities	9,869	(4,745)

Cash flows from investing activities:
Capital expenditures, net of construction payables and retention	(35,458)	(115,028)
Purchase of other assets	(382)	(2,755)
Due to affiliates, net	6,473	(3,663)

Net cash used in investing activities	(29,367)	(121,446)

Cash flows from financing activities:
Principal payments on long-term debt	(350)	(50,350)
Proceeds from issuance of long-term debt	—	50,000
Capital contribution from the Parent	—	100,000

Net cash provided by (used in) financing activities	(350)	99,650

Cash and cash equivalents:
Decrease in cash and cash equivalents	(19,848)	(26,541)
Balance, beginning of period	66,354	123,315

Balance, end of period	$46,506	$96,774

The accompanying notes are an integral part of these condensed consolidated financial statements.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Organization and Basis of Presentation

Organization

Wynn Las Vegas, LLC was formed on April 17, 2001 as a Nevada limited liability company. Unless the context otherwise requires, all references herein to the “Company” refer to Wynn Las Vegas, LLC, a Nevada limited liability company and its consolidated subsidiaries. The sole member of the Company is Wynn Resorts Holdings, LLC (“Holdings”). The sole member of Holdings is Wynn Resorts, Limited (“Wynn Resorts”). The Company was organized primarily to construct and operate “Wynn Las Vegas,” a destination resort and casino on the “Strip” in Las Vegas, Nevada. Wynn Las Vegas opened on April 28, 2005. On December 22, 2008, the Company opened Encore at Wynn Las Vegas (“Encore”), an expansion of Wynn Las Vegas. Encore is a 2,034 all-suite hotel fully integrated with Wynn Las Vegas.

Wynn Las Vegas Capital Corp. (“Wynn Capital”) is a wholly owned subsidiary of the Company incorporated on June 3, 2002, solely for the purpose of obtaining financing for Wynn Las Vegas. Wynn Capital is authorized to issue 2,000 shares of common stock, par value $0.01. At March 31, 2010, the Company owned the one share that was issued and outstanding. Wynn Capital has neither any significant net assets nor has had any operating activity. Its sole function is to serve as the co-issuer of the mortgage notes described below. Wynn Las Vegas, LLC and Wynn Capital together are hereinafter referred to as the “Issuers”.

Basis of Presentation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The Company’s investment in the 50%-owned joint venture operating the Ferrari and Maserati automobile dealership inside Wynn Las Vegas is accounted for under the equity method. All significant intercompany accounts and transactions have been eliminated.

The accompanying condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures herein are adequate to make the information presented not misleading. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the results for the interim periods have been made. The results for the three months ended March 31, 2010 are not necessarily indicative of results to be expected for the full fiscal year. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

2. Summary of Significant Accounting Policies

Accounts Receivable and Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of casino accounts receivable. The Company issues credit in the form of “markers” to approved casino customers following investigations of creditworthiness. As of March 31, 2010 and December 31, 2009, approximately 71% and 68% respectively, of the Company’s markers were due from customers residing in foreign countries, primarily in Asia. Business or economic conditions or other significant events in these countries could affect the collectibility of such receivables.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Accounts receivable, including casino and hotel receivables, are typically non-interest bearing and are initially recorded at cost. Accounts are written off when management deems them to be uncollectible. Recoveries of accounts previously written off are recorded when received. An allowance for doubtful accounts is maintained to reduce the Company’s receivables to their estimated carrying amount, which approximates fair value. The allowance is estimated based on specific review of customer accounts as well as management’s experience with collection trends in the casino industry and current economic and business conditions.

Inventories

Inventories consist of retail, food and beverage items, which are stated at the lower of cost or market value, and certain operating supplies. Cost is determined by the first-in, first-out, average and specific identification methods.

Revenue Recognition and Promotional Allowances

Casino revenues are measured by the aggregate net difference between gaming wins and losses, with liabilities recognized for funds deposited by customers before gaming play occurs and for chips in the customers’ possession. Hotel, food and beverage, entertainment and other operating revenues are recognized when services are performed. Advance deposits on rooms and advance ticket sales are recorded as deferred revenues until services are provided to the customer.

Revenues are recognized net of certain sales incentives which are recorded as a reduction of revenue. Consequently, the Company’s casino revenues are reduced by discounts and points earned in customer loyalty programs, such as the players club loyalty program.

The retail value of accommodations, food and beverage, and other services furnished to guests without charge is included in gross revenue and then deducted as promotional allowances. The estimated cost of providing such promotional allowances is primarily included in casino expenses as follows (amounts in thousands):

	Three Months Ended March 31,
	2010	2009
Rooms	$10,903	$14,384
Food and beverage	15,691	17,128
Entertainment, retail and other	4,821	2,700

Total	$31,415	$34,212

Gaming Taxes

The Company is subject to taxes based on gross gaming revenues, subject to applicable adjustments. These gaming taxes are an assessment on the Company’s gaming revenues and are recorded as an expense within the “Casino” line item in the accompanying Condensed Consolidated Statements of Operations. These taxes totaled approximately $9.7 million and $8.7 million for the three months ended March 31, 2010 and 2009, respectively.

Advertising Costs

The Company expenses advertising costs the first time the advertising takes place. Advertising costs incurred in development periods are included in pre-opening costs. Once a project is completed, advertising costs are included in general and administrative expenses. For the three months ended March 31, 2010 and 2009, advertising costs totaled approximately $3.5 million and $6.9 million, respectively.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Share-based Compensation

The Company accounts for share based compensation related to equity shares of Wynn Resorts granted to its employees by recognizing the costs of the employee services received in exchange for the equity award instrument based on the grant date fair value of the awards over the service period. For the three months ended March 31, 2010 and 2009, the Company recorded $2.9 million and $2.2 million, respectively, in share based compensation with a corresponding credit to contributed capital.

Reclassifications

Certain amounts in the condensed consolidated financial statements for 2009 have been reclassified to be consistent with the current year presentation. These reclassifications had no effect on the previously reported net loss.

Recently Issued Accounting Standards

In June 2009, the Financial Accounting Standards Board (the “FASB”) issued new accounting standards regarding the consolidation of variable interest entities. These new accounting standards address the effects of elimination of the qualifying special-purpose entity concept from previous standards. These new accounting standards amend previous guidance in determining whether an enterprise has a controlling financial interest in a variable interest entity. This determination identifies the primary beneficiary of a variable interest entity as the enterprise that has both the power to direct the activities of a variable interest entity that most significantly impacts the entity’s economic performance and the ability to absorb losses or the right to receive benefits of the entity that could potentially be significant to the variable interest entity. The Company adopted the new accounting standards on January 1, 2010. The adoption of these new accounting standards did not have a material effect on the Company’s condensed consolidated financial statements.

3. Supplemental Disclosure of Cash Flow Information

Interest paid for the three months ended March 31, 2010 and 2009 totaled approximately $4.3 million and $6.2 million, respectively. Interest capitalized for the three months ended March 31, 2010 totaled approximately $0.2 million. There was no interest capitalized during the three months ended March 31, 2009.

During the three months ended March 31, 2010 and 2009, capital expenditures include a decrease of approximately $2 million and an increase of approximately $95 million, respectively, in construction payables and retention recorded through amounts due to affiliates.

4. Receivables, net

Receivables, net consisted of the following (amounts in thousands):

	March 31, 2010	December 31, 2009
Casino	$162,427	$149,786
Hotel	18,390	17,490
Other	10,309	10,990

	191,126	178,266
Less: allowance for doubtful accounts	(72,410)	(67,406)

	$118,716	$110,860

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

5. Property and Equipment, net

Property and equipment, net consisted of the following (amounts in thousands):

	March 31, 2010	December 31, 2009
Land and improvements	$692,677	$692,677
Buildings and improvements	2,559,798	2,554,224
Airplane	44,254	44,254
Furniture, fixtures and equipment	1,334,502	1,325,677
Construction in progress	39,564	23,973

	4,670,795	4,640,805
Less: accumulated depreciation	(862,386)	(789,137)

	$3,808,409	$3,851,668

6. Long-Term Debt

Long-term debt consisted of the following (amounts in thousands):

	March 31, 2010	December 31, 2009
6 5/8 % First Mortgage Notes, due December 1, 2014, net of original issue discount of $7,862 at March 31, 2010 and $8,214 at December 31, 2009	$1,626,368	$1,626,016
7 7/8 % First Mortgage Notes, due November 1, 2017, net of original issue discount of $10,449 at March 31, 2010 and $10,529 at December 31, 2009	489,551	489,471
Revolving Credit Facility; due July 15, 2013; interest at LIBOR plus 3.0%	252,717	252,717
Term Loan Facility; $40.2 million due September 30, 2012 with the remaining $40.2 million due August 15, 2013; interest at LIBOR plus 1.875%	80,446	80,446
$42 million Note Payable; due April 1, 2017; interest at LIBOR plus 1.25%	37,800	38,150
Payable to Affiliate	65,770	65,770

	2,552,652	2,552,570
Current portion of long-term debt	(1,050)	(1,050)

	$2,551,602	$2,551,520

6  5/8% First Mortgage Notes

On March 26, 2010, Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. (the “issuers”), each a direct or indirect wholly owned subsidiary of Wynn Resorts, Limited, commenced an offer to exchange all outstanding 6 5/8% First Mortgage Notes due 2014 (the “2014 Notes”) for 7 7/8% First Mortgage Notes due 2020 (the “2020 Notes”) of the issuers, upon the terms and subject to the conditions set forth in an offering memorandum (the “offering memorandum”), and a related letter of transmittal (the “exchange offer”). The exchange offer was conditioned upon, among other things, the tender of at least $250 million aggregate principal amount of 2014 Notes. The 2020 Notes were offered only to qualified institutional buyers and outside the United States in accordance with Rule 144A and Regulation S, respectively, under the Securities Act of 1933, as amended (the “Securities Act”). As of April 23, 2010, the expiration date, approximately $382 million of the 2014 Notes were validly tendered for exchange to the 2020 Notes. This includes $30 million of the 2014 Notes that were purchased by Wynn Resorts in 2009. The exchange offer closed on April 28, 2010.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

The 2020 Notes rank pari passu in right of payment with borrowings under Wynn Las Vegas, LLC’s credit facilities, the 2014 Notes and the issuers’ 7 7/8% First Mortgage Notes due 2017 (the “2017 Notes”). The 2020 Notes are senior secured obligations of the issuers, will be guaranteed by certain of Wynn Las Vegas, LLC’s subsidiaries and are secured by a first priority lien on substantially all of the existing and future assets of the issuers and guarantors and, subject to approval from the Nevada Gaming Commission, a first priority lien on the equity interests of Wynn Las Vegas, LLC, all of which is the same collateral that secures borrowings under Wynn Las Vegas, LLC’s credit facilities, the 2014 Notes and the 2017 Notes.

As further described in the offering memorandum, noteholders who validly tendered 2014 Notes prior to the early delivery time received an early delivery payment on April 28, 2010 of 1% of the amount tendered in cash which totaled approximately $3.8 million. In accordance with accounting standards, this will be included as deferred financing costs and amortized over the life of the 2020 Notes.

During the three months ended March 31, 2009, Wynn Resorts purchased $39.3 million face amount of the Company’s 6 5/8% First Mortgage Notes due 2014 through open market purchases at a discount. The purchase of the notes by Wynn Resorts has not been contributed to the Company and the notes have not been retired. Accordingly, $39.3 million of the First Mortgage Notes held by Wynn Resorts remain on the Company’s balance sheet as a payable to affiliate within Long-term Debt. If and when such notes are contributed to the Company by Wynn Resorts, the Company would then retire the notes and recognize a gain on the early extinguishment of debt equal to the gain recorded by Wynn Resorts of approximately $10.6 million.

Debt Covenant Compliance

As of March 31, 2010, management believes the Company was in compliance with all debt covenants.

Fair Value of Long-term Debt

The net book value of the 2014 Notes and the 2017 Notes at March 31, 2010 and December 31, 2009, was approximately $2.18 billion. The estimated fair value of the First Mortgage Notes based upon most recent trades at March 31, 2010 and December 31, 2009, was approximately $2.2 billion and $2.1 billion, respectively. The net book value of the Company’s other debt instruments was $371 million and the approximate fair value of such debt was approximately $361 million as of March 31, 2010.

7. Interest Rate Swaps

The Company has entered into floating-for-fixed interest rate swap arrangements in order to manage interest rate risk relating to certain of its debt facilities. These interest rate swap agreements modify the Company’s exposure to interest rate risk by converting a portion of the Company’s floating-rate debt to a fixed rate. These interest rate swaps essentially fix the interest rate at the percentages noted below; however, changes in the fair value of the interest rate swaps for each reporting period have been recorded as an increase/decrease in swap fair value in the accompanying Condensed Consolidated Statements of Operations, as the interest rate swaps do not qualify for hedge accounting.

The Company measures the fair value of its interest rate swaps on a recurring basis pursuant to accounting standards for fair value measurements. These standards establish a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. The Company categorizes these interest rate swaps as Level 2.

The Company currently has one interest rate swap agreement to hedge a portion of the underlying interest rate risk on borrowings under the Wynn Las Vegas Credit Facilities. Under this swap agreement, the Company pays a fixed interest rate of 2.485% on borrowings of $250 million incurred under the Wynn Las Vegas Credit Facilities in exchange for receipts on the same amount at a variable interest rate based on the applicable LIBOR at the time of payment. This interest rate swap fixes the interest rate on $250 million of borrowings at approximately 5.485%. This interest rate swap agreement matures in November 2012. As of March 31, 2010 and December 31, 2009, the fair value of this interest rate swap was a liability of $ 6.5 million and $4.2 million, respectively.

8. Related Party Transactions, net

Amounts Due to Affiliates, net

As of March 31, 2010, the Company’s current Due to affiliates was primarily comprised of construction payables of approximately $17.8 million, construction retention of approximately $3.4 million and other net amounts due to affiliates totaling $1.7 million (including corporate allocations discussed below). The long-term Due to affiliates is management fees of approximately $87.1 million (equal to 1.5% of net revenues and payable upon meeting certain leverage ratios as specified in the documents governing the Company’s Credit Facilities and the First Mortgage Notes indentures).

As of December 31, 2009, the Company’s current Due to affiliates was primarily comprised of construction payables of approximately $21.4 million, construction retention of approximately $1.8 million and other net amounts due to affiliates totaling $1.7 million (including corporate allocations discussed below). The long-term Due to affiliates is management fees of $82.3 million (equal to 1.5% of net revenues and payable upon meeting certain leverage ratios as specified in the documents governing the Company’s Credit Facilities and the First Mortgage Notes indentures),

The Company periodically settles amounts due to affiliates with cash receipts and payments, except for the management fee, which is payable upon meeting certain leverage ratios specified in the documents governing the First Mortgage Notes and the Credit Facilities.

Corporate Allocations

The accompanying condensed consolidated statements of operations include allocations from Wynn Resorts for legal, accounting, human resources, information services, real estate, and other corporate support services. The corporate support service allocations have been determined on a basis that Wynn Resorts and the Company consider to be reasonable estimates of the utilization of service provided or the benefit received by the Company. Wynn Resorts maintains corporate offices at Wynn Las Vegas without charge from the Company. Through September 30, 2008, the Company settled these corporate allocation charges with Wynn Resorts on a periodic basis as discussed in “Amounts Due to Affiliates, net” above. Beginning in the fourth quarter of 2008 through the third quarter 2009, the Company did not settle its corporate allocation and accordingly, such allocations were recorded as a contribution to equity from Wynn Resorts. In the fourth quarter 2009, the Company resumed settling its corporate allocations with Wynn Resorts. During the three months ended March 31, 2010 and 2009, approximately $6.8 million and $5.8 million, respectively, were charged to the Company for such corporate allocations.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Amounts Due to Officers, net

The Company periodically provides services to Stephen A. Wynn, Chairman of the Board, Chief Executive Officer and one of the principal stockholders of Wynn Resorts (“Mr. Wynn”), and certain other executive officers and directors of Wynn Resorts, including household services, construction work and other personal services. The cost of these services is transferred to Wynn Resorts on a periodic basis. Mr. Wynn and these other officers and directors have amounts on deposit with Wynn Resorts to prepay any such items, which are replenished on an ongoing basis as needed. As of March 31, 2010, and December 31, 2009, Wynn Resorts owed Mr. Wynn and the other officers and directors approximately $402,139 and $789,095, respectively.

Villa Suite Lease

Mr. Wynn and Elaine P. Wynn, who is also a director of Wynn Resorts, each lease from year to year a villa suite in the Wynn Las Vegas resort. Pursuant to a lease agreement, as of July 1, 2008, the rent was $520,000 per year for a villa suite. In March 2009, this lease was amended to add an additional unit with no change in rent due to due to the significant deterioration in the Las Vegas rental market.

On March 17, 2010, Elaine P. Wynn and Wynn Las Vegas entered into an Agreement of Lease (the “EW Lease”) for the lease of a villa suite as Elaine P. Wynn’s personal residence. The EW Lease was approved by the Audit Committee of the Board of Directors of the Company. The term of the lease commenced as of March 1, 2010 and terminates December 31, 2010. Pursuant to the terms of the EW Lease, Elaine P. Wynn will pay annual rent equal to $350,000, which amount was determined by the Audit Committee with the assistance of a third-party appraisal. Certain services for, and maintenance of, the villa suite are included in the rental. The EW Lease superseded the terms of the prior agreement.

On March 18, 2010, Mr. Wynn and Wynn Las Vegas entered into an Amended and Restated Agreement of Lease (the “SW Lease”) for a villa to serve as Mr. Wynn’s personal residence. The SW Lease amends and restates a prior lease. The SW Lease was approved by the Audit Committee of the Board of Directors of the Company. The term of the SW lease commenced as of March 1, 2010 and runs concurrent with Mr. Wynn’s employment agreement with the Company; provided that either party may terminate on 90 days notice. Pursuant to the SW Lease, the rental value of the villa will be treated as imputed income to Mr. Wynn, and will be equal to the fair market value of the accommodations provided. Effective March 1, 2010, and for the first two years of the term of the SW Lease, the rental value will be $503,831 per year. The rental value for the villa will be re-determined every two years during the term of the lease by the Audit Committee, with the assistance of an independent third-party appraisal. Certain services for, and maintenance of, the villa is included in the rental.

The “Wynn” Surname Rights Agreement

On August 6, 2004, Holdings entered into agreements with Mr. Wynn that confirm and clarify Holding’s rights to use the “Wynn” name and Mr. Wynn’s persona in connection with casino resorts. Under the parties’ Surname Rights Agreement, Mr. Wynn granted Holdings an exclusive, fully paid-up, perpetual, worldwide license to use, and to own and register trademarks and service marks incorporating the “Wynn” name for casino resorts and related businesses, together with the right to sublicense the name and marks to its affiliates. Under the parties’ Rights of Publicity License, Mr. Wynn granted Holdings the exclusive, royalty-free, worldwide right to use his full name, persona and related rights of publicity for casino resorts and related businesses, together with the ability to sublicense the persona and publicity rights to its affiliates, until October 24, 2017. Holdings has sub-licensed rights to the “Wynn” name, persona and marks to the Company.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

9. Property Charges and Other

Property charges and other for the three months ended March 31, 2010 and 2009 were $1.3 million and $13.9 million, respectively. Property charges generally include costs related to the retirement of assets for remodels and asset abandonments. Property charges and other for the three months ended March 31, 2010, related to miscellaneous renovations and abandonments at Wynn Las Vegas and Encore.

Property charges and other for the three months ended March 31, 2009, include the write-off of $13.4 million of an aircraft purchase deposit. On February 19, 2009, the Company cancelled the agreement to purchase this aircraft. The deposit on the aircraft was refundable to the extent another buyer was found. Due to the uncertainty as to the recoverability of this deposit, the Company wrote off the deposit in the first quarter of 2009. In the second quarter of 2009 another buyer was found and we recovered $8.1 million of our deposit. The remaining property charges were related to miscellaneous renovations and abandonments at Wynn Las Vegas and Encore.

10. Commitments and Contingencies

Litigation

The Company does not have any material litigation as of March 31, 2010.

Sales and Use Tax on Complimentary Meals

In March 2008, the Nevada Supreme Court ruled, in the matter captioned Sparks Nugget, Inc. vs. The State of Nevada Ex Rel. Department of Taxation, that food and non-alcoholic beverages purchased for use in providing complimentary meals to customers and to employees was exempt from sales and use tax. In July 2008, the Court denied the State’s motion for rehearing. Through April 2008, Wynn Las Vegas has paid use tax on these items and has filed for refunds for the periods from April 2005 to April 2008. The amount subject to these refunds is approximately $5.4 million. As of March 31, 2010, the Company had not recorded a receivable related to this matter.

11. Consolidating Financial Information of Guarantors and Issuers

The following consolidating information relates to the Issuers of the First Mortgage Notes and their guarantor subsidiaries (World Travel, LLC; Las Vegas Jet, LLC; Wynn Show Performers, LLC; Wynn Golf, LLC; Kevyn, LLC; and Wynn Sunrise, LLC) and non-guarantor subsidiary (Wynn Completion Guarantor, LLC) as of March 31, 2010 and December 31, 2009, and for the three months ended March 31, 2010 and 2009.

The following consolidating information is presented in the form provided because: (i) the guarantor subsidiaries are wholly owned subsidiaries of Wynn Las Vegas, LLC (an issuer of the 6 5/8% and 7 7/8% First Mortgage Notes); (ii) the guarantee is considered to be full and unconditional (that is, if the Issuers fail to make a scheduled payment, the guarantor subsidiaries are obligated to make the scheduled payment immediately and, if they do not, any holder of the 6 5/8% and 7 7/8% First Mortgage Notes may immediately bring suit directly against the guarantor subsidiaries for payment of all amounts due and payable); and (iii) the guarantee is joint and several.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION

AS OF MARCH 31, 2010

(amounts in thousands)

(unaudited)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
ASSETS
Current assets:
Cash and cash equivalents	$46,261	$240	$5	$—	$46,506
Receivables, net	118,716	—	—	—	118,716
Inventories	79,462	—	—	—	79,462
Prepaid expenses and other	19,104	316	—	—	19,420

Total current assets	263,543	556	5	—	264,104
Property and equipment, net	3,611,674	196,735	—	—	3,808,409
Intangible assets, net	8,213	6,144	—	—	14,357
Deferred financing costs, net	39,854	—	—	—	39,854
Deposits and other assets	55,091	—	—	—	55,091
Investment in unconsolidated affiliates	(17,300)	3,817	—	17,300	3,817

Total assets	$3,961,075	$207,252	$5	$17,300	$4,185,632

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1,050	$—	$—	$1,050
Accounts payable	24,193	—	—	—	24,193
Accrued interest	55,973	—	—	—	55,973
Accrued compensation and benefits	40,957	1,168	—	—	42,125
Gaming taxes payable	11,928	—	—	—	11,928
Other accrued expenses	17,183	43	—	—	17,226
Customer deposits	58,136	47	—	—	58,183
Due to affiliates, net	(162,571)	193,380	(7,881)	—	22,928

Total current liabilities	45,799	195,688	(7,881)	—	233,606
Long-term debt	2,514,852	36,750	—	—	2,551,602
Due to affiliates, net	87,113	—	—	—	87,113
Interest rate swap	6,502	—	—	—	6,502

Total liabilities	2,654,266	232,438	(7,881)	—	2,878,823

Commitments and contingencies

Member’s equity:
Contributed capital	1,915,094	12,530	—	(12,530)	1,915,094
Retained earnings (deficit)	(608,285)	(37,716)	7,886	29,830	(608,285)

Total member’s equity	1,306,809	(25,186)	7,886	17,300	1,306,809

Total liabilities and member’s equity	$3,961,075	$207,252	$5	$17,300	$4,185,632

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION

AS OF DECEMBER 31, 2009

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
ASSETS
Current assets:
Cash and cash equivalents	$65,998	$351	$5	$—	$66,354
Receivables, net	110,860	—	—	—	110,860
Inventories	80,861	—	—	—	80,861
Prepaid expenses and other	24,864	323	—	—	25,187

Total current assets	282,583	674	5	—	283,262
Property and equipment, net	3,653,786	197,882	—	—	3,851,668
Intangible assets, net	8,731	6,144	—	—	14,875
Deferred financing costs, net	42,025	—	—	—	42,025
Deposits and other assets	58,733	—	—	—	58,733
Investment in unconsolidated affiliates	(16,450)	3,761	—	16,450	3,761

Total assets	$4,029,408	$208,461	$5	$16,450	$4,254,324

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1,050	$—	$—	$1,050
Accounts payable	28,226	—	—	—	28,226
Accrued interest	17,595	—	—	—	17,595
Accrued compensation and benefits	36,342	1,179	—	—	37,521
Gaming taxes payable	7,111	—	—	—	7,111
Other accrued expenses	16,153	45	—	—	16,198
Customer deposits	101,340	167	—	—	101,507
Due to affiliates, net	(163,895)	193,256	(7,881)	—	21,480

Total current liabilities	42,872	195,697	(7,881)	—	230,688
Long-term debt	2,514,420	37,100	—	—	2,551,520
Due to affiliates	82,339	—	—	—	82,339
Interest rate swap	4,224	—	—	—	4,224

Total liabilities	2,643,855	232,797	(7,881)	—	2,868,771

Commitments and contingencies

Member’s equity:
Contributed capital	1,912,146	12,530	—	(12,530)	1,912,146
Retained earnings (deficit)	(526,593)	(36,866)	7,886	28,980	(526,593)

Total member’s equity	1,385,553	(24,336)	7,886	16,450	1,385,553

Total liabilities and member’s equity	$4,029,408	$208,461	$5	$16,450	$4,254,324

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

THREE MONTHS ENDED MARCH 31, 2010

(amounts in thousands)

(unaudited)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
Operating revenues:
Casino	$139,510	$—	$—	$—	$139,510
Rooms	77,558	37	—	—	77,595
Food and beverage	95,943	—	—	—	95,943
Entertainment, retail and other	51,683	—	—	(56)	51,627

Gross revenues	364,694	37	—	(56)	364,675
Less: promotional allowances	(46,068)	—	—	—	(46,068)

Net revenues	318,626	37	—	(56)	318,607

Operating costs and expenses:
Casino	76,827	—	—	—	76,827
Rooms	30,561	37	—	—	30,598
Food and beverage	57,986	—	—	—	57,986
Entertainment, retail and other	35,887	—	—	—	35,887
General and administrative	60,269	(392)	—	(56)	59,821
Provision for doubtful accounts	6,640	—	—	—	6,640
Management fees	4,774	—	—	—	4,774
Pre-opening costs	379	—	—	—	379
Depreciation and amortization	77,779	1,147	—	—	78,926
Property charges and other	1,254	—	—	—	1,254

Total operating costs and expenses	352,356	792	—	(56)	353,092

Operating loss	(33,730)	(755)	—	—	(34,485)

Other income (expense):
Interest income and other	82	9	—	—	91
Interest expense, net of capitalized interest	(44,916)	(160)	—	—	(45,076)
Decrease in swap fair value	(2,278)	—	—	—	(2,278)
Equity in income (loss) from unconsolidated affiliates	(850)	56	—	850	56

Other income (expense), net	(47,962)	(95)	—	850	(47,207)

Net income (loss)	$(81,692)	$(850)	$—	$850	$(81,692)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

THREE MONTHS ENDED MARCH 31, 2009

(amounts in thousands)

(unaudited)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
Operating revenues:
Casino	$117,481	$—	$—	$—	$117,481
Rooms	85,089	—	—	—	85,089
Food and beverage	96,909	—	—	—	96,909
Entertainment, retail and other	46,102	—	—	251	46,353

Gross revenues	345,581	—	—	251	345,832
Less: promotional allowances	(54,310)	—	—	—	(54,310)

Net revenues	291,271	—	—	251	291,522

Operating costs and expenses:
Casino	75,984	—	—	—	75,984
Rooms	26,344	—	—	—	26,344
Food and beverage	57,141	—	—	—	57,141
Entertainment, retail and other	29,453	—	—	—	29,453
General and administrative	65,127	(716)	—	251	64,662
Provision for doubtful accounts	584	—	—	—	584
Management fees	4,354	—	—	—	4,354
Pre-opening costs	—	—	—	—	—
Depreciation and amortization	76,260	1,184	—	—	77,444
Property charges and other	590	13,350	—	—	13,940

Total operating costs and expenses	335,837	13,818	—	251	349,906

Operating loss	(44,566)	(13,818)	—	—	(58,384)

Other income (expense):
Interest income	12	—	—	—	12
Interest expense, net of capitalized interest	(36,548)	(293)	—	—	(36,841)
Decrease in swap fair value	—	—	—	—	—
Equity in income (loss) from unconsolidated affiliates	(14,362)	(251)	—	14,362	(251)

Other income (expense), net	(50,898)	(544)	—	14,362	(37,080)

Net income (loss)	$(95,464)	$(14,362)	$—	$14,362	$(95,464)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS INFORMATION

THREE MONTHS ENDED MARCH 31, 2010

(amounts in thousands)

(unaudited)

	Issuers	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminating Entries	Total
Cash flows from operating activities:
Net income (loss)	$(81,692)	$(850)	$—	$850	$(81,692)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	77,779	1,147	—	—	78,926
Stock-based compensation	2,948	—	—	—	2,948
Amortization and writeoff of deferred financing costs and other	4,426	—	—	—	4,426
Equity in income (loss) from unconsolidated affiliates, net of distributions	850	(56)	—	(850)	(56)
Provision for doubtful accounts	6,640	—	—	—	6,640
Property charges and other	1,254	—	—	—	1,254
Decrease in swap fair value	2,278	—	—	—	2,278
Increase (decrease) in cash from changes in:
Receivables	(14,496)	—	—	—	(14,496)
Inventories and prepaid expenses and other	6,615	7	—	—	6,622
Accounts payable, accrued expenses and other	1,603	(133)	—	—	1,470
Due to affiliates, net	3,336	(1,787)	—	—	1,549

Net cash provided by (used in) operating activities	11,541	(1,672)	—	—	9,869

Cash flows from investing activities:
Capital expenditures, net of construction payables and retentions	(35,458)	—	—	—	(35,458)
Purchase of other assets	(382)	—	—	—	(382)
Due to affiliates, net	4,562	1,911	—	—	6,473

Net cash provided by (used in) investing activities	(31,278)	1,911	—	—	(29,367)

Cash flows from financing activities:
Principal payments on long-term debt	—	(350)	—	—	(350)
Capital contribution from the Parent	—	—	—	—	—

Net cash used in financing activities	—	(350)	—	—	(350)

Cash and cash equivalents:
Decrease in cash and cash equivalents	(19,737)	(111)	—	—	(19,848)
Balance, beginning of period	65,998	351	5	—	66,354

Balance, end of period	$46,261	$240	$5	$—	$46,506

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS INFORMATION

THREE MONTHS ENDED MARCH 31, 2009

(amounts in thousands)

(unaudited)

	Issuers	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminating Entries	Total
Cash flows from operating activities:
Net income (loss)	$(95,464)	$(14,362)	$—	$14,362	$(95,464)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	76,260	1,184	—	—	77,444
Stock-based compensation	2,178	—	—	—	2,178
Amortization and writeoff of deferred financing costs and other	6,166	—	—	—	6,166
Equity in income (loss) from unconsolidated affiliates, net of distributions	14,362	619	—	(14,362)	619
Provision for doubtful accounts	584	—	—	—	584
Property charges and other	590	13,350	—	—	13,940
Decrease in swap fair value	—	—	—	—	—
Increase (decrease) in cash from changes in:
Receivables	11,176	—	5	—	11,181
Inventories and prepaid expenses and other	3,270	(143)	—	—	3,127
Accounts payable, accrued expenses and other	(32,231)	8	—	—	(32,223)
Due to affiliates, net	9,355	(1,652)	—	—	7,703

Net cash provided by (used in) operating activities	(3,754)	(996)	5	—	(4,745)

Cash flows from investing activities:
Capital expenditures, net of construction payables and retentions	(114,968)	(60)	—	—	(115,028)
Purchase of other assets	(2,755)	—	—	—	(2,755)
Due to affiliates, net	(5,069)	1,406	—	—	(3,663)

Net cash provided by (used in) investing activities	(122,792)	1,346	—	—	(121,446)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	50,000	—	—	—	50,000
Principal payments on long-term debt	(50,000)	(350)	—	—	(50,350)
Capital contribution from the Parent	100,000	—	—	—	100,000

Net cash used in financing activities	100,000	(350)	—	—	99,650

Cash and cash equivalents:
Decrease in cash and cash equivalents	(26,546)	—	5	—	(26,541)
Balance, beginning of period	123,315	—	—	—	123,315

Balance, end of period	$96,769	$—	$5	$—	$96,774

Report of Independent Registered Public Accounting Firm

The Member of Wynn Las Vegas, LLC:

We have audited the accompanying consolidated balance sheets of Wynn Las Vegas, LLC and subsidiaries (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, member’s equity, and cash flows for each of the three years in the period ended December 31, 2009. Our audits also included the financial statement schedule listed in the index at F-34. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Las Vegas, Nevada

February 26, 2010

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$66,354	$123,315
Receivables, net	110,860	98,282
Inventories	80,861	95,206
Prepaid expenses and other	25,187	21,648

Total current assets	283,262	338,451
Property and equipment, net	3,851,668	4,108,953
Intangible assets, net	14,875	16,881
Deferred financing costs, net	42,025	37,462
Deposits and other assets	58,733	77,969
Investment in unconsolidated affiliates	3,761	4,555

Total assets	$4,254,324	$4,584,271

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Current portion of long-term debt	$1,050	$1,050
Accounts payable	28,226	46,701
Accrued interest	17,595	10,110
Accrued compensation and benefits	37,521	50,127
Other accrued expenses	23,309	24,610
Customer deposits	101,507	96,358
Due to affiliates, net	21,480	200,424

Total current liabilities	230,688	429,380
Long-term debt	2,551,520	2,833,423
Due to affiliates	82,339	63,905
Interest rate swap	4,224	—

Total liabilities	2,868,771	3,326,708

Commitments and contingencies (Note 12)
Member’s equity:
Contributed capital	1,912,146	1,474,286
Accumulated deficit	(526,593)	(216,723)

Total member’s equity	1,385,553	1,257,563

Total liabilities and member’s equity	$4,254,324	$4,584,271

The accompanying notes are an integral part of these consolidated financial statements.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands)

	December 31,
	2009	2008	2007
Operating revenues:
Casino	$505,779	$479,711	$642,327
Rooms	321,150	268,515	285,702
Food and beverage	385,774	305,702	311,032
Entertainment, retail and other	203,399	202,122	209,508

Gross revenues	1,416,102	1,256,050	1,448,569
Less: promotional allowances	(185,982)	(156,159)	(152,718)

Net revenues	1,230,120	1,099,891	1,295,851

Operating costs and expenses:
Casino	277,557	257,983	276,523
Rooms	106,835	73,782	75,808
Food and beverage	238,272	188,521	192,497
Entertainment, retail and other	133,801	132,870	145,460
General and administrative	248,489	199,540	199,825
Provision for doubtful accounts	12,438	24,887	21,139
Management fees	18,434	16,505	19,473
Pre-opening costs	346	72,373	6,457
Depreciation and amortization	313,759	169,640	152,839
Property charges and other	24,468	22,406	6,005

Total operating costs and expenses	1,374,399	1,158,507	1,096,026

Operating (loss) income	(144,279)	(58,616)	199,825

Other income (expense):
Interest income and other	67	4,827	14,217
Interest expense, net of capitalized interest	(157,228)	(75,855)	(86,090)
Decrease in swap fair value	(4,224)	(416)	(4,372)
Loss on extinguishment of debt	(3,779)	—	(157)
Equity in income (loss) from unconsolidated affiliates	(427)	266	796

Other income (expense), net	(165,591)	(71,178)	(75,606)

Net (loss) income	$(309,870)	$(129,794)	$124,219

The accompanying notes are an integral part of these consolidated financial statements.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY

(amounts in thousands)

Balance at January 1, 2007	$1,242,770

Net income	124,219
Parent company stock-based compensation	8,031

Balance at December 31, 2007	1,375,020

Net loss	(129,794)
Parent company stock-based compensation	9,502
Contributions from Wynn Resorts, Ltd	2,835

Balance at December 31, 2008	1,257,563

Net loss	(309,870)
Parent company stock-based compensation	8,370
Contributions from Wynn Resorts, Ltd	429,490

Balance at December 31, 2009	$1,385,553

The accompanying notes are an integral part of these consolidated financial statements.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	December 31,
	2009	2008	2007
Cash flows from operating activities:
Net (loss) income	$(309,870)	$(129,794)	$124,219
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	313,759	169,640	152,839
Stock-based compensation	8,370	9,502	8,031
Loss from extinguishment of debt	3,779	—	157
Amortization and writeoff of deferred financing costs and other	19,624	11,078	10,808
Equity in income from unconsolidated affiliates, net of distributions	794	522	431
Provision for doubtful accounts	12,438	24,887	21,139
Property charges and other	24,468	22,406	6,005
Decrease in swap fair value	4,224	416	4,372
Increase (decrease) in cash from changes in:
Receivables	(25,016)	20,342	(41,782)
Inventories and prepaid expenses and other assets	180	(38,706)	(7,022)
Accounts payable and accrued expenses	(14,227)	22,392	36,052
Due to affiliates, net	41,879	22,455	465

Net cash provided by operating activities	80,402	135,140	315,714

Cash flows from investing activities:
Capital expenditures, net of construction payables and retention	(245,040)	(1,129,525)	(678,480)
Restricted cash and investments	—	31,052	166,465
Note receivable from Wynn Resorts, Limited	—	80,000	—
Deposits and other assets	4,278	(35,061)	(26,249)
Due to affliates, net	(8,468)	18,546	(24,721)
Proceeds from sale of assets	42	2,537	964

Net cash used in investing activities	(249,188)	(1,032,451)	(562,021)

Cash flows from financing activities:
Principal payments on long-term debt	(929,909)	(1,400)	(282,911)
Proceeds from issuance of long-term debt	649,481	879,484	585,460
Capital contribution from the Parent	412,951	—	—
Payments of deferred financing costs	(20,698)	(3,979)	(3,541)

Net cash provided by financing activities	111,825	874,105	299,008

Cash and cash equivalents:
Increase (decrease) in cash and cash equivalents	(56,961)	(23,206)	52,701
Balance, beginning of year	123,315	146,521	93,820

Balance, end of year	$66,354	$123,315	$146,521

Supplemental cash flow disclosures:
Cash paid for interest, net of amounts capitalized	$138,787	$147,209	$110,298
Change in construction payables and retention	(183,842)	99,948	78,308
Capitalized stock-based compensation	524	573	774
Capital contribution from parent	16,539	2,835	—

The accompanying notes are an integral part of these consolidated financial statements.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization

Wynn Las Vegas, LLC was formed on April 17, 2001 as a Nevada limited liability company. Unless the context otherwise requires, all references herein to the “Company” refer to Wynn Las Vegas, LLC, a Nevada limited liability company and its consolidated subsidiaries. The sole member of the Company is Wynn Resorts Holdings, LLC (“Holdings”). The sole member of Holdings is Wynn Resorts, Limited (“Wynn Resorts”). The Company was organized primarily to construct and operate “Wynn Las Vegas,” a destination resort and casino on the “Strip” in Las Vegas, Nevada. Wynn Las Vegas opened on April 28, 2005. In April 2006, the Company commenced construction of Encore at Wynn Las Vegas (“Encore”), a 2,034 all-suite hotel fully integrated with Wynn Las Vegas. Encore opened on December 22, 2008.

Wynn Las Vegas Capital Corp. (“Wynn Capital”) is a wholly owned subsidiary of the Company incorporated on June 3, 2002, solely for the purpose of obtaining financing for Wynn Las Vegas. Wynn Capital is authorized to issue 2,000 shares of common stock, par value $0.01. At December 31, 2009, the Company owned the one share that was issued and outstanding. Wynn Capital has neither any significant net assets nor has had any operating activity. Its sole function is to serve as the co-issuer of the mortgage notes described below. Wynn Las Vegas, LLC and Wynn Capital together are hereinafter referred to as the “Issuers”.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The Company’s investment in the 50%-owned joint venture operating the Ferrari and Maserati automobile dealership inside Wynn Las Vegas is accounted for under the equity method. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of highly liquid investments with purchase maturities of three months or less. Cash equivalents are carried at cost, which approximates fair value.

Accounts Receivable and Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of casino accounts receivable. The Company issues credit in the form of “markers” to approved casino customers following investigations of creditworthiness. At December 31, 2009 and 2008, approximately 68% and 69%, respectively, of the Company’s markers were due from customers residing outside the United States, primarily in Asia. Business or economic conditions or other significant events in these countries could affect the collectibility of such receivables.

Accounts receivable, including casino and hotel receivables, are typically non-interest bearing and are initially recorded at cost. Accounts are written off when management deems them to be uncollectible. Recoveries

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

of accounts previously written off are recorded when received. An estimated allowance for doubtful accounts is maintained to reduce the Company’s receivables to their carrying amount, which approximates fair value. The allowance is estimated based on specific review of customer accounts as well as management’s experience with collection trends in the casino industry and current economic and business conditions.

Inventories

Inventories consist of retail merchandise, food and beverage items, which are stated at the lower of cost or market value, and certain operating supplies. Cost is determined by the first-in, first-out, average and specific identification methods.

Property and Equipment

Purchases of property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method as follows:

Buildings and improvements	10 to 45 years
Land improvements	10 to 45 years
Airplane	20 years
Furniture, fixtures and equipment	3 to 20 years

Costs related to improvements are capitalized, while costs of repairs and maintenance are charged to expense as incurred. The cost and accumulated depreciation of property and equipment retired or otherwise disposed of are eliminated from the respective accounts and any resulting gain or loss is included in operations.

Capitalized Interest

The interest cost associated with major development and construction projects is capitalized and included in the cost of the project. Interest capitalization ceases once a project is substantially complete or no longer undergoing construction activities to prepare it for its intended use. When no debt is specifically identified as being incurred in connection with a construction project, the Company capitalizes interest on amounts expended on the project at the Company’s weighted average cost of borrowed money. Interest of $0, $80.4 million and $33.6 million was capitalized for the years ended December 31, 2009, 2008 and 2007, respectively.

Intangibles

The Company’s indefinite-lived intangible assets consist primarily of water rights acquired as part of the overall purchase price of the land on which Wynn Las Vegas is located, and trademarks. Indefinite-lived intangible assets are not amortized, but are reviewed annually for impairment. The Company’s finite-lived intangible assets consist of show production rights. Finite-lived intangible assets are amortized over the shorter of their contractual terms or estimated useful lives.

Long-Lived Assets

Long-lived assets, which are not to be disposed of, including intangibles and property and equipment, are periodically reviewed by management for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. For assets to be held and used, the Company reviews

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

these assets for impairment whenever indicators of impairment exist. If an indicator of impairment exists, the Company compares the estimated future cash flows of the asset, on an undiscounted basis, to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then impairment is measured as the difference between fair value and carrying value, with fair value typically based on a discounted cash flow model. If an asset is still under development, future cash flows include remaining construction costs.

Deferred Financing Costs

Direct and incremental costs incurred in obtaining loans or in connection with the issuance of long-tem debt are capitalized and amortized to interest expense over the terms of the related debt agreements. Approximately $9.3 million, $8.5 million and $7.2 million, was amortized to interest expense during the years ended December 31, 2009, 2008 and 2007, respectively. Debt discounts incurred in connection with the issuance of debt has been capitalized and is being amortized to interest expense using the effective interest method.

Derivative Financial Instruments

The Company seeks to manage its market risk, including interest rate risk associated with variable rate borrowings, through balancing fixed-rate and variable-rate borrowings with the use of derivative financial instruments. The fair value of derivative financial instruments are recognized as assets or liabilities at each balance sheet date, with changes in fair value affecting net income (loss) or comprehensive income (loss) as applicable. The Company’s interest rate swaps do not qualify for hedge accounting. Accordingly, changes in the fair value of the interest rate swaps are presented as an increase (decrease) in fair value of swaps in the accompanying Consolidated Statements of Operations.

Revenue Recognition and Promotional Allowances

The Company recognizes revenues at the time persuasive evidence of an arrangement exists, the service is provided or the retail goods are sold, prices are fixed or determinable and collection is reasonably assured.

Casino revenues are measured by the aggregate net difference between gaming wins and losses, with liabilities recognized for funds deposited by customers before gaming play occurs and for chips in the customers’ possession. Hotel, food and beverage, entertainment and other operating revenues are recognized when services are performed. Advance deposits on rooms and advance ticket sales are recorded as customer deposits until services are provided to the customer.

Revenues are recognized net of certain sales incentives which are required to be recorded as a reduction of revenues; consequently, the Company’s casino revenues are reduced by discounts and points earned in customer loyalty programs, such as the player’s club loyalty program.

The retail value of accommodations, food and beverage, and other services furnished to guests without charge is included in gross revenues and then deducted as promotional allowances. The estimated cost of providing such promotional allowances is primarily included in casino expenses as follows (amounts in thousands):

	Years Ended December 31,
	2009	2008	2007
Rooms	$41,591	$27,292	$24,816
Food and beverage	59,441	53,006	53,742
Entertainment, retail and other	12,014	10,027	9,701

Total	$113,046	$90,325	$88,259

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Gaming taxes

The Company is subject to taxes based on gross gaming revenue in the jurisdictions in which it operates, subject to applicable jurisdictional adjustments. These gaming taxes are an assessment on the Company’s gaming revenue and are recorded as an expense within the “Casino” line item in the accompanying Consolidated Statements of Operations. These taxes totaled approximately $36.5 million, $33.4 million and $45.6 million for the years ended December 31, 2009, 2008 and 2007, respectively.

Advertising Costs

The Company expenses advertising costs the first time the advertising takes place. Advertising costs incurred in development periods are included in pre-opening costs. Once a project is completed, advertising costs are included in general and administrative expenses. Total advertising costs were $17.3 million, $27.1 million including $11.1 million of pre-opening related to Encore and $21.4 million, respectively, for the years ended December 31, 2009, 2008 and 2007.

Pre-Opening Costs

Pre-opening costs, consisting primarily of direct salaries and wages, legal and consulting fees, insurance, utilities and advertising, are expensed as incurred. The Company incurred pre-opening costs in connection with Encore prior to its opening on December 22, 2008.

Income Taxes

The Company’s operations are reported on the consolidated tax return of Wynn Resorts. As a limited liability company, the Company is considered a partnership for federal income tax purposes. Accordingly, no provision has been made for federal income taxes as such taxes are liabilities of its member.

Wynn Resorts’ Equity Instruments Issued to Employees

Accounting standards require an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and recognize that cost over the service period. The Company uses the Black-Scholes valuation model to determine the estimated fair value for each option grant issued. The Black-Scholes determined fair value net of estimated forfeitures is amortized as compensation cost on a straight line basis over the service period.

Further information on the Company’s share-based compensation arrangements is included in Note 11 “Benefit Plans—Share-Based Compensation”.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (the “FASB”) issued new accounting standards regarding the consolidation of variable interest entities. These new accounting standards address the effects of elimination of the qualifying special-purpose entity concept from previous standards. These new accounting standards amend previous guidance in determining whether an enterprise has a controlling financial interest in a variable interest entity. This determination identifies the primary beneficiary of a variable interest entity as the enterprise that has both the power to direct the activities of a variable interest entity that most significantly impacts the entity’s economic performance and the ability to absorb losses or the right to receive benefits of the entity that could potentially be significant to the variable interest entity. These new accounting standards are effective January 1, 2010. The Company is currently evaluating the impact, if any, of adopting these new accounting standards on its consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Reclassifications

Certain amounts in the consolidated financial statements for 2008 and 2007 have been reclassified to be consistent with the current year presentation. These reclassifications had no effect on the previously reported net (loss) income.

3. Receivables, net

Receivables, net consisted of the following (amounts in thousands):

	As of December 31,
	2009	2008
Casino	$149,786	$142,515
Hotel	17,490	13,051
Other	10,990	8,130

	178,266	163,696
Less: allowance for doubtful accounts	(67,406)	(65,414)

	$110,860	$98,282

4. Property and Equipment, net

Property and equipment, net consisted of the following (amounts in thousands):

	As of December 31,
	2009	2008
Land and improvements	$692,677	$695,474
Buildings and improvements	2,554,224	2,557,489
Airplane	44,254	44,254
Furniture, fixtures and equipment	1,325,677	1,301,182
Construction in progress	23,973	4,579

	4,640,805	4,602,978
Less: accumulated depreciation	(789,137)	(494,025)

	$3,851,668	$4,108,953

Depreciation expense for the years ended December 31, 2009, 2008 and 2007 was $300.8 million, $156.4 million and $139.5 million, respectively. The increase during 2009 is due to the depreciation of assets placed in service for Encore in December 2008.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5. Intangibles, net

Intangibles, net consisted of the following (amounts in thousands):

	Show Production Rights	Water Rights	Trademarks	Total Intangibles, Net
January 1, 2008	$17,826	$6,400	$1,299	$25,525
Additions	—	—	35	35
Write-offs	(6,340)	—	—	(6,340)
Amortization	(2,339)	—	—	(2,339)

December 31, 2008	9,147	6,400	1,334	16,881
Additions	—	—	65	65
Amortization	(2,071)	—	—	(2,071)

December 31, 2009	$7,076	$6,400	$1,399	$14,875

Show production rights represent the amounts paid to purchase the rights to present the “Le Rêve” and “Monty Python’s Spamalot” production shows. During the year ended December 31, 2008, the Company wrote-off the show production rights associated with Spamalot as the contract for that show was terminated. The Company expects that amortization of show production rights will be approximately $2.1 million for each of the years 2010 through 2012, and approximately $0.8 million in 2013.

Water rights reflect the fair value allocation determined in the purchase of the property on which Wynn Las Vegas is located in April 2000. The value of the trademarks primarily represents the costs to acquire the “Le Rêve” name. The water rights and trademarks are indefinite-lived assets and, accordingly, not amortized.

6. Deposits and Other Assets

Deposits and other assets consisted of the following (amounts in thousands):

	As of December 31,
	2009	2008
Entertainment production costs	$11,826	$21,878
Base stock	22,027	28,321
Deposits and other	21,130	24,020
Golf memberships	3,750	3,750

Total	$58,733	$77,969

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7. Long-Term Debt

Long-term debt consisted of the following (amounts in thousands):

	As of December 31,
	2009	2008
6 5/8 % First Mortgage Notes, due December 1, 2014, net of original issue discount of $8,214 and $9,561, respectively	$1,626,016	$1,690,439
7 7/8 % First Mortgage Notes, due November 1, 2017, net of original issue discount of $10,529 at December 31, 2009	489,471	—
Revolving Credit Facility; due July 15, 2013; interest at LIBOR plus 3.0% and 1.625% (approximately 3.24% and 2.2%), respectively	252,717	879,484
Term Loan Facility; $40.2 million due September 30, 2012 with the remaining $40.2 million due August 15, 2013; interest at LIBOR plus 1.875% (approximately 2.12% and 3.1%, respectively)	80,446	225,000
$42 million Note Payable; due April 1, 2017; interest at LIBOR plus 1.25% (approximately 1.8% and, 3.0% respectively)	38,150	39,550
Payable to Affiliate	65,770	—

	2,552,570	2,834,473
Current portion of long-term debt	(1,050)	(1,050)

	$2,551,520	$2,833,423

6  5/8% Wynn Las Vegas First Mortgage Notes

On December 14, 2004, the Issuers issued $1.3 billion aggregate principal amount of 6 5/8% first mortgage notes due December 1, 2014. On November 6, 2007, the Issuers issued, in a private offering, $400 million aggregate principal amount of 6 5/8% first mortgage notes due December 1, 2014 at a price of 97.25% of the principal amount. These notes were issued under the same indenture as the original $1.3 billion first mortgage notes. Both offerings are referred to herein as the “6 5/8% First Mortgage Notes”. The Company pays interest on the 6 5/8% First Mortgage Notes on June 1st and December 1st of each year. Commencing December 1, 2009, the 6 5/8% First Mortgage Notes are redeemable at the Company’s option at a price equal to 103.313% of the principal amount redeemed and declining ratably on December 1st of each year thereafter to zero on or after December 1, 2012.

The indenture governing the 6 5/8% First Mortgage Notes contains covenants limiting the ability of the Issuers to incur additional debt, make distributions, investments and restricted payments, create liens, enter into transactions with affiliates, sell assets, enter into sale leaseback transactions, permit restrictions on dividends and other payments by subsidiaries, or engage in mergers, consolidations, sales of substantially all assets, sales of subsidiary stock and other specified types of transactions.

The 6 5/8% First Mortgage Notes are obligations of the Issuers, guaranteed by each of the subsidiaries of Wynn Las Vegas, LLC, other than Wynn Completion Guarantor, LLC. Wynn Resorts, Limited does not guarantee the obligations of the Issuers. Subject to an intercreditor agreement and certain exceptions, the 6 5/8% First Mortgage Notes and the guarantees thereof are secured by: (1) a first priority pledge of all of the member’s interests owned by Wynn Las Vegas, LLC in its subsidiaries (other than Wynn Completion Guarantor, LLC) and of Wynn Resorts Holdings, LLC’s 100% member’s interest in Wynn Las Vegas, LLC; (2) first mortgages on all real property constituting Wynn Las Vegas, its golf course and Encore; and (3) a first priority security interest in substantially all other existing and future assets of Wynn Las Vegas, LLC and the guarantors, excluding, among other things, an aircraft beneficially owned by World Travel, LLC.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The obligations of the Issuers and the guarantors under the 6 5/8% First Mortgage Notes rank equal to the right of payment with their existing and future senior secured indebtedness, including indebtedness with respect to the Wynn Las Vegas, LLC credit facilities described below, and rank senior in right of payment to all of their existing and future subordinated indebtedness.

During the year ended December 31, 2009, Wynn Resorts purchased $65.8 million face amount of the 6 5/8% First Mortgage Notes through open market purchases at a discount. The purchase of the notes by Wynn Resorts has not been contributed to the Company and the notes have not been retired. Accordingly, $65.8 million of the 6 5/8% First Mortgage Notes held by Wynn Resorts remain on the Company’s balance sheet as a payable to affiliate within Long-term Debt. If and when such notes are contributed to the Company by Wynn Resorts, the Company would then retire the notes and recognize a gain on the early extinguishment of debt equal to the gain recorded by Wynn Resorts of approximately $13.7 million.

7  7/8% Wynn Las Vegas First Mortgage Notes

In October 2009, the Issuers issued, in a private offering, $500 million aggregate principal amount of 7 7/8% First Mortgage Notes due November 1, 2017 at a price of 97.823% of the principal amount. Net proceeds to the Company were approximately $480 million, after deducting the original issue discount and underwriting fees and other expenses. The Company pays interest on the 7 7/8% First Mortgage Notes on May 1st and November 1st of each year. Commencing November 1, 2013, the 7 7/8% First Mortgage Notes are redeemable at the Company’s option at a price equal to 103.938% of the principal amount redeemed and decline ratably on November 1st of each year thereafter to zero on or after November 1, 2015. The notes rank pari passu with the borrowings under the Wynn Las Vegas credit facilities and the 6 5/8% First Mortgage Notes. The notes are senior secured obligations of the Issuers, are guaranteed by Wynn Las Vegas, LLC’s subsidiaries (subject to some exceptions), and are secured on an equal and ratable basis by a first priority lien on substantially all the existing and future assets of the Issuers and guarantors.

The 7 7/8% First Mortgage Notes have not been registered under the Securities Act of 1933 or under any state securities laws. Therefore, the holders may not offer or sell the notes within the United States to, or for the account or benefit of, any United States person unless the offer or sale would qualify for a registration exemption from the Securities Act and applicable state securities laws. The Issuers have agreed to make an offer to exchange the notes for registered, publically traded notes that have substantially identical terms as the notes.

Wynn Las Vegas Credit Facilities

As of December 31, 2009, the Wynn Las Vegas Amended and Restated Credit Agreement (the “Credit Agreement”), consisted of a $457.9 million revolving credit facility (the “Wynn Las Vegas Revolver”) and an $80.4 million term loan facility (the “Wynn Las Vegas Term Loan”) (together the “Wynn Las Vegas Credit Facilities”). As of December 31, 2009, the Company had borrowed $252.7 million under the Wynn Las Vegas Revolver. The Company also had $20.2 million of outstanding letters of credit that reduce the availability under the Wynn Las Vegas Revolver. Consequently, there was availability of $185 million under the Wynn Las Vegas Revolver as of December 31, 2009. As described below, during the year ended December 31, 2009, the Company (a) extended the maturity of the Wynn Las Vegas Revolver, (b) received relief from certain financial covenants, (c) increased the Wynn Las Vegas Revolver by $65 million, (d) repurchased $87.6 million of Wynn Las Vegas Revolver loans at a discount, and (e) used the net proceeds received from the $500 million 7 7/ 8% First Mortgage Notes issuance to repay amounts outstanding, including a permanent reduction in the Wynn Las Vegas Credit Facilities of $360 million.

In April 2009, the Company entered into a fourth amendment to the Credit Agreement. This amendment, among other things, (i) provides a waiver of the Consolidated Leverage Ratio, as defined in the Credit

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Agreement, until the quarter ending June 30, 2011, and increases such thresholds thereafter; (ii) provides additional flexibility with the Consolidated Interest Coverage Ratio, as defined in the Credit Agreement, by reducing such ratio from 1.75 : 1 to 1.25 : 1 beginning June 30, 2009 through March 31, 2011; and (iii) removes the dollar limit on the equity cure provisions for the purpose of the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio over the life of the loan. In exchange for the amendments, the Company (i) repaid 30% of the outstanding revolver loans of lenders consenting to the extension of their commitment (approximately $238 million) and permanently reduced such lender commitments by 25%; and (ii) agreed to an increase in the interest rate spread on the Wynn Las Vegas Revolver from LIBOR plus 1.625% to LIBOR plus 3.0%.

In August 2009, pursuant to the terms of the Credit Agreement, the Company expanded the availability of the Wynn Las Vegas Revolver by $65 million.

In September 2009, the Company entered into a fifth amendment to the Credit Agreement. This amendment, among other things, (i) permits Wynn Las Vegas to issue, on or before March 31, 2010, up to $500 million of new senior secured notes and (ii) requires that 75% of the net cash proceeds of any issuance of new senior secured notes be applied to prepay loans and reduce commitments under the Credit Agreement.

In October 2009, pursuant to an offer to purchase loans outstanding under the Credit Agreement, the Company purchased loans with a face value of $87.6 million for $84.4 million, reflecting a discounted price of 96.37%. As a result of this transaction, the Wynn Las Vegas Revolver was permanently reduced by $43.8 million and the Wynn Las Vegas Term Loan was permanently reduced by $44.8 million.

In October 2009, in accordance with the fifth amendment to the Wynn Las Vegas Credit Agreement described above, the Company used the proceeds of the $500 million 7 7 /8% First Mortgage Notes to repay amounts outstanding under the Wynn Las Vegas Revolver and Wynn Las Vegas Term Loan.

The Wynn Las Vegas Term Loan is payable in two installments of $40.2 million each on September 30, 2012 and August 15, 2013. The Wynn Las Vegas Revolver matures on July 15, 2013.

For purposes of calculating interest, loans under the Wynn Las Vegas Credit Facilities will be designated, at the election of Wynn Las Vegas, LLC, as Eurodollar Loans or, in certain circumstances, Base Rate Loans. As of December 31, 2009, Eurodollar Loans under the Wynn Las Vegas Revolver and Wynn Las Vegas Term Loan bear interest initially at the Eurodollar rate plus 3.0% and the Eurodollar rate plus 1.875%, respectively. Interest on Eurodollar Loans is payable at the end of the applicable interest period in the case of interest periods of one, two or three months, and every three months in the case of interest periods of six months. Base Rate Loans bear interest at (a) the greatest of (i) the rate most recently announced by Deutsche Bank as its “prime rate,” (ii) the Federal Funds Rate plus 1/2 of 1% per annum, and (iii) in the case of a Wynn Las Vegas Revolver loan the one month Eurodollar rate; plus (b) a borrowing margin of 2.0% for Wynn Las Vegas Revolver loans and 0.875% for Wynn Las Vegas Term Loans. Interest on Base Rate Loans will be payable quarterly in arrears. Wynn Las Vegas, LLC also pays, quarterly in arrears, 1.0% per annum on the daily average of unborrowed amounts under the Wynn Las Vegas Revolver.

The Wynn Las Vegas Credit Facilities are obligations of Wynn Las Vegas, LLC, guaranteed by each of the subsidiaries of Wynn Las Vegas, LLC, other than Wynn Completion Guarantor, LLC. Subject to an intercreditor agreement, and certain exceptions, the obligations of Wynn Las Vegas, LLC and each of the guarantors under the Wynn Las Vegas Credit Facilities are secured by: (1) a first priority pledge of all member’s interests owned by Wynn Las Vegas, LLC in its subsidiaries (other than Wynn Completion Guarantor, LLC) and Wynn Resorts

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Holdings, LLC’s 100% member’s interest in Wynn Las Vegas, LLC; (2) first mortgages on all real property constituting Wynn Las Vegas, its golf course and Encore; and (3) a first priority security interest in substantially all other existing and future assets of Wynn Las Vegas, LLC and the guarantors, excluding an aircraft beneficially owned by World Travel, LLC.

The obligations of Wynn Las Vegas, LLC and the guarantors under the Wynn Las Vegas Credit Facilities rank equal in right of payment with their existing and future senior indebtedness, including indebtedness with respect to the 6 5/8% and 7 7/8% First Mortgage Notes and ranks senior in right of payment to all of their existing and future subordinated indebtedness.

In addition to scheduled amortization payments, Wynn Las Vegas, LLC is required to make mandatory prepayments of indebtedness under the Wynn Las Vegas Credit Facilities from the net proceeds of all debt offerings (other than those constituting certain permitted debt). Wynn Las Vegas, LLC is also required to make mandatory repayments of indebtedness under the Wynn Las Vegas credit facilities from specified percentages of excess cash flow, which percentages may decrease and/or be eliminated based on Wynn Las Vegas, LLC’s leverage ratio. Wynn Las Vegas, LLC has the option to prepay all or any portion of the indebtedness under the Wynn Las Vegas Credit Facilities at any time without premium or penalty.

The Credit Agreement contains customary negative covenants and financial covenants, including negative covenants that restrict Wynn Las Vegas, LLC’s ability to: incur additional indebtedness, including guarantees; create, incur, assume or permit to exist liens on property and assets; declare or pay dividends and make distributions or restrict the ability of Wynn Las Vegas, LLC’s subsidiaries to pay dividends and make distributions; engage in mergers, investments and acquisitions; enter into transactions with affiliates; enter into sale-leaseback transactions; execute modifications to material contracts; engage in sales of assets; make capital expenditures; and make optional prepayments of certain indebtedness. The financial covenants include maintaining a Consolidated Interest Coverage Ratio, as defined, not less than 1.25 : 1 as of December 31, 2009. Management believes that the Company was in compliance with all covenants at December 31, 2009. The Company will be required to maintain a Consolidated Leverage Ratio, as defined, of 6.50 : 1 for the quarterly reporting date ending June 30, 2011, 6.25 : 1 for the quarterly reporting date ending September 30, 2011 and 6.00 : 1 for each quarterly reporting date thereafter to maturity. The Consolidated Interest Coverage Ratio remains at 1.25 : 1 for the quarterly reporting dates through March 31, 2011, and then increases to 1.75 : 1 for the quarterly reporting dates June 30, 2011 to maturity.

$42 Million Note Payable for Aircraft

On March 30, 2007, World Travel, LLC, a subsidiary of Wynn Las Vegas, entered into a loan agreement with a principal balance of $42 million. The loan is guaranteed by Wynn Las Vegas, LLC and secured by a first priority security interest in one of the Company’s aircraft. Principal payments of $350,000 plus interest are made quarterly with a balloon payment of $28 million due at maturity, April 1, 2017. Interest is calculated at 90-day LIBOR plus 125 basis points.

Fair Value of Long-term Debt

The net book value of the 6 5/8% and the 7 7/8% First Mortgage Notes at December 31, 2009 and 2008, was approximately $2.2 billion and $1.7 billion, respectively. The estimated fair value of the First Mortgage Notes based upon most recent trades at December 31, 2009 and 2008, was approximately $2.1 billion and $1.25 billion, respectively. The net book value of the Company’s other debt instruments was $400 million and the approximate fair value of such debt was approximately $350 million as of December 31, 2009.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Scheduled Maturities of Long-Term Debt

Scheduled maturities of long-term debt including the accretion of debt discounts of approximately $18.7 million are as follows (amounts in thousands):

Years Ending December 31,
2010	$1,050
2011	1,400
2012	41,623
2013	294,339
2014	1,701,400
Thereafter	531,500

$2,571,312

8. Interest Rate Swap

The Company has entered into floating-for-fixed interest rate swap arrangements in order to manage interest rate risk relating to certain of its debt facilities. These interest rate swap agreements modify the Company’s exposure to interest rate risk by converting a portion of the Company’s floating-rate debt to a fixed rate. These interest rate swaps essentially fix the interest rate at the percentages noted below; however, changes in the fair value of the interest rate swaps for each reporting period have been recorded in the increase/decrease in swap fair value in the accompanying Consolidated Statements of Operations, as the interest rate swaps do not qualify for hedge accounting.

The Company measures the fair value of its interest rate swaps on a recurring basis pursuant to accounting standards for fair value measurements. These standards establish a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. The Company categorizes its swap contract as Level 2.

The Company currently has one interest rate swap agreement to hedge a portion of the underlying interest rate risk on borrowings under the Wynn Las Vegas Credit Facilities. Under this swap agreement, beginning November 27, 2009, the Company pays a fixed interest rate of 2.485% on borrowings of $250 million incurred under the Wynn Las Vegas Credit Facilities in exchange for receipts on the same amount at a variable interest rate based on the applicable LIBOR at the time of payment. This interest rate swap fixes the interest rate on $250 million of borrowings at approximately 5.485%. This interest rate swap agreement matures in November 2012. As of December 31, 2009, the fair value of this interest rate swap was a liability of $4.2 million, which is included in long term liabilities in the accompanying balance sheet.

In December 2008, the Company’s $200 million notional amount interest rate swap that essentially fixed the interest rate on $200 million of the $225 million Wynn Las Vegas Term Loan borrowings matured. Pursuant to the terms of this interest rate swap, the Company paid a fixed rate of 3.793% on the $200 million notional amount and received payments based on LIBOR. This swap fixed the interest rate at approximately 5.7% on $200 million of the then outstanding $225 million term loan.

9. Related Party Transactions, net

Amounts Due to Affiliates, net

As of December 31, 2009 the Company’s current Due to affiliates, net was comprised of construction payables of approximately $21.4 million, construction retention of approximately $1.8 million and other net

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

amounts due to affiliates totaling $1.7 million (including corporate allocations discussed below). The long-term Due to affiliates is management fees of $82.3 million (equal to 1.5% of revenues and payable upon meeting certain leverage ratios as specified in the documents governing the Company’s Credit Facilities and the First Mortgage Notes indentures).

As of December 31, 2008, the Company’s current Due to affiliates, net was comprised of construction payables of approximately $123.4 million, construction retention of approximately $77.7 million and other net amounts receivable from affiliates totaling $0.7 million. The long-term Due to affiliates is management fees of $63.9 million (equal to 1.5% of net revenues and payable upon meeting certain leverage ratios as specified in the documents governing the Company’s Credit Facilities and the First Mortgage Notes indenture).

The Company periodically settles amounts due to affiliates with cash receipts and payments, except for the management fee, which is payable upon meeting certain leverage ratios specified in the documents governing the Company’s Credit Facilities and the First Mortgage Notes indenture.

Corporate Allocations

The accompanying Consolidated Statements of Operations include allocations from Wynn Resorts for legal, accounting, human resource, information services, real estate, and other corporate support services. The corporate support service allocations have been determined on a basis that Wynn Resorts and the Company consider to be reasonable estimates of the utilization of service provided or the benefit received by the Company. Wynn Resorts maintains corporate offices at Wynn Las Vegas without charge from the Company. Through September 30, 2008, the Company settled these corporate allocation charges with Wynn Resorts on a periodic basis as discussed in “Amounts Due to Affiliates, net” above. Beginning with the fourth quarter of 2008 and ending with the third quarter of 2009, the Company was unable to and did not intend to settle this corporate allocation and accordingly, such allocations were recorded as a contribution to equity from Wynn Resorts. During the years ended December 31, 2009, 2008 and 2007, approximately $25.0 million, $22 million, and $25.9 million, respectively, was charged to the Company for such corporate allocations.

Amounts due to Officers, net

The Company periodically provides services to Stephen A. Wynn, Chairman of the Board, Chief Executive Officer and one of the principal stockholders of Wynn Resorts (“Mr. Wynn”), and certain other executive officers and directors of Wynn Resorts. These services include household services, construction work and other personal services. The cost of these services is transferred to Wynn Resorts, Limited on a periodic basis. Mr. Wynn and these other officers and directors have amounts on deposit with Wynn Resorts to prepay any such items, which are replenished on an ongoing basis as needed. At December 31, 2009 and 2008, Wynn Resorts owed Mr. Wynn and the other officers and directors approximately $789,095 and $434,003, respectively.

Villa Suite Lease

Effective July 1, 2005, Mr. Wynn and Elaine P. Wynn, who is also a director of Wynn Resorts, lease from year to year a villa suite in the Wynn Las Vegas resort. In March 2009, this lease was amended to add an additional unit to the leased premises. Rent is determined by the Audit Committee of the Board of Directors of Wynn Resorts (the “Audit Committee”), and is based on the fair market value of the use of the suite accommodations. Based on third-party appraisals, the Audit Committee determined the rent for each year in the three-year period commencing July 1, 2005 and ending June 30, 2008 to be $580,000. Certain services for, and maintenance of, the suites are included in the rental. For the two year period commencing July 1, 2008 and ending June 30, 2010, based on a third-party appraisal and a reduction in housekeeping services to be provided, the Audit Committee determined the rent for each year will be $520,000. There was no change in the rent when the additional unit was added to the lease in March 2009 due to significant deterioration in the Las Vegas rental market.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The “Wynn” Surname Rights Agreement

On August 6, 2004, Holdings entered into agreements with Mr. Wynn that confirm and clarify Holding’s rights to use the “Wynn” name and Mr. Wynn’s persona in connection with casino resorts. Under the parties’ Surname Rights Agreement, Mr. Wynn granted Holdings an exclusive, fully paid-up, perpetual, worldwide license to use, and to own and register trademarks and service marks incorporating the “Wynn” name for casino resorts and related businesses, together with the right to sublicense the name and marks to its affiliates. Under the parties’ Rights of Publicity License, Mr. Wynn granted Holdings the exclusive, royalty-free, worldwide right to use his full name, persona and related rights of publicity for casino resorts and related businesses, together with the ability to sublicense the persona and publicity rights to its affiliates, until October 24, 2017. Holdings has sub-licensed rights to the “Wynn” name, persona and marks to the Company.

10. Property Charges and Other

Property charges and other for the years ended December 31, 2009, 2008 and 2007, were $24.5 million, $22.4 million and $6 million, respectively.

In response to the Company’s evaluation of its properties and the reactions of its guests, the Company makes enhancements and refinements to the properties. Costs relating to assets retired as a result of these enhancement and remodel efforts have been expensed as property charges. Property charges and other for the year ended December 31, 2009 include the following: (a) a $16.7 million charge for the abandonment of the front porte-cochere at Encore to make way for an addition to that property, (b) a $5.3 million charge for the write-off of two aircraft deposits, and (c) $2.5 million related to miscellaneous remodels, abandonments and loss on sale of equipment.

Property charges and other for the year ended December 31, 2008 include $17.8 million of costs associated with Spamalot at Wynn Las Vegas which closed in mid-July 2008. Together with the producers, the Company elected to end the show’s run at Wynn Las Vegas pursuant to the contract. The charge includes production rights that were included in intangible assets, show production costs that were included in other assets and certain other property and equipment. The remaining property charges were related to miscellaneous renovations and abandonments at Wynn Las Vegas. During the year ended December 31, 2007, property charges were recorded related to the remodel and enhancements made to the Le Rêve Theater, the abandonment of a marquee sign, two retail outlet conversions and the conversion of Lure to the nighclub Blush.

11. Benefit Plans

Employee Savings Plan

Wynn Resorts established a retirement savings plan under Section 401(k) of the Internal Revenue Code covering its non-union employees in July 2000. The plan allows employees to defer, within prescribed limits, a percentage of their income on a pre-tax basis through contributions to this plan. The Company matches the contributions, within prescribed limits, with an amount equal to 100% of the participant’s initial 2% tax deferred contribution and 50% of the tax deferred contribution between 2% and 4% of the participant’s compensation. The Company recorded charges for matching contributions of approximately $1.2 million, $4.8 million and $4.5 million for the years ended December 31, 2009, 2008 and 2007, respectively. Effective March 16, 2009, the Company suspended matching contributions to this plan.

Union employees are covered by various multi-employer pension plans. The Company recorded expenses of approximately $6.2 million, $4.6 million and $4.5 million under such plans for the years ended December 31, 2009, 2008 and 2007, respectively. Information from the plans’ sponsors is not available to permit the Company to determine its share of unfunded vested benefits, if any.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Share-Based Compensation

Wynn Resorts established the 2002 Stock Incentive Plan (the “Stock Plan”) which provides for the grant of (i) Incentive Stock Options, (ii) compensatory (i.e. nonqualified) stock options, and (iii) nonvested shares of Wynn Resorts’ common stock for employees, directors and independent contractors or consultants of Wynn Resorts and its subsidiaries, including the Company. However, only employees are eligible to receive incentive stock options.

A maximum of 9,750,000 shares of Wynn Resorts’ common stock has been reserved for issuance under the Stock Plan. As of December 31, 2009, 419,545 shares remain available for the grant of stock options or nonvested shares of Wynn Resorts’ common stock.

Stock Options

Options are granted at the current market price at the date of grant. The Stock Plan provides for a variety of vesting schedules, including: immediate; 25% each year over four years; 33.33% for each of the third, fourth and fifth years with no vesting in the first two years; cliff vesting at a determined date; and others to be determined at the time of grant. All options expire ten years from the date of grant.

A summary of option activity under the Stock Plan that relates to employees of the Company, as of December 31, 2009, and changes during the year then ended is presented below:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2009	1,484,466	$63.32
Granted	920,000	$50.03
Exercised	(184,916)	$24.66
Canceled	(173,333)	$69.44
Transfer of employees from affiliate	128,375	$57.16

Outstanding at December 31, 2009	2,174,592	$60.14	7.53	$13,989,061

Fully vested and expected to vest at December 31, 2009	2,022,615	$59.39	7.45	$13,269,627

Exercisable at December 31, 2009	683,168	$52.65	5.20	$5,466,946

The weighted average fair value of options granted during the years ended December 31, 2009, 2008 and 2007 was $29.04, $60.09 and $0, respectively. The total intrinsic value of the options exercised for the years ended December 31, 2009, 2008 and 2007 was $6 million, $1.3 million and $7.9 million, respectively. As of December 31, 2009, there was a total of $38.1 million of unamortized compensation related to stock options, which is expected to be recognized as compensation over the vesting period of the related grants through May 2019.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Nonvested Shares

A summary of nonvested share activity under the Stock Plan that relates to employees of the Company, as of December 31, 2009, and changes during the year then ended is presented below:

	Shares	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2009	231,750	$85.40
Granted	—	—
Vested	—	—
Canceled	(4,500)	$69.05

Nonvested at December 31, 2009	227,250	$85.72

The weighted average grant date fair value of nonvested shares granted during the years ended December 31, 2008 and 2007 was $104.27 and $123.73, respectively. The total fair value of shares vested during the year ended December 31, 2008 was $0.8 million. No shares vested during the years ended December 31, 2009 and 2007. Approximately $10 million of unamortized compensation cost relating to nonvested shares at December 31, 2009, will be recognized as compensation over the vesting period of the related grants through December 2016.

Compensation Cost

Wynn Resorts uses the Black-Scholes valuation model to determine the estimated fair value for each option grant issued, with highly subjective assumptions, changes in which could materially affect the estimated fair value. Expected volatility is based on implied and historical factors related to Wynn Resort’s common stock. Expected term represents the weighted average time between the option’s grant date and its exercise date. Wynn Resorts uses the simplified method for companies with a limited trading history to estimate the expected term. The risk-free interest rate used for each period presented is based on the U.S. Treasury yield curve at the time of grant for the period equal to the expected term.

The fair value per option was estimated on the date of grant using the weighted-average assumptions noted in the table below. There were no options granted during the year ended December 31, 2007.

	Years Ended December 31,
	2009	2008
Expected dividend yield	0.30%	—
Expected stock price volatility	56.2%	44.1%
Risk-free interest rate	2.8%	3.6%
Expected average life of options (years)	7.3	9.0

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The total compensation cost relating both to stock options and nonvested stock for the years ended December 31, 2009, 2008 and 2007 is allocated as follows (amounts in thousands):

	Years Ended December 31,
	2009	2008	2007
Casino	$4,347	$3,313	$3,435
Rooms	374	371	509
Food and beverage	306	845	878
Entertainment, retail and other	16	210	266
General and administrative	3,327	4,509	2,943
Preopening costs	—	254	—

Total stock-based compensation expense	$8,370	$9,502	$8,031

12. Commitments and Contingencies

Aircraft Deposits

The Company had made deposits on an aircraft purchase totaling $13.4 million which is included in other assets as of December 31, 2008. The Company was scheduled to take delivery of this airplane in 2009 with additional payments to be made totaling $31.1 million. On February 19, 2009, the Company cancelled the agreement to purchase this aircraft. In connection with this cancellation, the Company wrote-off $5.3 million of deposits, net of amounts refunded.

Leases and other arrangements

The Company is the lessor under several retail leases and has entered into license and distribution agreements for additional retail outlets. The Company also is a party to joint venture agreements for the operation of one other retail outlet and the Ferrari and Maserati automobile dealership at Wynn Las Vegas.

The following represents the future minimum rentals to be received under the operating leases (amounts in thousands):

Years Ending December 31,
2010	$2,815
2011	2,771
2012	2,653
2013	1,599
2014	1,356
Thereafter	1,670

$12,864

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In addition, the Company is the lessee under leases for certain land, buildings and office equipment. At December 31, 2009, the Company was obligated under non-cancellable operating leases, to make future minimum lease payments as follows (amounts in thousands):

Years Ending December 31,
2010	$3,039
2011	1,683
2012	405
2013	140
2014	140
Thereafter	2,941

$8,348

Rent expense for the years ended December 31, 2009, 2008 and 2007 was $8 million, $6.9 million and $7.4 million, respectively.

Self-insurance

The Company is covered under a self-insured medical plan up to a maximum of $300,000 per year for each insured person. Amounts in excess of these thresholds are covered by the Company’s insurance programs, subject to customary policy limits.

Employment Agreements

The Company has entered into employment agreements with several executive officers, other members of management and certain key employees. These agreements generally have three-to five-year terms and typically indicate a base salary and often contain provisions for discretionary bonuses. Certain of the executives are also entitled to a separation payment if terminated without “cause” or upon voluntary termination of employment for “good reason” following a “change of control” (as these terms are defined in the employment contracts).

Litigation

The Company does not have any material litigation as of December 31, 2009.

Sales and Use Tax on Complimentary Meals

In March 2008, the Nevada Supreme Court ruled, in the matter captioned Sparks Nugget, Inc. vs. The State of Nevada Ex Rel. Department of Taxation, that food and non-alcoholic beverages purchased for use in providing complimentary meals to customers and to employees was exempt from sales and use tax. In July 2008, the Court denied the State’s motion for rehearing. Through April 2008, Wynn Las Vegas has paid use tax on these items and has filed for refunds for the periods from April 2005 to April 2008. The amount subject to these refunds is approximately $5.4 million. Due to the uncertainty surrounding this matter, a receivable has not been recorded as of December 31, 2009.

13. Member’s Equity

During the year ended December 31, 2009, Wynn Resorts made cash capital contributions to the Company totaling $413 million. The proceeds from these contributions were used to fund construction costs of Encore paid during the period and to fund paydowns on the Wynn Las Vegas Credit Facilities.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

14. Condensed Consolidating Financial Information of Guarantors and Issuers

The following condensed consolidating financial statements present information related to the Issuers of the First Mortgage Notes and their guarantor subsidiaries (World Travel, LLC; Las Vegas Jet, LLC; Wynn Show Performers, LLC; Wynn Golf, LLC; Kevyn, LLC; and Wynn Sunrise, LLC) and non-guarantor subsidiary (Wynn Completion Guarantor, LLC) as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009.

The following condensed consolidating financial statements are presented in the provided form because: (i) the guarantor subsidiaries are wholly owned subsidiaries of Wynn Las Vegas, LLC (an issuer of the First Mortgage Notes); (ii) the guarantee is considered to be full and unconditional, that is, if the Issuers fail to make a scheduled payment, the guarantor subsidiaries are obligated to make the scheduled payment immediately and, if it does not, any holder of the First Mortgage Notes may immediately bring suit directly against the guarantor subsidiaries for payment of all amounts due and payable; and (iii) the guarantee is joint and several.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION

AS OF DECEMBER 31, 2009

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
ASSETS
Current assets:
Cash and cash equivalents	$65,998	$351	$5	$—	$66,354
Receivables, net	110,860	—	—	—	110,860
Inventories	80,861	—	—	—	80,861
Prepaid expenses and other	24,864	323	—	—	25,187

Total current assets	282,583	674	5	—	283,262
Property and equipment, net	3,653,786	197,882	—	—	3,851,668
Intangible assets, net	8,731	6,144	—	—	14,875
Deferred financing costs, net	42,025	—	—	—	42,025
Deposits and other assets	58,733	—	—	—	58,733
Investment in unconsolidated affiliates	(16,450)	3,761	—	16,450	3,761

Total assets	$4,029,408	$208,461	$5	$16,450	$4,254,324

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1,050	$—	$—	$1,050
Accounts payable	28,226	—	—	—	28,226
Accrued interest	17,595	—	—	—	17,595
Accrued compensation and benefits	36,342	1,179	—	—	37,521
Other accrued expenses	23,264	45	—	—	23,309
Customer deposits	101,340	167	—	—	101,507
Due to affiliates, net	(163,895)	193,256	(7,881)	—	21,480

Total current liabilities	42,872	195,697	(7,881)	—	230,688
Long-term debt	2,514,420	37,100	—	—	2,551,520
Due to affiliates	82,339	—	—	—	82,339
Interest rate swap	4,224	—	—	—	4,224

Total liabilities	2,643,855	232,797	(7,881)	—	2,868,771

Commitments and contingencies
Member’s equity:
Contributed capital	1,912,146	12,530	—	(12,530)	1,912,146
Retained earnings (deficit)	(526,593)	(36,866)	7,886	28,980	(526,593)

Total member’s equity	1,385,553	(24,336)	7,886	16,450	1,385,553

Total liabilities and member’s equity	$4,029,408	$208,461	$5	$16,450	$4,254,324

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION

AS OF DECEMBER 31, 2008

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
ASSETS
Current assets:
Cash and cash equivalents	$123,315	$—	$—	$—	$123,315
Receivables, net	98,277	—	5	—	98,282
Inventories	95,206	—	—	—	95,206
Prepaid expenses and other	21,465	183	—	—	21,648

Total current assets	338,263	183	5	—	338,451
Property and equipment, net	3,906,460	202,493	—	—	4,108,953
Intangible assets, net	10,737	6,144	—	—	16,881
Deferred financing costs, net	37,462	—	—	—	37,462
Deposits and other assets	64,619	13,350	—	—	77,969
Investment in unconsolidated affiliates	(7,286)	4,555	—	7,286	4,555

Total assets	$4,350,255	$226,725	$5	$7,286	$4,584,271

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1,050	$—	$—	$1,050
Accounts payable	46,701	—	—	—	46,701
Accrued interest	10,110	—	—	—	10,110
Accrued compensation and benefits	48,822	1,305	—	—	50,127
Other accrued expenses	24,571	39	—	—	24,610
Customer deposits	96,358	—	—	—	96,358
Due to affiliates, net	7,302	201,003	(7,881)	—	200,424

Total current liabilities	233,864	203,397	(7,881)	—	429,380
Long-term debt	2,794,923	38,500	—	—	2,833,423
Due to affiliates	63,905	—	—	—	63,905

Total liabilities	3,092,692	241,897	(7,881)	—	3,326,708

Commitments and contingencies
Member’s equity:
Contributed capital	1,474,286	12,530	—	(12,530)	1,474,286
Retained earnings (deficit)	(216,723)	(27,702)	7,886	19,816	(216,723)

Total member’s equity	1,257,563	(15,172)	7,886	7,286	1,257,563

Total liabilities and member’s equity	$4,350,255	$226,725	$5	$7,286	$4,584,271

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

YEAR ENDED DECEMBER 31, 2009

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
Operating revenues:
Casino	$505,779	$—	$—	$—	$505,779
Rooms	321,075	75	—	—	321,150
Food and beverage	385,774	—	—	—	385,774
Entertainment, retail and other	202,972	—	—	427	203,399

Gross revenues	1,415,600	75	—	427	1,416,102
Less: promotional allowances	(185,982)	—	—	—	(185,982)

Net revenues	1,229,618	75	—	427	1,230,120

Operating costs and expenses:
Casino	277,557	—	—	—	277,557
Rooms	106,760	75	—	—	106,835
Food and beverage	238,272	—	—	—	238,272
Entertainment, retail and other	133,801	—	—	—	133,801
General and administrative	250,279	(2,217)	—	427	248,489
Provision for doubtful accounts	12,438	—	—	—	12,438
Management fees	18,434	—	—	—	18,434
Pre-opening costs	346	—	—	—	346
Depreciation and amortization	309,012	4,747	—	—	313,759
Property charges and other	19,206	5,262	—	—	24,468

Total operating costs and expenses	1,366,105	7,867	—	427	1,374,399

Operating income (loss)	(136,487)	(7,792)	—	—	(144,279)

Other income (expense):
Interest and other income	46	21	—	—	67
Interest expense, net of capitalized interest	(156,262)	(966)	—	—	(157,228)
Decrease in swap fair value	(4,224)	—	—	—	(4,224)
Loss on extinguishment of debt	(3,779)	—	—	—	(3,779)
Equity in income (loss) from unconsolidated affiliates	(9,164)	(427)		9,164	(427)

Other income (expense), net	(173,383)	(1,372)	—	9,164	(165,591)

Net (loss) income	$(309,870)	$(9,164)	$—	$9,164	$(309,870)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

YEAR ENDED DECEMBER 31, 2008

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
Operating revenues:
Casino	$479,711	$—	$—	$—	$479,711
Rooms	268,515	—	—	—	268,515
Food and beverage	305,702	—	—	—	305,702
Entertainment, retail and other	202,388	—	—	(266)	202,122

Gross revenues	1,256,316	—	—	(266)	1,256,050
Less: promotional allowances	(156,159)	—	—	—	(156,159)

Net revenues	1,100,157	—	—	(266)	1,099,891

Operating costs and expenses:
Casino	257,983	—	—	—	257,983
Rooms	73,782	—	—	—	73,782
Food and beverage	188,521	—	—	—	188,521
Entertainment, retail and other	132,870	—	—	—	132,870
General and administrative	201,017	(1,216)	5	(266)	199,540
Provision for doubtful accounts	24,887	—	—	—	24,887
Management fees	16,505	—	—	—	16,505
Pre-opening costs	72,373	—	—	—	72,373
Depreciation and amortization	165,121	4,519	—	—	169,640
Property charges and other	21,916	490	—	—	22,406

Total operating costs and expenses	1,154,975	3,793	5	(266)	1,158,507

Operating loss	(54,818)	(3,793)	(5)	—	(58,616)

Other income (expense):
Interest and other income	4,205	—	622	—	4,827
Interest expense, net of capitalized interest	(73,652)	(2,203)	—	—	(75,855)
Decrease in swap fair value	(416)	—	—	—	(416)
Equity in income (loss) from unconsolidated affiliates	(5,113)	266	—	5,113	266

Other income (expense), net	(74,976)	(1,937)	622	5,113	(71,178)

Net (loss) income	$(129,794)	$(5,730)	$617	$5,113	$(129,794)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

YEAR ENDED DECEMBER 31, 2007

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
Operating revenues:
Casino	$642,327	$—	$—	$—	$642,327
Rooms	285,702	—	—	—	285,702
Food and beverage	311,032	—	—	—	311,032
Entertainment, retail and other	210,304	—	—	(796)	209,508

Gross revenues	1,449,365	—	—	(796)	1,448,569
Less: promotional allowances	(152,718)	—	—	—	(152,718)

Net revenues	1,296,647	—	—	(796)	1,295,851

Operating costs and expenses:
Casino	276,523	—	—	—	276,523
Rooms	75,808	—	—	—	75,808
Food and beverage	192,497	—	—	—	192,497
Entertainment, retail and other	145,460	—	—	—	145,460
General and administrative	202,135	(1,519)	5	(796)	199,825
Provision for doubtful accounts	21,139	—	—	—	21,139
Management fees	19,473	—	—	—	19,473
Pre-opening costs	6,457	—	—	—	6,457
Depreciation and amortization	147,413	5,426	—	—	152,839
Property charges and other	6,005	—	—	—	6,005

Total operating costs and expenses	1,092,910	3,907	5	(796)	1,096,026

Operating income (loss)	203,737	(3,907)	(5)	—	199,825

Other income (expense):
Interest and other income	12,321	—	1,896	—	14,217
Interest expense, net of capitalized interest	(83,249)	(2,841)	—	—	(86,090)
Decrease in swap fair value	(4,372)	—	—	—	(4,372)
Loss on extinguishment of debt	—	(157)	—	—	(157)
Equity in income (loss) from unconsolidated affiliates	(4,218)	796	—	4,218	796

Other income (expense), net	(79,518)	(2,202)	1,896	4,218	(75,606)

Net income (loss)	$124,219	$(6,109)	$1,891	$4,218	$124,219

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS INFORMATION

YEAR ENDED DECEMBER 31, 2009

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminating Entries	Total
Cash flows from operating activities:
Net (loss) income	$(309,870)	$(9,164)	$—	$9,164	$(309,870)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	309,012	4,747	—	—	313,759
Stock-based compensation	8,370	—	—	—	8,370
Loss from extinguishment of debt	3,779	—	—	—	3,779
Amortization and writeoff of deferred financing costs and other	19,624	—	—	—	19,624
Equity in (income) loss from unconsolidated affiliates, net of distributions	9,164	794	—	(9,164)	794
Provision for doubtful accounts	12,438	—	—	—	12,438
Property charges and other	19,206	5,262	—	—	24,468
Decrease in swap fair value	4,224	—	—	—	4,224
Increase (decrease) in cash from changes in:
Receivables	(25,021)	—	5	—	(25,016)
Inventories and prepaid expenses and other assets	320	(140)	—	—	180
Accounts payable and accrued expenses	(14,274)	47	—	—	(14,227)
Due to affiliates, net	48,765	(6,886)	—	—	41,879

Net cash provided by (used in) operating activities	85,737	(5,340)	5	—	80,402

Cash flows from investing activities:
Capital expenditures, net of construction payables and retention	(244,904)	(136)	—	—	(245,040)
Deposits and other assets	(3,810)	8,088	—	—	4,278
Due to affiliates, net	(7,607)	(861)	—	—	(8,468)
Proceeds from sale of assets	42	—	—	—	42

Net cash provided by (used in) investing activities	(256,279)	7,091	—	—	(249,188)

Cash flows from financing activities:
Principal payments on long-term debt	(928,509)	(1,400)	—	—	(929,909)
Proceeds from issuance of long-term debt	649,481	—	—	—	649,481
Capital contribution from the Parent	412,951	—	—	—	412,951
Payments of deferred financing costs	(20,698)	—	—	—	(20,698)

Net cash provided by (used in) financing activities	113,225	(1,400)	—	—	111,825

Cash and cash equivalents:
Increase (decrease) in cash and cash equivalents	(57,317)	351	5	—	(56,961)
Balance, beginning of period	123,315	—	—	—	123,315

Balance, end of period	$65,998	$351	$5	$—	$66,354

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS INFORMATION

YEAR ENDED DECEMBER 31, 2008

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminating Entries	Total
Cash flows from operating activities:
Net (loss) income	$(129,794)	$(5,730)	$617	$5,113	$(129,794)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	165,121	4,519	—	—	169,640
Stock-based compensation	9,502	—	—	—	9,502
Amortization and writeoff of deferred financing costs and other	11,078	—	—	—	11,078
Equity in income (loss) from unconsolidated affiliates, net of distributions	5,113	522	—	(5,113)	522
Provision for doubtful accounts	24,887	—	—	—	24,887
Property charges and other	21,916	490	—	—	22,406
Decrease in swap fair value	416	—	—	—	416
Increase (decrease) in cash from changes in:
Receivables	20,309	38	(5)	—	20,342
Inventories and prepaid expenses and other assets	(38,691)	(15)	—	—	(38,706)
Accounts payable and accrued expenses	22,327	65	—	—	22,392
Due to affiliates, net	29,739	(7,284)	—	—	22,455

Net cash provided by (used in) operating activities	141,923	(7,395)	612	—	135,140

Cash flows from investing activities:
Capital expenditures, net of construction payables and retentions	(1,128,089)	(1,436)	—	—	(1,129,525)
Restricted cash and investments	—	—	31,052	—	31,052
Note receivable from Wynn Resorts, Limited	80,000	—	—	—	80,000
Deposits and other assets	(26,161)	(8,900)	—	—	(35,061)
Due to affiliates, net	31,044	19,166	(31,664)	—	18,546
Proceeds from sale of assets	2,537	—	—	—	2,537

Net cash provided by (used in) investing activities	(1,040,669)	8,830	(612)	—	(1,032,451)

Cash flows from financing activities:
Principal payments on long-term debt	—	(1,400)	—	—	(1,400)
Proceeds from issuance of long-term debt	879,484	—	—	—	879,484
Payments of deferred financing costs	(3,979)	—	—	—	(3,979)

Net cash provided by (used in) financing activities	875,505	(1,400)	—	—	874,105

Cash and cash equivalents:
(Decrease) increase in cash and cash equivalents	(23,241)	35	—	—	(23,206)
Balance, beginning of period	146,556	(35)	—	—	146,521

Balance, end of period	$123,315	$—	$—	$—	$123,315

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED INDIRECT SUBSIDIARY OF WYNN RESORTS, LIMITED)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS INFORMATION

YEAR ENDED DECEMBER 31, 2007

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminating Entries	Total
Cash flows from operating activities:
Net income (loss)	$124,219	$(6,109)	$1,891	$4,218	$124,219
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	147,413	5,426	—	—	152,839
Stock-based compensation	8,031	—	—	—	8,031
Loss from extinguishment of debt	—	157	—	—	157
Amortization and writeoff of deferred financing costs and other	10,795	13	—	—	10,808
Equity in income (loss) from unconsolidated affiliates, net of distributions	4,218	431	—	(4,218)	431
Provision for doubtful accounts	21,139	—	—	—	21,139
Property charges and other	6,005	—	—	—	6,005
Decrease in swap fair value	4,372	—	—	—	4,372
Increase (decrease) in cash from changes in:
Receivables	(41,744)	(38)	—	—	(41,782)
Inventories and prepaid expenses and other assets	(7,252)	230	—	—	(7,022)
Accounts payable and accrued expenses	35,963	89	—	—	36,052
Due to affiliates, net	7,642	(7,177)	—	—	465

Net cash provided by (used in) operating activities	320,801	(6,978)	1,891	—	315,714

Cash flows from investing activities:
Capital expenditures, net of construction payables and retentions	(667,060)	(11,420)	—	—	(678,480)
Restricted cash and investments	143,586	—	22,879	—	166,465
Deposits and other assets	(21,542)	(4,707)	—	—	(26,249)
Due to affiliates, net	(20,585)	20,634	(24,770)	—	(24,721)
Proceeds from sale of assets	964	—	—	—	964

Net cash provided by (used in) investing activities	(564,637)	4,507	(1,891)	—	(562,021)

Cash flows from financing activities:
Principal payments on long-term debt	(243,352)	(39,559)	—	—	(282,911)
Proceeds from issuance of long-term debt	543,460	42,000	—	—	585,460
Payments of deferred financing costs	(3,541)	—	—	—	(3,541)

Net cash provided by financing activities	296,567	2,441	—	—	299,008

Cash and cash equivalents:
Increase (decrease) in cash and cash equivalents	52,731	(30)	—	—	52,701
Balance, beginning of period	93,825	(5)	—	—	93,820

Balance, end of period	$146,556	$(35)	$—	$—	$146,521

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

15. Quarterly Financial Information (Unaudited)

The following table presents selected quarterly financial information for 2009 and 2008 (amounts in thousands):

	Year Ended December 31, 2009
	First	Second	Third	Fourth	Year
Net revenues	$291,522	$312,959	$324,461	$301,178	$1,230,120
Operating loss	(58,383)	(8,346)	(20,886)	(56,664)	(144,279)
Net loss	(95,464)	(46,183)	(63,751)	(104,472)	(309,870)

	Year Ended December 31, 2008
	First	Second	Third	Fourth	Year
Net revenues	$287,601	$295,468	$294,800	$222,022	$1,099,891
Operating income (loss)	(8,873)	20,343	(332)	(69,754)	(58,616)
Net income (loss)	(28,767)	5,078	(16,098)	(90,007)	(129,794)

16. Events subsequent to the date of the auditors report (unaudited)

On April 28, 2010, the Company completed an offer to exchange its outstanding 6 5/8% First Mortgage Notes for a new series of 7 7/8% first mortgage notes due 2020 (the “2020 Notes”). A total of $382 million in principal amount of the 6 5/8% First Mortgage Notes were validly tendered. Included in this amount are $30 million of tendered 6 5/8% First Mortgage Notes held by Wynn Resorts. Noteholders who validly tendered the 6 5/8% First Mortgage Notes prior to the early delivery time received an early delivery payment of 1% of the amount tendered in cash which totaled approximately $3.8 million. In accordance with accounting standards, this will be included as deferred financing costs and amortized over the life of the 2020 Notes.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

(amounts in thousands)

Description	Balance at January 1, 2009	Provisions for Doubtful Accounts	Write-offs, Net of Recoveries	Balance at December 31, 2009
Allowance for doubtful accounts	$65,414	12,438	(10,446)	$67,406

Description	Balance at January 1, 2008	Provisions for Doubtful Accounts	Write-offs, Net of Recoveries	Balance at December 31, 2008
Allowance for doubtful accounts	$50,604	24,887	(10,077)	$65,414

Description	Balance at January 1, 2007	Provisions for Doubtful Accounts	Write-offs, Net of Recoveries	Balance at December 31, 2007
Allowance for doubtful accounts	$35,002	21,139	(5,537)	$50,604

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors, Officers, Managers and Members

Section 78.7502 of the Nevada Revised Statutes (the “NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving or having served in certain capacities at the request of the corporation. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with the action, suit or proceeding. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of being or having been an officer, director, employee or agent of the corporation or serving or having served in certain capacities at the request of the corporation except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, the person to be indemnified in either case must not be found to have breached his or her fiduciary duties with such breach involving intentional misconduct, fraud or a knowing violation of the law or must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502 of the NRS also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding he or she must be indemnified by the corporation against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 78.751 of the NRS permits a corporation, in its articles of incorporation, bylaws or other agreement, to provide for the payment of expenses incurred by an officer or director in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification by the corporation.

Section 78.752 of the NRS permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of the corporation’s current and former officers, directors, employees or agents, or any persons serving or who have served in certain capacities at the request of the corporation, for any liability and expenses incurred by them in their capacities as officers, directors, employees or agents or arising out of their status as such, whether or not the corporation has the authority to indemnify him, her or them against such liability and expenses.

Wynn Resorts’ bylaws provide that it will indemnify its directors and officers to the maximum extent permitted by Nevada law, including in certain circumstances in which indemnification would be otherwise discretionary under Nevada law. In addition, Wynn Resorts has entered into separate indemnification agreements with its directors and officers that require Wynn Resorts, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service other than liabilities arising from willful misconduct of a culpable nature. Wynn Resorts also intends to maintain director and officer liability insurance, if available on reasonable terms.

Section 86.411 of the NRS permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the limited liability company), by reason of being or having been a manager, member, employee or agent of the limited liability company or serving or having served in certain capacities at the request of the limited liability company. As with corporations, indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with the action, suit or proceeding. Section 86.421 of the NRS permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager, member, employee or agent of the limited liability company or serving or having served in certain capacities at the request of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, the person to be indemnified in either case must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Section 86.431 of the NRS also provides that to the extent a manager, member, employee or agent of a limited liability has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 86.441 of the NRS permits a limited liability company, in its articles of organization, operating agreement or other agreement, to provide for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification by the company.

Section 86.461 of the NRS permits a limited liability to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s current and former managers, members employees or agents, or any persons serving or who have served in certain capacities at the request of the limited liability company, for any liability and expenses incurred by them in their capacities as managers, members, employees or agents or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.

Item 21. Exhibits and Financial Statement Schedules.

Item 21(a). Exhibits.

Exhibit	Description
3.1	Second Amended and Restated Articles of Organization of Wynn Las Vegas, LLC. (1)

3.2	Second Amended and Restated Operating Agreement of Wynn Las Vegas, LLC. (1)

3.3	First Amended and Restated Articles of Incorporation of Wynn Las Vegas Capital Corp. (1)

3.4	Certificate of Amendment of the Articles of Incorporation of Wynn Las Vegas Capital Corp. (1)

3.5	First Amended and Restated Bylaws of Wynn Las Vegas Capital Corp. (1)

Exhibit	Description
3.6	First Amendment to the First Amended and Restated Bylaws of Wynn Las Vegas Capital Corp. (1)

3.7	Second Amendment to the First Amended and Restated Bylaws of Wynn Las Vegas Capital Corp. (1)

3.8	Articles of Organization of Kevyn, LLC (19)

3.9	Operating Agreement of Kevyn, LLC (19)

3.10	Amended and Restated Articles of Organization of Wynn Golf, LLC. (1)

3.11	First Amended and Restated Operating Agreement of Wynn Golf, LLC. (1)

3.12	Second Amended and Restated Articles of Organization of Las Vegas Jet, LLC. (1)

3.13	Second Amended and Restated Operating Agreement of Las Vegas Jet, LLC. (1)

3.14	Articles of Organization of Wynn Sunrise, LLC. (1)

3.15	First Amended and Restated Operating Agreement of Wynn Sunrise, LLC. (1)

3.16	Second Amended and Restated Articles of Organization of World Travel, LLC. (1)

3.17	Second Amended and Restated Operating Agreement of World Travel, LLC. (1)

3.18	First Amended and Restated Articles of Organization of Wynn Show Performers, LLC. (1)

3.19	First Amended and Restated Operating Agreement of Wynn Show Performers, LLC. (1)

4.1	Indenture, dated as of December 14, 2004, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee. (3)

4.2	Supplemental Indenture, dated as of December 14, 2004, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and Wells Fargo Bank, National Association, as trustee. (3)

4.3	First Supplemental Indenture, dated as of June 29, 2005, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee. (8)

4.4	Second Supplemental Indenture, dated as of July 29, 2005, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee. (19)

4.5	Indenture, dated as of October 19, 2009, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee. (22)

4.6	Registration Rights Agreement, dated as of December 14, 2004, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantor signatories thereto and Deutsche Bank Securities Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and SG Americas Securities, LLC. (4)
4.7	Registration Rights Agreement, dated as of November 6, 2007, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantor signatories thereto and Deutsche Bank Securities Inc., Banc of America Securities LLC. (16)

4.8	Registration Rights Agreement, dated as of October 19, 2009, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein, Deutsche Bank Securities Inc. and Banc of America Securities LLC. (22)

4.9	Indenture, dated as of April 28, 2010, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee. (24)

4.10	Registration Rights Agreement, dated as of April 28, 2010, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein, Deutsche Bank Securities Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. (24)

Exhibit	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (27)

5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP (27)

10.1	Amended and Restated Master Disbursement Agreement, dated as of October 25, 2007, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the initial Bank Agent, and Deutsche Bank Trust Company America, as the initial Disbursement Agent. (17)

10.2	First Amendment to Amended and Restated Master Disbursement Agreement, dated as of October 31, 2007, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the initial Bank Agent, and Deutsche Bank Trust Company America, as the initial Disbursement Agent. (15)

10.3	Second Amendment to Amended and Restated Master Disbursement Agreement, dated as of November 6, 2007, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the Bank Agent, and Deutsche Bank Trust Company Americas, as the Disbursement Agent. (16)

10.4	Third Amendment to Amended and Restated Master Disbursement Agreement, dated October 19, 2009, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the Bank Agent, and Deutsche Bank Trust Company Americas, as the Disbursement Agent. (22)

10.5	Promissory Note and Agreement, dated May 24, 2005, by Wells Fargo Northwest, National Association, not in its individual capacity but solely as owner trustee, and World Travel, LLC; and accepted and agreed to by Bank of America, N.A., as lender and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent. (9)

10.6	Promissory Note and Agreement, dated May 24, 2005, by Wells Fargo Northwest, National Association, not in its individual capacity but solely as owner trustee, and World Travel, LLC; and accepted and agreed to by The CIT Group / Equipment Financing, Inc., as lender and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent. (9)

10.7	Aircraft Security Agreement, dated May 24, 2005, between Wells Fargo Northwest, National Association, not in its individual capacity but solely as owner trustee, World Travel, LLC and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent. (9)

10.8	Guaranty, dated May 24, 2005, by Wynn Las Vegas, LLC in favor of The CIT Group / Equipment Financing, Inc., Bank of America, N.A. and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent. (9)

10.9	Agreement of Termination, dated June 30, 2005, by and between Stephen A. Wynn and Wynn Las Vegas, LLC. (10)

10.10	Fourth Amended and Restated Art Rental and Licensing Agreement, dated as of June 30, 2005, between Stephen A. Wynn, as lessor, Wynn Gallery, LLC, as lessee. (10)

10.11	Lump Sum Agreement, by and between Wynn Las Vegas, LLC and Wadsworth Golf Construction Company, effective as of February 18, 2003. (6)

10.12	Completion Guaranty, dated December 14, 2004, by Wynn Completion Guarantor, LLC in favor of Deutsche Bank Trust Company Americas, as the Bank Agent, and U.S. Bank National Association, as Indenture Trustee. (4)

10.13	Purchase Agreement, dated October 25, 2002, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp. and Stephen A. Wynn. (2)

10.14	Purchase Agreement, dated October 25, 2002, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp. and Aruze USA, Inc. (2)

10.15	Acknowledgement and Agreement, dated as of September 1, 2004, among Wynn Las Vegas, LLC, Wells Fargo Bank, National Association and the lenders named therein. (7)

Exhibit	Description
10.16	Third Amended and Restated Art Rental and Licensing Agreement, dated as of August 6, 2004, by and between Stephen A. Wynn and Wynn Las Vegas, LLC. (5)

10.17	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 14, 2004, made by Wynn Las Vegas, LLC, as trustor, to Nevada Title Company, as trustee, for the benefit of Deutsche Bank Trust Company Americas, as collateral agent. (4)

10.18	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 14, 2004, made by Wynn Sunrise, LLC, as trustor, to Nevada Title Company, as trustee, for the benefit of Deutsche Bank Trust Company Americas, as collateral agent. (4)

10.19	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 14, 2004, made by Wynn Golf, LLC, as trustor, to Nevada Title Company, as trustee, for the benefit of Deutsche Bank Trust Company Americas, as collateral agent. (4)

10.20	Guarantee and Collateral Agreement, dated as of December 14, 2004, made by Wynn Resorts Holdings, LLC, Wynn Las Vegas, LLC, Wynn Show Performers, LLC, Wynn Las Vegas Capital Corp., Wynn Golf, LLC, World Travel, LLC, Las Vegas Jet, LLC, Wynn Sunrise, LLC and the other Grantors from time to time party thereto in favor of Deutsche Bank Trust Company Americas, as administrative agent. (4)

10.21	Intercreditor Agreement, dated as of December 14, 2004, among Deutsche Bank Trust Company Americas, as bank agent, Deutsche Bank Trust Company Americas, as collateral agent, and U.S. Bank National Association, as trustee. (3)

10.22	Pledge and Security Agreement, dated as of December 14, 2004, made by Wynn Resorts Holdings, LLC, Wynn Las Vegas, LLC, Wynn Show Performers, LLC, Wynn Las Vegas Capital Corp., Wynn Golf, LLC, World Travel, LLC, Las Vegas Jet, LLC, Wynn Sunrise, LLC and the other Grantors from time to time party thereto in favor of Deutsche Bank Trust Company Americas, as administrative agent. (4)

10.23	Management Fees Subordination Agreement, dated as of December 14, 2004, by Wynn Resorts, Limited, Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., and those subsidiaries of Wynn Las Vegas, LLC listed on Exhibit 21.1 hereto in favor of Deutsche Bank Trust Company Americas, as administrative agent, and U.S. Bank National Association, as trustee. (4)

10.24	Management Agreement, made as of December 14, 2004, by and among Wynn Las Vegas, LLC, Wynn Show Performers, LLC, Wynn Las Vegas Capital Corp., Wynn Golf, LLC, World Travel, LLC, Las Vegas Jet, LLC, Wynn Sunrise, LLC, and Wynn Resorts, Limited. (4)

10.25	Irrevocable Trust Agreement, dated as of December 14, 2004, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., and Wells Fargo Bank, National Association, as Trustee. (4)
10.26	Amended and Restated Project Administration Services Agreement, dated December 14, 2004, between Wynn Las Vegas, LLC and Wynn Design & Development, LLC. (4)

10.27	Intellectual Property License Agreement, dated as of December 14, 2004, by and among Wynn Resorts Holdings, Wynn Resorts, Limited and Wynn Las Vegas, LLC. (4)

10.28	Employment Agreement, dated as of August 31, 2005, between Wynn Las Vegas, LLC and Andrew Pascal. (11)

10.29	First Amendment to Employment Agreement, dated December 31, 2008, by and between Wynn Las Vegas, LLC and Andrew Pascal (13)

10.30	Employment Agreement, dated as of May 5, 2009 by and between Wynn Las Vegas, LLC and Scott Peterson. (23)

10.31	Amended and Restated Credit Agreement, dated as of August 15, 2006 among Wynn Las Vegas, LLC, as the Borrower, several lenders and agents, and Deutsche Bank Trust Company Americas, as Administrative Agent. (18)

Exhibit	Description
10.32	First Amendment to Amended and Restated Credit Agreement dated April 9, 2007 among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, and Deutsche Bank Trust Company Americas, as Administrative Agent on behalf of the several banks and other financial institutions or entities from time to time party to Wynn Las Vegas LLC’s Amended and Restated Credit Agreement, dated as of August 15, 2006. (14)

10.33	Second Amendment to Amended and Restated Credit Agreement dated October 31, 2007 among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, Wynn Resorts Holdings, LLC, Wynn Completion Guarantors, LLC and Deutsche Bank Trust Company Americas, as Administrative Agent on behalf of the several banks and other financial institutions or entities from time to time party to Wynn Las Vegas LLC’s Amended and Restated Credit Agreement, dated as of August 15, 2006. (15)

10.34	Third Amendment to Amended and Restated Credit Agreement dated as of September 17, 2008 among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, Wynn Resorts Holdings, LLC, Wynn Completion Guarantor, LLC and Deutsche Bank Trust Company Americas, as Administrative Agent on behalf of the several banks and other financial institutions or entities from time to time party to Wynn Las Vegas, LLC’s Amended and Restated Credit Agreement, dated as of August 15, 2006. (12)

10.35	Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 17, 2009, among Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, Wynn Resorts Holdings, LLC, Wynn Completion Guarantors, LLC and Deutsche Bank Trust Company Americas, as Administrative Agent on behalf of the several banks and other financial institutions or entities from time to time party to Wynn Las Vegas LLC’s Amended and Restated Credit Agreement, dated as of August 15, 2006. (20)

10.36	Fifth Amendment to Amended and Restated Credit Agreement, dated as of September 10, 2009, among Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, Wynn Resorts Holdings, LLC, Wynn Completion Guarantors, LLC and Deutsche Bank Trust Company Americas, as Administrative Agent on behalf of the several banks and other financial institutions or entities from time to time party to Wynn Las Vegas LLC’s Amended and Restated Credit Agreement, dated as of August 15, 2006. (21)

10.37	Sixth Amendment to Amended and Restated Credit Agreement dated as of April 28, 2010 among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, Wynn Resorts Holdings, LLC, Wynn Completion Guarantor, LLC and Deutsche Bank Trust Company Americas, as Administrative Agent. (24)

10.38	Fourth Amendment to Amended and Restated Master Disbursement Agreement, dated April 28,2010, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the Bank Agent, and Deutsche Bank Trust Company Americas, as the Disbursement Agent. (24)

10.39	Agreement of Lease made as of March 17, 2010, by and between Wynn Las Vegas, LLC and Elaine P. Wynn. (26)

10.40	Amended and Restated Agreement of Lease made as of March 18, 2010, by and between Wynn Las Vegas and Stephen A. Wynn. (26)

Exhibit	Description

12.1	Statements re Computation of Ratios. (27)

21.1	Subsidiaries of the Registrant. (25)

23.1	Consent of Ernst & Young LLP. (28)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1). (27)

23.3	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2). (27)

24.1	Powers of Attorney. (25)

25.1	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association, as trustee under the Indenture for Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.’s 7.875% First Mortgage Notes due 2017. (25)

99.1	Form of Letter of Transmittal. (25)

99.2	Form of Notice of Guaranteed Delivery. (25)

99.3	Form of Letter to Clients. (25)

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees. (25)

(1)	Previously filed with the Registration Statement on Form S-4 (File No. 333-124052) filed by the registrant on April 13, 2005.
(2)	Incorporated by reference from the Current Report on Form 8-K filed by Wynn Resorts on November 18, 2002.
(3)	Incorporated by reference from the Current Report on Form 8-K filed by Wynn Resorts on December 17, 2004.
(4)	Incorporated by reference from the Annual Report on Form 10-K filed by Wynn Resorts on March 15, 2005.
(5)	Incorporated by reference from the Quarterly Report on Form 10-Q filed by Wynn Resorts on November 4, 2004.
(6)	Incorporated by reference from the Quarterly Report on Form 10-Q filed by Wynn Resorts on May 15, 2003.
(7)	Incorporated by reference from the Current Report on Form 8-K filed by Wynn Resorts on September 8, 2004.
(8)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on June 29, 2005.
(9)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on May 25, 2005.
(10)	Incorporated by reference from the Periodic Report on form 10-Q filed by Wynn Resorts, Limited on August 2, 2005.
(11)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on September 1, 2005.
(12)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on September 19, 2008.
(13)	Incorporated by reference from the Annual Report on Form 10-K filed by the Registrant on March 2, 2009.
(14)	Incorporated by reference from the Quarterly Report on Form 10-Q filed by the Registrant on August 9, 2007.
(15)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on November 1, 2007.
(16)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on November 13, 2007.
(17)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on October 31, 2007.
(18)	Incorporated by reference from the Quarterly Report on Form 10-Q filed by the Registrant on November 9, 2006.

(19)	Incorporated by reference from the Annual Report on Form 10-K filed by the Registrant on February 22, 2008.
(20)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on April 21, 2009.
(21)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on September 14, 2009.
(22)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on October 20, 2009.
(23)	Incorporated by reference from the Current Report on Form 8-K filed by Wynn Resorts on May 8, 2009.
(24)	Incorporated by reference from the Current Report on Form 8-K filed by Wynn Resorts on April 28, 2010.
(25)	Incorporated by reference from the Registration Statement on Form S-4 (File No. 333-166563) filed by the Registrant on May 6, 2010.
(26)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on March 19, 2010.
(27)	Incorporated by reference from Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-166563) filed by the Registrant on July 2, 2010.
(28)	Filed herewith.

Item 21(b). Financial Statement Schedules.

None. We have omitted financial statement schedules because they are not required or are not applicable, or the required information is shown in the financial statements or notes to the financial statements.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake that:

(1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(2) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(3) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on July 26, 2010.

WYNN LAS VEGAS, LLC

By:	WYNN RESORTS HOLDINGS, LLC, its sole member

By:	WYNN RESORTS, LIMITED, its sole member

By:	/s/ MATT MADDOX
Name:	Matt Maddox
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Stephen A. Wynn	Chairman of the Board	July 26, 2010

Kazuo Okada	Vice Chairman of the Board

* Linda Chen	Director	July 26, 2010

* Russell Goldsmith	Director	July 26, 2010

* Dr. Ray R. Irani	Director	July 26, 2010

* Robert J. Miller	Director	July 26, 2010

* John A. Moran	Director	July 26, 2010

* Alvin V. Shoemaker	Director	July 26, 2010

* D. Boone Wayson	Director	July 26, 2010

* Elaine P. Wynn	Director	July 26, 2010

* Allan Zeman	Director	July 26, 2010

Signature	Title	Date

/s/ ANDREW PASCAL Andrew Pascal	President (Principal Executive Officer)	July 26, 2010

/s/ SCOTT PETERSON Scott Peterson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2010

* By:	/s/ KIM SINATRA
Kim Sinatra
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on July 26, 2010.

WYNN LAS VEGAS CAPITAL CORP.

By:	/s/ MATT MADDOX
Name:	Matt Maddox
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Stephen A. Wynn	Chairman of the Board	July 26, 2010

Kazuo Okada	Vice Chairman of the Board

* Linda Chen	Director	July 26, 2010

* Russell Goldsmith	Director	July 26, 2010

* Dr. Ray R. Irani	Director	July 26, 2010

* Robert J. Miller	Director	July 26, 2010

* John A. Moran	Director	July 26, 2010

* Alvin V. Shoemaker	Director	July 26, 2010

* D. Boone Wayson	Director	July 26, 2010

* Elaine P. Wynn	Director	July 26, 2010

* Allan Zeman	Director	July 26, 2010

Signature	Title	Date

/s/ MARC D. SCHORR Marc D. Schorr	Chief Operating Officer (Principal Executive Officer)	July 26, 2010

/s/ MATT MADDOX Matt Maddox	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 26, 2010

* By:	/s/ KIM SINATRA
Kim Sinatra Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on July 26, 2010.

LAS VEGAS JET, LLC

By:	WYNN LAS VEGAS, LLC, its sole member

By:	WYNN RESORTS HOLDINGS, LLC, its sole member

By:	WYNN RESORTS, LIMITED, its sole member

By:	/s/ MATT MADDOX
Name:	Matt Maddox
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Stephen A. Wynn	Chairman of the Board	July 26, 2010

Kazuo Okada	Vice Chairman of the Board

* Linda Chen	Director	July 26, 2010

* Russell Goldsmith	Director	July 26, 2010

* Dr. Ray R. Irani	Director	July 26, 2010

* Robert J. Miller	Director	July 26, 2010

* John A. Moran	Director	July 26, 2010

* Alvin V. Shoemaker	Director	July 26, 2010

* D. Boone Wayson	Director	July 26, 2010

Signature	Title	Date

* Elaine P. Wynn	Director	July 26, 2010

* Allan Zeman	Director	July 26, 2010

/s/ ANDREW PASCAL Andrew Pascal	President (Principal Executive Officer)	July 26, 2010

/s/ SCOTT PETERSON Scott Peterson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2010

* By:	/s/ KIM SINATRA
Kim Sinatra Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on July 26, 2010.

KEVYN, LLC

By:	WYNN LAS VEGAS, LLC, its sole member

By:	WYNN RESORTS HOLDINGS, LLC, its sole member

By:	WYNN RESORTS, LIMITED, its sole member

By:	/s/ MATT MADDOX
Name:	Matt Maddox
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Stephen A. Wynn	Chairman of the Board	July 26, 2010

Kazuo Okada	Vice Chairman of the Board

* Linda Chen	Director	July 26, 2010

* Russell Goldsmith	Director	July 26, 2010

* Dr. Ray R. Irani	Director	July 26, 2010

* Robert J. Miller	Director	July 26, 2010

* John A. Moran	Director	July 26, 2010

* Alvin V. Shoemaker	Director	July 26, 2010

* D. Boone Wayson	Director	July 26, 2010

Signature	Title	Date

* Elaine P. Wynn	Director	July 26, 2010

* Allan Zeman	Director	July 26, 2010

/s/ ANDREW PASCAL Andrew Pascal	President (Principal Executive Officer)	July 26, 2010

/s/ SCOTT PETERSON Scott Peterson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2010

* By:	/s/ KIM SINATRA
Kim Sinatra Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on July 26, 2010.

WORLD TRAVEL, LLC

By:	WYNN LAS VEGAS, LLC, its sole member

By:	WYNN RESORTS HOLDINGS, LLC, its sole member

By:	WYNN RESORTS, LIMITED, its sole member

By:	/s/ MATT MADDOX
Name:	Matt Maddox
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Stephen A. Wynn	Chairman of the Board	July 26, 2010

Kazuo Okada	Vice Chairman of the Board

* Linda Chen	Director	July 26, 2010

* Russell Goldsmith	Director	July 26, 2010

* Dr. Ray R. Irani	Director	July 26, 2010

* Robert J. Miller	Director	July 26, 2010

* John A. Moran	Director	July 26, 2010

* Alvin V. Shoemaker	Director	July 26, 2010

* D. Boone Wayson	Director	July 26, 2010

Signature	Title	Date

* Elaine P. Wynn	Director	July 26, 2010

* Allan Zeman	Director	July 26, 2010

/s/ ANDREW PASCAL Andrew Pascal	President (Principal Executive Officer)	July 26, 2010

/s/ SCOTT PETERSON Scott Peterson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2010

* By:	/s/ KIM SINATRA
Kim Sinatra Attroney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on July 26, 2010.

WYNN SUNRISE, LLC

By:	WYNN LAS VEGAS, LLC, its sole member

By:	WYNN RESORTS HOLDINGS, LLC, its sole member

By:	WYNN RESORTS, LIMITED, its sole member

By:	/s/ MATT MADDOX
Name:	Matt Maddox
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Stephen A. Wynn	Chairman of the Board	July 26, 2010

Kazuo Okada	Vice Chairman of the Board

* Linda Chen	Director	July 26, 2010

* Russell Goldsmith	Director	July 26, 2010

* Dr. Ray R. Irani	Director	July 26, 2010

* Robert J. Miller	Director	July 26, 2010

* John A. Moran	Director	July 26, 2010

* Alvin V. Shoemaker	Director	July 26, 2010

* D. Boone Wayson	Director	July 26, 2010

Signature	Title	Date

* Elaine P. Wynn	Director	July 26, 2010

* Allan Zeman	Director	July 26, 2010

/s/ ANDREW PASCAL Andrew Pascal	President (Principal Executive Officer)	July 26, 2010

/s/ SCOTT PETERSON Scott Peterson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2010

* By:	/s/ KIM SINATRA
Kim Sinatra Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on July 26, 2010.

WYNN SHOW PERFORMERS, LLC

By:	WYNN LAS VEGAS, LLC, its sole member

By:	WYNN RESORTS HOLDINGS, LLC, its sole member

By:	WYNN RESORTS, LIMITED, its sole member

By:	/s/ MATT MADDOX
Name:	Matt Maddox
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Stephen A. Wynn	Chairman of the Board	July 26, 2010

Kazuo Okada	Vice Chairman of the Board

* Linda Chen	Director	July 26, 2010

* Russell Goldsmith	Director	July 26, 2010

* Dr. Ray R. Irani	Director	July 26, 2010

* Robert J. Miller	Director	July 26, 2010

* John A. Moran	Director	July 26, 2010

* Alvin V. Shoemaker	Director	July 26, 2010

* D. Boone Wayson	Director	July 26, 2010

Signature	Title	Date

* Elaine P. Wynn	Director	July 26, 2010

* Allan Zeman	Director	July 26, 2010

/s/ ANDREW PASCAL Andrew Pascal	President (Principal Executive Officer)	July 26, 2010

/s/ SCOTT PETERSON Scott Peterson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2010

* By:	/s/ KIM SINATRA
Kim Sinatra Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on July 26, 2010.

WYNN GOLF, LLC

By:	WYNN LAS VEGAS, LLC, its sole member

By:	WYNN RESORTS HOLDINGS, LLC, its sole member

By:	WYNN RESORTS, LIMITED, its sole member

By:	/S/ MATT MADDOX
Name:	Matt Maddox
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Stephen A. Wynn	Chairman of the Board	July 26, 2010

Kazuo Okada	Vice Chairman of the Board

* Linda Chen	Director	July 26, 2010

* Russell Goldsmith	Director	July 26, 2010

* Dr. Ray R. Irani	Director	July 26, 2010

* Robert J. Miller	Director	July 26, 2010

* John A. Moran	Director	July 26, 2010

* Alvin V. Shoemaker	Director	July 26, 2010

* D. Boone Wayson	Director	July 26, 2010

Signature	Title	Date

* Elaine P. Wynn	Director	July 26, 2010

* Allan Zeman	Director	July 26, 2010

/s/ ANDREW PASCAL Andrew Pascal	President (Principal Executive Officer)	July 26, 2010

/s/ SCOTT PETERSON Scott Peterson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2010

* By:	/s/ KIM SINATRA
Kim Sinatra Attorney-in-fact

INDEX TO EXHIBITS

Exhibit	Description
3.1	Second Amended and Restated Articles of Organization of Wynn Las Vegas, LLC. (1)

3.2	Second Amended and Restated Operating Agreement of Wynn Las Vegas, LLC. (1)

3.3	First Amended and Restated Articles of Incorporation of Wynn Las Vegas Capital Corp. (1)

3.4	Certificate of Amendment of the Articles of Incorporation of Wynn Las Vegas Capital Corp. (1)

3.5	First Amended and Restated Bylaws of Wynn Las Vegas Capital Corp. (1)

3.6	First Amendment to the First Amended and Restated Bylaws of Wynn Las Vegas Capital Corp. (1)

3.7	Second Amendment to the First Amended and Restated Bylaws of Wynn Las Vegas Capital Corp. (1)

3.8	Articles of Organization of Kevyn, LLC (19)

3.9	Operating Agreement of Kevyn, LLC (19)

3.10	Amended and Restated Articles of Organization of Wynn Golf, LLC. (1)

3.11	First Amended and Restated Operating Agreement of Wynn Golf, LLC. (1)

3.12	Second Amended and Restated Articles of Organization of Las Vegas Jet, LLC. (1)

3.13	Second Amended and Restated Operating Agreement of Las Vegas Jet, LLC. (1)

3.14	Articles of Organization of Wynn Sunrise, LLC. (1)

3.15	First Amended and Restated Operating Agreement of Wynn Sunrise, LLC. (1)

3.16	Second Amended and Restated Articles of Organization of World Travel, LLC. (1)

3.17	Second Amended and Restated Operating Agreement of World Travel, LLC. (1)

3.18	First Amended and Restated Articles of Organization of Wynn Show Performers, LLC. (1)

3.19	First Amended and Restated Operating Agreement of Wynn Show Performers, LLC. (1)

4.1	Indenture, dated as of December 14, 2004, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee. (3)

4.2	Supplemental Indenture, dated as of December 14, 2004, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and Wells Fargo Bank, National Association, as trustee. (3)

4.3	First Supplemental Indenture, dated as of June 29, 2005, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee. (8)

4.4	Second Supplemental Indenture, dated as of July 29, 2005, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee. (19)

4.5	Indenture, dated as of October 19, 2009, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee. (22)

4.6	Registration Rights Agreement, dated as of December 14, 2004, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantor signatories thereto and Deutsche Bank Securities Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and SG Americas Securities, LLC. (4)

4.7	Registration Rights Agreement, dated as of November 6, 2007, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantor signatories thereto and Deutsche Bank Securities Inc., Banc of America Securities LLC. (16)

Exhibit	Description
4.8	Registration Rights Agreement, dated as of October 19, 2009, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein, Deutsche Bank Securities Inc. and Banc of America Securities LLC. (22)

4.9	Indenture, dated as of April 28, 2010, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee. (24)

4.10	Registration Rights Agreement, dated as of April 28, 2010, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein, Deutsche Bank Securities Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. (24)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (27)

5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP (27)

10.1	Amended and Restated Master Disbursement Agreement, dated as of October 25, 2007, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the initial Bank Agent, and Deutsche Bank Trust Company America, as the initial Disbursement Agent. (17)

10.2	First Amendment to Amended and Restated Master Disbursement Agreement, dated as of October 31, 2007, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the initial Bank Agent, and Deutsche Bank Trust Company America, as the initial Disbursement Agent. (15)

10.3	Second Amendment to Amended and Restated Master Disbursement Agreement, dated as of November 6, 2007, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the Bank Agent, and Deutsche Bank Trust Company Americas, as the Disbursement Agent. (16)

10.4	Third Amendment to Amended and Restated Master Disbursement Agreement, dated October 19, 2009, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the Bank Agent, and Deutsche Bank Trust Company Americas, as the Disbursement Agent. (22)

10.5	Promissory Note and Agreement, dated May 24, 2005, by Wells Fargo Northwest, National Association, not in its individual capacity but solely as owner trustee, and World Travel, LLC; and accepted and agreed to by Bank of America, N.A., as lender and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent. (9)

10.6	Promissory Note and Agreement, dated May 24, 2005, by Wells Fargo Northwest, National Association, not in its individual capacity but solely as owner trustee, and World Travel, LLC; and accepted and agreed to by The CIT Group / Equipment Financing, Inc., as lender and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent. (9)

10.7	Aircraft Security Agreement, dated May 24, 2005, between Wells Fargo Northwest, National Association, not in its individual capacity but solely as owner trustee, World Travel, LLC and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent. (9)

10.8	Guaranty, dated May 24, 2005, by Wynn Las Vegas, LLC in favor of The CIT Group / Equipment Financing, Inc., Bank of America, N.A. and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent. (9)

10.9	Agreement of Termination, dated June 30, 2005, by and between Stephen A. Wynn and Wynn Las Vegas, LLC. (10)

10.10	Fourth Amended and Restated Art Rental and Licensing Agreement, dated as of June 30, 2005, between Stephen A. Wynn, as lessor, Wynn Gallery, LLC, as lessee. (10)

10.11	Lump Sum Agreement, by and between Wynn Las Vegas, LLC and Wadsworth Golf Construction Company, effective as of February 18, 2003. (6)

10.12	Completion Guaranty, dated December 14, 2004, by Wynn Completion Guarantor, LLC in favor of Deutsche Bank Trust Company Americas, as the Bank Agent, and U.S. Bank National Association, as Indenture Trustee. (4)

Exhibit	Description
10.13	Purchase Agreement, dated October 25, 2002, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp. and Stephen A. Wynn. (2)

10.14	Purchase Agreement, dated October 25, 2002, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp. and Aruze USA, Inc. (2)

10.15	Acknowledgement and Agreement, dated as of September 1, 2004, among Wynn Las Vegas, LLC, Wells Fargo Bank, National Association and the lenders named therein. (7)

10.16	Third Amended and Restated Art Rental and Licensing Agreement, dated as of August 6, 2004, by and between Stephen A. Wynn and Wynn Las Vegas, LLC. (5)

10.17	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 14, 2004, made by Wynn Las Vegas, LLC, as trustor, to Nevada Title Company, as trustee, for the benefit of Deutsche Bank Trust Company Americas, as collateral agent. (4)

10.18	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 14, 2004, made by Wynn Sunrise, LLC, as trustor, to Nevada Title Company, as trustee, for the benefit of Deutsche Bank Trust Company Americas, as collateral agent. (4)

10.19	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 14, 2004, made by Wynn Golf, LLC, as trustor, to Nevada Title Company, as trustee, for the benefit of Deutsche Bank Trust Company Americas, as collateral agent. (4)

10.20	Guarantee and Collateral Agreement, dated as of December 14, 2004, made by Wynn Resorts Holdings, LLC, Wynn Las Vegas, LLC, Wynn Show Performers, LLC, Wynn Las Vegas Capital Corp., Wynn Golf, LLC, World Travel, LLC, Las Vegas Jet, LLC, Wynn Sunrise, LLC and the other Grantors from time to time party thereto in favor of Deutsche Bank Trust Company Americas, as administrative agent. (4)

10.21	Intercreditor Agreement, dated as of December 14, 2004, among Deutsche Bank Trust Company Americas, as bank agent, Deutsche Bank Trust Company Americas, as collateral agent, and U.S. Bank National Association, as trustee. (3)

10.22	Pledge and Security Agreement, dated as of December 14, 2004, made by Wynn Resorts Holdings, LLC, Wynn Las Vegas, LLC, Wynn Show Performers, LLC, Wynn Las Vegas Capital Corp., Wynn Golf, LLC, World Travel, LLC, Las Vegas Jet, LLC, Wynn Sunrise, LLC and the other Grantors from time to time party thereto in favor of Deutsche Bank Trust Company Americas, as administrative agent. (4)

10.23	Management Fees Subordination Agreement, dated as of December 14, 2004, by Wynn Resorts, Limited, Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., and those subsidiaries of Wynn Las Vegas, LLC listed on Exhibit 21.1 hereto in favor of Deutsche Bank Trust Company Americas, as administrative agent, and U.S. Bank National Association, as trustee. (4)

10.24	Management Agreement, made as of December 14, 2004, by and among Wynn Las Vegas, LLC, Wynn Show Performers, LLC, Wynn Las Vegas Capital Corp., Wynn Golf, LLC, World Travel, LLC, Las Vegas Jet, LLC, Wynn Sunrise, LLC, and Wynn Resorts, Limited. (4)

10.25	Irrevocable Trust Agreement, dated as of December 14, 2004, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., and Wells Fargo Bank, National Association, as Trustee. (4)

10.26	Amended and Restated Project Administration Services Agreement, dated December 14, 2004, between Wynn Las Vegas, LLC and Wynn Design & Development, LLC. (4)

10.27	Intellectual Property License Agreement, dated as of December 14, 2004, by and among Wynn Resorts Holdings, Wynn Resorts, Limited and Wynn Las Vegas, LLC. (4)

10.28	Employment Agreement, dated as of August 31, 2005, between Wynn Las Vegas, LLC and Andrew Pascal. (11)

Exhibit	Description
10.29	First Amendment to Employment Agreement, dated December 31, 2008, by and between Wynn Las Vegas, LLC and Andrew Pascal (13)

10.30	Employment Agreement, dated as of May 5, 2009 by and between Wynn Las Vegas, LLC and Scott Peterson. (23)

10.31	Amended and Restated Credit Agreement, dated as of August 15, 2006 among Wynn Las Vegas, LLC, as the Borrower, several lenders and agents, and Deutsche Bank Trust Company Americas, as Administrative Agent. (18)

10.32	First Amendment to Amended and Restated Credit Agreement dated April 9, 2007 among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, and Deutsche Bank Trust Company Americas, as Administrative Agent on behalf of the several banks and other financial institutions or entities from time to time party to Wynn Las Vegas LLC’s Amended and Restated Credit Agreement, dated as of August 15, 2006. (14)

10.33	Second Amendment to Amended and Restated Credit Agreement dated October 31, 2007 among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, Wynn Resorts Holdings, LLC, Wynn Completion Guarantors, LLC and Deutsche Bank Trust Company Americas, as Administrative Agent on behalf of the several banks and other financial institutions or entities from time to time party to Wynn Las Vegas LLC’s Amended and Restated Credit Agreement, dated as of August 15, 2006. (15)

10.34	Third Amendment to Amended and Restated Credit Agreement dated as of September 17, 2008 among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, Wynn Resorts Holdings, LLC, Wynn Completion Guarantor, LLC and Deutsche Bank Trust Company Americas, as Administrative Agent on behalf of the several banks and other financial institutions or entities from time to time party to Wynn Las Vegas, LLC’s Amended and Restated Credit Agreement, dated as of August 15, 2006. (12)

10.35	Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 17, 2009, among Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, Wynn Resorts Holdings, LLC, Wynn Completion Guarantors, LLC and Deutsche Bank Trust Company Americas, as Administrative Agent on behalf of the several banks and other financial institutions or entities from time to time party to Wynn Las Vegas LLC’s Amended and Restated Credit Agreement, dated as of August 15, 2006. (20)

10.36	Fifth Amendment to Amended and Restated Credit Agreement, dated as of September 10, 2009, among Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, Wynn Resorts Holdings, LLC, Wynn Completion Guarantors, LLC and Deutsche Bank Trust Company Americas, as Administrative Agent on behalf of the several banks and other financial institutions or entities from time to time party to Wynn Las Vegas LLC’s Amended and Restated Credit Agreement, dated as of August 15, 2006. (21)

10.37	Sixth Amendment to Amended and Restated Credit Agreement dated as of April 28, 2010 among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, Wynn Resorts Holdings, LLC, Wynn Completion Guarantor, LLC and Deutsche Bank Trust Company Americas, as Administrative Agent. (24)

10.38	Fourth Amendment to Amended and Restated Master Disbursement Agreement, dated April 28,2010, by and among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as the Bank Agent, and Deutsche Bank Trust Company Americas, as the Disbursement Agent. (24)

Exhibit	Description
10.39	Agreement of Lease made as of March 17, 2010, by and between Wynn Las Vegas, LLC and Elaine P. Wynn. (26)

10.40	Amended and Restated Agreement of lease made as of March 18, 2010, by and between Wynn Las Vegas and Stephen A. Wynn. (26)

12.1	Statements re Computation of Ratios. (27)

21.1	Subsidiaries of the Registrant. (25)

23.1	Consent of Ernst & Young LLP. (28)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1). (27)

23.3	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2). (27)

24.1	Powers of Attorney. (25)

25.1	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association, as trustee under the Indenture for Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.’s 7.875% First Mortgage Notes due 2017. (25)

99.1	Form of Letter of Transmittal. (25)

99.2	Form of Notice of Guaranteed Delivery. (25)

99.3	Form of Letter to Clients. (25)

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees. (25)

(1)	Previously filed with the Registration Statement on Form S-4 (File No. 333-124052) filed by the registrant on April 13, 2005.
(2)	Incorporated by reference from the Current Report on Form 8-K filed by Wynn Resorts on November 18, 2002.
(3)	Incorporated by reference from the Current Report on Form 8-K filed by Wynn Resorts on December 17, 2004.
(4)	Incorporated by reference from the Annual Report on Form 10-K filed by Wynn Resorts on March 15, 2005.
(5)	Incorporated by reference from the Quarterly Report on Form 10-Q filed by Wynn Resorts on November 4, 2004.
(6)	Incorporated by reference from the Quarterly Report on Form 10-Q filed by Wynn Resorts on May 15, 2003.
(7)	Incorporated by reference from the Current Report on Form 8-K filed by Wynn Resorts on September 8, 2004.
(8)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on June 29, 2005.
(9)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on May 25, 2005.
(10)	Incorporated by reference from the Periodic Report on form 10-Q filed by Wynn Resorts, Limited on August 2, 2005.
(11)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on September 1, 2005.
(12)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on September 19, 2008.
(13)	Incorporated by reference from the Annual Report on Form 10-K filed by the Registrant on March 2, 2009.
(14)	Incorporated by reference from the Quarterly Report on Form 10-Q filed by the Registrant on August 9, 2007.
(15)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on November 1, 2007.
(16)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on November 13, 2007.
(17)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on October 31, 2007.

(18)	Incorporated by reference from the Quarterly Report on Form 10-Q filed by the Registrant on November 9, 2006.
(19)	Incorporated by reference from the Annual Report on Form 10-K filed by the Registrant on February 22, 2008.
(20)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on April 21, 2009.
(21)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on September 14, 2009.
(22)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on October 20, 2009.
(23)	Incorporated by reference from the Current Report on Form 8-K filed by Wynn Resorts on May 8, 2009.
(24)	Incorporated by reference from the Current Report on Form 8-K filed by Wynn Resorts on April 28, 2010.
(25)	Incorporated by reference from the Registration Statement on Form S-4 (File No. 333-166563) filed by the Registrant on May 6, 2010.
(26)	Incorporated by reference from the Current Report on Form 8-K filed by the Registrant on March 19, 2010.
(27)	Incorporated by reference from Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-166563) filed by the Registrant on July 2, 2010.
(28)	Filed herewith.